Exhibit 10











                   AGREEMENT TO CONTRIBUTE, LEASE AND SUBLEASE

                                      AMONG

                               SPRINT CORPORATION,

                      THE SPRINT SUBSIDIARIES NAMED HEREIN

                                       AND

                               GLOBAL SIGNAL INC.
















                          DATED AS OF FEBRUARY 14, 2005


                                              TABLE OF CONTENTS


                                                                                                      Page


ARTICLE 1 DEFINITIONS....................................................................................2


ARTICLE 2 CONTRIBUTION, CONVEYANCE/GRANT OF LEASEHOLD, SUBLEASEHOLD OR OTHER INTEREST AND CONSIDERATION.16

SECTION 2.1           Contribution, Conveyance/Grant of Leasehold, Subleasehold or Other Interest.......16

SECTION 2.2           Items Excluded from Contribution, Conveyance/Grant of Leasehold,
                      Subleasehold or Other Interest....................................................17

SECTION 2.3           Consideration.....................................................................17

SECTION 2.4           AS IS, WHERE IS...................................................................18

SECTION 2.5           Closing Place and Dates...........................................................18

SECTION 2.6           Initial Closing...................................................................19

SECTION 2.7           Technical Closings; Contributions to Lessor.......................................21

SECTION 2.8           Site Designation Supplements......................................................22

SECTION 2.9           Prorating of Expenses.............................................................23

SECTION 2.10          Deposits..........................................................................23

SECTION 2.11          Re-Recordation....................................................................23


ARTICLE 3 PRE-CLOSING PROCEDURES FOR SITES..............................................................24

SECTION 3.1           Contributable Sites; Master Lease Sites...........................................24

SECTION 3.2           Certain Procedures with respect to Identifying and Curing Exceptions..............24

SECTION 3.3           Shared Sites; Contributors' Cure Rights...........................................26

SECTION 3.4           Certain Procedures with respect to Shared Ground Lease Payments...................27

SECTION 3.5           Arbitration.......................................................................28

SECTION 3.6           Special Zoning Sites..............................................................28

SECTION 3.7           Casualty Sites....................................................................29

SECTION 3.8           Recordation of Documents; Signage.................................................30

SECTION 3.9           Allocation of Rent and Pre-Lease Rent; Multiple Lease Agreements..................30


                                                       i

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ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS AND SPRINT.....................................32

SECTION 4.1           Organization......................................................................32

SECTION 4.2           Authority; No Conflicts...........................................................32

SECTION 4.3           Real Property.....................................................................33

SECTION 4.4           Title; Ownership and Related Matters..............................................34

SECTION 4.5           Material Agreements...............................................................34

SECTION 4.6           Litigation; Orders................................................................35

SECTION 4.7           Environmental Matters.............................................................35

SECTION 4.8           Brokers, Finders, Etc.............................................................36

SECTION 4.9           Financial Statements..............................................................36

SECTION 4.10          Per Tower Data....................................................................37

SECTION 4.11          Compliance with Laws and Governmental Authorizations..............................38

SECTION 4.12          No Implied Representations........................................................38


ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF LESSEE......................................................38

SECTION 5.1           Incorporation.....................................................................38

SECTION 5.2           Authority.........................................................................39

SECTION 5.3           No Conflicts......................................................................39

SECTION 5.4           Approvals, Other Authorizations, Consents, Reports, Etc...........................39

SECTION 5.5           Litigation; Orders................................................................40

SECTION 5.6           Brokers, Finders, Etc.............................................................40

SECTION 5.7           SEC Reports.......................................................................40

SECTION 5.8           Financial Statements..............................................................40

SECTION 5.9           Independent Review................................................................41

SECTION 5.10          Financial Capability..............................................................42


ARTICLE 6 COVENANTS OF SPRINT, CONTRIBUTORS AND LESSEE..................................................42

SECTION 6.1           Investigation of Sites Prior to Initial Closing; Access to Properties and
                      Records...........................................................................42

SECTION 6.2           Efforts to Close; Cooperation.....................................................44

SECTION 6.3           Further Assurances................................................................45

SECTION 6.4           Conduct of Collocation Business and the Sites.....................................46

SECTION 6.5           Public Announcements..............................................................47

SECTION 6.6           Corporate Names...................................................................47



                                                       ii



SECTION 6.7           Actions by Lessee, Sprint and Contributors Subsidiaries...........................48

SECTION 6.8           Environmental Matters.............................................................48

SECTION 6.9           Title Insurance Commitments.......................................................49

SECTION 6.10          Other Documentation...............................................................49

SECTION 6.11          Master Collocation Agreements.....................................................50

SECTION 6.12          Confidentiality...................................................................50

SECTION 6.13          Lessee's Efforts..................................................................52

SECTION 6.14          Employee Matters..................................................................53

SECTION 6.15          2004 Audited Financials; Unaudited Stub Period Financials.........................55

SECTION 6.16          Exclusivity; Return of Confidential Information...................................56

SECTION 6.17          Notices of Certain Events.........................................................56

SECTION 6.18          Sprint and its Affiliates' Rights.................................................56


ARTICLE 7 CONDITIONS TO LESSEE'S OBLIGATION TO CLOSE....................................................57

SECTION 7.1           Representations, Warranties and Covenants of Contributors and Sprint..............57

SECTION 7.2           HSR Filings.......................................................................57

SECTION 7.3           No Injunction or Proceedings......................................................57

SECTION 7.4           Collateral Agreements and Additional Closing Deliveries...........................58

SECTION 7.5           Contributable Sites and Master Lease Sites........................................59

SECTION 7.6           Individual Site Closing Conditions................................................59


ARTICLE 8 CONDITIONS TO CONTRIBUTORS', SPRINT'S AND LESSOR'S OBLIGATIONS TO CLOSE.......................59

SECTION 8.1           Representations, Warranties and Covenants of Lessee...............................60

SECTION 8.2           HSR Filings.......................................................................60

SECTION 8.3           No Injunction or Proceedings......................................................60

SECTION 8.4           Collateral Agreements.............................................................60


ARTICLE 9 SURVIVAL; INDEMNIFICATION.....................................................................61

SECTION 9.1           Indemnification Obligations of Contributors and Sprint............................61

SECTION 9.2           Indemnification Obligations of Lessee.............................................62

SECTION 9.3           Indemnification Procedure for Third Party Claims..................................63

SECTION 9.4           Indemnity Period..................................................................64

SECTION 9.5           Liability Limits..................................................................65

SECTION 9.6           Exclusive Remedies................................................................65

SECTION 9.7           Netting of Losses.................................................................66


ARTICLE 10 TERMINATION..................................................................................66

SECTION 10.1          Termination of Agreement..........................................................66

SECTION 10.2          Effect of Termination.............................................................67

ARTICLE 11 MISCELLANEOUS................................................................................68

SECTION 11.1          Counterparts......................................................................68

SECTION 11.2          Governing Law.....................................................................68

SECTION 11.3          Entire Agreement..................................................................68

SECTION 11.4          Fees and Expenses.................................................................68

SECTION 11.5          Notices...........................................................................68

SECTION 11.6          Assignment; Successors and Assigns; Third-Party Beneficiaries.....................70

SECTION 11.7          Headings; Definitions.............................................................70

SECTION 11.8          Amendment; Modification...........................................................71

SECTION 11.9          Time of Essence...................................................................71

SECTION 11.10         Specific Performance..............................................................71

SECTION 11.11         Mutual Drafting...................................................................71

SECTION 11.12         Limitation of Liability...........................................................71

SECTION 11.13         Disclosures.......................................................................71

SECTION 11.14         Jurisdiction and Consent to Service...............................................72

SECTION 11.15         Waiver of Jury Trial..............................................................72




                                                        iv


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


Schedules

Schedule 1        Included Equipment
Schedule 2        Excluded Equipment
Schedule 3        Qwest Sites

Exhibits

Exhibit A         Schedule of Owned Sites
Exhibit B         Schedule of Leased Sites and Other Interest Sites
Exhibit C         Form of LLC Agreement
Exhibit C-1       Form of Separateness Agreement
Exhibit D         Form of Lease and Sublease Agreement
Exhibit D-1       Rent and Pre-Lease Rent Allocation Principles
Exhibit D-2       Option Purchase Price Allocation Principles
Exhibit E         Form of Property Use Agreement
Exhibit F         Material Terms of Transition Services Agreement
Exhibit G         Individual Site Closing Conditions
Exhibit H         Form of Lessee General Assignment and Assumption Agreement
Exhibit I         Form of LLC General Assignment and Assumption Agreement
Exhibit J         Form of Ground Lessor Estoppel
Exhibit K         Form of Non-Disturbance Agreement

                   AGREEMENT TO CONTRIBUTE, LEASE AND SUBLEASE


     AGREEMENT TO CONTRIBUTE, LEASE AND SUBLEASE (this "Agreement"), dated as of February 14, 2005, among GLOBAL SIGNAL INC., a Delaware corporation ("Lessee"), SPRINT CORPORATION, a Kansas corporation ("Sprint"), and the Subsidiaries of Sprint named on the signature pages to this Agreement (such Subsidiaries, collectively, "Contributors").

     WHEREAS,   Contributors  operate  throughout  the  United  States  and  its territories the Sites, which include Towers and related Equipment and Contributors either own, lease or otherwise occupy or use the tracts, pieces or parcels of land or structures on or in which such Towers are located, all such Sites as of September 30, 2004 being described in the attached Exhibit A ("Owned Sites") and Exhibit B (which includes both "Leased Sites" and "Other Interest Sites");

     WHEREAS, Lessee desires to Lease the Leased Property of the Sites, or otherwise operate the Sites, on the terms and conditions set forth in this Agreement, including the assumption of certain obligations under the Ground Leases with respect to the Leased Sites Land and Other Interest Sites Land and certain other related liabilities;

     WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Contributors will enter into one or more Limited Liability Company Agreements, substantially in the form attached as Exhibit C (individually and collectively, the "LLC Agreement"), for each newly-formed special purpose entity (individually and collectively, "Lessor") to be formed and operated pursuant to the terms of this Agreement and the LLC Agreement;

     WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Contributors will contribute to Lessor all of their respective interests in the Leased Property of the Sites (including (a) an assignment by the applicable Contributors of their leasehold or other interests in the Ground Leases with respect to the Leased Sites Land and the Other Interest Sites Land, and (b) the transfer by the applicable Contributors of their interests in the Owned Sites
Land); provided, that with respect to the Non-Contributable Sites, Contributors will not assign or transfer to Lessor the Ground Lease and related Collocation Agreements unless all consents required for assignment or transfer have been obtained;

     WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Contributors, Lessor and Lessee will enter into Lease and Sublease Agreements (individually and collectively, the "Lease Agreement"), in accordance with the provisions of Section 3.9(b), substantially in the form attached as Exhibit D (as modified by Section 3.9(b)), pursuant to which (a) Lessor will Lease the Leased Property of the Master Lease Sites to Lessee, (b) certain Contributors will sublease back from Lessee the Sprint Collocation Space, and (c) Lessee will operate for and on behalf of Lessor the Pre-Lease Sites (until such time as the Pre-Lease Sites will have become Master Lease Sites thereunder);

     WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Contributors and Lessor will enter into the Property Use Agreement (the "Property Use Agreement"), substantially in the form attached as Exhibit E, pursuant to which Contributors will grant to Lessor as of the Initial Closing Date, the right to operate the Leased Sites Land or Other Interest Sites Land, as applicable, and administer the related Collocation Agreements with respect to each Non-Contributable Site; and

     WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Contributors, Lessor and Lessee will enter into the Transition Services Agreement, on mutually acceptable terms and conditions with respect to the services described on Exhibit F (the "Transition Services Agreement"), pursuant to which Contributors, Lessor and Lessee will provide each other certain transition services for an interim period following the Initial Closing.

     NOW THEREFORE, in consideration of the foregoing and the representations, warranties, and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

     As used in this Agreement, the following terms will have the following respective meanings:

     "AAA" has the meaning set forth in Section 3.5.

     "Accountants" has the meaning set forth in Section 6.1(d).

     "Additional Deposit" means an additional deposit in the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000).

     "Affiliate" (and, with a correlative meaning, "Affiliated") means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" means the beneficial ownership (as such term is defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the voting interests of the Person.

     "Agreement" has the meaning set forth in the preamble, and will include, except where the context otherwise requires, all of the attached Schedules and Exhibits.

     "Antitrust Laws" means the HSR Act or any other antitrust, competition or trade regulatory Laws.

     "Assumed Liabilities" means all Liabilities arising during the term of the Lease Agreement related to, or arising in connection with the operation, use or occupancy of, any Master Lease Site or Pre-Lease Site thereunder, including fifty percent (50%) of any Shared Ground Lease Payments, but specifically excluding all Excluded Liabilities.

Without limiting the generality of the foregoing, Assumed Liabilities will include, without limitation, all Liabilities (other than Excluded Liabilities) of Contributors, Lessor or any of their respective Affiliates arising during the term of the Lease Agreement under or related to each Collocation Agreement (or in the case of Master Collocation Agreements bifurcated pursuant to Section 6.11, the portion of the Master Collocation Agreement assigned to Lessee). It is understood and agreed that, as of the Initial Closing Date, pursuant and subject to the Lease Agreement, the obligations of Contributors or Lessor, as applicable, under the Ground Leases will be performed by Lessee in accordance with the terms of the Ground Leases and/or related agreements with respect to the Leased Sites Land and the Other Interest Sites Land, including, without limitation, except as set forth herein or in the Lease Agreement, the direct payment of ground rent and other charges thereunder accrued on and after the Initial Closing Date, but excluding the Contributors', Lessor's, or any Sprint Collocator's fifty percent (50%) share of any Shared Ground Lease Payments (which is an Excluded Liability).

     "Auction" has the meaning set forth in Section 6.16(a).

     "Authorization" means, with respect to each Site, each consent, approval or waiver from, or a notice to or filing with, any Person or Governmental Authority required in order to consummate the transactions contemplated by this Agreement, including, if applicable, a consent, approval or waiver from the Ground Lessor under the applicable Ground Lease.

     "Available Space" has the meaning set forth in the Lease Agreement.

     "Casualty Site" means a Site with respect to which a Force Majeure event occurs prior to the Initial Closing Date for the applicable Site, which event or occurrence renders the Tower on such Site unusable as a communications tower or that otherwise materially impairs the value of such Site.

     "Closing" means the Initial Closing, a Conversion Closing or Technical Closing.

     "Closing Date" means the date on which a Closing occurs.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Collateral Agreements" means the Lease Agreement, the Property Use Agreement, the Transition Services Agreement, and, if entered into, any other agreements, certificates and documents entered into in connection with the transactions contemplated by this Agreement and the other Collateral Agreements.

     "Collocation Agreement" means an agreement pursuant to which a Contributor or Lessor rents to a third party space at any Site (including space on a Tower), including all amendments, modifications, supplements, assignments, guaranties, and side letters related thereto.

     "Collocation Business" means the business of Contributors of (a) marketing available capacity at any Site to wireless communications services providers (including Contributors and their respective Affiliates), (b) administering the Collocation

Agreements and Master Collocation Agreements with such wireless communications services providers, and (c) managing the use and occupancy of such capacity by Contributors and their respective Affiliates.

     "Communications Equipment" means, as to any Site, transmitting and/or receiving equipment and other equipment installed at the Sprint Collocation Space or any Available Space or any other portion of the Site (with respect to a Tower Subtenant), which is used in providing current and future wireless and wireline communication services, including without limitation, switches, antennas, microwave dishes, panels, conduits, flexible transmission lines, cables, radio, amplifiers, filters and other transmission or communications equipment (including interconnect transmission equipment, transmitter(s), receiver(s) and accessories) and such other equipment and associated software as may be necessary in order to provide such wireless and wireline communication services, including without limitation, voice or data. Communications Equipment will include any existing, replaced and upgraded Communications Equipment.

     "Competing Transaction" has the meaning set forth in Section 6.16(a).

     "Confidential Information" has the meaning set forth in Section 6.12(b).

     "Confidentiality Agreement" means the Confidentiality Agreement, dated as of July 21, 2004, as amended, by and between Sprint and an Affiliate of Lessee.

     "Contributable Site" has the meaning set forth in Section 3.1(a).

     "Contribution Exception" means, with respect to a Site, any Authorization that must be satisfied or fulfilled in order for the applicable Contributor to contribute the Leased Property and the related Collocation Agreements and Tower Related Assets of such Site to Lessor.

     "Contributors" has the meaning set forth in the preamble.

     "Contributors Benefit Plans" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Contributors or their Affiliates for the benefit of the employees of the Collocation Business and each other employee benefit, bonus or fringe benefit plan maintained by Contributors or their Affiliates for the benefit of the employees of the Collocation Business.

     "Contributors Deductible" has the meaning set forth in Section 9.5(b).

     "Contributors Disclosure Letter" means the disclosure letter delivered by Contributors to Lessee simultaneously with the execution and delivery of this Agreement, as supplemented or amended by Contributors pursuant to the terms and conditions of this Agreement.

     "Contributors Indemnified Parties" means Contributors, Lessor, Sprint and the other Affiliates of Contributors and Lessor, and their respective directors, officers, employees, agents and representatives.

     "Conversion Closing" has the meaning set forth in Section 2.5(b).

     "Conversion Closing Date" means, with respect to each Conversion Closing, the date on which such Conversion Closing occurs.

     "Corrective Assignment" has the meaning set forth in Section 2.6(a).

     "De Minimis Claim" has the meaning set forth in Section 9.5(a).

     "Deposit" means the initial deposit in the amount of Fifty Million Dollars ($50,000,000) together with any Additional Deposit(s) made by Lessee pursuant to
Section 10.1(c).

     "Disclosee" has the meaning set forth in Section 6.12(a).

     "Disclosing Party" has the meaning set forth in Section 6.12(a).

     "Environmental Conditions" means, with respect to any Site, that Lessee has commissioned and obtained: (i) a clean Phase 0 environmental report; or (ii) a Phase I environmental report that recommends no further action is required, or
(iii) a Phase II environmental report that either recommends no further action or is otherwise acceptable to Lessee.

     "Environmental Law" means all federal, state and local Laws relating to the protection of surface or ground water, drinking water supply, soil, surface or subsurface strata or medium or ambient air, pollution control and Hazardous Substances. Zoning Laws (including any rules or regulations promulgated pursuant to any Zoning Law relating to the (a) placement, construction and modification of communications towers as applied through Zoning Laws or (b) aesthetic character of a communications tower) are not Environmental Laws.

     "Environmental Permits" means all material Governmental Approvals required for the operation of a Site under applicable Environmental Law.

     "Equipment" means all physical assets (other than real property and interests in real property) located at the applicable Site on or in, or attached to, Owned Sites Land, Leased Sites Land, Other Interest Sites Land, Improvements or Towers Leased to, or operated by, Lessee pursuant to the Lease Agreement, and includes, without limitation, all of the items described on the attached
Schedule 1. With respect to any item of or interest in real property included in the Leased Property of any Site, any fixture (other than Towers) attached to that real property is "Equipment" related thereto. "Equipment" does not include any intellectual property or intangible rights or Excluded Equipment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means Bank of America, N.A., or any successor escrow agent under the Escrow Agreement.

     "Escrow Agreement" means that certain Escrow Agreement executed concurrently herewith between Bank of America, N.A., as escrow agent, Contributors, Sprint and Lessee, as the same may hereafter be amended, modified or supplemented by the parties thereto pursuant to its terms.

     "Exception" means a Contribution Exception and/or Leasing Exception.

     "Excluded Assets" means the following:

     (a) all Excluded Equipment, Excluded Sites and Strategic Sites;

     (b) any of Contributors' or Lessor's right, title or interest in or to the Owned Sites Land (other than any leasehold or other interest in the Owned Sites Land granted to Lessee under the Lease Agreement);

     (c) any of Contributors' or Lessor's right, title or interest in or to the Leased Sites Land (other than any leasehold or other interest in the Leased Sites Land granted to Lessee under the Lease Agreement);

     (d) any of Contributors' or Lessor's right, title or interest in or to the Other Interest Sites Land (other than any leasehold or other interests or rights in the Other Interest Sites Land granted to or otherwise made available to Lessee under the Lease Agreement);

     (e) any and all licenses granted by the FCC to Contributors or their respective Affiliates;

     (f) any receivables of Contributors, Lessor or their respective Affiliates under any Collocation Agreement accrued for periods ending prior to the Initial Closing Date;

     (g) any intellectual property of Contributors, Lessor or their respective Affiliates;

     (h) any condemnation or eminent domain proceeds received after the date of this Agreement with respect to a taking of any Owned Sites Land, Leased Sites Land or Other Interest Sites Land that are Excluded Sites or Strategic Sites;

     (i) the Qwest Asset Purchase Agreement and any rights of Contributors thereunder; and

     (j) any cash, cash equivalents or marketable securities and all rights to any bank accounts of Contributors, Lessor or their respective Affiliates.

     "Excluded Equipment" means (a) Contributors', Lessor's or any of their respective Affiliates' right, title or interest in or to any Equipment located at any Site that is used or held for use by Contributors or Lessor as of the Initial Closing Date in connection with its use and occupancy of the Sprint Collocation Space pursuant to the Lease Agreement (including, without limitation, Communications Equipment of Contributors, Lessor or their respective Affiliates located on any Tower and any

Equipment which supports such Communications Equipment located on land or on any Tower or in any building that is part of any Improvements), except for any such Equipment actively used by Contributors, Lessor or such Affiliates exclusively in connection with the operation or maintenance of the Towers (and not in connection with any Contributor's, Lessor's or their respective Affiliates' other businesses or as support for any Contributor's, Lessor's or their respective Affiliates' actively used Communications Equipment on the Towers),
(b) any Equipment belonging to third parties, including tenants under Collocation Agreements, or relating to Contributors' tariff services, (c) Contributors', Lessor's and their respective Affiliates' antennas, generators, wireless and wireline cable runs and equipment shelters that contain only Contributors' or Lessor's Equipment and, (d) all of the Equipment described on the attached Schedule 2.

     "Excluded Liabilities" means all Liabilities of Contributors, Lessor or any of their respective Affiliates (a) to their employees in their capacity as employers or related to any Contributors Benefit Plan, (b) related to Excluded Assets, (c) related to, or arising in connection with the ownership, operation, use or occupancy prior to the Initial Closing Date of any Site (d) fifty percent (50%) of any Shared Ground Lease Payments, or (e) which are "Excluded Liabilities" pursuant to Section 3.3(b)(ii)(4)(A).

         "Excluded Site" has the meaning set forth in Section 3.3(b)(i).

         "FCC" means the United States Federal Communications Commission, or any successor Governmental Authority.

         "Final Closing Date" has the meaning set forth in Section 2.7(e).

         "Financeable Site" has the meaning set forth in the Lease Agreement.

         "Financial Statements" has the meaning set forth in Section 4.9(a).

         "Financing Commitments" has the meaning set forth in Section 5.10.

         "FIRPTA Certificate" has the meaning set forth in Section 7.4(c)(i).

         "First Milestone Date" has the meaning set forth in Section 10.1(c).

         "Force Majeure" means any occurrence, nonoccurrence or set of circumstances that is beyond the reasonable control of Contributors, including, without limitation, condemnation or other taking, flood, ice, earthquake, tornado, hurricane, windstorm or eruption, fire, explosion, invasion, civil war, domestic or foreign terrorist act, commotion or insurrection, sabotage or vandalism, military or usurped power, or act of God or of a public enemy or foreclosure, deed-in-lieu of foreclosure, or similar proceeding with respect to a Ground Lessor Lien; provided, that, after the Initial Closing, Lessee is not in monetary default under the Lease Agreement.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied.

         "Governmental Antitrust Authority" means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission and any State attorney general, or any successor thereto.

     "Governmental   Approvals"   means  all  licenses,   permits,   franchises,
certifications, waivers, variances, registrations, consents, approvals, qualifications and other authorizations to, from or with any Governmental Authority.

     "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, administrative body, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, board, administrative hearing body, arbitration panel, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "Ground Lease" means, as to a Leased Site or Other Interest Site, the ground lease and/or any related easement, license or other agreement, pursuant to which a Contributor or Lessor holds a leasehold interest, leasehold estate, easement, license or other real property interest including all amendments, modifications, supplements, assignments, guarantees, and side letters related thereto.

     "Ground Lessor" means, as to a Leased Site or Other Interest Site, the "lessor", "landlord", "licensor", or similar Person under the related Ground Lease.

     "Ground Lessor Estoppel" means, as to a Ground Lease, an estoppel from the Ground Lessor thereunder for the benefit of Lessee, its successor and assigns, lenders and rating agencies, in substantially the form of Exhibit J attached hereto.

     "Ground Lessor Lien" means, with respect to any asset, any mortgage, lien, guaranty, pledge, security interest, charge, attachment, restriction or encumbrance of any kind in respect of the interest of a Ground Lessor in a Leased Site or Other Interest Site and that exists prior to the Initial Closing Date.

     "Ground Lessor Mortgage" means any mortgage, deed of trust or similar Lien on the interest of a Ground Lessor that is superior to the interest of a Contributor in a Leased Site or Other Interest Site and that exists prior to the Initial Closing Date.

     "GSI Financing Subsidiary" means any Person formed by or on behalf of Lessee to act as the "Lessee" under the Lease Agreement or under any "Severable Lease" (as defined in the Lease Agreement).

     "Hazardous Substance" means any waste, pollutant, contaminant, hazardous substance, toxic or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which is governed by or subject to applicable Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Improvements" has the meaning set forth in the Lease Agreement.

     "Indemnified Party" means a Contributors Indemnified Party or a Lessee Indemnified Party, as the case may be.

     "Indemnifying Party" has the meaning set forth in Section 9.3(a).

     "Indemnity   Period"   means   the   period   during   which  a  claim  for
indemnification may be asserted pursuant to Article 9 by an Indemnified Party.

     "Individual Site Closing Conditions" means the conditions set forth on Exhibit G.

     "Initial Closing" has the meaning set forth in Section 2.5(a).

     "Initial Closing Date" means the date on which the Initial Closing occurs.

     "Initial Closing Shared Ground Lease Payment" means any Shared Ground Lease Payment that is payable to a Ground Lessor and that is quantified by Lessee pursuant to this Agreement on or prior to the Initial Closing Date.

     "Insurable Sites" has the meaning set forth in Section 6.9.

     "Interim Balance Sheet Date" has the meaning set forth in Section 4.9(a).

     "Last Milestone Date" has the meaning set forth in Section 10.1(c).

     "Law" means any statute, rule, code, regulation, ordinance or Order of, or issued by, any Governmental Authority.

     "Lease" or "Leased" means the act of leasing, subleasing or otherwise granting to Lessee by Lessor the right to use the Leased Property of a Site pursuant to the Lease Agreement.

     "Lease Agreement" has the meaning set forth in the preamble.

     "Leased Property" means with respect to each Site (a) the Owned Sites Land, Leased Sites Land or Other Interest Sites Land (as the case may be) related to such Site, (b) the Tower located on such Site (including the Sprint Collocation Space, which the parties specifically acknowledge and agree will be Leased by Lessor to Lessee and subleased back (with respect to Master Lease Sites) or otherwise made available by Lessee to Lessor and Contributors (with respect to Pre-Lease Sites) pursuant to the Lease Agreement), in each case, together with the related Equipment, Improvements (excluding the Improvements of any Tower Subtenant and Sprint's Improvements) and (c) the Tower Related Assets with respect to such Site, excluding in each instance, the assets, rights and other interests set forth in Section 2.2.

     "Leased Sites" has the meaning set forth in the preamble.

     "Leased Sites Land" means the tracts, pieces or parcels of land leased by Contributors or Lessor on which Towers are located, together with all easements and other rights appurtenant thereto.

     "Leasing Exception" means any Authorization that must be satisfied or fulfilled in order for Lessor to Lease the Leased Property and assign the Collocation Agreements and Related Tower Assets of a Site to Lessee.

     "Legal Action" means, with respect to any Person, any and all litigation or legal or other pending actions, arbitrations, claims, counterclaims, investigations, proceedings (including condemnation proceedings) or suits, at Law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

     "Lessee" has the meaning set forth in the preamble and, will also include, as the context requires, any GSI Financing Subsidiary to whom Lessee assigns all or a portion of its rights or interests hereunder or under the Lease Agreement; it being contemplated and agreed that a GSI Financing Subsidiary and not Global Signal Inc. will enter into the Lease Agreement at the Initial Closing, however the obligations hereunder, including indemnification obligations, will remain the obligations of Global Signal Inc. and will not be assumed by any such GSI Financing Subsidiary.

     "Lessee Deductible" has the meaning set forth in Section 9.5(a).

     "Lessee Disclosure Letter" means the disclosure letter delivered by Lessee to Contributors simultaneously with the execution and delivery of this Agreement as supplemented or amended by Lessee pursuant to the terms and conditions of this Agreement.

     "Lessee Financial Statements" has the meaning set forth in Section 5.8(a).

     "Lessee General Assignment and Assumption Agreement" means a General Assignment and Assumption Agreement substantially in the form attached as Exhibit H.

     "Lessee Indemnified Parties" means Lessee, any GSI Financing Subsidiary, and their respective Affiliates and its and their respective directors, officers, employees, agents and representatives.

     "Lessee Interim Balance Sheet Date" has the meaning set forth in Section 5.8(a).

     "Lessee Material Adverse Effect" means a material adverse effect on the assets, operations or condition (financial or otherwise) of Lessee taken as a whole; provided, that for purposes of this Agreement, a Lessee Material Adverse Effect will not include changes to the assets, operations or condition of Lessee resulting from (a) changes to the wireless communications industry or the tower ownership, operation, leasing, management and construction business not uniquely related to Lessee, (b) the announcement or disclosure of the transactions contemplated by this Agreement, (c) general economic, regulatory or political conditions, (d) military action or any act of terrorism, or (e) compliance with the terms of this Agreement.

     "Lessee Pension Plan" has the meaning set forth in Section 6.14(c)(ii).

     "Lessee 401(k) Plan" has the meaning set forth in Section 6.14(b)(ii).

     "Lessor" has the meaning set forth in the preamble.

     "Liabilities" means, with respect to any Person, any and all debts (including interest thereon and any prepayment penalties applicable thereto), damages, liabilities, claims, demands and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

     "Lien" means, with respect to any asset, any mortgage, lien, guaranty, pledge, security interest, charge, attachment, restriction or encumbrance of any kind in respect of such asset.

     "LLC Agreement" has the meaning set forth in the preamble.

     "LLC  General   Assignment  and  Assumption   Agreement"  means  a  General
Assignment  and  Assumption  Agreement  substantially  in the form  attached  as
Exhibit I.

     "Loss" has the meaning set forth in Section 9.1(a).

     "Master Collocation Agreement" has the meaning set forth in Section 6.11.

     "Master Lease Site" has the meaning set forth in Section 3.1(b).

     "Master Services Agreement" means the Master Services Agreement, dated as of December 31, 2004, by and between Sprint Spectrum L.P. and Sitemaster, Inc. with respect to the maintenance of the Sites, other than the Qwest Sites.

     "Material Adverse Effect" means a material adverse effect on the assets, operations or condition (financial or otherwise) of the Leased Property of all the Sites (other than the Excluded Sites and Strategic Sites) taken as a whole; provided, that for purposes of this Agreement, a Material Adverse Effect will not include changes to the assets, operations or condition of the Leased Property of all the Sites (other than the Excluded Sites and Strategic Sites) taken as a whole resulting from (a) changes to the wireless communications industry or the tower ownership, operation, leasing and management business generally, (b) the announcement or disclosure of the transactions contemplated by this Agreement, (c) general economic, regulatory or political conditions, (d) military action or any act of terrorism, (e) changes in Law, or (f) compliance with the terms of this Agreement.

     "Material Agreement" means each of the Master Services Agreement, the Qwest Option Agreement, and any Ground Lease or Collocation Agreement, including in each case all amendments, modifications, supplements, assignments, guaranties, side letters and other documents related thereto.

     "Milestone Dates" means the First Milestone Date, the Second Milestone Date and the Last Milestone Date.

     "Names" means, collectively, all names, marks, trade names and trademarks.

     "Non-Contributable Site" means any Site that is not a Contributable Site.

     "Non-Disturbance Agreement" means, as to a Ground Lease for a Site that is subject to a Ground Lessor Mortgage, a non-disturbance agreement from the lender with respect to such Ground Lessor Mortgage, in substantially the form of Exhibit K attached hereto.

     "Notice of Dispute" has the meaning set forth in Section 3.5.

     "Order" means an administrative, judicial, or regulatory injunction, order, decree, judgment, sanction, award or writ of any nature of any Governmental Authority of competent jurisdiction.

     "Option  Purchase  Price  Allocation   Principles"   means  the  allocation
principles set forth on Exhibit D-2.

     "Other Interest Sites" has the meaning set forth in the preamble.

     "Other Interest Sites Land" means the tracts, pieces or parcels of land occupied or used by Contributors or Lessor pursuant to a license, easement, permit or similar arrangement, on which Towers are located, together with all easements and other rights appurtenant thereto.

     "Owned Sites" has the meaning set forth in the preamble.

     "Owned Sites Land" means the tracts, pieces or parcels of land (as described in Exhibit A) of Owned Sites on which Towers are located.

     "Permitted Encumbrances" means, collectively, (a) liens in respect of Property Taxes or similar assessments, governmental charges or levies that (i) relate solely to the interests of a Ground Lessor and are not, in the aggregate, in excess of $10 million, or (ii) are not yet due and payable; (b) liens of landlords', laborers', shippers', carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, (i) that relate solely to the interests of a Ground Lessor and are not in excess of $15,000, or
(ii) arising in the ordinary course of business and securing obligations that are not yet due and payable, (c) any easements, rights of public utility companies, rights-of-way, covenants, conditions, licenses, restrictions, reservations of mineral rights (with surface rights being waived) or similar non-monetary encumbrances that do not impair the use or operation of the applicable Site as a communications tower facility, including the rental of such Site to Tower Subtenants, (d) rights of tenants in possession of the applicable Site pursuant to Collocation Agreements, (e) Ground Lessor Mortgages, and (f) other matters filed in the public real estate records which do not materially impair, in Lessee's reasonable discretion, the use or operation of such Site as a communication tower facility, including the rental of such Site to Tower Subtenants.

     "Person" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including a Governmental Authority.

     "Pre-Lease Rent" has the meaning set forth in the Lease Agreement.

     "Pre-Lease Site" has the meaning set forth in Section 2.6(d).

     "Property Taxes" means all real property Taxes, personal property Taxes and similar ad valorem Taxes.

     "Property Use Agreement" has the meaning set forth in the preamble.

     "Qwest Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of March 26, 2004, by and between Sprint Spectrum, L.P. and Qwest Wireless, LLC.

     "Qwest Option Agreement" means the Option Agreement, dated as of March 26, 2004, by and between Sprint Spectrum, L.P. and Qwest Wireless, LLC.

     "Qwest Sites" means the Owned Sites, Leased Sites and Other Interest Sites listed on Schedule 3 acquired by Contributors from Qwest Communications International, Inc. and its Affiliates.

     "Recordation Notice" has the meaning set forth in Section 3.8(a).

     "Rent" has the meaning set forth in the Lease Agreement.

     "Rent and Pre-Lease Rent Allocation Principles" means the allocation principles set forth on Exhibit D-1.

     "Representatives" has the meaning set forth in Section 6.12(a).

     "Required Financial Statements" has the meaning set forth in Section
6.1(d).

     "Retirement Pension Plan" has the meaning set forth in Section 6.14(c)(i).

     "Retirement Savings Plan" has the meaning set forth in Section 6.14(b)(i).

     "SEC Documents" has the meaning set forth in Section 5.7.

     "Second Milestone Date" has the meaning set forth in Section 10.1(c).

     "Separateness Agreement" means an agreement in substantially the form of Exhibit C-1 attached hereto.

     "Shared Ground Lease Payment" means any amounts payable, from time to time, to any Ground Lessor, whether as revenue sharing under any Ground Lease, as percentage rent, as an additional lump sum payment or otherwise, as a result of, or otherwise triggered by: (i) the contribution, Lease or grant of right to use the Leased Property as contemplated hereunder, including the payment to Lessor (or the receipt by a Contributor or any other Affiliate of Lessor) of the Rent or the Pre-Lease Rent, or (ii) the payment by the Sprint Collocators of the Sprint Collocation Charge, or (iii) the fact that Contributors and Lessee have agreed to share any other Shared Ground Lease Payment with respect to the payment of the Pre-Lease Rent, Rent and Sprint Collocation Charge on a 50/50 basis (i.e., a 'gross-up' payment).

     "Shared  Site" means a Site  (other  than an  Excluded  Site or a Strategic
Site) where the applicable Contributor's interest therein is shared, as to any real property interest, with another party who is not a Contributor and whose interest will not be Leased to Lessee pursuant to the Lease Agreement.

     "Site Designation Supplement" has the meaning set forth in the Lease Agreement.

     "Sites"  means the Owned  Sites,  the Leased  Sites and the Other  Interest
Sites.

     "Special Zoning Site" means a Site (a) that received a zoning variance or exemption which permits its current use as a result of the applicable Contributor's status as a public utility or common carrier, (b) would lose such variance or exemption if the Leased Property of such Site were to be Leased to Lessee in the manner contemplated by this Agreement, and (c) would not lose such variance or exemption if the Leased Property of such Site were retained by Contributors and managed by Lessee in accordance with the terms of the Lease Agreement.

     "Sprint" has the meaning set forth in the preamble.

     "Sprint  Collocation  Space"  has  the  meaning  set  forth  in  the  Lease
Agreement.

     "Sprint Collocators'" has the meaning set forth in the Lease Agreement.

     "Sprint Confidentiality Agreement" means the Confidentiality Agreement, dated as of February 3, 2005, by and between Sprint and Lessee.

     "Sprint's Improvements" has the meaning set forth in the Lease Agreement.

     "Strategic Site" means those Sites which Contributors have, by written notice to Lessee delivered as promptly as practicable following the date of this Agreement, but in no event shall do so later than the earlier to occur of (x) 90 days after the date of this Agreement, and (y) at least ten days prior to the Initial Closing, elected to retain and exclude altogether from the transactions contemplated by this Agreement because the primary importance of such Site to Contributors relates to a quality of such Site other than its use as a tower upon which communications antennas are placed; provided, that the number of Strategic Sites will not exceed fifty (50) in the aggregate.

     "Subsidiary" of a Person means any corporation or other Person more than 50% of whose outstanding voting securities or other equity interests are directly or indirectly owned by the first Person.

     "Tax" means all forms of taxation, whenever created or imposed, whether imposed by a local, municipal, state, foreign, Federal or other Governmental Authority, and whether imposed directly by a Governmental Authority or indirectly through any other Person, and, without limiting the generality of the foregoing, will include any income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, property or environmental tax, levy, charge, assessment, fee or premium, together with any interest, penalty, addition to tax or additional amount imposed by a Governmental Authority.

     "Tax Return" means any return, report, statement, schedule or other document required to be filed with any Taxing Authority.

     "Taxing  Authority"  means  any  Governmental   Authority   exercising  any
authority to impose, regulate or administer the imposition of Taxes.

     "Technical Closing" has the meaning set forth in Section 2.5(b).

     "Technical Closing Date" means, as to each Technical Closing, the date on which such Technical Closing occurs.

     "Term" has the meaning set forth in the Lease Agreement.

     "Title Commitments" has the meaning set forth in Section 6.9.

     "Title Company" means one or more national title insurance companies (or agents thereof) designated by Lessee.

     "Title Policies" has the meaning set forth in Section 6.9.

     "to Contributors' knowledge" or "to the knowledge of Contributors" means all facts actually known, after reasonable inquiry of appropriate employees, by any of those individuals set forth in Section 2 of the Contributors Disclosure Letter.

     "to Lessee's knowledge" or "to the knowledge of Lessee" means all facts actually known, after reasonable inquiry of appropriate employees, by any of those individuals set forth in Section 1 of the Lessee Disclosure Letter.

     "Tower Liability" means a condition resulting in (a) a Loss at a single Site of more than $250,000, or (b) Losses at one or more Sites of more than $5,000,000.

     "Tower Related Assets" means, with respect to each Tower, (a) to the extent such rights are assignable, all rights to any warranties held by Contributors with respect to such Tower (or the related Site), (b) to the extent such rights are assignable, all rights under any Governmental Approvals held exclusively with respect to the ownership or operation of such Tower (and of the related Site if such Site is an Owned Site), and that are not used by Contributors in any part of their respective businesses and operations other than the Collocation Business, (c) to the extent such rights are assignable, a sublicense or other right to use any Governmental Approvals not held exclusively with respect to, but held in part for the benefit of, the ownership or operation of such Tower (and of the related Site if such Site is an Owned Site), and (d) copies of, or extracts from, all current files and records of Contributors and Lessor solely related to the ownership, construction, occupancy, leasing or subleasing of such Tower (and of the related Site if such Site is an Owned Site), or, to the extent not so solely related, appropriate extracts thereof. "Tower Related Assets" does not include any intellectual property or intangible rights or Excluded Assets.

     "Tower Removal Bonds" means, collectively, any bonds, letters of credit, deposits or other security interests relating to the removal of a Tower from a Site.

     "Tower Subtenant" means, as to any Site, any Person (other than a Contributor or Lessor), which: (a) subleases, licenses or otherwise accepts from a Contributor under any Collocation Agreement affecting such Site (prior to the Initial Closing); or (b) subleases, licenses or otherwise accepts from Lessee the right to use Available Space at such Site (from and after the Initial Closing).

     "Towers" means the communications towers on the Sites located at the property identified on the attached Exhibit A and Exhibit B.

     "Transferred Employee" has the meaning set forth in Section 6.14(a).

     "Transition Services Agreement" has the meaning set forth in the preamble.

     "Zoning Laws" means any zoning, land use or similar Laws, including, without limitation, Laws relating to the use or occupancy of any property, building codes, development orders, zoning ordinances and land use regulations.

     "2004 Financial Statements" has the meaning set forth in Section 6.15.


                                   ARTICLE 2

                  CONTRIBUTION, CONVEYANCE/GRANT OF LEASEHOLD,
                SUBLEASEHOLD OR OTHER INTEREST AND CONSIDERATION

     SECTION 2.1 Contribution, Conveyance/Grant of Leasehold, Subleasehold or Other Interest.

     Subject to and upon the terms and conditions set forth in this Agreement:

     (a) on or prior to the Initial Closing Date, Contributors will form Lessor, and Contributors will enter into the LLC Agreement;

     (b) at the Initial Closing, Contributors will contribute, convey, assign, transfer and deliver to Lessor all of the right, title and interest of Contributors in and to the Leased Property of the Sites (including the Master Lease Sites) and the related

Collocation Agreements, Tower Related Assets and Tower Removal Bonds; provided, that with respect to any Non-Contributable Site, Contributors will not assign or transfer to Lessor the Ground Lease and related Collocation Agreements;

     (c) at the Initial Closing, pursuant to the Property Use Agreement, Contributors will grant to Lessor the right to use and operate the Leased Sites Land or Other Interest Sites Land, as applicable, and administer the related Collocation Agreements, for each Non-Contributable Site;

     (d) at the Initial Closing, pursuant to the Lease Agreement and the Lessee General Assignment and Assumption Agreement, as applicable, Lessor will (i) Lease to Lessee the Leased Property of the Master Lease Sites, and (ii) transfer, assign and set over to Lessee all Collocation Agreements and Tower Related Assets and all Assumed Liabilities relating to the Master Lease Sites; and (iii) grant to Lessee the right to operate for and on behalf of Lessor the Pre-Lease Sites, and all Collocation Agreements and Tower Related Assets relating to the Pre-Lease Sites; and (iv) assign to Lessee all Assumed Liabilities with respect to the Pre-Lease Sites;

     (e) at the Initial Closing, pursuant to the Lease Agreement, Lessee will lease or otherwise make available the Sprint Collocation Space to certain Contributors designated by Sprint for each Master Lease Site and Pre-Lease Site; and

     (f) until the Final Closing Date, (i) Contributors will use commercially reasonable efforts to contribute to Lessor the Ground Leases and related Collocation Agreements for all Non-Contributable Sites, (ii) the parties will cooperate and use commercially reasonable efforts, as provided in Section 3.2, to cause all Pre-Lease Sites to become Master Lease Sites and otherwise satisfy the Individual Site Closing Conditions and (iii) at each Technical Closing, Lessor will assign to Lessee the Collocation Agreements for each Pre-Lease Site that has been converted into a Master Lease Site since the previous Closing; provided, that such assignment will be deemed effective as of the applicable Conversion Closing Date for each such Site.

     SECTION  2.2  Items  Excluded  from   Contribution,   Conveyance/Grant   of
Leasehold, Subleasehold or Other Interest.

     Notwithstanding anything to the contrary contained in Section 2.1, the Leased Property of the Sites will not include any of the following and Lessee will not lease or assume: (a) the Excluded Assets; (b) any and all rights or obligations that accrue or will accrue to Contributors or Lessor or any of their respective Affiliates under this Agreement or any Collateral Agreement, including, without limitation, the payments due to Lessor under the Lease Agreement; (c) any and all rights or obligations retained by and/or granted to Contributors or Lessor or any of their respective Affiliates pursuant to this Agreement or any Collateral Agreement; (d) any Governmental Approvals relating to the Excluded Equipment; (e) the Strategic Sites; (f) the Excluded Sites, (g) any Tower Removal Bonds and (h) the Excluded Liabilities.

     SECTION 2.3 Consideration.

     The aggregate consideration payable by Lessee to Lessor for the Lease of the Leased Property of the Master Lease Sites under this Agreement will be the applicable Rent and other obligations to be paid and performed by Lessee with respect to the Master Lease Sites under the Lease Agreement, including the assumption of the Assumed Liabilities with respect to the Master Lease Sites. The aggregate consideration payable by Lessee to Lessor for the current operation and eventual Lease of the Leased Property of the Pre-Lease Sites will be the Pre-Lease Rent and other obligations to be paid and performed by Lessee with respect to the Pre-Lease Sites under the Lease Agreement, including the assumption of the Assumed Liabilities with respect to the Pre-Lease Sites. In the event that any Site becomes an Excluded Site or a Strategic Site, as provided in this Agreement, the aggregate consideration payable by Lessee at the Initial Closing will be reduced by the Rent or the Pre-Lease Rent allocated to such Site as set forth on Exhibit H to the Lease Agreement pursuant to the Rent and Pre-Lease Rent Allocation Principles as set forth on Exhibit D-1.

     SECTION 2.4 AS IS, WHERE IS.

     EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) IT IS THE EXPLICIT INTENT OF EACH PARTY THAT THE LEASED PROPERTY OF THE SITES IS BEING CONTRIBUTED BY CONTRIBUTORS, LEASED BY LESSOR AND ACCEPTED BY LESSEE "AS IS, WHERE IS," WITH ALL FAULTS, AND THAT NO CONTRIBUTOR OR LESSOR IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY GIVEN IN THIS AGREEMENT (WHICH WILL SURVIVE ONLY TO THE EXTENT SET FORTH IN SECTION 9.4 OF THIS AGREEMENT), INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE PROPERTIES OR ASSETS COMPRISING THE LEASED PROPERTY OF THE SITES (OR THE COLLOCATION AGREEMENTS) AND (B) PURSUANT TO THE LEASE AGREEMENT AND OTHER COLLATERAL AGREEMENTS, LESSEE WILL ASSUME AND AGREE TO PAY, HONOR AND DISCHARGE WHEN DUE IN ACCORDANCE WITH THEIR TERMS ANY AND ALL ASSUMED LIABILITIES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO REPRESENTATION OR WARRANTY CONTAINED IN THIS AGREEMENT IS INTENDED TO, OR DOES, COVER OR OTHERWISE PERTAIN TO ANY EXCLUDED ASSETS OR ANY LIABILITIES THAT ARE NOT INCLUDED IN THE ASSUMED LIABILITIES.

     SECTION 2.5 Closing Place and Dates.

     (a) The Leasing of the Leased Property of the Master Lease Sites, the granting of the right to operate the Pre-Lease Sites, the assignment of the related Collocation Agreements and Tower Related Assets and the assumption of the Assumed Liabilities will take place at a closing (the "Initial Closing") which will take place within ten (10) business days following the date that the applicable conditions set forth in Articles 7 and 8 have been duly satisfied or waived. The Initial Closing will be held at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York, or such other place upon which the parties may agree.

     (b) The conversion of (i) a Non-Contributable Site to a Contributable Site and/or (ii) a Pre-Lease Site into a Master Lease Site subsequent to the Initial Closing Date will occur automatically upon the cure of all of the Exceptions and the satisfaction (or waiver by Lessee) of the Individual Site Closing Conditions with respect to each Pre-Lease Site, (each a "Conversion Closing"). From the Initial Closing Date until the Final Closing Date, Lessee will use its commercially reasonable efforts to provide Lessor, no less frequently than once every two (2) weeks, written notice of the Conversion Closings that occurred during the period since the prior notice. In addition, as provided in Section 2.7, the parties will hold a closing (each a "Technical Closing") to confirm the occurrence of a Conversion Closing with respect to each applicable Non-Contributable Site or Pre-Lease Site, as the case may be.

     (c) At each Technical Closing, Lessor will assign to Lessee the Collocation Agreements and Tower Related Assets for each Pre-Lease Site that has been converted into a Master Lease Site since the previous Closing; provided, that, in each case, such assignment will be deemed effective as of the applicable Conversion Closing Date for such Site.

     SECTION 2.6 Initial Closing.

     At the Initial Closing:

     (a) Contributors will contribute, convey, assign, transfer and deliver to Lessor all of the right, title and interest in and to the Leased Property of the Sites (including the Master Lease Sites) and the related Collocation Agreements and Tower Related Assets (provided, that with respect to each Non-Contributable Site, Contributors will not assign or transfer to Lessor the Ground Lease and related Collocation Agreements and Tower Related Assets (except for the applicable portion of any Master Collocation Agreement bifurcated pursuant to
Section 6.11) unless all consents required for such assignment or transfer have been obtained) by delivery of each of the following, each duly executed by the applicable Contributor(s) and Lessor: (i) the LLC Agreement, (ii) the LLC General Assignment and Assumption Agreement; and (iii) such other instruments of assignment as may be necessary for Contributors to contribute to Lessor the Leased Property (and all intermediate assignments from the original lessee under a Ground Lease to the Contributor that currently holds such Ground Lease, that have not been recorded [the "Corrective Assignments"]) and the related Collocation Agreements and Tower Related Assets of the Sites, in each case, in form and substance reasonably acceptable to the parties and, with respect to assignments of Ground Leases and Corrective Assignments, in form sufficient for recordation. The Contributors shall provide Lessee, (x) promptly following the date hereof, with all information and documentation necessary to prepare the Corrective Assignments, and, (y) promptly following request therefor, information reasonably requested with respect to the assignments of Ground Leases. Lessee shall prepare the assignments of Ground Leases and Corrective Assignments and Lessor shall have such documents executed and notarized;

     (b) Contributors will grant to Lessor, pursuant to the Property Use Agreement, the right to operate the Leased Sites Land or Other Interest Sites Land, as applicable, and to administer the related Collocation Agreements and Tower Related Assets (including, if applicable, any Master Collocation Agreements bifurcated pursuant to Section 6.11) for each Non-Contributable Site;

     (c) With respect to the Master Lease Sites to be Leased to Lessee at the Initial Closing, Lessor will (i) Lease to Lessee the Leased Property of such Master Lease Sites by execution and delivery of the Lease Agreement (including Site Designation Supplements to the Lease Agreement), and (ii) transfer, assign and set over to Lessee all Collocation Agreements (including, if applicable, any Master Collocation Agreements bifurcated pursuant to Section 6.11) and Tower Related Assets and all Assumed Liabilities relating to the Master Lease Sites by execution and delivery of the Lessee General Assignment and Assumption Agreement, in each case, in form and substance reasonably acceptable to the parties;

     (d) Sprint Collocators, Lessor and Lessee will enter into the Lease Agreement with respect to all Sites (other than Strategic Sites and Excluded Sites) then subject to unsatisfied or addressed Leasing Exceptions (the "Pre-Lease Sites") and Lessee will have the right to operate the Pre-Lease Sites and to administer the related Collocation Agreements (including, if applicable, any Master Collocation Agreements bifurcated pursuant to Section 6.11) for each Pre-Lease Site as set forth in the Lease Agreement;

     (e) Subject to the adjustments and prorations  described in Section 2.3 and
Section 2.9, Lessee will deliver to Lessor (i) the Rent with respect to each Master Lease Site, and (ii) the Pre-Lease Rent with respect to each Pre-Lease Site (less the Deposit and earnings thereon), in each case, in immediately available funds by wire transfer to an account designated by Contributors (on behalf of Lessor) by written notice to Lessee delivered not later than three (3) business days prior to the Initial Closing Date;

     (f) At the Initial Closing, each Contributor, or Lessor, as applicable will pay (or cause to be paid) its applicable share of any Initial Closing Shared Ground Lease Payments;

     (g) Pursuant and subject to the Lease Agreement, Lessee will assume from Lessor the due payment, performance and discharge of all Assumed Liabilities relating to, or arising in connection with the operation, use or occupancy of, the Leased Property of the Master Lease Sites and Pre-Lease Sites, by delivery of the following, each duly executed by Lessee: (i) the Lease Agreement (including Site Designation Supplements to the Lease Agreement); (ii) the Lessee General Assignment and Assumption Agreement; and (iii) such other instruments of assumption as may be necessary to cause Lessee to assume the Assumed Liabilities relating to such Sites included in the Initial Closing, in each case, in form and substance reasonably acceptable to the parties;

     (h) Pursuant and subject to the Lease Agreement, Lessee will lease or otherwise make available the Sprint Collocation Space to certain Contributors designated by Sprint for each Master Lease Site and Pre-Lease Site, and the aggregate number of Master Lease Sites so leased and Pre-Leased Sites so occupied by such Contributors shall, in the aggregate, not be less than 6,409 (less any Excluded Sites or Strategic Sites), and Exhibit A to the Lease Agreement shall reflect same and the initial aggregate monthly Sprint Collocation Charge for such Sites shall be not less than $8,972,600 (less $1,400 per month for each Excluded Site and Strategic Site listed as occupied by a Contributor in Section 4.10(a)(ii) of the Contributors Disclosure Letter) and such charge, for the month in which the Initial Closing occurs (or ratable portion thereof) shall be prepaid by such Contributors at the Initial Closing; and

     (i) Contributors, Lessor and Lessee will deliver the certificates and other contracts, documents and instruments required to be delivered under Articles 7 and 8, including, without limitation, the Collateral Agreements.

     SECTION 2.7 Technical Closings; Contributions to Lessor.

     (a) The parties will hold a Technical Closing when the parties have determined pursuant to Section 3.2(d) that there are at least 500 new Master Lease Sites since the prior Technical Closing (or since the Initial Closing, if a Technical Closing has not occurred). The Technical Closings will be on such dates as the parties mutually agree; provided, that the effective Closing Date for each Site that is converted from a Pre-Lease Site to a Master Lease Site will be the Conversion Closing Date for such Site. If there are fewer than 500 Pre-Lease Sites in the aggregate for which a Conversion Closing, but not a Technical Closing, has occurred as of the Final Closing Date, then the final Technical Closing will occur on the Final Closing Date and include such Sites.

     (b) At each Technical Closing, Contributors, Lessor and Lessee will deliver amended schedules and/or exhibits to the following: (i) the Lease Agreement (including Site Designation Supplements to the Lease Agreement); (ii) the Lessee General Assignment and Assumption Agreement; and (iii) the LLC General Assignment and Assumption Agreement.

     (c) Contributors, Lessor and Lessee also will deliver the certificates and other contracts, documents and instruments required to be delivered under Articles 7 and 8.

     (d) In addition, following the Initial Closing Date, with respect to each Non-Contributable Site existing as of the Initial Closing, as promptly as practicable following the earlier of (x) Contributors' acknowledgment that the Contribution Exceptions with respect to such Site have been corrected or addressed  pursuant  to Section  3.2 or  Section  3.3 or (y) the  expiration  of
Contributors' notice period in the second sentence of Section 3.2(d), Contributors will contribute, convey, assign, transfer and deliver to Lessor all of the right, title and interest of Contributors in and to the Ground Leases and related Collocation Agreements and Tower Related Assets by delivery of: (i) an LLC General

Assignment and Assumption Agreement, and (ii) such other instruments of assignment as may be necessary for Contributors to contribute to Lessor the Leased Property and the related Ground Leases, Collocation Agreements and Tower Related Assets with respect to the applicable Sites, in each case, in form and substance reasonably acceptable to the parties.

     (e) Any party may, on at least ten (10) business days notice to be effective on any day (the "Final Closing Date") after the date that is eighteen
(18) months after the date of this Agreement, terminate the obligations of Lessee, Lessor and Contributors under this Agreement to use commercially reasonable efforts to cause any remaining Pre-Lease Site (including any Special Zoning Site) to be converted to a Master Lease Site under this Agreement and the Lease Agreement; provided that the terminating party did not cause the delay in conversion with respect to such Site(s). From and after the Final Closing Date, Lessee may, in its discretion, continue any efforts, from time to time, to cause the conversion of any or all remaining Pre-Lease Sites to Master Lease Sites and Contributors and Lessor will provide Lessee with such reasonable assistance as may be reasonably requested by Lessee from time to time with respect thereto, including, without limitation, further Technical Closings with respect to any further conversions, provided the reasonable out-of-pocket costs of the same will be at Lessee's expense.

     SECTION 2.8 Site Designation Supplements.

     (a) Prior to the Initial Closing Date, Contributors will assist Lessee in collecting the data relating to the applicable Master Lease Sites, such that Lessee may adequately describe such Master Lease Sites (including the Sprint Collocation Space) and prepare the appropriate exhibits for all Site Designation Supplements relating to such Master Lease Sites. The parties will use their respective commercially reasonable efforts to permit Lessee to prepare such exhibits for all Site Designation Supplements. Lessee will deliver such exhibits for all Site Designation Supplements to Sprint. Sprint, on behalf of the applicable Contributors, will review and comment as promptly as practicable following delivery thereof with consideration to the number of such Site Designation Supplements delivered at any given time.

     (b) Following the Initial Closing Date, and prior to each Technical Closing Date, Lessee will collect the data relating to the Master Lease Sites to be included in such Technical Closing, adequately describe such Master Lease Sites (including the Sprint Collocation Space) and prepare the appropriate exhibits for all Site Designation Supplements relating to such Master Lease Sites. Lessee will deliver such exhibits for all Site Designation Supplements to Lessor and, if applicable, Sprint on behalf of the Contributors. Sprint, on behalf of the applicable Contributors, may review and comment on the same within ten (10) business days after delivery thereof.

     (c) Where any discrepancy in the appropriate exhibits requires verification in the field the parties will provide adequate resources and personnel to resolve such discrepancy within ninety (90) days after the Initial Closing Date or Technical Closing Date, as applicable.

     (d) If in the review of any Site Designation Supplement any party identifies any corrections that in such party's reasonable judgment necessitate further revisions to such Site Designation Supplement, the parties may at any party's request effect the correction of such Site Designation Supplement, and defer the recordation of such Site Designation Supplement until such revisions are made, for up to ninety (90) days following such request.

     (e) In addition, the parties will have the right to review and make corrections, if necessary, to any and all exhibits to the Site Designation Supplements after the applicable Closing. After making any such corrections, Lessee will re-record any such Site Designation Supplements to reflect such corrections, if requested by Contributors or Lessor or if elected by Lessee.

     SECTION 2.9 Prorating of Expenses.

     Except as otherwise provided in the Lease Agreement, as of the Initial Closing Date, prorations of expenses relating to the use, occupancy and operation of the Master Lease Sites and Pre-Lease Sites will be made on an accrual basis, with Contributors obligated for any payments, and entitled to any receivables, accrued prior to the Initial Closing Date and Lessee obligated for any payments, and entitled to any receivables, accrued on and subsequent to the Initial Closing Date. The net amount of the prorations set forth in this Section
2.9 will be credited to (or debited from) to the Rent and Pre-Lease Rent payable by Lessee at the Initial Closing and the parties will use good faith efforts to finalize and settle any other amounts due under this Section 2.9 within sixty
(60) days following the Initial Closing Date.

     SECTION 2.10 Deposits.

     On the date of this Agreement, Lessee will deliver to Contributors the initial Deposit by wire transfer of immediately available funds to an escrow account held by Escrow Agent pursuant to the Escrow Agreement. Additional Deposits may be delivered to Escrow Agent as provided in Section 10.1(c). As provided in the Escrow Agreement, the Deposit will be invested in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Lessee may instruct from time to time. At the Initial Closing, the Deposit, together with all earnings thereon, will be paid to Lessor (or Contributors on behalf of Lessor) and applied to the aggregate Rent and/or Pre-Lease Rent.

     SECTION 2.11 Re-Recordation.

     Whenever in this Agreement any party is required or has the right to record or re-record any document, including without limitation any Site Designation Supplement, Ground Lease or a memorandum of Ground Lease, such party will, or will cause the agent effecting such recordation to, deliver a copy of the document to the other party promptly after receipt of such notice, and in any event contemporaneously with its first delivery of such notice to the recording party.

                                   ARTICLE 3

                        PRE-CLOSING PROCEDURES FOR SITES

     SECTION 3.1 Contributable Sites; Master Lease Sites.

     (a) If (i) there are no Contribution Exceptions with respect to a Site (other than any Excluded Site or Strategic Site), or (ii) all of the Contribution Exceptions with respect to a Site have been corrected or addressed pursuant to Section 3.2 or Section 3.3, then, except as otherwise provided in this Article 3, such Site will thereafter be deemed to be a "Contributable Site."

     (b) With respect to each Contributable Site, if (i) there are no Leasing Exceptions with respect to such Site, or (ii) all of the Leasing Exceptions with respect to such Site have been corrected or addressed pursuant to Section 3.2 or
Section 3.3, then, except as otherwise provided in this Article 3, such Site will thereafter be deemed to be a "Master Lease Site."

     SECTION 3.2 Certain Procedures with respect to Identifying and Curing Exceptions.

     (a) As promptly as practicable following the date of this Agreement, Lessee will seek to identify all Exceptions with respect to each Site and any Shared Sites and to notify Sprint on behalf of Contributors thereof. Contributors and Sprint (and, following the Initial Closing, Lessor) will be actively involved and cooperate with Lessee in all material aspects of such efforts to identify all Exceptions and Shared Sites and will provide to Lessee in electronic form (or if requested by Lessee, hard copy) a list of Ground Lessor names and current addresses, a December 31, 2004 rent roll, and any other information in their possession with respect to the Sites that is reasonably requested by Lessee in connection with its review and analysis of the Sites and identification of the related Exceptions. In the event that the parties do not agree in good faith as to whether (or not) one or more Exceptions exist, they will work in good faith to resolve such dispute as soon as practicable and, if such dispute cannot be resolved any party may elect to proceed to arbitration as described in Section 3.5.

     (b) Lessee will use commercially reasonable efforts to correct or address any Exception identified pursuant to Section 3.2(a), including by obtaining Ground Lessor Estoppels with respect to the Leased Sites and Other Interest Sites, but without obligation to pay any costs, expenses or fees in respect thereof or related thereto; provided, however, that (i) Lessee will promptly notify Contributors in the event that any such costs, expenses or fees are requested or required and provide Contributors and, after the Initial Closing Date, Lessor, the opportunity, in their sole discretion, to fund such costs, and
(ii) each party will promptly notify others in the event that any Ground Lessor makes a claim or demand for a Shared Ground Lease Payment. It is understood and agreed that Lessee may contact Ground Lessors, Tower Subtenants and/or any other Person in connection with the transactions contemplated by this Agreement in order to identify and cure Exceptions including obtaining Ground Lessor Estoppels, whether in person or by
telephone,  mail  or  other  means  of  communication,   and  Contributors  (for
themselves and, after the Initial Closing, Lessor) hereby authorize such contacts.

     (c) Sprint, on behalf of Contributors and, after the Initial Closing Date, Lessor, will use commercially reasonable efforts and will cooperate with Lessee in all efforts of Lessee to obtain Ground Lessor Estoppels and to cause any Exception to be cured, in each case, as promptly as practicable; provided that, none of Sprint, Contributors or Lessor will have any obligation to correct or address any Exception (other than by using the commercially reasonable efforts described herein). It is understood and agreed that in order to facilitate an organized process of addressing Exceptions, Contributors, Sprint and, after the Initial Closing, Lessor, will not, except at Lessee's request, initiate contact with Ground Lessors in order to address Exceptions or relating to Ground Lessor Estoppels and will agree upon talking points with Lessee for situations where such parties initiate contact with Contributors, Sprint or Lessor.

     (d) Upon cure of any Exceptions with respect to a Site, Lessee will provide written notice to Sprint on behalf of Contributors and, after the Initial Closing Date, Lessor, identifying the Site together with related Exceptions and a brief statement regarding how such Exceptions were cured. If Contributors or, after the Initial Closing Date, Lessor, do not object within ten (10) business days of receipt of such notice to the assertion by Lessee that such Exceptions have been cured and (i) if such Exceptions included all required Contribution Exceptions, and without any further action being required by the parties, such Site will automatically convert into a Contributable Site, and (ii) if such Exceptions included all required Leasing Exceptions and the Individual Site Closing Conditions have been satisfied or waived with respect to such Site, and without any further action being required by the parties, such Site will automatically convert into a Master Lease Site. All disputes over the method of cure with respect to an Exception will be resolved by arbitration as described in Section 3.5, it being agreed that the burden of proof will fall on Lessee to show that the Exception has been adequately cured by the method of cure indicated in Lessee's notice.

     (e) Lessee will provide to Sprint, on behalf of Contributors and, after the Initial Closing Date, Lessor, written information in reasonable detail on a weekly basis with respect to the actions taken by Lessee pursuant to this
Section 3.2 and any actions, waivers, consents or documents that Lessee is requesting from Contributors and Lessor with respect to the Exceptions.

     (f) Following the date hereof until the Initial Closing Date, Sprint, on behalf of Contributors and, after the Initial Closing Date, Lessor, will (i) provide at its cost at least one employee to act as the primary contact for Lessee (and another employee if such primary employee contact is unavailable to assist Lessee) and to provide such employee sufficient resources and authority to assist Lessee in connection with the identification and curing of Exceptions in a timely manner and (ii) will respond as soon as practicable but in any event within five (5) business days, with respect to any actions, waivers, consents or documents that Lessee requests from Contributors or Lessor with respect to the identification and curing of Exceptions, including in connection with obtaining Ground Lessor Estoppels and Non-Disturbance Agreements.

     (g) Each party will be responsible for all out-of-pocket costs and expenses incurred by such party in connection with identifying and curing Exceptions as described above.

     (h) Nothing contained herein will be construed to prevent Lessee from seeking estoppels from Ground Lessors containing terms or provisions additional or varied to those in the Ground Lessor Estoppel, however no such additional terms will alter the form of Ground Lessor Estoppel for purposes of satisfying the requirements for Ground Lessor Estoppels under the definition of Financeable Site or Section 7.5 hereof.

     SECTION 3.3 Shared Sites; Contributors' Cure Rights.

     (a) Contributors will use commercially reasonable efforts to cause any Shared Site to be bifurcated but without obligation to pay any costs, expenses or fees in respect thereof or related thereto; provided, however, that if such Shared Site is not bifurcated prior to the Initial Closing Date in a manner reasonably satisfactory to Lessee, such Shared Site will be an Excluded Site hereunder.

     (b) With respect to each Site subject to an Exception not cured or waived pursuant to Section 3.2 above, Contributors may, in their sole discretion, but only upon written request of Lessee, elect any of the following options with respect to any such Exception:

          (i) Excluded Site. Contributors may elect, by written notice to Lessee given at any time within ten (10) business days prior to the Initial Closing Date, to exclude such Site from the transactions contemplated by this Agreement (any such excluded Site, an "Excluded Site"); provided that there will be no more than fifty (50) Excluded Sites. If Contributors elect to designate a Site as an Excluded Site pursuant to this Section 3.3(b)(i), Lessee may, at any time prior to the Initial Closing, require Contributors to contribute their right, title and interest to the Leased Property of such Site to Lessor and cause Lessor to Lease the Leased Property of such Site to Lessee pursuant to the terms and conditions of the Lease Agreement; provided, that in such event, notwithstanding anything to the contrary in this Agreement, Contributors and Lessor will not be responsible for, and Lessee agrees to indemnify Contributors and Lessor from and against, any Liabilities resulting from or arising in connection with any Exceptions applicable to such Site and no such Exception will be considered when determining whether a Material Adverse Effect has occurred or is reasonably likely to occur. Subject to the preceding sentence, all references to any Site designated by Contributors as an Excluded Site in this Agreement and the Schedules or Exhibits attached to this Agreement will be deemed to have been deleted, all Exceptions related to such Excluded Site will no longer be Exceptions, and such Excluded Site will no longer be a "Site" to be operated or Leased pursuant to this Agreement and the Lease Agreement.

          (ii) Cure. Contributors and, after the Initial Closing Date, Lessor may cure an Exception or Exceptions with respect to a Site in accordance with the terms of this Section 3.3(b)(ii). An Exception will be deemed to have been cured by Contributors and/or Lessor:

          (1) Corrective Action - if, subject to Lessee's prior approval in its reasonable discretion, Contributors and/or Lessor will have taken corrective action with respect thereto (including, by way of example, by obtaining required consents or approvals from third parties, by acquiring rights or property from third parties, by obtaining or providing any affidavits or certificates, or otherwise) in such a manner as is reasonably acceptable to Lessee and, if applicable, Title Company;

          (2) Title Insurance - if such Exception relates solely to title, if Title Company will have committed to issue to the Lessee and its lenders, without indemnity from Lessee, a leasehold title insurance policy (or lender's policy, as applicable) (which policy is acceptable, including as to coverage amount, to Lessee in its reasonable discretion) without exception for such Exception (other than standard printed exceptions), or with affirmative coverage over such Exception;

          (3) Insurance - if Contributors or Lessor will have obtained insurance coverage (which coverage is acceptable to Lessee in its reasonable discretion) on behalf of Lessee and its lenders, which insures Lessee and its lenders against, or insures over, such Exception; or

          (4) Indemnification - (A) if Contributors, Sprint or Lessor, as requested and determined by Lessee, will have agreed to indemnify Lessee, to Lessee's satisfaction, against all Liabilities which may arise from such Exception (such indemnification not being subject to the limitations on Contributors' liability pursuant to Section 9.5), in which event such Liabilities will be deemed "Excluded Liabilities" hereunder, or (B) if the applicable Contributor or, after the Initial Closing, Lessor, will have agreed to cancel the Lease of the Leased Property of such Site and refund the applicable Rent for the Leased Property of such Site, or Pre-Lease Rent, as the case may be, in question within six (6) months after the applicable Technical Closing if the Exception is not cured pursuant to any of the other clauses of this Section 3.3(b) within such six (6) month period.

     (c) Contributors will be responsible for all out-of-pocket expenses incurred by Contributors relating to their cooperation and/or cure of Exceptions in accordance with the terms of this Section 3.3.

     SECTION  3.4  Certain  Procedures  with  respect  to  Shared  Ground  Lease
Payments.

     (a) The parties acknowledge and agree that it is the interest of each to establish on or prior to the Initial Closing whether or not any Shared Ground Lease Payments exist and, where possible, to quantify the same. As a result, Lessee will use commercially reasonable efforts, concurrently with the addressing of Exceptions and the obtaining of Ground Lessor Estoppels to identify and resolve situations that could involve Shared Ground Lease Payments.

     (b) Sprint, on behalf of Contributors and, after the Initial Closing Date, Lessor, will use commercially reasonable efforts and will cooperate with Lessee in all efforts of Lessee to identify and resolve situations that could involve Shared Ground Lease Payments, in each case, as promptly as practicable and in any event will respond within five (5) business days with respect to any actions, waivers, consents or documents that Lessee requests from Contributors or Lessor; provided that, none of Sprint, Contributors or Lessor will have any right or obligation to directly resolve situations that could involve Shared Ground Lease Payments (other than by using the commercially reasonable efforts to assist Lessee as described herein).

     (c) Lessee may settle or compromise any claim or consent with respect to Shared Ground Lease Payments without the prior written consent of the
Contributors, Lessor or Sprint whether before, at or after the applicable Closing Date.

     SECTION 3.5 Arbitration.

     If there is any dispute or controversy relating to this Article 3, Contributors (and, if after the Initial Closing, Lessor) or Lessee, as the case may be, will deliver to the other parties one or more written notices (a "Notice of Dispute") that will specify in reasonable detail the dispute that such party wishes to have resolved. If the parties are not able to resolve the dispute within thirty (30) days of each party's receipt of an applicable Notice of Dispute, within ten (10) days following the expiration of such 30-day period, the parties will initiate arbitration proceedings with an individual arbitrator mutually selected by the parties, each party acting reasonably. The arbitration will be held in Chicago, Illinois or such other location as is mutually agreeable to Contributors (and, if after the Initial Closing, Lessor) and Lessee. All arbitrations will be governed by the applicable commercial rules of the American Arbitration Association ("AAA") for accelerated arbitration proceedings. The arbitrator will prepare in writing, and provide to the parties, such arbitrator's determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrator will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the parties.

     SECTION 3.6 Special Zoning Sites.

     If prior to the Closing with respect to a Site, Contributors, Lessor or Lessee discover that a Site constitutes a Special Zoning Site, Contributors, Lessor or Lessee, as the case may be, will promptly inform the other parties that it considers such Site to be a Special Zoning Site, and provide reasonable specificity as to the reasons therefor. If such other parties do not object within ten (10) business days of receipt of such notice, such Site will be deemed to be a Special Zoning Site. All disputes concerning the designation of a Site as a Special Zoning Site will be resolved by arbitration as described in
Section 3.5. If a Site is a Special Zoning Site, Lessee may, upon notice to Contributors and Lessor, attempt to remedy the circumstances therefor prior to the Final Closing Date.

If Lessee does not remedy such circumstances prior to the Final Closing Date, the provisions of Section 2.7(e) will apply.

     SECTION 3.7 Casualty Sites.

     If prior to the Initial Closing, Contributors or Lessee discover that a Site constitutes a Casualty Site, Contributors or Lessee, as the case may be, will promptly notify the other parties in writing that it considers such Site to be a Casualty Site, with reasonable specificity as to the reasons therefor. If such other parties do not object within ten (10) business days of receipt of such notice, such Site will be deemed to be a Casualty Site. All disputes concerning the designation of a Site as a Casualty Site will be resolved by arbitration as described in Section 3.5, it being agreed that the burden of proof will fall on the party asserting the existence of a Casualty Site. If a Site is deemed a Casualty Site, then:

     (a) Excluded Site. If such Site is a Casualty Site as a result of a condemnation (or pending condemnation) or a foreclosure, deed-in-lieu of foreclosure, or similar proceeding involving a Ground Lessor Lien, any party may elect by written notice to others given at any time prior to the Initial Closing to exclude such Casualty Site from the transactions contemplated by this Agreement (any such Casualty Site no longer being referred to as a Casualty Site and being referred to as an Excluded Site). If Contributors elect to designate a Site as an Excluded Site pursuant to this Section 3.7(a), Lessee may, at any time prior to the Final Closing Date with respect to any Site that does not contain any Sprint Collocation Space, require Contributors to contribute their right, title and interest in and to the Leased Property of such Site to Lessor and cause Lessor to Lease the Leased Property of such Site to Lessee pursuant to the terms and conditions of the Lease Agreement; provided, that in such event, notwithstanding anything to the contrary in this Agreement, Contributors and Lessor will not be responsible for, and Lessee agrees to indemnify Contributors and Lessor from and against, any Liabilities resulting from or arising in connection with the structure of such Site and no structural defects of such Site will be considered when determining whether a Material Adverse Effect has occurred or is reasonably likely to occur. Subject to the preceding sentence, all references to any Site designated by Contributors and/or, after the Initial Closing, Lessor as an Excluded Site in this Agreement and the Schedules or Exhibits attached to this Agreement will be deemed to have been deleted, and such Excluded Site will no longer be a "Site" to be Leased or operated by Lessee pursuant to this Agreement and the Lease Agreement.

     (b) Damaged Sites. With respect to Sites physically damaged by Force Majeure, Contributors may elect to repair the Tower prior to the Initial Closing Date so as to bring the condition of such Tower to substantially the same (or better) condition that it was in immediately prior to the event or occurrence of the event causing such Tower to be designated as a Casualty Site, or, in lieu thereof, if the Tower has not been so repaired by the Initial Closing Date, Contributors and/or Lessor may elect to pay or reimburse Lessee at the Initial Closing for the amount of the actual out-of-pocket costs incurred or to be incurred by Lessee to repair the Tower if the Tower has not been repaired by the Initial Closing in the manner described above or the amount estimated by Lessee in good faith to be required to so repair the Tower if the Tower has not been repaired by the Initial Closing.

     With respect to each damaged Casualty Site, if Contributors and/or Lessor do not, or do not elect to, repair the Tower or pay Lessee to repair the Tower pursuant to this Section 3.7(b) prior to the Initial Closing, then, in each such case, such Casualty Site will be treated as an Excluded Site as if Contributors had elected to exclude such Casualty Site pursuant to Section 3.7(a) unless Lessee will elect to cause Lessor to Lease the Leased Property of such Site in accordance with Section 3.7(a).

     SECTION 3.8 Recordation of Documents; Signage.

     (a) Contributors acknowledge that Lessee will be permitted to undertake to record any Ground Lease, memorandum of Ground Lease, assignment of Ground Lease to Lessor, Ground Lessor Estoppels, Non-Disturbance Agreements and Site Designation Supplements. Lessee will deliver to Contributors written notice of such recordation with supporting documentation (the "Recordation Notice") (not more often than once per month) setting forth in reasonable detail the actual costs recording costs incurred by Lessee in connection with any such recordation. Within ten (10) business days following receipt of such invoices, Contributors will pay to Lessee an amount equal to fifty percent (50%) of such actual costs incurred by Lessee as set forth in the Recordation Notice; provided, that the total amount of Contributors' reimbursement obligations set forth in this Section 3.8 will not exceed $1,325,000 in the aggregate. Contributors shall also pay one hundred percent (100%) of the actual recordation costs incurred by Lessee for recording Corrective Assignments, which shall also be set forth in the Recordation Notice, but the costs of recording the Corrective Assignments shall not be subject to the provisions of the prior sentence.

     (b) Contributors and Lessor will execute documents reasonably requested by Lessee to effect any such recordation and will cooperate with Lessee in pursuing such recordation (subject to the cost limitations in clause (a) above).

     (c) Lessee, after the applicable Closing with respect to a Site, will have the right to place, at its sole cost and expense, accurate signage on such Site to put third parties on notice of its interest in such Site, subject to compliance with applicable Laws and any Ground Lease for the Site in question.

     SECTION  3.9  Allocation  of  Rent  and  Pre-Lease  Rent;   Multiple  Lease
Agreements

     (a) On or before May 15, 2005, Contributors will cause to be delivered to Lessee, for Lessee's review and approval, a draft of Exhibit H to each Lease Agreement, which will set forth (i) the Rent and the Pre-Lease Rent for each Site based on the Rent and Pre-Lease Rent Allocation Principles, (ii) the Rent and the Pre-Lease Rent allocation under Section 467 of the Code to each year of the Term for each Site, based on a level allocation, (iii) the proportional Rent and Pre-Lease Rent under Section 467 for each year of the Term for each Site,
(iv) the Section 467 loan balance for each year of the Term for each Site, (v) the Section 467 interest component for each year of the Term for each Site, and
(vi) the Option Purchase Price for each Site based on the Option Purchase Price Allocation Principles; in each case based on financial information for the Sites through and including March 31, 2005. The parties hereto agree to reasonably cooperate to finalize Exhibit H to each Lease Agreement as soon as practicable, but in no event less than ten (10) days prior to the Initial Closing Date, which shall reflect valuation of the Sites as of the Initial Closing Date. Any disputes regarding the form of Lease Agreement, including the items described on Exhibit H, will be resolved by arbitration as described in Section 3.5; provided that the amounts determined by the appraisal and the choice of American Appraisal Associates as appraiser will not be subject to arbitration (it being understood and agreed that the process and cooperation requirements set forth in Exhibits D-1 and D-2 shall be subject to arbitration). If the aggregate Option Purchase Price for the 6,628 Sites currently listed on Exhibit A and B hereto, as determined by American Appraisal Associates and delivered in accordance with the Option Purchase Price Allocation Principles, shall exceed two billion five hundred fifty million dollars ($2,550,000,000), then (i) if the Option Purchase Price is equal to or greater than two billion five hundred fifty million dollars ($2,550,000,000), but less than two billion six hundred million dollars ($2,600,000,000), the aggregate Rent and Pre-Lease Rent shall be reduced by one million eight hundred thousand dollars ($1,800,000); (ii) if the Option Purchase Price is equal to or greater than two billion six hundred million dollars
($2,600,000,000), but less than two billion six hundred fifty million dollars ($2,650,000,000), the aggregate Rent and Pre-Lease Rent shall be reduced by three million six hundred thousand dollars ($3,600,000); (iii) if the Option Purchase Price is equal to or greater than two billion six hundred fifty million dollars ($2,650,000,000), but less than two billion seven hundred million dollars ($2,700,000,000), the aggregate Rent and Pre-Lease Rent shall be reduced by five million four hundred thousand dollars ($5,400,000); (iv) if the Option Purchase Price is equal to or greater than two billion seven hundred million dollars ($2,700,000,000), but less than two billion eight hundred million dollars ($2,800,000,000), the aggregate Rent and Pre-Lease Rent shall be reduced by nine million four hundred thousand dollars ($9,400,000); (v) if the Option Purchase Price is equal to or greater than two billion eight hundred million dollars ($2,800,000,000), but less than two billion nine hundred million dollars ($2,900,000,000), the aggregate Rent and Pre-Lease Rent shall be reduced by thirteen million four hundred thousand dollars ($13,400,000); and (vi) if the Option Purchase Price is equal to or greater than two billion nine hundred million dollars ($2,900,000,000), but less than three billion dollars ($3,000,000,000), the aggregate Rent and Pre-Lease Rent shall be reduced by seventeen million four hundred thousand dollars ($17,400,000). If the aggregate Rent and Pre-Lease Rent is so reduced at the Initial Closing, such reduction shall be allocated among the Rent and Pre-Lease Rent attributable to all of the Sites that are the subject of the Initial Closing, in accordance with the Rent and Pre-Lease Rent Allocation Principles. If the Option Purchase Price exceeds three billion dollars ($3,000,000,000), Lessee shall have the option to terminate this Agreement, and Escrow Agent shall return the Deposit, together with all earnings thereon, to Lessee.

     (b) Contributors may, on notice to Lessee, at least thirty (30) days prior to the Initial Closing, elect at Closing to enter into up to seven (7) separate Lease Agreements, each with a separate Lessor, and such notice shall set forth the Sites subject to each such Lease Agreement (which Sites shall be divided based on geography and not other factors), provided that (i) each Site will be leased or pre-leased under only one Lease Agreement, (ii) under each such Lease Agreement, the "Global Parent Maximum Obligation" (as defined therein) shall mean an amount equal to the product of (x) two hundred million dollars ($200,000,000) and (y) a fraction the numerator of which is the aggregate sum of the Rent and the Pre-Lease Rent for the Sites subject to such Lease Agreement and the denominator of which is the aggregate sum of the Rent and the Pre-Lease Rent for all Sites leased or pre-leased at the Closing, (iii) the obligations of "Sprint" and "Lessor" under, and as defined in, each Lease Agreement, respectively, may, at the election of Lessee be cross-defaulted with the obligations of "Sprint" and "Lessor" under the other Lease Agreements and (iv) any Collocation Agreements bifurcated so a Collocation Agreement does not cover any sites held by more than one Lessor, provided, however, if Contributors can demonstrate to Lessee a material economic reason for having additional Lease Agreements, and same does not cause material incremental costs to Lessee (which hardship Lessee shall describe to Contributors, by written notice, delivered at least fifteen (15) days prior to the Initial Closing Date), Contributors may enter into up to fifteen (15) Lease Agreements, each with a separate lessor, in accordance with the other provisions of this sentence. The Parties shall, in good faith, resolve any disputes under the prior sentence. Lessor and Lessee will agree in good faith upon the structure and components of each separate form of Lease Agreement, including the exhibits and schedules thereto.

                                   ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS AND SPRINT

     Subject to the terms, conditions and limitations set forth in this Agreement, each Contributor and Sprint represents and warrants to Lessee as follows:

     SECTION 4.1 Organization.

     Each Contributor and Sprint is a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of its organization with full corporate or other power and authority to carry on in all material respects its business (including, if applicable, the ownership, lease and operation of the Leased Property of the Sites) as it is now being conducted and is duly qualified and in good standing as a foreign entity in each jurisdiction in which the character of the Leased Property owned, leased or operated by it requires such qualification, except for such qualifications the failure of which to obtain, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.2 Authority; No Conflicts.

     (a) Each Contributor and Sprint has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement, and each Contributor and Sprint has or will have the corporate or other power and authority to execute and deliver each Collateral Agreement to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each Contributor and Sprint of this Agreement, and the consummation of the transactions contemplated by this Agreement have been and the execution and delivery by each Contributor and Sprint of the Collateral Agreements to which it is a party and the consummation of the transactions contemplated thereby on or prior to the Initial Closing Date will have been, duly authorized by all requisite corporate or other action of each

Contributor and Sprint. Each Contributor and Sprint (i) has duly executed and delivered this Agreement, (ii) on the Initial Closing Date will have duly executed and delivered each of the Collateral Agreements to which it is a party (if any), and (iii) on each Technical Closing Date will have duly executed and delivered the amended schedules and exhibits to the existing, or new, Collateral Agreements to which it is a party, as the case may be. Assuming the due execution and delivery of each such agreement by each party thereto other than each Contributor and Sprint, this Agreement is the legal, valid and binding obligation of each Contributor and Sprint, and on the Initial Closing Date each of the Collateral Agreements to which each Contributor and Sprint is a party (as theretofore amended) will be the legal, valid and binding obligation of such Person, in each case enforceable against it in accordance with its respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the effect of the application of general principles of equity.

     (b) The execution, delivery and performance by each Contributor and Sprint of this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated by this Agreement and by the Collateral Agreements, do not and will not with or without the giving of notice or the passage of time, or both, conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in (i) any provision of the Articles of Incorporation, Bylaws or other organizational documents of each Contributor and Sprint, (ii) except as set forth in Section 4.2(b)(ii) of the Contributors Disclosure Letter, any provision of Law or a Governmental Approval or (iii) any material agreement of any applicable Contributor or Sprint or relating to the Sites (other than Excluded Sites or Strategic Sites) or the Leased Property.

     SECTION 4.3 Real Property.

     (a) With respect to each Site, except for (i) Permitted Encumbrances and Liens created by, through or under a Person other than Sprint, Contributors or their respective Affiliates, and (ii) such breaches and inaccuracies as have not had and would not reasonably be expected to result in a Tower Liability, the applicable Contributor holds good and marketable fee simple title in the case of Owned Sites Land, or a valid and subsisting leasehold or other valid interest or right in the case of Leased Sites Land and Other Interest Sites Land, free and clear of all Liens created by Contributors. Except as disclosed in Section 4.3(a) of Contributors Disclosure Letter: (A) no Contributor or Affiliate of any Contributor owns the fee or any superior interests in any Leased Site or Other Interest Site, (B) no Site is a Shared Site, (C) no Contributor is a party to any agreement with any Person (other than this Agreement) to transfer or encumber all or any portion of any Site (excluding, for these purposes the rights of the Tower Subtenants under the Collocation Agreements) and (D) none of the lenders of Sprint, Contributors or any of their Affiliates has a security interest in such Site.

     (b) Except as disclosed on Section 4.3(b) of the Contributors Disclosure Letter, to Contributors' knowledge, no condemnation or re-zoning proceedings have been instituted or are threatened, with respect to any Site.

     SECTION 4.4 Title; Ownership and Related Matters.

     (a) The applicable Contributor owns all right, title and interest in and to, or has a valid leasehold interest in or other right to use, all of the Equipment (other than the Excluded Equipment), Towers and Tower Related Assets, free and clear of any Liens, except for Permitted Encumbrances and Liens created by, through or under a Person other than Sprint, Contributors or their respective Affiliates. Except as disclosed in Section 4.4(a) of the Contributors Disclosure Letter, the interests being Leased by Lessor to Lessee at the Initial Closing with respect to the Leased Property include, or will include as of the Initial Closing Date, the Lease or assignment, as applicable, of all personal property, both tangible and intangible, rights and agreements reasonably necessary to operate such Equipment, Towers and Tower Related Assets in all material respects as operated on or immediately prior to the date of this Agreement, except where the failure to do so would not reasonably be expected to result in a Tower Liability.

     (b) As of the Initial Closing Date, with respect to each Master Lease Site for which the Leased Property of such Site is to be Leased by Lessor to Lessee at the Initial Closing, the Leased Property will not be subject to any Exceptions or Liens, other than Permitted Encumbrances.

     (c) Except as disclosed in Section 4.4(c) of the Contributors Disclosure Letter, each Site includes a Tower that is operational and in good order and repair (consistent with industry standards for wireless communications tower sites) and each Site includes Equipment and Tower Related Assets that are in satisfactory working order.

     (d) Except as disclosed in Section 4.4(d) of the Contributors Disclosure Letter, each Site has, pursuant to an easement or other valid agreement running with the land on which such Site is located, for the benefit of one or more of the Contributors, the rights to install, maintain, and use utilities for provision of electric power and telephone service.

     (e) Except as disclosed in Section 4.4(e) of the Contributors Disclosure Letter, each Site has vehicular ingress and egress to public streets or private roads pursuant to an easement or other valid agreement running with the land on which such Site is located, that is suitable for four wheel drive vehicles.

     SECTION 4.5 Material Agreements.

     Except as set forth in Section 4.5 of the Contributors Disclosure Letter, true, correct and complete (in all material respects) copies of all Material Agreements have been provided to Lessee. Except as set forth in Section 4.5 of the Contributors Disclosure Letter:

     (a) each Material Agreement (i) is in full force and effect, (ii) has been duly authorized, executed and delivered by Contributors and, to Contributor's knowledge, the other parties thereto and (iii) is a legal, valid and binding obligation and enforceable against each of the parties thereto in accordance with its terms;

     (b) no Contributor nor, to Contributors' knowledge, any other party to a Material Agreement has, or to Contributors' knowledge has been alleged to have, defaulted, breached or violated any material term or condition thereof and no Contributor has received notice, whether written, oral or otherwise, of cancellation, termination, non-renewal or rejection in bankruptcy of such Material Agreement;

     (c) no Material Agreement contains any restriction or limitation on the ability of a Contributor to compete with any Person or to engage in any line of business with any Person that will be binding on Lessee or its Affiliates from and after the Initial Closing;

     (d) except as provided in the Collateral Agreements, at the Initial Closing, there will be no marketing, management or other contracts pursuant to which any Person other than the Contributors or Sprint on behalf of the other Contributors has the right to market or lease tower space to any Person at a Site;

     (e) except for the Material Agreements, there is no other material contract or agreement, other than any Collateral Agreement, relating to the construction, acquisition ownership, lease, operation, marketing, monitoring or maintenance of the Sites (other than Excluded Sites or Strategic Sites); and

     (f) no Contributor holds or has right to obtain, as a security deposit or similar collateral or security under a Collocation Agreement, any cash, cash equivalents, letters of credit or marketable securities; and

     (g) no Master Collocation Agreement provides reciprocal rights for a Contributor to collocate on a wireless communication tower owned or leased by a Tower Subtenant.

     SECTION 4.6 Litigation; Orders.

     Except as disclosed in Section 4.6 of the Contributors Disclosure Letter, there is no action, suit or proceeding pending or, to Contributors' knowledge, threatened against any Contributor or any portion of the Leased Property by or before any Governmental Authority or by any Person. Except as disclosed in
Section 4.6 of the Contributors Disclosure Letter, there are no Orders or stipulations of or by any Governmental Authority or any Person against any Contributor with respect to the Leased Property of any of the Sites or otherwise binding on any Leased Property of any of the Sites that would reasonably be expected to result in a Tower Liability. To Contributors' knowledge, there are no Orders, and there are no actions or proceedings by any Governmental Authority pending or threatened in writing, that are reasonably expected to have the result set forth in Section 8.3.

     SECTION 4.7 Environmental Matters.

     Except as disclosed in Section 4.7 of the Contributors Disclosure Letter, to Contributors' knowledge, the applicable Contributor holds, and is in material compliance with, all Environmental Permits required by Law to be held by it with respect to the applicable Sites. Each Contributor otherwise operates the Leased Property of the Sites that are owned or operated by such Contributor in material compliance with all applicable

Environmental Laws, except where the failure to be in such compliance would not reasonably be expected to result in a Tower Liability. To the knowledge of Contributors, Contributors have provided to Lessee true, correct, complete and accurate copies of all Phase I and Phase II environmental site assessment reports, ground water monitoring reports, remedial action plans and regulatory correspondence related to the Sites that are in the files, custody or control of Contributors. No Hazardous Material will have been present in, on, over or under, and there will have been no escape, seepage, leakage, spillage, discharge, emission or Release on or from any Site of any Hazardous Materials resulting from the operations or activities of any Sprint Contributor, or Sprint Collocator or any Affiliate of such Persons; (vi) there has been no violation of any Environmental Laws relating to or affecting any Site caused by the operations or activities of any Sprint Contributor, Sprint Collocator or any Affiliate of such Persons; and (vii) there will have been no Release of any Hazardous Materials or the violation of any of the Environmental Laws prior to the Initial Closing Date in connection with any other property not consisting of the Sites owned, operated or used by or on behalf of any Sprint Contributor or Sprint Collocator or any Affiliate of such Persons, which violation or Release gives or may give rise to any rights whatsoever in any Party with respect to any Site by virtue of any of the Environmental Laws.

     SECTION 4.8 Brokers, Finders, Etc.

     Contributors have not employed any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees for which Lessee would be responsible in connection with the transactions contemplated by this Agreement or any of the Collateral Agreements.

     SECTION 4.9 Financial Statements.

     (a) Contributors have made available to Lessee true and correct copies of the audited consolidated balance sheet of the Sites as of December 31, 2003 and December 31, 2002, the audited consolidated statements of operations, net equity and cash flows of the Sites for each of the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001, including the notes thereto, the unaudited consolidated balance sheet of the Sites, dated September 30, 2004 (the "Interim Balance Sheet Date"), and the unaudited consolidated statements of operations and cash flows of the Sites for the nine (9) month period ended September 30, 2004 presented on a basis consistent with the year end audited financial statements. All of the foregoing financial statements are collectively referred to in this Agreement as the "Financial Statements." Except as disclosed in the Financial Statements, the Financial Statements present fairly in all material respects the financial position, results of operations, net equity and cash flows of the Sites on a consolidated basis as of the dates and for the applicable periods indicated, in each case in conformity with GAAP consistently applied except as noted in the Financial Statements. The Financial Statements (including the notes thereto) were prepared from the books, accounts and financial records of Contributors.

     (b) Except as disclosed in Section 4.9(b) of the Contributors Disclosure Letter, since the Interim Balance Sheet Date, each Contributor has operated the Sites that are owned or operated by such Contributor in the ordinary course and has maintained and preserved the Leased Property and has not disposed of any of the Leased Property, except in the ordinary course of business, and there has not been any event, occurrence or development which would reasonably be expected to result in a Tower Liability.

     (c) Notwithstanding any other provision in this Agreement, Contributors make no representation or warranty with respect to the operations, net equity, cash flows or other financial measures related to the Qwest Sites and the parties acknowledge that the "Financial Statements" referred to in this Section do not reflect any information or results relating to the Qwest Sites.

     SECTION 4.10 Per Tower Data.

     (a) Section 4.10(a) of the Contributors Disclosure Letter contains a true and correct schedule of the following items with respect to each Site (other than any Excluded Site, Strategic Site or Qwest Site) as of September 30, 2004:

          (i) each Tower and its cascade number;

          (ii) whether Contributors occupy any collocation space on such Site;

          (iii) the Collocation Agreement number and identity of each Tower Subtenant (including any Affiliate of a Contributor that is not another Contributor) on the Tower of such Site and the monthly revenue currently being billed related to the Tower Subtenants on the Tower of such Site along with the commencement date of the Collocation Agreement and the frequency, basis of calculation (either fixed amount or percentage) and amount of any rent escalation clauses associated with the Collocation Agreement;

          (iv) the amount of ground lease expense, including revenue share but excluding ground rent leveling expense recorded under SFAS 13, related to such Site; and

          (v) the Tower height and Tower-type category.

     (b) Section 4.10(b) of the Contributors Disclosure Letter contains a true and correct schedule of the following items with respect to each Qwest Site:

          (i) each wireless communications tower and its cascade number;

          (ii) whether Contributors occupy any collocation space on such Qwest Site

          (iii) the number and identity of collocation tenants on such Qwest Site and the monthly revenue currently being billed related to such tenants; and

          (iv) the amount of ground lease expense, including revenue share but excluding ground rent leveling expense recorded under SFAS 13, related to such Site.

     SECTION 4.11 Compliance with Laws and Governmental Authorizations

     (a) Except as set forth in Section 4.11(a) of the Contributors Disclosure Letter, the Contributors have operated and are operating each Site (and all related Tower Assets) materially in accordance with all necessary Authorizations and in compliance with applicable Laws (excluding for this purpose any Environmental Laws) affecting such Site, except where the failure to have such Authorizations or be in such compliance would not reasonably be expected to result in a Tower Liability.

     (b) None of the Contributors has received notice of any Legal Action from any Governmental Authority or other Person as to the condition, operation of, or any Authorizations with respect to, any Site that would reasonably be expected to result in a Tower Liability.

     (c) Section 4.11(c) of the Contributors Disclosure Letter sets forth all of the Contributors' Ground Lessors that may be utilities regulated by the California Public Utilities Commission or subject to Section 851 as described thereon.

     SECTION 4.12 No Implied Representations.

     NOTWITHSTANDING ANY OTHERWISE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY CONTRIBUTORS OR SPRINT IN THIS AGREEMENT, NEITHER SPRINT NOR ANY CONTRIBUTOR MAKES ANY REPRESENTATION OR WARRANTY TO LESSEE WITH RESPECT TO:

     (a) ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO LESSEE RELATING TO FUTURE REVENUES, EXPENSES OR EXPENDITURES OR FUTURE RESULTS OF OPERATIONS; OR

     (b) EXCEPT AS EXPRESSLY COVERED BY A REPRESENTATION AND WARRANTY CONTAINED IN THIS ARTICLE 4, ANY OTHER INFORMATION OR DOCUMENTS (FINANCIAL OR OTHERWISE) MADE AVAILABLE TO LESSEE OR ITS COUNSEL, ACCOUNTANTS OR ADVISERS WITH RESPECT TO SPRINT, CONTRIBUTORS OR ANY OF THEIR RESPECTIVE AFFILIATES, THE LEASED PROPERTY OF THE SITES OR THE ASSUMED LIABILITIES.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF LESSEE

     Lessee represents and warrants to Contributors and Sprint as follows:

     SECTION 5.1 Incorporation.


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


     Lessee is a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of its organization with full corporate or other power and authority to carry on in all material respects its business as it is now being conducted and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of Lessee's business requires such qualification, except for such qualifications the failure of which to obtain, individually or in the aggregate, has not had and would not reasonably be expected to have a Lessee Material Adverse Effect.

     SECTION 5.2 Authority.

     Lessee has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, to consummate the transactions contemplated by this Agreement and to lease the Leased Property or otherwise operate the Sites, and Lessee has or will have the corporate or other power and authority to execute and deliver each Collateral Agreement, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by Lessee of this Agreement and the consummation of the transactions contemplated by this Agreement have been, and the execution and delivery by Lessee of the Collateral Agreements and the consummation of the transactions contemplated thereby on or prior to the Initial Closing Date will have been, duly authorized by all requisite corporate or other action of Lessee. Lessee (a) has duly executed and delivered this Agreement, (b) on the Initial Closing Date will have duly executed and delivered each of the Collateral Agreements, and (c) on each Technical Closing Date will have duly executed and delivered the amended schedules and exhibits to the Collateral Agreements. Assuming the due execution and delivery of each such agreement by each party thereto other than Lessee, this Agreement is the legal, valid and binding obligation of Lessee, and on the Initial Closing Date each of the Collateral Agreements (as theretofore amended) will be the legal, valid and binding obligation of such Person, in each case enforceable against it in accordance with its respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the effect of the application of general principles of equity.

     SECTION 5.3 No Conflicts.

     The execution, delivery and performance by Lessee of this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated by this Agreement and by the Collateral Agreements, do not and will not with or without the giving of notice or the passage of time, or both, conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in (a) any provision of the Articles of Incorporation, Bylaws or other organizational documents of Lessee, (b) any provision of Law or a Governmental Approval or (c) any material agreement of Lessee.

     SECTION 5.4 Approvals, Other Authorizations, Consents, Reports, Etc.

     Section 5.4 of the Lessee Disclosure Letter contains a list of all Governmental Approvals and other filings, applications or notices required to be made, filed, given or obtained by Lessee or any of its Affiliates with, to or from any Governmental Authorities or other Persons in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of any notification and report form required under the HSR Act, (b) those that become applicable solely as a result of the specific regulatory status of Contributors, or (c) those failures to make, file, give or obtain which do not adversely affect or restrict, or would not reasonably be expected to adversely affect or restrict, Lessee's ability to consummate the transactions contemplated by this Agreement.

     SECTION 5.5 Litigation; Orders.

     Except as disclosed in Section 5.5 of the Lessee Disclosure Letter, there is no action, suit or proceeding pending or, to Lessee's knowledge, threatened against Lessee by or before any Governmental Authority or by any Person which challenges the validity of this Agreement or which would reasonably be likely to adversely affect or restrict Lessee's ability to consummate the transactions contemplated by this Agreement. To Lessee's knowledge, there are no Orders and there are no actions or proceedings by any Governmental Authority or any other Person, pending or threatened in writing, that adversely affects or restricts, or would reasonably be expected to adversely affect or restrict, Lessee's ability to consummate the transactions contemplated by this Agreement.

     SECTION 5.6 Brokers, Finders, Etc.

     Lessee has not employed any broker, finder, investment banker, or other intermediary or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders' fees, or other similar fees for which Contributors or Sprint would be responsible in connection with the transactions contemplated by this Agreement or any of the Collateral Agreements.

     SECTION 5.7 SEC Reports.

     Lessee has filed all material forms, reports and documents, together with any required amendments thereto, required to be filed by it with the SEC since January 1, 2003 (collectively, the "SEC Documents"). The SEC Documents (a) were prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated thereunder, and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Documents or necessary in order to make the statements made in such SEC Documents, in the light of the circumstances under which they were made, not misleading.

     SECTION 5.8 Financial Statements

     (a) Lessee has made available to Contributors true and correct copies of the audited consolidated balance sheet of Lessee as of December 31, 2003, December 31, 2002 and December 31, 2001, the audited consolidated statements of income, shareholders' equity and cash flows of Lessee for each of the fiscal years then ended, including the notes thereto, the unaudited consolidated balance sheet of Lessee, dated September 30, 2004 (the "Lessee Interim Balance Sheet Date"), and the unaudited consolidated statements of income and cash flows of Lessee for the nine month period then ended presented on a basis consistent with the year end audited financial statements. All of the foregoing financial statements are collectively referred to in this Agreement as the "Lessee Financial Statements." Except as disclosed in Section 5.8(a) of the Lessee Disclosure Letter or the Lessee Financial Statements, the Lessee Financial Statements present fairly in all material respects the financial position, results of operations, shareholders' equity and cash flows of Lessee on a consolidated basis as of the dates and for the applicable periods indicated, in each case in conformity with GAAP consistently applied except as noted in the Lessee Financial Statements. The Lessee Financial Statements (including the notes thereto) were prepared from the books, accounts and financial records of Lessee.

     (b) Except as disclosed in Section 5.8(b) of the Lessee Disclosure Letter, since the Lessee Interim Balance Sheet Date, Lessee has conducted its business in the ordinary course and there has not been any event, occurrence or development which has had or would reasonably be expected to have a Lessee Material Adverse Effect.

     SECTION 5.9 Independent Review.

     Lessee has conducted its own independent review and analysis of the Collocation Business and the Sites, their condition, cash flow and prospects and the Assumed Liabilities. In entering this Agreement, Lessee has relied solely upon its own investigation and analysis and the representations and warranties contained in this Agreement and the Collateral Agreements, and Lessee:

     (a) acknowledges that all materials and information requested by Lessee with respect to the Sites have been provided to Lessee to Lessee's satisfaction;

     (b) acknowledges that it has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of Contributors) as Lessee deems adequate;

     (c) acknowledges that neither Contributors nor any of their respective Subsidiaries nor any of their directors, officers, employees, Affiliates, agents or representatives makes any representation or warranty, either express or implied as to the accuracy or completeness of any of the information provided or made available to Lessee or its agents or representatives prior to the execution of this Agreement except as expressly set forth in this Agreement or the Collateral Agreements; and

     (d) agrees, to the fullest extent permitted by Law, that neither Contributors nor any of their respective directors, officers, employees, affiliates, agents or representatives will have any liability or responsibility whatsoever to Lessee on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Lessee prior to the execution of this Agreement, except as expressly set forth in this Agreement.

     SECTION 5.10 Financial Capability.

     Prior to the date of this  Agreement,  Lessee has delivered to Contributors
(a) written documentation evidencing Lessee's ability to draw upon available capacity under existing credit facilities, and/or (b) true, complete and correct copies of executed commitment letters, in either case, to provide to Lessee financing for the transactions contemplated by this Agreement (the "Financing Commitments"). As of the date of this Agreement, the Financing Commitments are in full force and effect, have not been withdrawn or terminated, and Lessee has no reason to believe that any Financing Commitment will not lead to the financing contemplated by such Financing Commitment, subject to the terms and conditions contained in such Financing Commitments. The financing contemplated by the Financing Commitments constitutes all of the financing required to be provided by Lessee for the consummation of the transactions contemplated by this Agreement and the payments of all fees and expenses incurred by Lessee in connection therewith. Subject to the receipt of the funds contemplated by, and on the terms set forth in, the Financing Commitments, Lessee will have available as of the Initial Closing Date funds sufficient to pay the aggregate Rent and Pre-Lease Rent payable at the Initial Closing and to discharge the Assumed Liabilities. Lessee knows of no circumstance or condition that is reasonably likely to prevent the availability at the Initial Closing of such cash or availability, except as otherwise provided in the Financing Commitments.

                                   ARTICLE 6
                  COVENANTS OF SPRINT, CONTRIBUTORS AND LESSEE

     SECTION 6.1 Investigation of Sites Prior to Initial Closing; Access to Properties and Records.

     (a) Prior to the Initial Closing, but subject to contractual and legal restrictions applicable to Contributors and applicable Law, Contributors will make their personnel available to representatives of Lessee and afford to such representatives and, with respect to the transactions contemplated by this Agreement and the Financing Commitments, advisors and current and prospective lenders and investors of Lessee, reasonable access to their respective offices, properties, books and records, of and relating to the Sites during normal business hours, as Lessee may reasonably request in its review of the Sites, such access not to damage, or unreasonably interfere with or disrupt, Contributors' business, including, without limitation, the operation of the Sites. In no event will Lessee take or permit any action in its investigation of any Site which impairs or otherwise interferes with the use and operation of any active Equipment on or communications operations being conducted at a Site. All requests for access to the offices, properties, books and records, of and relating to the Sites will be made to a representative of Contributors as designated by Contributors from time to time, who will be solely responsible for coordinating all such requests and all access permitted under this Agreement and who will have the right to accompany Lessee on any actual inspections. It is further understood and agreed that Contributors will cooperate and consult with Lessee in connection with its due diligence review of the Sites, and neither Lessee nor its representatives will contact any employees, customers or suppliers of Contributors or any of their respective Affiliates in connection with the transactions contemplated by this

Agreement or Lessee's investigation of the Sites, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of Contributors, not to be unreasonably withheld, conditioned or delayed. The restrictions and provisions of this clause (a) with be applicable only prior to the Initial Closing, after which the provisions of the Lease Agreement will set forth the rights and obligations with respect to access to the Sites. Lessee will indemnify Contributors and their respective Affiliates for any claims, losses or causes of action as a result of physical or tangible damages or injuries caused by, or incurred in connection with, Lessee's inspection of the Sites prior to the Initial Closing Date; provided, that Lessee will not indemnify Contributors or their respective Affiliates for any claim, loss or cause of action caused by (i) the gross negligence or willful misconduct of any Contributor or such Affiliate or (ii) any physical condition existing on any Site prior to Lessee's or its agent's entry thereon (except for any incremental damage caused by Lessee or its agents with respect to any such physical condition).

     (b) Prior to the Initial Closing, any information provided to Lessee or its representatives pursuant to this Agreement will not be used for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and will be held by Lessee and its representatives in accordance with, and will be subject to the terms of, Section 6.12.

     (c) Lessee agrees to (i) hold all of the books and records received from Lessor relating to the Sites and not to destroy or dispose of any thereof for a period of ten (10) years from the Initial Closing Date, and thereafter, if it desires to destroy or dispose of the non-privileged books and records, to offer first in writing, at least thirty (30) days prior to such destruction or disposition, to surrender them to Lessor, and (ii) afford Lessor, its accountants and legal counsel, during normal business hours, upon reasonable request, reasonable access to such non-privileged books and records, to other data and to the employees of Lessee to the extent that such access may be requested for any legitimate purpose, unless such non-privileged books and records have been disposed of in accordance with this Section 6.1(c). Lessee will have the same rights, and Contributors, Sprint and Lessor, respectively, the same obligations, as are set forth above in this Section 6.1(c) with respect to any non-privileged books and records of such Person pertaining to the Sites (other than Excluded Sites and Strategic Sites), with the exception of Tax Returns (or portions thereof) relating to Taxes that are not the responsibility of Lessee.

     (d) Contributors and Sprint agree to cooperate with Lessee and to provide to Lessee and its Affiliates, from time to time, at no out-of-pocket cost to Contributors or Sprint upon reasonable advance written notice from Lessee, (i) access to all financial and other information pertaining to the Sites, which information is in Contributors' or Sprint's possession and relevant and reasonably necessary, in the opinion of Lessee or its Affiliates' outside, third party accountants ("Accountants") to enable Lessee or its Affiliates and their Accountants (or at Lessee's discretion the accountants of Contributors) to prepare financial statements in compliance with any and all of (A) Rule 3-14 (or, if required by applicable authorities, Rule 3-05) of Regulation S-X of the SEC, as applicable to Lessee or its Affiliates (collectively, the "Required Financial Statements"); (B) any other rule issued by the SEC and applicable to Lessee or its Affiliates; and (C)
any registration statement, report or disclosure statement filed with the SEC by or on behalf of Lessee or its Affiliates; and (ii) a representation letter, in form substantially consistent with the representation letter customarily provided by Sprint to its outside accountants so long as such form is otherwise reasonably satisfactory to the Accountants or else with such changes as the Accountants may reasonably require (based on what the Accountants otherwise generally require from clients of the size and caliber of Sprint), signed by the individual(s) responsible for Contributors' financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render any opinion or to issue any report concerning Contributors' financial statements for any date and/or period as of or prior to the Initial Closing Date. Contributors will, upon the reasonable request of Lessee and at no out-of-pocket expense to Contributors, provide reasonable assistance in order to enable Lessee or its Affiliates to (i) file any documents with the SEC (including any registration statement or report, or any amendments thereto), (ii) respond to any requests for information from the SEC, (iii) comply with the Sarbanes-Oxley Act of 2002 or (iv) satisfy the New York Stock Exchange's or other applicable stock exchange listing requirements.

     SECTION 6.2 Efforts to Close; Cooperation.

     (a) Subject to the provisions of Article 3, Contributors and Lessee each agree to use their commercially reasonable efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with the other in connection with the foregoing, and (ii) refrain from taking, or cause to be refrained from taking, any action and to refrain from doing or causing to be done, anything which would reasonably be expected to impede or impair the consummation  and  the  making  effective  as  promptly  as  practicable  of the transactions contemplated by this Agreement, including using commercially reasonable efforts to (A) obtain all necessary waivers, consents, releases and approvals that are required for the consummation of the transactions contemplated by this Agreement, (B) obtain all consents, approvals and authorizations that are required by this Agreement to be obtained under any Law,
(C) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement, (D) effect all necessary registrations and filings, including, but not limited to, filings and submissions of information requested or required by any Governmental Authority, including, without limitation, any Governmental Antitrust Authority, and (E) fulfill all conditions to this Agreement. Contributors and Lessee further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, to use their respective commercially reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be. In no event, however, will Contributors or Lessee or any of their respective Affiliates be obligated to divest or hold separate any business or assets in connection with the consummation of the transactions contemplated by this Agreement or to pay any money to any Person or to offer or grant other financial or other accommodations to any

Person in connection with its obligations under this Section 6.2, other than with respect to any payments required to be made in connection with Shared Ground Lease Payments in a Ground Lease as set forth in this Agreement and the Lease Agreement. In addition, notwithstanding anything to the contrary in this
Section 6.2 or otherwise, nothing in this Agreement will prevent or restrict Lessee or Contributors or any of their respective Affiliates from engaging in any merger, acquisition or business combination transaction, or any disposition of any assets, other than a disposition to a Person other than Lessee of Leased Property, or any other corporate transaction except, in each case, as would prevent the consummation of the transactions contemplated by this Agreement and the Collateral Agreements.

     (b) Contributors and Lessee will keep the other party apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the requisite Governmental Approvals of any Governmental Antitrust Authority, including, without limitation, by: (i) cooperating with the other party in connection with filings under the Antitrust Laws, including, with respect to the party making a filing, (A) by providing copies of all such documents to the non-filing party and its advisors prior to filing (other than documents containing confidential business information), and (B) if requested, by considering in good faith all reasonable additions, deletions or changes suggested in connection with any such filing; (ii) furnishing to the other party all information required for any application or other filing to be made pursuant to any Antitrust Law in connection with the transactions contemplated by this Agreement; (iii) promptly notifying the other party of, and if in writing furnishing the other party with copies of, any communications from or with any Governmental Antitrust Authority with respect to the transactions contemplated by this Agreement; (iv) permitting the other party to review in advance and considering in good faith the views of the other party in connection with any proposed communication with any Governmental Antitrust Authority in connection with proceedings under or relating to any Antitrust Law, to the extent not prohibited by Law; (v) not agreeing to participate in any meeting or discussion with any Governmental Antitrust Authority in connection with proceedings under or relating to any Antitrust Law unless it consults with the other party in advance to the extent not prohibited by Law, and, to the extent permitted by such Governmental Antitrust Authority, gives the other party the opportunity to attend and participate; and (vi) consulting and cooperating with the other party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any Antitrust Law. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Antitrust Authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party will advise the other party promptly in respect of any understandings, undertakings or agreements (oral or written) which such party proposes to make or enter into with any Governmental Antitrust Authority in connection with the transactions contemplated by this Agreement.

     SECTION 6.3 Further Assurances.

     Contributors and Lessee agree that, from time to time, whether before, at or after the applicable Closing Date, each of them will execute and deliver such further instruments of conveyance and assignment and take such other actions as may be necessary to carry out the purposes and intents of this Agreement and the transactions contemplated by this Agreement. Without limiting the foregoing, Sprint and Contributors acknowledge that in connection with the Closings and its financings of the Sites, Lessee may require legal opinions (or updates thereof or reliance letters or similar items with respect thereto) from its counsel, at Lessee's expense, with respect to certain bankruptcy-related matters and in connection therewith Sprint and Contributors' will, and will cause Lessor to, cooperate (whether before, at or after the applicable Closing Date) in taking such actions as may be reasonably required to give such opinions as Lessee may reasonably request and to provide customary undertakings, representations and certificates (including without limitation, as corporate structure charts, certifications that the requirements of the LLC Agreement will be, and have at all times been, complied with), such cooperation and provision at the expense of Contributors prior to the Final Termination Date and thereafter at Lessee's expense.

     SECTION 6.4 Conduct of Collocation Business and the Sites.

     From the date of this Agreement and until the Initial Closing and except as contemplated by this Agreement or set forth in Section 6.4 of the Contributors Disclosure Letter, Contributors will operate the Collocation Business and the Sites in the ordinary course of business consistent with past practice and, at their expense, will use commercially reasonable efforts in accordance with past practice to (i) resolve Liabilities relating to (A) Liens (other than Permitted Encumbrances) on interests of a Contributor or (B) the Sites prior to the Initial Closing Date; (ii) to resolve the condemnation or rezoning procedures described on Section 4.3(a) of Contributors Disclosure Letter (and Lessee will be entitled to any proceeds with respect to such proceedings (other than with respect to Excluded Sites or Strategic Sites) after the date of this Agreement unless such Site becomes an Excluded Site or a Strategic Site hereunder); (iii) complete and close out the non-operational sites listed on Section 4.4(c) of Contributor's Disclosure Letter; and (iv) locate the missing Collocation Agreements listed on Section 4.5 of Contributor's Disclosure Letter (and deliver copies of any Collocation Agreements so located to Lessee). From the date of this Agreement and until the Initial Closing (or the applicable Technical Closing with respect to Pre-Lease Sites) and except as contemplated by this Agreement or set forth in Section 6.4 of the Contributors Disclosure Letter, Contributors and their respective Affiliates will not, without the consent of Lessee (which consent will not be unreasonably withheld or delayed):

     (a) (i) sell, dispose of, transfer, lease or encumber the Leased Property of any of the Sites, other than (x) Permitted Encumbrances incurred or entered into in the ordinary course of business consistent with past practice, or (y) conveyances that are immaterial with respect to the Leased Property of the affected Site, (ii) except in the ordinary course of business, consistent with past practice, enter into, modify, accelerate, amend, or grant any waiver or release under any Material Agreement, including any Collocation Agreement (but in no event terminate or cancel any Material Agreement, or modify, accelerate, amend or grant any waiver or release with respect to any revenue sharing provisions in such agreements without the consent of Lessee), or (iii) accelerate or delay collection of accounts receivable or payment of any account payable in advance of or beyond their regular due dates or the dates when the same would have been collected or paid, as applicable, except in the ordinary course of business consistent with past practice; provided that Contributors will provide prompt notice to Lessee of any such action described in this clause (a);

     (b) agree, so as to legally bind Lessee whether in writing or otherwise, to take any of the actions set forth in Section 6.4(a) and not otherwise permitted by this Agreement.

     Notwithstanding the provisions of this Section 6.4, nothing in this Agreement will be construed or interpreted to prevent Contributors in their sole discretion from (i) engaging in any activity with respect to any of its businesses other than the Collocation Business, (ii) taking any action with respect to the Leased Property of any Sites contemplated under Article 3, including, without limitation, designating a Site as an Excluded Site, (iii) removing Excluded Assets or Excluded Equipment from Leased Property of the Sites, or (iv) taking any action with respect to any Excluded Site or Strategic Site.

     SECTION 6.5 Public Announcements.

     Except as otherwise agreed to by the parties, the parties will not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated by this Agreement, except as in the reasonable judgment of a party that may be required by Law or by the rules of a national securities exchange, and in any event a party will use its reasonable best efforts to consult with the other party at a reasonable time in advance of such required disclosure. Within four (4) days of the date hereof, Sprint shall file with the SEC a form 8-K attaching thereto this Agreement and the form of Lease Agreement.

     SECTION 6.6 Corporate Names.

     (a) Lessee acknowledges that Sprint, Contributors and their respective Affiliates have, and will at all times have, the absolute and exclusive proprietary right to all Names incorporating "Sprint" by itself or in combination with any other Name, including, without limitation, the corporate design logo associated with "Sprint", and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being Leased, or otherwise assigned or transferred, hereby or in connection herewith. Lessee agrees that it will not, nor will it permit any of its Affiliates to, use any Name, phrase or logo incorporating "Sprint" or such corporate design logo in or on any of its literature, sales materials, agreements or products or otherwise in connection with the sale of any products or services or in the operation of the Sites.

     (b) Sprint and Contributors acknowledge that Lessee and its Affiliates have, and will at all times have, the absolute and exclusive proprietary right to all Names incorporating "Global Signal" by itself or in combination with any other Name, including, without limitation, the corporate design logo associated with "Global Signal", and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being

Leased, or otherwise assigned or transferred, hereby or in connection herewith. Lessee agrees that it will not, nor will it permit any of its Affiliates, including Lessor, to, use any Name, phrase or logo incorporating "Global Signal" or such corporate design logo in or on any of its literature, sales materials, agreements or products or otherwise in connection with the sale of any products or services or in the operation of the Sites.

     SECTION 6.7 Actions by Lessee, Sprint and Contributors Subsidiaries.

     Lessee, Sprint and each Contributor will ensure that each of their respective Subsidiaries (if any) take all actions necessary to be taken by such Subsidiary in order to fulfill Lessee's, Sprint's or such Contributor's respective obligations under this Agreement.

     SECTION 6.8 Environmental Matters.

     (a) Lessee may commission, at Lessee's cost and expense, Phase I (and if permitted under the applicable Ground Lease, Phase II) environmental audits of all Sites. Contributors have heretofore made available and furnished to Lessee true, correct and complete copies of all Phase I and Phase II environmental assessments (including attachments, appendices, exhibits and schedules) and all other documents related to environmental matters, including without limitation, notices of violations, claims and correspondence with consultants and Governmental Authorities of the Sites that Contributors have been able to locate as of the date of this Agreement using their good faith efforts. Lessee will indemnify Contributors and Lessor and their respective Affiliates for any claims, losses or causes of action as a result of physical or tangible damages or injuries caused by, or incurred in connection with, Lessee's Phase I or Phase II environmental audits of any Site; provided, that Lessee will not indemnify Contributors or their respective Affiliates for any claim, loss or cause of action caused by (i) the gross negligence or willful misconduct of any Contributor or such Affiliate or (ii) any physical condition existing on any Site prior to Lessee's or its agent's entry thereon (except for any incremental damage caused by Lessee or its agents with respect to any such physical condition).

     (b) Lessee will promptly provide (at Lessee's sole cost and expense) to Contributors and Lessor (i) the results of any and all environmental sampling and other analytical testing that may be conducted and (ii) any and all environmental reports (including the results of the aforementioned Phase I and, if applicable, Phase II reports) generated by Lessee as a result of these studies. Unless otherwise required by applicable Law, neither any reports nor any information contained in said reports or otherwise generated by Lessee under this Agreement, will be released to any other party without the prior written consent of Lessee, Lessor and Contributors, except that either Lessee, Lessor or Contributors may release such reports to their respective Representatives or in connection with any merger or other corporate transaction of Lessee or any Contributor, or disposition of assets, that includes the Sites to which the reports apply (or Liability with respect thereto). If this Agreement is terminated pursuant to Section 10.1 or if any Site becomes an Excluded Site, Lessee will if requested by Contributors (x) turn over to Contributors (at
Contributors' cost) all reports, documents, data and other writings and information, including copies and, if available, electronic format thereof, relating to any and all investigations or studies conducted with respect to environmental conditions or compliance associated with such (or all, in the event of termination of this Agreement) Sites, and such reports, documents and/or writings will become the exclusive property of Contributors, provided that Contributors may not rely thereon and Lessee will have no obligations or liability with respect thereto, or (y) destroy such documentation and information in accordance with Section 6.12(d).

     SECTION 6.9 Title Insurance Commitments.

     If Lessee elects to purchase title insurance for a Site, Contributors and Lessee will work together and cooperate in order to obtain and cause to be delivered to Lessee (for Lessee's use for purposes of obtaining title insurance) as promptly as practicable following execution of this Agreement, copies of commitments (and will provide non-privileged copies (or electronic access) thereof to Contributors or Lessor) to issue leasehold and/or leasehold lenders title insurance policies ("Title Commitments") for each such Site as to which any Contributor has an insurable real property interest ("Insurable Sites"). The costs of obtaining the Title Commitments and title insurance policies pursuant to the Title Commitments (the "Title Policies") will be borne by Lessee (except as provided in Section 3.3(b)(ii)), and at the Closings, Lessee will reimburse Contributors for any out-of-pocket costs related thereto that were incurred and paid by Contributors at the request of Lessee. If, prior to the Initial Closing or Technical Closing, as the case may be, relating to any Insurable Site for which a Title Commitment will have been issued, Lessee will be unable to obtain a Title Policy (or a marked Title Commitment) insuring its interest and/or the interest of its lender in such Site (subject only to Permitted Encumbrances) notwithstanding Lessee's having exercised its commercially reasonable efforts to do so, then, provided that Lessee will continue to exercise commercially reasonable efforts to obtain such Title Policy (or a marked Title Commitment), Lessee will have the right to treat such as a Pre-Lease Site. At each Closing Lessor or Contributors, as applicable, will deliver to Title Company such documents including Property Tax forms and any other certificates and documentation as may be reasonably and customarily required by the Title Company for issuance of owners' and lenders' policies of leasehold title insurance (subject only to Permitted Encumbrances) in favor of Lessee and/or Lessee's lenders.

SECTION 6.10      Other Documentation.

     Prior to the Initial Closing, Contributors will use commercially reasonable efforts to deliver or cause to be delivered to Lessee (a) copies of all written (and effective) Ground Leases, Collocation Agreements and material Governmental Approvals solely related to the Leased Property or, to the extent not solely related, appropriate extracts thereof, and (b) copies of, or extracts from, all current files and records of Contributors solely related to the ownership, occupancy or leasing of the Leased Property or, to the extent not so solely related, appropriate extracts thereof; provided, that (i) the failure to deliver any of the foregoing that is not located by Contributors after using good faith efforts to do so will not be considered a breach of this Agreement, (ii) Contributors will not be required to deliver to Lessee any privileged document, and (iii) Contributors will cooperate with Lessee in delivering such documents in electronic form in a manner to allow integration and compatibility with Lessee's systems.

     SECTION 6.11 Master Collocation Agreements

     The parties acknowledge that certain Collocation Agreements permit a Tower Subtenant to occupy space (including on a Tower) at more than one Site (each a "Master Collocation Agreement"). At the Initial Closing and each Technical Closing in which the Leased Property of a Master Lease Site subject to a Master Collocation Agreement is Leased to Lessee and in which the Leased Property of some of the Sites applicable to such Master Collocation Agreement is retained by Contributors or Lessor, to the extent permitted under the applicable Master Collocation Agreement or consented to by the applicable counterparty, the applicable Master Collocation Agreement will be bifurcated into two separate Master Collocation Agreements, the first applicable to the Sites subject to the existing Master Collocation Agreement that are retained by Contributors or Lessor at the applicable Closing (under which the applicable Contributor or Lessor will remain the lessor) and the second applicable to the Master Lease Sites subject to the existing Master Collocation Agreement that are Leased to Lessee at the applicable Closing (under which Lessee will be the lessor). To the extent practicable, when requesting consent to a bifurcation, the parties will also request consent to a future further bifurcation of any such Master
Collocation Agreement such that further severance thereof is possible in connection with any post-closing conversion of a Pre-Lease Site to a Master Lease Site as well as a future assignment (in whole or part) of Lessee's interests under the Lease Agreement in connection with a financing. Lessee, Lessor and Contributors will cooperate and each use commercially reasonable efforts to effectuate the terms of this Section 6.11.

     SECTION 6.12 Confidentiality.

     (a) The parties acknowledge and agree that in the course of their discussions and negotiations of this Agreement and the transactions contemplated by this Agreement, a party to this Agreement (the "Disclosing Party") may already have disclosed or may hereafter disclose Confidential Information (as defined below) to one or more of the other parties to this Agreement (each, a "Disclosee"). Each party agrees that if the transactions contemplated by this Agreement are not consummated, it will either return to the Disclosing Party all written Confidential Information furnished to it or destroy such Confidential Information. Each party further agrees to maintain the confidentiality of any and all Confidential Information of a Disclosing Party and not disclose or give any Confidential Information to any Person or use such Confidential Information for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and the Collateral Agreements; provided, that the foregoing will not prohibit (i) use of such Confidential Information (A) as is required by Law, (B) as is necessary to prepare Tax Returns (including Tax Returns of Lessee, Contributors, Lessor or their respective Affiliates) or other filings with Governmental Authorities or to defend or object to any reassessment of Taxes, (C) as is necessary for Lessee, Contributors, Lessor or their respective Affiliates (or their representatives) to prepare and disclose, as may be required, accounting statements or (D) to assert or protect any rights of Lessee, Sprint, Contributors, Lessor or their respective Affiliates under this Agreement or under any applicable Law or (ii) disclosing to any and all Persons, without limitation of any kind, the U.S. federal and state tax treatment and tax structure (tax structure will mean any fact that may be applicable to understanding the U.S. federal or state tax treatment of the transaction)  contemplated  hereby  and all  materials  of any  kind  (including opinions or other tax analyses) that are provided to Lessee, Sprint or Contributors or their respective Affiliates relating to such tax treatment and tax structure provided that no information will be disclosed that could waive the attorney-client privilege, the privilege under Section 7525 of the Internal Revenue Code, or other privileges. Without limiting the generality of the foregoing, each party agrees that, when acting as a Disclosee, it may disclose the Confidential Information of the Disclosing Party to those employees, attorneys, accountants, consultants, bankers, financial advisers and any representatives of such advisers (collectively, "Representatives") of Disclosee who require such information for the purposes contemplated under this Agreement; provided, that it must (i) notify all of its Representatives to whom Confidential Information of the Disclosing Party is disclosed not to use or disclose such Confidential Information in violation of this Agreement, (ii) prevent use or disclosure by its Representatives of the Confidential Information of the Disclosing Party, except as provided in this Agreement, and (iii) if requested or required by Law to disclose any Confidential Information, provide the Disclosing Party with prompt written notice of such request or requirement so that the Disclosing Party may seek an appropriate protective order. If, failing the entry of a protective order, the Disclosee is, in the opinion of its counsel, required to disclose Confidential Information, it may disclose that portion of the Confidential Information that its counsel advises that it is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, the Disclosee will not oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     (b) For purposes of this Section 6.12, "Confidential Information" means any and all technical, business and other information regarding the business, finances, operations, products, services and customers of a party and its Affiliates, whether in written electronic, oral or any other form, which derives value from not being generally known to the public, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists or information concerning actual or potential customers or suppliers, information regarding business plans and operations, methods and plans of operation, marketing strategies, and acquisition and investment plans together with the analyses, compilations, studies or other documents prepared by the Disclosee using such information; provided, however, that the term "Confidential Information" will not include any information that (i) was in the possession of or known to the Disclosee without any obligation of confidentiality prior to receiving the information from the Disclosing Party,
(ii) is, or subsequently becomes, legally and publicly available other than by breach of this Agreement, (iii) is obtained by the Disclosee without any obligation of confidentiality from a source other than the Disclosing Party and the applicable source is not in breach of an obligation of confidentiality owed to the Disclosing Party or to any other party, or (iv) is developed by or for the non-disclosing party without the use of Confidential Information.

     (c) Lessee acknowledges and agrees that the databases respecting the Sites maintained on behalf of Contributors are owned by Contributors may contain trade


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


secrets of Contributors. Any data from such databases provided to Lessee may only be used by Lessee in accordance with the terms of this Agreement, including, without limitation, this Section 6.12.

     (d) Each party agrees that if this Agreement is terminated prior to the Initial Closing, then within fifteen (15) business days after being so requested by the Disclosing Party, the Disclosee will return or destroy (at its option) all documents thereof furnished by the Disclosing Party. Except to the extent the Disclosee is advised by counsel such destruction is prohibited by Law, the Disclosee will also destroy all written material, memoranda, notes, copies, excerpts and other writings or recordings whatsoever in its possession prepared by it or its Representatives based upon, containing or otherwise reflecting any Confidential Information. Any destruction of materials will be confirmed in writing by the Disclosee. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral Confidential Information, will remain subject to the confidentiality obligations set forth in this Section
6.12. Notwithstanding the foregoing, (i) Lessee will not be required to destroy or return any Confidential Information related to any Leased Property of each Site converted into a Master Lease Site at a Closing following such Closing or to any Pre-Lease Site, (ii) following any Closing hereunder, Contributors and Sprint will be deemed to be the Disclosee and Lessee will be deemed to be the Disclosing Party with respect to all Confidential Information included in or related to the Leased Property of each Site converted into a Master Lease Site at each applicable Closing and to each Pre-Lease Site for all purposes under this Agreement and (iii) the Disclosee may retain one (1) archival copy of the Disclosing Party's Confidential Information solely for the purpose of use, to the extent necessary, in the prosecution or defense of any litigation, dispute resolution, arbitration, mediation or as may be necessary, in the reasonable discretion of the Disclosee, for the reason of resolving any threatened litigation, dispute resolution, arbitration or mediation or other dispute.

     (e) Effective as of the date of this Agreement, the Confidentiality Agreement and the Sprint Confidentiality Agreement will terminate automatically and will be of no further force or effect, except as expressly provided in the Confidentiality Agreement or the Sprint Confidentiality Agreement, respectively.

     (f) Nothing contained in this Section 6.12 will be deemed to prohibit (i) any disclosure deemed by Lessee to be necessary or desirable in connection with curing or addressing any Exceptions or obtaining Ground Lessor Estoppels prior to the Initial Closing Date or (ii) from and after the Initial Closing, any use or disclosure of information relating to this Agreement, the Sites or the Leased Property as Lessee may deem necessary or desirable in connection with the operation of its business and the Sites (including, without limitation, in connection with any financing), except, in each case, with respect to those matters that Sprint reasonably has informed Lessee constitute Sprint's or Contributors' trade secrets (as defined by applicable Law), provided that any information related to the conduct or operation of the Collocation Business or the Sites will not constitute such trade secrets.

     SECTION 6.13 Lessee's Efforts.


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



     (a) Lessee will promptly notify Contributors of any proposal by any of the institutions party to a Financing Commitment to withdraw, terminate or make a material change in the amount or terms of such Financing Commitment that could reasonably be expected to adversely affect the ability of Lessee to consummate the financing contemplated by such Financing Commitment in accordance with its terms. In addition, upon Contributors' reasonable request, Lessee will advise and update Contributors, in a level of detail reasonably satisfactory to Contributors, with respect to the status, proposed closing date, and material terms of the Financing Commitments. Lessee will not consent to any amendment, modification or early termination of any Financing Commitment that could reasonably be expected to adversely affect the ability of Lessee to consummate the transactions contemplated by this Agreement.

     (b) Lessee will, and will cause its Affiliates to, use commercially reasonable efforts to (i) maintain the effectiveness of the Financing Commitments in accordance with their terms and obtain alternative financing if necessary to consummate the transactions contemplated by this Agreement, (ii) enter into definitive documentation with respect to the Financing Commitments,
or  any  alternative   financing   necessary  to  consummate  the   transactions
contemplated by this Agreement, (iii) satisfy all funding conditions to the Financing Commitments or any alternative financing set forth in the definitive documentation with respect to the financing contemplated by the Financing Commitments, or alternative financing necessary to consummate the transactions contemplated by this Agreement, (iv) consummate the financing contemplated by the Financing Commitments (including by extension of the Financing Commitments on substantially equivalent or better terms) or, if the Financing Commitments expire, obtaining alternative financing in an aggregate principal amount equal to the amounts set forth in, and on terms substantially equivalent to or better than the terms of, the Financing Commitments.

     SECTION 6.14 Employee Matters.

     (a) At any time prior to the Initial Closing, Lessee may, or may cause an Affiliate to, make offers of employment to be effective as of the Initial Closing to all or certain employees of the Collocation Business (each employee who accepts Lessee's offer will be referred to as a "Transferred Employee"); provided, that Lessee and its Affiliates will have no obligation to make any such offers. If made, such offer(s) will include for each Transferred Employee
(i) benefits under Lessee's 401(k) Plan and benefit accruals for service after the Initial Closing under Lessee's Pension Plan which are the same benefits Lessee provides for its employees who work in Lessee's business, and (ii) welfare benefits under Lessee's welfare plans (as defined in Section 3(1) of ERISA), which are the same to the maximum extent practicable as the welfare benefits Lessee provides for its similarly situated employees.

     (b) 401(k) Plans.

          (i) Contributors will make contributions on behalf of the Transferred Employees to the Contributors Benefit Plan which is the Contributors Retirement Savings Plan (the "Retirement Savings Plan") through the Initial Closing, but Contributors will take such action as necessary or appropriate to assure that no Transferred Employee will be eligible to make or receive contributions under such plan for any period ending after the Initial Closing and that no Transferred Employee will be eligible to otherwise actively participate in such plan after the Initial Closing. Contributors will take whatever action is necessary or appropriate with respect to each Transferred Employee to provide the same opportunity to each applicable Transferred Employee to repay his or her loan or loans, if any, from the applicable plan as currently provided under the terms of the Retirement Savings Plan upon a termination of employment.

          (ii) The Transferred Employees will be eligible as of the Initial Closing to participate in a plan established, maintained or adopted by Lessee or the applicable Affiliate which is described in Section 401(k) of the Code (individually a "Lessee 401(k) Plan") and which will provide for elective deferrals (as the deferrals are described in Section 402(g)(3)(A) of the Code) by participants under Section 401(k) of the Code and for matching contributions (as described in Section 401(m)(4)(A)(ii) of the Code) by Lessee or such Affiliate with respect to the elective deferrals. The Lessee 401(k) Plan will provide that the Transferred Employees will have the right to make direct rollovers to the applicable plan of their vested accounts in the Retirement Savings Plan to the extent those rollovers constitute "eligible rollover distributions" within the meaning of Section 402(c)(4) of the Code. The Transferred Employees will receive credit under the Lessee 401(k) Plan for all service with Contributors for purposes of satisfying any service requirement to participate in the applicable plan and any service requirement to earn a nonforfeitable benefit under the applicable plan.

          (c) Pension Plans.

          (i) Contributors will take such action as necessary or appropriate to assure that Transferred Employees will be eligible to accrue any benefits for service completed or compensation paid for periods before the Initial Closing under the Contributors Benefit Plan which is the Contributors Retirement Pension Plan (the "Retirement Pension Plan") and that no Transferred Employee will be eligible to otherwise actively participate in the applicable plan after the Initial Closing.

          (ii) If any employees of Lessee (as determined in accordance with the rules under Section 414(b) and Section 414(c) of the Code) participate in any defined benefit plan (as defined in Section 414(j) of the Code) other than a multiemployer plan (as defined in Section 414(f) of the Code) (individually a "Lessee Pension Plan"), the Transferred Employees will be eligible to participate in the applicable plan as of the Initial Closing. If there is more than one Lessee Pension Plan, the Transferred Employees will be eligible to participate in the Lessee Pension Plan which in Lessee's reasonable judgment provides benefits which in the aggregate are more like the benefits provided under the Retirement Pension Plan than the benefits provided under any other Lessee Pension Plan. The Transferred Employees will receive credit under the Lessee Pension Plan in which the Transferred Employees participate for all service with

     Contributors for purposes of satisfying any service requirement to participate in the applicable plan and any service requirement to earn a nonforfeitable benefit under the applicable plan, but Lessee will have no obligation to provide the applicable service credit for purposes of computing any Transferred Employee's accrued benefit under the applicable plan.

     (d) Medical and Related Healthcare Benefits and Life Insurance.

          (i) Contributors will continue after the Initial Closing to make available to each Transferred Employee coverage under the Contributors Benefit Plans which are welfare plans (as defined in Section 3(1) of ERISA), including post-retirement health and dental benefit coverage, to the same extent, and subject to the same terms and conditions, that the coverage would be continued under the terms of the applicable plans for any other former employee, and each applicable Transferred Employee who satisfies the age and service requirements for post-retirement health and dental benefit coverage immediately prior to the Initial Closing will have the same opportunity to receive coverage after the Initial Closing as if the applicable Transferred Employee had terminated employment immediately prior to the Initial Closing.

          (ii) Lessee on the Initial Closing will make available to the Transferred Employees Lessee's welfare plans (as defined in Section 3(1) of ERISA) consistent with the requirements of Section 6.14(a)(ii), and each Transferred Employee will receive full credit under Lessee's welfare plans for all service completed with Contributors; provided, that Lessee will have no obligation to provide service credit for purposes of determining any applicable Transferred Employee's eligibility to receive post-retirement welfare benefits.

     SECTION 6.15 2004 Audited Financials; Unaudited Stub Period Financials.

     On or prior to March 31, 2005, regardless of whether the Initial Closing will have theretofore occurred, Contributors will deliver to Lessee true and correct copies of the audited consolidated statements of operations of the Sites for the fiscal year ended December 31, 2004, including the notes thereto, prepared in compliance with Rule 3-14 of Regulation S-X of the SEC, as applicable to Lessee or its Affiliates. All of the foregoing financial statements are collectively referred to in this Agreement as the "2004 Financial Statements." Except as disclosed in the 2004 Financial Statements, the 2004 Financial Statements will present fairly in all material respects the results of operations of the Sites on a consolidated basis for the applicable periods indicated, in each case in conformity with GAAP consistently applied except as noted in the 2004 Financial Statements. The 2004 Financial Statements (including the notes thereto) will be prepared from the books, accounts and financial records of Contributors. As soon as practicable upon request of Lessee (but in any  event  within  forty  (40)  days  after  the end of each  fiscal  quarter),
Contributors will deliver to Lessee unaudited consolidated statements of operations of the Sites for the prior stub period(s), provided, that Contributors will have no obligation to deliver any such stub period statements for periods beginning after the Initial Closing Date.

     SECTION 6.16 Exclusivity; Return of Confidential Information.

     (a) Except with respect to the Excluded Assets, Strategic Sites or Excluded Sites, Contributors will not (and will not cause or permit any of their respective Affiliates, Subsidiaries, directors, officers, employees, or agents
to) (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition or lease of all or substantially all of the Sites (a "Competing Transaction"), including, without limitation, from any Person (other than Lessee or its Affiliates) that was at any time involved in the bidding and selection process for the sale or Lease of the Sites (the
"Auction") in 2004 or 2005; or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Contributors will notify Lessee immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any Competing Transaction.

     (b) Sprint agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which Sprint or any of its Affiliates is a party with respect to the Auction, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Lessee. Sprint will promptly request each Person that has executed a confidentiality agreement in connection with the Auction or its consideration of any other Competing Transaction to return all Confidential Information heretofore furnished to such Person by or behalf of Sprint or its Affiliates.

     SECTION 6.17 Notices of Certain Events.

     Contributors will promptly notify Lessee of:

     (a) any changes or events with respect to the Leased Property of a Site which, individually or in the aggregate, have had or would reasonably be expected to have a Tower Liability;

     (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

     (c) (i) the damage or destruction by fire or other casualty of the Leased Property of any Site or part thereof, (ii) in the event that the Leased Property of the Sites or part thereof becomes the subject of any proceeding or, to Contributors' knowledge, threatened proceeding, for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action, or (iii) any foreclosure, deed-in-lieu of foreclosure, or similar proceeding with respect to any Lien against a Site, including any Ground Lessor Mortgage.

     SECTION 6.18 Sprint and its Affiliates' Rights.

     Notwithstanding any other provision in this Agreement or any Collateral Agreement, the parties acknowledge and agree that, except with respect to the Sites (other than the Excluded Sites and Strategic Sites), nothing in this Agreement or any Collateral Agreement is intended to create any prohibition or restriction on Sprint's and/or its Affiliates (other than Lessor) ability to construct, lease or otherwise obtain the right to use (and lease tower space to third parties) wireless communications tower sites.

                                   ARTICLE 7

                   CONDITIONS TO LESSEE'S OBLIGATION TO CLOSE

     Lessee's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the applicable Closing Date (unless otherwise provided below) of each of the following conditions, any or all of which may be waived in whole or in part by Lessee:

     SECTION 7.1 Representations, Warranties and Covenants of Contributors and Sprint.

     (a) The representations and warranties of Contributors and Sprint contained in Article 4 will be true and correct in all respects, in each case as of the date of this Agreement and as of the Initial Closing Date, except for representations and warranties that speak as of a specific date or time other than the date of this Agreement and the Initial Closing Date (which need only be true and correct as of such specified date or time); provided, that the conditions precedent in this Section 7.1 will nevertheless be deemed satisfied unless the inaccuracy, falsity or incorrectness of such representations or warranties would reasonably be expected to have a Material Adverse Effect.

     (b) The covenants and agreements of Contributors and Sprint to be performed on or before the Initial Closing Date in accordance with this Agreement will have been duly performed in all material respects.

     (c) Lessee will have received a certificate from (i) Contributors signed on behalf of each Contributor by an authorized officer of Contributors and (ii) an authorized officer of Sprint with respect to itself, in each case, to the effect set forth in paragraphs (a) and (b) above dated the Initial Closing Date.

     SECTION 7.2 HSR Filings.

     At the Initial Closing Date, any waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act will have expired or been terminated, or Contributors and Lessee will have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated by this Agreement, and no action will have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement, which action will not have been withdrawn or terminated.

     SECTION 7.3 No Injunction or Proceedings.

     At the Initial Closing Date, there will be no Order that is in effect that prohibits the Initial Closing and no legal proceedings will be pending involving any challenge to, or seeking material damages or other relief in connection with, any of the other transactions contemplated by this Agreement and the Collateral Agreements or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise materially interfering with the transactions contemplated by this Agreement and the Collateral Agreements.

     SECTION 7.4 Collateral Agreements and Additional Closing Deliveries.

     (a) Contributors and Lessor will have executed and delivered to Lessee (i) the Lease Agreement (including the applicable Site Designation Supplements),
(ii) the Transition Services Agreement in form and substance reasonably satisfactory to Lessee, (iii) the Property Use Agreement, (iv) the Separateness Agreement, and (v) such other agreements and documents contemplated by Section
2.6 of this Agreement.

     (b) As a condition to each Technical Closing, Contributors and Lessor will have executed and delivered to Lessee (i) amended schedules and exhibits to each of the Lease Agreement (including the applicable Site Designation Supplements) and (ii) such other agreements and documents contemplated by Section 2.7 of this Agreement.

     (c) At the Initial Closing, on the terms and subject to the conditions of this Agreement, Contributors (individually and jointly, as applicable) will deliver, or cause to be delivered, to Lessee:

          (i) as a protective delivery, a duly executed certification of non-foreign status of Lessor in a form complying with the requirements of
     Section 1445 of the Code (a "FIRPTA Certificate"); provided, however, that if Lessor fails to deliver such FIRPTA Certificate, Lessee will be entitled to withhold all requisite amounts, if any, in accordance with Section 1445 of the Code;

          (ii) with respect to each Ground Lease and Collocation Agreement, all correspondence and memoranda related to the same, to the extent that Sprint and/or Contributors are in possession of such correspondence and memoranda;

          (iii) the items that Lessee may have reasonably requested pursuant to the second sentence of Section 6.3 in order that Lessee's counsel may provide certain bankruptcy-related opinion letters in connection with financing transactions undertaken by Lessee;

          (iv) a copy of the determination of "No Hazard" to air navigation from the FAA for each Tower with respect to which such determination is required, to the extent that such determinations were issued and Sprint and/or Contributors are in possession of such determinations;

          (v) all keys and other security access codes or devices providing entry to the Towers (other than Sprint's Improvements);

          (vi) a copy of the currently existing FCC Form 854R for each Tower with respect to which such form is required, to that extent that such forms were created and Sprint and/or Contributors are in possession of such forms;

          (vii)  the  books,   files  and  records  required  pursuant  to  this
     Agreement;

          (viii) certificates of good standing of each Contributor issued as of a date no more than thirty (30) days prior to the Closing Date by the appropriate Secretary of State or comparable official in each entity's State of formation of each Contributor; and

          (ix) such other items and certificates  contemplated by Section 2.6 or
     Section 2.7 as may be reasonably required to consummate the transactions contemplated hereby.

     (d) The condition set forth in the Section 2.6(h) shall have been satisfied

     SECTION 7.5 Contributable Sites and Master Lease Sites.

     At the Initial Closing, as determined by Lessee in its reasonable discretion, (i) no less than sixty-five percent (65%) of the Sites will be Contributable Sites and (ii) no less than fifty percent (50%) of the Sites will be Master Lease Sites for which the Individual Site Closing Conditions have been satisfied or waived by Lessee (in Lessee's discretion), such percentages based on the ratio of the aggregate Rents and Pre-Lease Rents allocable to the Leased Property at such Contributable Sites and Master Lease Sites, as the case may be, divided by the aggregate Rents and Pre-Lease Rents payable with respect to all Sites, in each case as set forth on Exhibit H to the Lease Agreement (which will be agreed by the parties prior to the Initial Closing as set forth in Section 3.9). Any waiver of the foregoing conditions, in whole or part, will in no event effect whether (or not) a Site satisfies the conditions for a Financeable Site; however if Lessee elects to waive an Exception with respect to a Site for purposes of this Section 7.5 or Section 7.6 below and does not obtain the consent of the affected Contributor, then, notwithstanding anything to the contrary in this Agreement, neither Contributors nor Lessor will be responsible for, and Lessee agrees to indemnify Contributors and Lessor from and against, any Liabilities resulting from or arising in connection with any such waived Exception.

     SECTION 7.6 Individual Site Closing Conditions.

     The Individual Site Closing Conditions with respect to any Master Lease Site which is to be Leased by Lessor to Lessee at such Closing will have been satisfied or waived by Lessee (however such waiver will in no event effect whether (or not) a Site satisfies the conditions for a Financeable Site).

                                   ARTICLE 8

                      CONDITIONS TO CONTRIBUTORS', SPRINT'S
                        AND LESSOR'S OBLIGATIONS TO CLOSE

     Contributors', Sprint's and Lessor's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the applicable Closing Date (unless otherwise provided below) of each of the following conditions, any or all of which may be waived in whole or in part by Contributors, Sprint and Lessor:

     SECTION 8.1 Representations, Warranties and Covenants of Lessee.

     (a) The representations and warranties of Lessee contained in Article 5 will be true and correct in all respects, in each case as of the date of this Agreement and as of the Initial Closing Date, except for representations and warranties that speak as of a specific date or time other than the date of this Agreement or the Initial Closing Date (which need only be true and correct as of such specified date or time); provided, that the conditions precedent set forth in this Section 8.1(a) will be deemed satisfied unless the inaccuracy, falsity or incorrectness of such representations and warranties would reasonably be expected to have a Lessee Material Adverse Effect.

     (b) The covenants and agreements of Lessee to be performed on or before the Initial Closing Date in accordance with this Agreement will have been duly performed in all material respects.

     (c) Contributors will have received a certificate from Lessee signed on behalf of Lessee by an authorized officer of Lessee with respect to itself to the effect set forth in paragraphs (a) and (b) above dated the Initial Closing Date.

     SECTION 8.2 HSR Filings.

     At the Initial Closing Date, any waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act will have expired or been terminated, or Contributors and Lessee will have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated by this Agreement, and no action will have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement, which action will not have been withdrawn or terminated.

     SECTION 8.3 No Injunction or Proceedings.

     At the Initial Closing Date, there will be no Order that is in effect that prohibits the Initial Closing and no legal proceedings will be pending involving any challenge to, or seeking material damages or other relief in connection with, any of the other transactions contemplated by this Agreement and the Collateral Agreements or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise materially interfering with the transactions contemplated by this Agreement and the Collateral Agreements.

     SECTION 8.4 Collateral Agreements.

     (a) Lessee will have executed and delivered to Contributors and Lessor (i) the Lease Agreement (including the applicable Site Designation Supplements),
(ii) the Transition Services Agreement in form and substance reasonably satisfactory to


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Contributors and Sprint, (iii) the Separateness  Agreement,  and (iv) such other agreements and documents contemplated by Section 2.6.

     (b) As a condition to each Technical Closing, Lessee will have executed and delivered to Contributors and Lessor (i) amended schedules and exhibits to the Lease Agreement (including the applicable Site Designation Supplements), and
(ii) such other agreements and documents contemplated by Section 2.7.



                                   ARTICLE 9

                            SURVIVAL; INDEMNIFICATION

     SECTION 9.1 Indemnification Obligations of Contributors and Sprint.

     (a) Contributors and Sprint will, jointly and severally, indemnify and hold harmless each of the Lessee Indemnified Parties from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including amounts paid in settlement and reasonable attorneys' fees and expenses) (any of the foregoing, a "Loss") arising out of or relating to:

          (i) any breach or inaccuracy of any representation or warranty made by Contributors or Sprint in Article 4 of this Agreement;

          (ii) any breach or nonperformance of any covenant, agreement or undertaking made by Contributors or Sprint in this Agreement;

          (iii) any Taxes of Sprint, Contributors or Lessor (other than any Taxes which Lessee expressly assumes or agrees to indemnify against pursuant to the Lease Agreement);

          (iv) the Excluded Assets;

          (v) the Excluded Liabilities; and

          (vi) the foreclosure, deed-in-lieu of foreclosure or similar action by the holder of a Ground Lessor Mortgage that results in the Loss of a Site by Lessee.

     (b) Neither Sprint nor Contributors will have any liability under any provision of this Agreement for any Losses to the extent that such Losses relate to the negligence, willful misconduct or breach of any representation, warranty, covenant or agreement of Lessee contained in this Agreement or any Collateral Agreement or by any other Person (other than Contributors, Lessor, Sprint or their respective Affiliates) or their respective officers, agents, employees, representatives, contractors, licensees, tenants or subtenants.



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


     (c) Neither Sprint nor Contributors will have any liability under any provision of this Agreement for Losses to the extent such Losses relate to the actions or obligations of Lessor under the Lease Agreement, such indemnities being only as and to the extent set forth in the Lease Agreement.

     (d) Lessee will take and will cause its Affiliates to take reasonable steps to mitigate any Losses upon becoming aware of any event which would reasonably be expected to or does give rise to any claim for Losses under this Article 9, but will not be required to incur costs to remedy the breach which gives rise to the Losses.

     (e) In the event of a Loss for which indemnification would be available to a Lessee Indemnified Party under Section 9.1(a)(vi), the damage for such Loss shall be measured by reference to the unamortized portion of the Rent or Pre-Lease Rent allocable to the lost Site as set forth on Exhibit H to the Lease Agreement.

     (f) The rights of the Lessee Indemnified Parties to indemnification under this Agreement will not be affected by any investigation conducted or actual or constructive knowledge acquired at any time by a Lessee Indemnified Party, whether before or after the date hereof or any Closing Date; provided, however, that if Lessee is aware of any matter or condition that would permit Lessee not to close the transactions contemplated hereby under Section 7.1(a) and Lessee nonetheless proceeds to the Initial Closing, then the Lessee Indemnified Parties will have no right to seek indemnification under Section 9.1(a)(i) with respect to Losses resulting or arising from such matter or condition.

     SECTION 9.2 Indemnification Obligations of Lessee.

     (a) Lessee will indemnify and hold harmless each of the Contributors Indemnified Parties from, against and in respect of any and all Losses arising out of or relating to:

          (i) any breach or inaccuracy of any representation or warranty made by Lessee in Article 5 of this Agreement; or

          (ii) any breach or nonperformance of any covenant, agreement or undertaking made by Lessee in this Agreement.

     (b) Lessee will not have any liability under any provision of this Agreement for any Losses to the extent that such Losses relate to the negligence, willful misconduct or breach of any representation, warranty, covenant or agreement of Contributors or Sprint contained in this Agreement or any Collateral Agreement or by any other Person (other than Lessee or its Affiliates) or their respective officers, agents, employees, representatives, contractors, licensees, tenants or subtenants.

     (c) Contributors and Sprint will take and will cause their respective Affiliates to take all reasonable steps to mitigate any Losses upon becoming aware of any event which would reasonably be expected to or does give rise to any claim for Losses under this Article 9, but will not be required to incur costs to remedy the breach which gives rise to the Losses.


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


     (d) The rights of the Contributors Indemnified Parties to indemnification under this Agreement will not be affected by any investigation conducted or actual or constructive knowledge acquired at any time by a Contributors Indemnified Party, whether before or after the date hereof or any Closing Date; provided, however, that if Contributors is aware of any matter or condition that would permit Contributors not close the transactions contemplated hereby under
Section 8.1(a) and Contributors nonetheless proceed to the Initial Closing, then the Contributor Indemnified Parties will have no right to seek indemnification under Section 9.2(a)(i) with respect to Losses resulting or arising from such matter or condition.

     (e) Indemnification of Contributors with respect to Lessee's failure to perform, discharge or satisfy any of the Assumed Liabilities will be limited as and to the extent provided in the Lease Agreement.

     (f) Lessee's payment and indemnification obligations with respect to Taxes will be governed solely under Section 16 and Section 39 of the Lease Agreement and not this Article 9.

         SECTION 9.3 Indemnification Procedure for Third Party Claims.

     (a) Promptly after receipt by an Indemnified Party of notice by a third party of a threatened or filed complaint or the threatened or actual commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Loss, such Indemnified Party will provide written notification to Lessee, Sprint or Contributors, whoever is the appropriate indemnifying party under this Agreement (the "Indemnifying Party"), within thirty (30) days of the Indemnified Party's becoming aware of the threatening or filing of such complaint or of the Indemnified Party's becoming aware of the threatened or actual commencement of such audit, investigation, action or proceeding; provided, that the failure to so notify the Indemnifying Party will relieve the Indemnifying Party from liability under this Agreement with respect to such claim only to the extent that such failure to notify the Indemnifying Party results in (i) the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim or (ii) prejudice to the Indemnifying Party with respect to such claim. The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within thirty (30) days thereafter, to assume the defense of such complaint, audit, investigation, action or proceeding, including the employment of counsel and the payment of the fees and disbursements of such counsel reasonably acceptable to the Indemnified Party. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above within such thirty (30) day period, then the Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; provided, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one counsel (in addition to local counsel) for all Indemnified Parties in any single audit, investigation, action or proceeding. In any audit, investigation, action or proceeding with respect to which indemnification is being sought under this Agreement, the Indemnified Party or the Indemnifying Party, whichever is not assuming



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

the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

     (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement without the prior written consent of the Indemnifying Party, other than with respect to Shared Ground Lease Payments the settlement and/or compromise of which will be governed by Section 3.4.

     (c) In the event an Indemnified Party will claim a right to payment pursuant to this Agreement not involving a third party claim covered by Section
9.1 or Section 9.2, such Indemnified Party will send written notice of such claim to the appropriate Indemnifying Party. Such notice will specify in reasonable detail the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party will establish the merits and amount of such claim (by mutual agreement, arbitration, litigation or otherwise) and, within five (5) business days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined under this Agreement, if any.

     SECTION 9.4 Indemnity Period.

     The Indemnity Period under this Agreement will begin on the date of this Agreement and will terminate as follows:

     (a) the representations and warranties of the parties applicable to the Sites for which the Leased Property at such Sites is being Leased to Lessee at the Initial Closing or Conversion Closing, as the case may be, will survive for 180 days following the applicable Closing Date and all other representations and warranties of the parties will survive for ninety (90) days following the Final Closing Date; provided, that the following representations and warranties will survive indefinitely: Section 4.1 (Organization), Section 4.2 (Authority; No Conflicts), Section 4.8 (Brokers; Finders, etc.), Section 5.1 (Incorporation),
Section 5.2 (Authority), Section 5.3 (No Conflicts) and Section 5.6 (Brokers, Finders, etc.);

     (b) the covenants and agreements of the parties contemplated to be satisfied prior to the Initial Closing will not survive the Initial Closing;

     (c) the covenants and agreements of the parties applicable to the Sites for which the Leased Property at such Sites is being Leased to Lessee at a Closing that are contemplated to be satisfied prior to such Closing will not survive such Closing;



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



     (d) any covenants and agreements (including those set forth in Sections 9.1 and 9.2) that expressly contemplate action to be taken after any such Closing will survive such Closing in accordance with their terms;

     (e) the provisions of Section 9.1(a)(iii) will survive until the date that is sixty (60) days following the expiration of the applicable statute of limitations, including as it may be extended from time to time by either of the parties; and

     (f) the provisions of Section 9.1(a)(iv) and Section 9.1(a)(v) will survive indefinitely.

     Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Indemnity Period, an Indemnifying Party has been properly notified of a claim for Losses under this Agreement and such claim has not been finally resolved or disposed of at such date, such claim will continue to survive and will remain a basis for indemnity under this Agreement until such claim is finally resolved or disposed of in accordance with the terms of this Agreement.

     SECTION 9.5 Liability Limits.

     (a) The Lessee Indemnified Parties will not make a claim against Contributors or Sprint for indemnification under Section 9.1 for any single Loss less than $15,000 (each, a "De Minimis Claim"), unless and until the aggregate amount of Losses under Section 9.1, including for this purpose any De Minimis Claims, exceeds $10,000,000 (the "Lessee Deductible"); provided, that claims for indemnification (x) for breaches of the representations and warranties of Sprint or Contributors, as applicable, set forth in Section 4.1 (Organization), Section
4.2 (Authority; No Conflicts), and Section 4.8 (Brokers, Finders, etc.), (y) under Section 9.1(a)(ii), Section 9.1(a)(iii), Section 9.1(a)(iv) and Section 9.1(a)(v), and (z) as set forth in Section 3.3(b)(ii)(4), will not be subject to the Lessee Deductible or the De Minimis Claim amount.

     (b) The Contributors Indemnified Parties will not make a claim against Lessee for indemnification under Section 9.2 for any De Minimis Claim, unless and until the aggregate amount of Losses under Section 9.2, including for this purpose any De Minimis Claims, exceeds $10,000,000 (the "Contributors Deductible"); provided, that claims for indemnification (x) for breaches of the representations and warranties of Lessee set forth in Section 5.1 (Incorporation), Section 5.2 (Authority), Section 5.6 (Brokers, Finders, etc.), and Section 5.10 (Financial Capability), and (y) under Section 9.2(a)(ii), and
Section 9.2(a)(iii) will not be subject to the Contributors Deductible or the De Minimis Claim amount.

     SECTION 9.6 Exclusive Remedies.

     Except for fraud, willful and intentional misrepresentation, willful and intentional breach of any of the representations, warranties or covenants, or any equitable remedy provided in Section 11.10, the provisions of this Article 9 set forth the exclusive rights and remedies of the Contributors Indemnified Parties and the Lessee Indemnified Parties to seek or obtain damages or any other remedy or relief whatsoever from any party with


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respect to matters  arising under or in connection  with this  Agreement and the transactions contemplated by this Agreement.

     SECTION 9.7 Netting of Losses.

     The amount of any Loss for which  indemnification  is  provided  under this
Article 9 will take into account (a) any amounts recovered or recoverable by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any third party, (b) any insurance proceeds or other cash receipts or sources of reimbursement collectable by the Indemnified Party in connection with any Losses and (c) any Tax consequences associated with such Losses and the recovery thereof. If the amount to be netted hereunder from any payment required under Section 9.1 or Section 9.2 of this Agreement is determined after payment by the Indemnifying Party pursuant to this Article 9, the Indemnified Party will repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article 9 had such determination been made at the time of such payment.

                                   ARTICLE 10

                                   TERMINATION

     SECTION 10.1 Termination of Agreement.

     This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Initial Closing Date:

     (a) by mutual written consent of Contributors and Lessee;

     (b) by either Contributors or Lessee, if the Initial Closing will not have occurred on or prior to the day that is 180 days after the date of this Agreement so long as the terminating party had not breached of any of its obligations under this Agreement in a manner that substantially delayed of the Initial Closing; provided, that neither party will have the right to terminate this Agreement pursuant to this paragraph (b) prior to the date that is 270 days after the date of this Agreement if the principal reason the Initial Closing has not occurred on or prior to the day that is 180 days after the date of this Agreement is the failure of the conditions to Closing set forth in Section 7.2 or Section 8.2 to be satisfied.

     (c) by Contributors, provided that they are not then in breach of any of their obligations under this Agreement, if Lessee (i) fails in any material respect to perform any of its covenants in this Agreement when performance thereof is due, (ii) has breached in any material respect any of the representations or warranties contained in Article 5 of this Agreement and does not cure the failure or breach within forty-five (45) days after Contributors deliver written notice thereof, or (iii) prior to the date (the "First Milestone Date") that is 140 days after the date of this Agreement, has failed to obtain Ground Lessor Estoppels for at least 50% of the Sites (such percentage calculated as set forth in Section 7.5), unless a significant reason for such failure is the breach by Contributors or Sprint of their undertakings under Articles 2 or 3 with respect to the identification and



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cure of  Exceptions  and/or  related  representations  or  warranties  (it being understood that Lessee has agreed to the Milestones  Dates in material  reliance
that  Contributors  and  Sprint  will  provide  the  resources,   materials  and
cooperation  required  to be  provided by  Contributors  and Sprint  pursuant to
Article 2 and Article 3 in connection with identifying addressing and curing any exceptions in a timely manner), or a good faith dispute with Contributors over the existence or cure of an Exception that results in arbitration, but in any event provided that all other conditions to the Initial Closing will have been satisfied (or waived by the applicable party); provided, that (A) Lessee may elect to extend the First Milestone Date for an additional twenty-five (25) days (the "Second Milestone Date") by written notice to Contributors and delivery of an Additional Deposit to Escrow Agent on or before the First Milestone Date and
(B) Lessee may elect to extend the Second Milestone Date until the date that is 180 days after the date of this Agreement (the "Last Milestone Date") by written notice to Contributors and delivery of an Additional Deposit to Escrow Agent on or before the Second Milestone Date;

     (d) by Lessee, provided that it is not then in breach of any of its obligations under this Agreement, if Contributors (i) fail in any material respect to perform any of their covenants in this Agreement when performance thereof is due or (ii) have breached in any material respect any of the representations and warranties contained in Article 4 of this Agreement and do not cure the failure or breach within forty-five (45) days after Lessee delivers written notice thereof; or

     (e) by either Contributors or Lessee, if any permanent injunction, decree or judgment of any Governmental Authority preventing consummation of the transactions contemplated by this Agreement and the Collateral Agreements will have become final and nonappealable or any Law will make consummation of the transactions contemplated by this Agreement and the Collateral Agreements illegal or otherwise prohibited.

     SECTION 10.2 Effect of Termination.

     (a) If this Agreement is terminated pursuant to Section 10.1, this Agreement (except for the last sentence of Section 6.1(a), Section 6.5 and Section 6.12 and Section 11.4) will become null and void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except as otherwise provided in this Agreement. In the event of a termination under Section 10.1(c) or Section 10.1(d), or with respect to the provisions hereof that expressly survive termination, each of Lessee, Sprint and Contributors will in all events be entitled to pursue any and all rights and remedies therefor to which it or they may be entitled at Law or in equity, including, without limitation, specific performance of the agreements and covenants of the other parties contained in this Agreement as provided in
Section 11.10.

     (b) If this Agreement is terminated for any reason other than (a) a material breach by Lessee of its obligations under this Agreement, or (b) the failure of Lessee to obtain all funds required to be provided by Lessee for the consummation of the transactions contemplated by this Agreement, the Deposit, together with all earnings thereon, will be returned by Escrow Agent to Lessee.



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     (c)  Notwithstanding  anything to the contrary  contained  herein,  if this
Agreement is terminated by Lessee, pursuant to the last sentence of Section 3.9, the Deposit, together with all earnings thereon, will be returned by Escrow Agent to Lessee.

     (d) If this Agreement is terminated as a result of (i) a material breach by Lessee of its obligations under this Agreement, or (ii) the failure of Lessee to obtain all funds required to be provided by Lessee for the consummation of the transactions contemplated by this Agreement, the Deposit, together with all earnings thereon, will be delivered by Escrow Agent to Contributors.

                                   ARTICLE 11

                                  MISCELLANEOUS

     SECTION 11.1 Counterparts.

     This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

     SECTION 11.2 Governing Law

     This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

     SECTION 11.3 Entire Agreement.

     This Agreement (including the attached Schedules and Exhibits) and the Collateral Agreements, constitute the entire agreement between the parties with respect to the subject matter of the Agreement and supersede all prior agreements, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement will be binding upon and inure solely to the benefit of each party and its successors and permitted assigns.

     SECTION 11.4 Fees and Expenses.

     Except as otherwise specifically set forth in this Agreement, whether the transactions contemplated by this Agreement are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such costs and expenses.

     SECTION 11.5 Notices.

     All notices, requests, demands, waivers and other communications required or permitted under this Agreement will be in writing and will be deemed to have been delivered (a) five (5) business days after being mailed by first-class mail, postage prepaid, (b) the next business day when sent overnight by a recognized courier service, (c) upon



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confirmation  when  sent by telex,  telegram,  telecopy  or other  form of rapid transmission, confirmed by mailing written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery when personally delivered to the receiving party (which if other than an individual will be an officer or other responsible party of the receiving party). All such notices and communications will be mailed, sent or delivered as set forth below or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

                  If to Contributors, to:

                  Sprint Spectrum, L.P.
                  1 International Blvd., Suite 800
                  Mahweh, N.J. 07495
                  Fax No. 201-684-4195
                  Attention: Don Mueller

                  with a copy to:

                  Sprint Law Department
                  KSOPHT0101 - Z2020
                  6931 Sprint Parkway
                  Overland Park, KS 66251
                  Fax No.  913-523-9823
                  Attention:  Real Estate Attorney

                  and a copy to:

                  King & Spalding LLP
                  191 Peachtree Street
                  Atlanta, Georgia  30303-1763
                  Fax No. (404) 572-5146
                  Attention:  Michael J. Egan
                                 Raymond E. Baltz, Jr.


                  If to Lessee, to:

                  Global Signal, Inc.
                  301 North Cattlemen Road, Suite 300
                  Sarasota, Florida  34232,
                  Attn:    Greerson G. McMullen, General Counsel
                  Fax:     (941) 308-4294
                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Attn:    Joseph A. Coco
                  Fax:     (917) 777-3050


     SECTION 11.6 Assignment; Successors and Assigns; Third-Party Beneficiaries.

     This Agreement will not be assignable by any party without the express prior written consent of the other parties to this Agreement and any such assignment will be null and void, except that (a) each of the parties to this Agreement may assign all or a portion of its rights and remedies (but none of its obligations) under this Agreement to one or more of its respective Affiliates, including, in connection with the formation of any special purpose entity in connection with the transactions contemplated by this Agreement, (b) Lessee may assign all or any portion of its rights and remedies to its lenders, and (c) each of the parties may assign all or a portion of its rights, remedies and obligations to any entity (including, without limitation, a trust) to the extent necessary to receive Governmental Approval of any Governmental Antitrust Authority in connection with the transactions contemplated by this Agreement (provided that, with respect to the assignments referred to in clause (c): (i) prior to such assignment, such entity provides the non-assigning party copies of such entity's most recent financial statements and other information (financial or otherwise) reasonably requested by the non-assigning party, (ii) if reasonably requested by the non-assigning party after a review of such financial information, the assigning party will guarantee the obligations of such entity under this Agreement and, if applicable, each of the Collateral Agreements,
(iii) with respect to the assignment of the Leased Property of any Sites that do not contain any Sprint Collocation Space, such entity satisfies the assignment standards set forth in the Lease Agreement, and (iv) such entity agrees to be bound by the terms and conditions of this Agreement as if a party to this Agreement pursuant to an instrument in form and substance reasonably acceptable to the non-assigning party). This Agreement will be binding upon and inure solely to the benefit of each party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for Section 9.1 which is intended to benefit and may be enforced by any of the Lessee Indemnified Parties and Section 9.2 which is intended to benefit and may be enforced by any of the Contributors Indemnified Parties.

     SECTION 11.7 Headings; Definitions.

     The Section and Article headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Agreement. For purposes of this Agreement, including the Exhibits and Schedules hereto, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

     SECTION 11.8 Amendment; Modification.

     This Agreement may be amended, modified or supplemented only by written agreement of the parties.

     SECTION 11.9 Time of Essence.

     Time is of the essence in this Agreement, and whenever a date or time is set forth in this Agreement, the same has entered into and formed a part of the consideration for this Agreement.

     SECTION 11.10 Specific Performance.

     Each party recognizes and agrees that if the other party should refuse to perform any of its obligations under this Agreement, the remedy at Law would be inadequate and agrees that for breach of such provisions, each party will, in addition to such other remedies as may be available to it at Law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. The arbitrator referred to in Section 11.15 will be empowered to enforce this Section 11.10.

     SECTION 11.11 Mutual Drafting.

     This Agreement is the result of the joint efforts of Lessee, Sprint and Contributors, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and there will be no construction against any party based on any presumption of that party's involvement in the drafting of this Agreement.

     SECTION 11.12 Limitation of Liability.

     Notwithstanding anything in this Agreement or the Collateral Agreements to the contrary, neither party will be liable to the other party for indirect, incidental, special or consequential damages, including, without limitation, diminution in value, loss of anticipated profits and punitive damages.

     SECTION 11.13 Disclosures

     Disclosure of any fact or item in any Schedule to this Agreement or in the Contributors Disclosure Letter or the Lessee Disclosure Letter, by reference to a particular section in this Agreement will be deemed to be disclosed with respect to every other section in this Agreement if such disclosure would permit a reasonable person to find such disclosure applicable to such other sections; however such disclosure will in no event affect whether (or not) a Site satisfies the conditions for a Financeable Site or otherwise affect the rights or obligations of the parties hereunder except with respect to the representations and warranties of the disclosing party. The specification of any dollar amount in the representations or warranties contained in this agreement or the inclusion of any specific item in any Schedules to this Agreement or in the Contributors Disclosure Letter or the Lessee Disclosure Letter is not intended to imply that such other amounts, higher or lower amounts or the items so included or other items, are or are not material.

     SECTION 11.14 Jurisdiction and Consent to Service.

     Without limiting the jurisdiction or venue of any other court, Lessee and each Contributor (a) agree that any suit, action or proceeding arising out of or relating to this Agreement will be brought solely in the state or federal courts of the State of New York, (b) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement, (c) waive any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court, and (d) agree that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

     SECTION 11.15 Waiver of Jury Trial.

     (a) EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG ANY OF THE PARTIES, WHETHER UNDER OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD PARTY CLAIM OR OTHERWISE. If for any reason the jury waiver is held to be unenforceable, the parties agree to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local statutes, laws or regulations, under the applicable commercial rules of the AAA and 9 U.S.C. ss. 1, et. seq. Any arbitration (other than an arbitration pursuant to Section 3.5) will be held in the New York, New York metropolitan area and be subject to the Governing Law provision of this Agreement. Discovery in the arbitration will be governed by the Local Rules applicable in the United States District Court for the Southern District of New York.

     (b) The agreement of each party to waive its right to a jury trial will be binding on its successors and assigns and will survive the termination of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                 SPRINT CORPORATION


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 CONTRIBUTORS:

                                 APC REALTY & EQUIPMENT COMPANY, LLC


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 AMERICAN PCS COMMUNICATIONS, LLC


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title:  Vice President Mergers & Acquisitions


                                 AMERICAN PCS, L.P.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 MASSPCSCO


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions

                                 PCS LEASING COMPANY, L.P.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions



                                 PHILLIECO, L.P.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 SPRINT PCS ASSETS L.L.C.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 SPRINT SPECTRUM EQUIPMENT COMPANY L.P.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions

                                 SPRINT SPECTRUM L.P.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 SPRINT SPECTRUM REALTY COMPANY L.P.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 SPRINT TELEPHONY PCS, L.P.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 SPRINTCOM EQUIPMENT COMPANY L.P.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions

                                 SPRINTCOM, INC.


                                 By: /s/ Les Meredith
                                 --------------------------------------------
                                 Name:  Les Meredith
                                 Title: Vice President Mergers & Acquisitions


                                 GLOBAL SIGNAL INC.


                                 By: /s/ Wesley R. Edens
                                 --------------------------------------------
                                 Name:  Wesley R. Edens
                                 Title:  Chief Executive Officer and
                                                Chairman of the Board

                                    EXHIBIT D





                            MASTER LEASE AND SUBLEASE

                                     BY AND

                                      AMONG

                                  [SPRINT SPV],

                          [APPLICABLE SPRINT ENTITIES],

                                    [LESSEE]

                                       AND

                               GLOBAL SIGNAL INC.











                        Dated as of [_____________, 2005]


                                                     TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.            Definitions.................................................................................1
SECTION 2.            Documents..................................................................................17
SECTION 3.            Master Lease Sites and Pre-Lease Sites.....................................................17
SECTION 4.            Ground Leases..............................................................................19
SECTION 5.            Collocation Agreements.....................................................................24
SECTION 6.            Sprint Collocation Space...................................................................26
SECTION 7.            Permitted Use..............................................................................29
SECTION 8.            Access.....................................................................................30
SECTION 9.            Term.......................................................................................30
SECTION 10.           Withdrawal.................................................................................32
SECTION 11.           Rent and Pre-Lease Rent; Sprint Collocation Charge.........................................32
SECTION 12.           Condition of the Sites and Obligations of Lessee...........................................35
SECTION 13.           Requirements for Alterations; Title to Alterations; Addition of Equipment;
                            Work on the Site.....................................................................37
SECTION 14.           Damage to the Site, Tower or the Improvements..............................................38
SECTION 15.           Tower Subtenants; Interference.............................................................40
SECTION 16.           Taxes and Assessments......................................................................42
SECTION 17.           Utilities..................................................................................45
SECTION 18.           Governmental Permits.......................................................................45
SECTION 19.           No Liens...................................................................................47
SECTION 20.           Condemnation...............................................................................48
SECTION 21.           Waiver of Subrogation; Indemnity...........................................................49
SECTION 22.           Subordination of Mortgages.................................................................50
SECTION 23.           Environmental Covenants....................................................................50
SECTION 24.           Insurance..................................................................................53
SECTION 25.           Sprint Right of Alteration and Substitution................................................55
SECTION 26.           Assignment and Subletting..................................................................57
SECTION 27.           Estoppel Certificate.......................................................................59
SECTION 28.           Holding Over...............................................................................59
SECTION 29.           Rights of Entry and Inspection.............................................................59
SECTION 30.           Right to Act for Lessee....................................................................60
SECTION 31.           Defaults and Remedies......................................................................61
SECTION 32.           Quiet Enjoyment............................................................................67
SECTION 33.           No Merger..................................................................................67
SECTION 34.           Broker and Commission......................................................................67
SECTION 35.           Recording of Memorandum of Agreement  or Site Designation Supplement.......................68
SECTION 36.           Purchase Option............................................................................68
SECTION 37.           Net Lease..................................................................................70
SECTION 38.           Compliance with Specific FCC Regulations...................................................71
SECTION 39.           Tax Indemnities............................................................................72
SECTION 40.           Lessee Lender Protections..................................................................82
SECTION 41.           Financeable Sites and Severed Leases.......................................................85
SECTION 42.           Global Parent Guaranty.....................................................................87



                                                                i




SECTION 43.           General Provisions.........................................................................88
SECTION 44.           No Petition; Limited Recourse Against Lessee...............................................91




                            MASTER LEASE AND SUBLEASE

     THIS MASTER LEASE AND SUBLEASE (this "Agreement") is made and entered into this [____] day of 2005 (the "Effective Date"), [Sprint SPV] ("Lessor"), [Applicable Sprint Entities] (collectively, "Sprint"), [LESSEE], a [______________] ("Lessee") and GLOBAL SIGNAL INC., a Delaware corporation ("Global Parent"). Lessor, Sprint, Lessee and Global Parent are sometimes individually referred to in this Agreement as a "Party" and collectively as the "Parties".

     WHEREAS Sprint operates throughout the United States and its territories the Sites, which include Towers and related equipment and, in some cases, buildings, and Sprint either owns, ground leases or otherwise has an interest in the tracts of land on which such Towers are located;

     WHEREAS, Lessee desires to lease or pre-lease the Sites;

     WHEREAS the obligations set forth in this Agreement are interrelated and required in order for Lessee to lease or pre-lease the Sites;

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     SECTION 1. Definitions.

     For purposes of this Agreement, the following capitalized terms have the following respective meanings:

     "AAA" means the American Arbitration Association or any successor entity.

     "Affiliate" (and, with a correlative meaning, "Affiliated") means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" means the beneficial ownership (as such term is defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the voting interests of the Person.

     "After-Tax Basis" has the meaning set forth in Section 39(a)(3)(i).

     "Agreement" means this has the meaning set forth in the preamble and includes all subsequent modifications and amendments hereof. References to this Agreement in respect of a particular Master Lease Site will include the Site Designation Supplement therefor; and references to this Agreement in general and as applied to all Master Lease Sites will include all Site Designation Supplements.

     "Agreement to Lease and Sublease" means the Agreement to Contribute, Lease and Sublease, dated as of February 14, 2005, by and among Global Parent, Sprint Parent and Sprint.

     "Allocated Rent" has the meaning set forth in Section 11(a).

     "Alterations" means the construction or installation of Improvements on any Site or any part of any Site after the Effective Date, or the alteration, replacement, modification or addition to all or any component of a Site after the Effective Date, whether Severable or Non-Severable.

     "Assumed Rate" has the meaning set forth in Section 39(a)(1)(v).

     "Available Space" means, as to any Site, a Tower location, a portion of the Land, a portion of the Improvements or any other portion, space or area of such Site that is available for lease to or collocation by any Tower Subtenant and all rights appurtenant to such portion, space or area.

     "Award" means any amounts paid, recovered or recoverable as damages, compensation or proceeds by reason of any Taking, including all amounts paid pursuant to any agreement with any Person which was made in settlement or under threat of any such Taking, less the reasonable costs and expenses incurred in collecting such amounts.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

     "Casualty Notice" has the meaning set forth in Section 14(a).

     "Claims" means any claims, demands, actions, suits, proceedings, disbursements, judgments, damages, penalties, fines, losses, liabilities, costs and expenses, including reasonable attorneys' fees and amounts paid in settlements.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agreements" has the meaning set forth in the Agreement to Lease and Sublease.

     "Collocation Agreement" means an agreement between a Sprint Contributor (prior to the date hereof) or Lessee (on or after the date hereof) on the one hand, and a third party not an Affiliate of a Sprint Group Member (on the date hereof), on the other hand, pursuant to which such Sprint Group Member or Lessee, as applicable, rents to such third party space at any Site (including space on a Tower), including all amendments, modifications, supplements, assignments, guaranties, side letters and other documents related thereto.

     "Communications Equipment" means, as to any Site, transmitting and/or receiving equipment and other equipment installed at the Sprint Collocation Space (with respect to any Sprint Collocator) or any other portion of the Site (with respect to a Tower Subtenant), which is used in providing current and future wireless and wireline communication services, including without limitation, switches, antennas, microwave dishes, panels, conduits, flexible transmission lines, cables, radio, amplifiers, filters and other transmission or communications equipment (including interconnect transmission equipment, transmitter(s), receiver(s) and accessories) and such other equipment and associated software as may be necessary in order to provide such wireless and wireline communication services, including without limitation, voice or data.

Communications Equipment will include any existing, replaced and upgraded Communications Equipment.

     "Communications Facility" means, as to any Site, (i) the Sprint Collocation Space, together with all of Sprint's Communications Equipment and Sprint's Improvements at such Site (with respect to any Sprint Collocator) or (ii) any other portion of the Site leased to or used or occupied by a Tower Subtenant, together with all of such Tower Subtenant's Communications Equipment and such Tower Subtenant's Improvements at such Site (with respect to a Tower Subtenant).

     "Conversion Closing" has the meaning set forth in the Agreement to Lease and Sublease.

     "Conversion Closing Date" has the meaning set forth in the Agreement to Lease and Sublease.

     "CPI" means the Consumer Price Index for all Urban Consumers, U.S., City Average (1982-84 = 100) All Items Index, published by the Bureau of Labor Statistics, United States Department of Labor. If the CPI ceases to be compiled and published at any time during the Term of this Agreement, but a comparable successor index is compiled and published by the Bureau of Labor Statistics, United States Department of Labor, the adjustments to the Sprint Collocation Charge provided for in Section 11, if any, and any other adjustments provided for in this Agreement which are based on the CPI Change will be computed according to such successor index, with appropriate adjustments in the index to reflect any differences in the method of computation from the CPI. If, at any time during the Term of this Agreement, neither the CPI nor a comparable successor index is compiled and published by the Bureau of Labor Statistics, the index for "all items" compiled and published by any other branch or department of the federal government will be used as a basis for calculation of the CPI-related adjustments to the Sprint Collocation Charge provided for in this Agreement, and if no such index is compiled and published by any branch or department of the federal government, the statistics reflecting cost of living increases or decreases, as applicable, as compiled by any institution or organization or individual generally recognized as an authority by financial and insurance institutions will be used.

     "CPI Change" means an increase, if any (expressed as a positive percentage) in the most recently published CPI as of any applicable CPI Change Date from the CPI published as of the corresponding month for the calendar year immediately preceding the calendar year of publication of such most recently published CPI.

     "CPI Change Date" means January 1, 2006 and January 1 of each year thereafter during the Term of this Agreement.

     "Date of Taking" means the earlier of (a) the date upon which title to any Site, or any portion of such Site, subject to a Taking is vested in the condemning authority, or (b) the date upon which possession of such Site or portion such Site is taken by the condemning authority.

     "Decision Period" has the meaning set forth in Section 31(h).

     "Default Notice" has the meaning set forth in Section 4(f).

     "Effective Date" has the meaning set forth in the preamble.

     "Emergency" has the meaning set forth in Section 30(b).

     "Environmental Condition" has the meaning set forth in the Agreement to Lease and Sublease.

     "Environmental Law" has the meaning set forth in Section 23(a).

     "Equipment" means all physical assets (other than real property and interests in real property), located at the applicable Site on or in, or attached to, the Land, Improvements or Towers leased to or operated by Lessee pursuant to this Agreement and includes, without limitation, to the extent existing at a Site on the Effective Date, all of the items listed on the attached Schedule 1. With respect to any item of or interest in real property included in the Leased Property of any Site, any fixture (other than Towers) attached to that real property is "Equipment" related thereto. "Equipment" does not include any intellectual property or intangible rights or any Excluded Equipment.

     "Excluded Assets" has the meaning set forth in the Agreement to Lease and Sublease.

     "Excluded Equipment" has the meaning set forth in the Agreement to Lease and Sublease.

     "Excluded Purchase Sites" means (i) any Pre-Lease Site pursuant to which Lessee, in its reasonable discretion, determines that the transfer of such Pre-Lease Site pursuant to the Purchase Option would violate the terms of the applicable Ground Lease, license or other agreement pursuant to which the applicable Sprint Contributor has a possessory right in such Pre-Lease Site,
(ii) any Site where the Ground Lease has previously terminated or (iii) any Site that Lessee has previously purchased from Lessor.

     "Expiring Ground Rent" means the aggregate base Ground Rent payable during the last term of the expiring Ground Lease for which renewal is being sought.

     "FAA" means the United States Federal Aviation Administration or any successor Federal Governmental Authority performing a similar function.

     "FCC" means the United States Federal Communications Commission or any successor Federal Governmental Authority performing a similar function.

     "Federal Depreciation Deductions" has the meaning set forth in Section 39(a)(1)(ii).

     "Federal Income Tax Benefits" means the Federal Depreciation Deductions and the federal income tax deductions described in Section 39(a)(1)(iii).

     "Final Non-Financeable Sites Statement" means the means the Preliminary Non-Financeable Sites Statement as finally determined pursuant to Section 41(c).

     "Financial Advisors" has the meaning set forth in Section 34.

     "Financeable Site" means a Master Lease Site with respect to which: (i) Lessee, if it so elects, has obtained title insurance insuring its and its lenders' interests, subject only to Permitted Encumbrances and such other matters as are reasonably acceptable to Lessee, with a coverage amount equal to no less than the Rent paid by Lessee for such Master Lease Site, (ii) a Ground Lessor Estoppel from any ground lessor and a Non-Disturbance Agreement from any ground lessor lenders, in each case with such modifications or changes as may be reasonably acceptable to Lessee (so long as such modifications or changes, if more burdensome to ground lessor or lender, as applicable, than those set forth on Exhibit J or Exhibit K to the Agreement to Lease and Sublease, as applicable, will not be required for purposes of establishing whether a "Ground Lessor Estoppel" has been obtained) has been obtained for the benefit of Lessee, its lenders and their respective successors and assigns, (iii) the other Individual Site Closing Conditions have been satisfied, and (iv) any Collocation Agreement that applies to such Master Lease Site as well as to other Sites that are not otherwise Financeable Sites (for example, as a result of a failure to satisfy the Environmental Conditions) may be severed without the consent of any third party, or has been severed with such consent, in order to permit at least one separate financing of such Master Lease Site.

     "Financial Statements" has the meaning set forth in the Agreement to Lease and Sublease.

     "Global Parent" has the meaning set forth in the preamble.

     "Governmental Approval" means all licenses, permits, franchises, certifications, waivers, variances, registrations, consents, approvals, qualifications and other authorizations to, from or with any Governmental Authority.

     "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, administrative body, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, board, administrative hearing body, arbitration panel, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "Ground Lease" means, as to a Leased Site or Other Interest Site, the ground lease and/or any related easement, license or other agreement or document pursuant to which Lessor or any Sprint Contributor holds a leasehold interest, leasehold estate, easement, license or other interest in such Site, together with any renewals or extensions of the term thereof (whether by exercise of any right or option contained therein or by execution of a new ground lease or other instrument providing for the use of such Site), and including all amendments, modifications, supplements, assignments, guarantees, side letters and other documents related thereto.

     "Ground Lessor" means, as to a Leased Site or Other Interest Site, the "lessor", "landlord", "licensor", or similar Person under the related Ground Lease.

     "Ground Lessor Estoppel" means, as to a Ground Lease, an estoppel from the ground lessor thereunder for the benefit of Lessee, its successor and assigns, lenders and rating agencies, in substantially the form of Exhibit J attached to the Agreement to Lease.

     "Ground Rent" means, as to any Site, all rents, fees and other charges payable by Lessor to the Ground Lessor under the Ground Lease for such Site.

     "GSI Financing Subsidiary" means any Person formed as an Affiliate of Lessee to be the lessee under a Severed Lease as described in Section 41(e).

     "Hazardous Material" has the meaning set forth in Section 23(a).

     "Improvements" means, as to each Site, (a) one or more equipment pads or raised platforms capable of accommodating exterior cabinets or equipment shelters, huts or buildings, electrical service and access for the placement and servicing of the Sprint Collocator's and, if applicable, each Tower Subtenant's Improvements; (b) buildings, huts, shelters or exterior cabinets; (c) generators and associated fuel tanks; (d) grounding rings; (e) fencing; (f) signage; (g) connections for utility service up to the meter; (g) hardware constituting a tower platform to hold the Sprint Collocator's and, if applicable, each Tower Subtenant's Communications Equipment; (i) access road improvements; (j) common shelters, if any; (k) all lighting systems and light monitoring devices; and (l) such other equipment, alterations, replacements, modifications, additions, and improvements as may be installed on or made to all or any component of a Site (including the Land and the Tower). Improvements do not include Communications Equipment.

     "Inclusion" means the inclusion in the income of any Sprint Group Member of any amount realized in connection with the transactions effected by this Agreement or related documents other than the amounts described in Section 39(a)(1)(iv).

     "Individual Site Closing Conditions" has the meaning set forth in the Agreement to Lease and Sublease.

     "Individual Site Prepaid Rent" means the portion of the Rent attributable to each Site, as set forth in Exhibit H hereto.

     "Initial Master Lease Sites" has the meaning set forth in the definition of "Master Lease Site."

     "Land" means, as to each Site, the tract of land constituting a portion of such Site, together with all easements and other rights appurtenant thereto.

     "Landlord Reimbursement Taxes" means, with respect to a Leased Site or Other Interest Site, if the applicable Ground Lease provides that Ground Lessor may pass-through any Taxes assessed against the Ground Lessor to the applicable ground lessee, the amount of such Taxes for which the Ground Lessor seeks reimbursement from the ground lessee or its assigns under the provisions of the Ground Lease.

     "Law" means any statute, rule, code, regulation, ordinance, interpretation or Order of, or issued by, any Governmental Authority.

     "Leased Property" means, with respect to each Site, (a) the Land related to such Site, and (b) the Tower located on such Site (including the Sprint Collocation Space), in each case together with the related Equipment,
Improvements   (excluding  Sprint's   Improvements  and  any

Tower Subtenant's Improvements) and the Tower Related Assets with respect to such Site; provided, however, that no leasehold, subleasehold or other real property interest is granted pursuant to Section 3(b) in the Leased Property at any Pre-Lease Site until the Conversion Closing for such Pre-Lease Site (to the extent same would cause a default under any Ground Lease).

     "Leased Site" means the Sites identified on Exhibit A as Leased Sites.

     "Lessee" has the meaning set forth in the preamble.

     "Lessee Competitor" means a Person, that conducts as a significant component of its business, the management, operation or marketing of communications towers, and does not provide wireless communications services as a substantial portion of its business.

     "Lessee Indemnitee" means Lessee and its Affiliates, and its and their respective directors, officers, employees, agents and representatives.

     "Lessee Lender" means the holder(s) of any loan secured by all or any portion of Lessee's interests (or any of them) hereunder or with respect to any Site, including, without limitation, a collateral assignment of any rights of Lessee hereunder or under any related agreements or secured by the pledge of equity interests in Lessee (each, a "Secured Lessee Loan"), together with the heirs, legal representatives, successors, transferees, nominees and assigns of such holder(s).

     "Lessee Negotiated Renewal" has the meaning set forth in Section 4(c).

     "Lessee Obligations" has the meaning set forth in Section 42(a).

     "Lessee Property Tax Charge" means, as to any Site, the annual amount payable to Lessor by Lessee for Lessee's portion of Property Taxes with respect to such Site pursuant to this Agreement in an amount equal to $1,975 per annum (prorated for partial years) subject to an annual increase on each CPI Change Date equal to three percent (3%).

     "Lessee Permitted Liens" means, as to any Site, collectively: (a) liens in respect of Property Taxes or other Taxes that are not yet delinquent as long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto; (b) general utility, roadway and other easements or rights of way which do not or would not reasonably be expected to, individually or in the aggregate, materially adversely affect the use or operation of the Tower and/or Site as a telecommunications tower facility; (c) rights of, or by, through or under Persons leasing, licensing or otherwise occupying space on any Tower or otherwise utilizing any Tower pursuant to any Collocation Agreement as provided therein; (d) all Liens and other matters of public record against the underlying real property interest of any ground lessor under any ground lease; (e) the terms and provisions of any ground lease as provided therein; (f) any Mortgage granted by Lessee in connection with a Secured Lessee Loan; (g) any Lien or right created by Persons other than Lessee or its Affiliates prior to the Effective Date; and (h) any Lien or right otherwise caused or consented to by Sprint or any other Sprint Group Member.

     "Lessee Work" has the meaning set forth in Section 13(b).

     "Lessor Negotiated Renewal" has the meaning set forth in Section 4(d).

     "Liens" means, with respect to any asset, any mortgage, guaranty, lien, pledge, security interest, charge, attachment, restriction or encumbrance of any kind in respect of such asset.

     "Master Lease Site" means any Site (as defined in the Agreement to Lease and Sublease) (a) which is subject to this Agreement as a Master Lease Site as of the Effective Date as identified in Exhibit A (the "Initial Master Lease Sites"); and (b) any Site added to this Agreement as a Master Lease Site as provided herein.

     "Mortgage" means, as to any Site, any mortgage, deed to secure debt, deed of trust, trust deed and/or other conveyance of, or encumbrance against, the right, title and interest of a Party in and to the Land, Tower and Improvements on such Site as security for any debt, whether now existing or hereafter arising or created.

     "Mortgagee" means, as to any Site, the holder of any Mortgage, together with the heirs, legal representatives, successors, transferees and assigns of the holder.

     "Non-Collocation Sites" has the meaning set forth in Section 6(c).

     "Non-Financeable Site Financing Cost" means, with respect to each Non-Financeable Site included in the Final Non-Financeable Sites Statement, an amount equal to the product of (x) 12% of the aggregate Individual Site Prepaid Rent attributable to the Non-Financeable Sites and (y) a fraction, the numerator of which is the amount of debt (not to exceed $850,000,000) Lessee obtains in connection with the consummation of the transactions under the Agreement to Lease and Sublease and the denominator of which is the aggregate of the Rent and Pre-Lease Rent, payable on the date hereof.

     "Non-Financeable   Sites  Supporting   Documentation"  means  all  relevant
documentation reasonably requested by Lessor to verify the accuracy of the Preliminary Non-Financeable Sites Statement.

     "Non-Restorable Site" means a Site that has suffered a casualty which damages or destroys all or a Substantial Portion of any Site that constitutes a non-conforming use under applicable Zoning Laws prior to such casualty and for which Restoration requires under applicable Zoning Laws either (i) obtaining a change in the zoning classification of the Site under applicable Zoning Laws or Zoning Laws would not allow Lessee to rebuild a comparable replacement tower on the Site substantially similar to the Tower damaged or destroyed by the casualty, (ii) the filing and prosecution of a lawsuit or other legal proceeding in a court of law, or (iii) any other permit or approval under applicable Zoning Laws that cannot be obtained by Lessor, using commercially reasonable efforts, in a period of time that will enable Restoration to be commenced (and a building permit issued) within one (1) year after the casualty.

     "Non-Severable" means, with respect to any Alteration, any Alteration that is not a Severable Alteration.

     "Ongoing Revenue Sharing Payment" means a Sprint Contributor's and/or Lessor's share of any Shared Ground Rent Increase Payment that is payable to a Ground Lessor in installments rather than a one-time lump sum payment.

     "Option Purchase Price" means, with respect to each Site, the fixed purchase price for such Site in the event Lessee exercises its purchase option with respect to such Site under Section 36 of this Agreement, as specified in Exhibit H.

     "Option Sellers" has the meaning set forth in Section 36(a).

     "Option Trigger Window" has the meaning set forth in Section 36(a).

     "Other Interest Sites" means the Sites identified on Exhibit A as Other Interest Sites.

     "Owned Site" means the Sites identified on Exhibit A as Owned Sites.

     "Parties" has the meaning set forth in the preamble.

     "Party" has the meaning set forth in the preamble.

     "Permitted Act" means any act expressly permitted under the Transaction Documents; provided that the use and operation of the Leased Property in commercial service in the manner that the Lessee or its Affiliates currently uses and operates similar property in the tower business shall be considered to be expressly permitted (provided that such use and operation is not in violation of the Transaction Documents); provided further that, notwithstanding the foregoing, the following shall not be Permitted Acts: (i) any substitution or replacement of the Leased Property; (ii) any merger or consolidation of the Lessee or its Affiliates; (iii) any modification, alteration, addition or improvement to the Leased Property, in each case, which fails to comply with the provisions of Rev. Proc. 2001-28, 2001-1 C.B. 1156; (iv) any voluntary or involuntary case or proceeding seeking relief of debts of the Lessee or its Affiliates, (v) any assignment of the Lessee's interest in the transactions contemplated by the Transaction Documents; (vi) the entry into a New Lease under
Section 40 of this  Agreement;  and (vii) any severance of this Agreement  under
Section 41.

     "Permitted Encumbrances" has the meaning set forth in the Agreement to Lease and Sublease.

     "Permitted Use" means use of each Site for the purposes of: (a) constructing, installing, operating, repairing, altering, managing, maintaining and marketing the Tower and Improvements of each Site and making further Improvements to such Site as permitted under this Agreement, and (b) the use of such Site by the applicable Sprint Collocator and its Affiliates with respect to the Sprint Collocation Space or any Available Space at such Site subject to the terms of the Collocation Agreements and this Agreement, as the case may be, and
(c)  the  use by  Tower  Subtenants  of any  portions  of the  Land,  Tower  and
Improvements of such Site (including any Available Space) as is reasonably necessary for operation of the Communications Facilities of such Tower Subtenants subject to the terms of the Collocation Agreements and this Agreement.

     "Person" means any individual, corporation, limited liability company (or series thereof), partnership, association, trust or any other entity or organization, including a Governmental Authority.

     "Pre-Lease Rent" has the meaning set forth in Section 11(b).

     "Pre-Lease Site" means each Site which is subject to this Agreement as a Pre-Lease Site as of the Effective Date as identified (and specifically described with the same amount of detail as would be in a Site Designation Supplement) in Exhibit A, until such Site is converted to a Master Lease Site as provided herein. "Preliminary Non-Financeable Sites Statement" has the meaning set forth in Section 41(c)(i).

     "Preliminary  Non-Financeable Sites Statement" has the meaning set forth in
Section 41(c)(i).

     "Prime Rate" means the rate of interest reported in the "Money Rates" column or section of The Wall Street Journal (Eastern Edition) as being the prime rate on corporate loans of larger U.S. Money Center Banks.

     "Proceeds" means all insurance moneys recovered or recoverable by Lessor, Lessee or any Sprint Collocator as compensation for casualty damage to any Site (including the Tower and Improvements of such Site).

     "Property Taxes" means, as to each Site, any and all of the following levies, assessed or imposed upon, against or with respect to the Site, any part of the Site, or the use and occupancy of the Site at any time during the Term as to such Site (whether imposed directly by a Governmental Authority or indirectly through any other Persons, and including any penalties, fines, and interest related thereto): (a) real property and personal property ad valorem taxes and assessments (other than Taxes imposed on Lessee by a Governmental Authority with respect to Improvements treated as being owned by Lessee); (b) charges made by any public or quasi public authority for improvements or betterments related to the Site (other than Taxes imposed on Lessee by a Governmental Authority with respect to Improvements treated as being owned by Lessee); (c) sanitary taxes or charges, sewer or water taxes or charges, and (d) any other tax imposed solely as a result of ownership of the Leased Property similar to the Taxes described in (a) through (c), in each case other than Landlord Reimbursement Taxes.

     "Purchase Option Closing Date" means ________, 2037.

     "Purchase Sites" means all Sites then subject to the terms and provisions of this Agreement that are not Excluded Purchase Sites.

     "Qualifying Lessee Transferee" means a Person who has outstanding senior unsecured debt securities or comparable long term obligations rated B- or higher by Standard & Poor's Ratings Services or B3 or higher by Moody's Investors Service.

     "Qualifying Sprint Transferee" means a Person who has outstanding senior unsecured debt securities or comparable long term obligations rated BBB- or higher by Standard & Poor's Ratings Services or Baa3 or higher by Moody's Investors Service.

     "Ratable  Global Parent  Maximum  Obligation"  has the meaning set forth in
Section 41(d).

     "Reimbursable Costs" has the meaning set forth in Section 18(f).

     "Reimbursable Maintenance Expenses" has the meaning set forth in Section 30(a).

     "Release" has the meaning set forth in Section 23(a).

     "Renewal Ground Rent" means the aggregate base Ground Rent (including any periodic escalations thereof) payable during the initial term of any Lessee Negotiated Renewal or Lessor Negotiated Renewal.

     "Rent" has the meaning set forth in Section 11(b).

     "Rent Payment Period" means, as to each Site, the taxable period set forth in Exhibit A.

     "Restoration" means, as to a Site that has suffered casualty damage or is the subject of a Taking, such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of such Site, or any portion of such Site pending completion of action, required to restore the applicable Site (including the Tower and Improvements on such Site but excluding any of Sprint's Communications Equipment or Improvements the restoration of which shall be the sole cost and obligation of Sprint) to a condition which is at least as good as the condition which existed immediately prior to such damage or Taking (as applicable), and such other changes or alterations as may be reasonably acceptable to the applicable Sprint Collocator and Lessee or required by Law.

     "Revenue Sharing Payment" means any additional amounts payable to any Ground Lessor as a Shared Ground Lease Payment under (i) any Ground Lease in effect as of the Effective Date, (ii) renewals and extensions of any Ground Lease executed after the Effective Date pursuant to terms contained therein on the Effective Date or (iii) any renewals or extensions of a Ground Lease executed after the Effective Date that do not increase any revenue sharing percentage beyond the amount immediately prior to the effectiveness thereof.

     "Right of Substitution" means the right of a Sprint Collocator to remove its Communications Equipment from the Sprint Collocation Space at a Site and move same to Available Space on such Site by relocation of its Communications Facility on such Site to a portion of such Available Space not larger than the Sprint Tower Envelope, in accordance with and subject to the limitations contained in Section 25.

     "Section 467 Loan" has the meaning set forth in Section 11(f).

     "Secured Lessee Loan" has the meaning set forth in the definition of "Lessee Lender".

     "Severable" means, with respect to any Alteration, any Alteration that can be readily removed from a Site or portion of such Site without damaging it in any material respect or without diminishing or impairing the value, utility, useful life or condition that the Site or portion of such Site would have had if such Alteration had not been made (assuming the Site or portion of such Site would have been in compliance with this Agreement without such Alteration), and without causing the Site or portion of such Site to become "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-1 C.B. 1156. Notwithstanding the foregoing, an Alteration will not be considered Severable if such Alteration is necessary to render the Site or portion of such Site complete for its intended use by Lessee (other than Alterations consisting of ancillary items of Equipment of a kind customarily furnished by lessees or operators of property comparable to the Site or portion of such Sites).

     "Severed Lease" means a lease and sublease in substantially the form of this Agreement, with appropriate changes to reflect the fact that this Agreement has been so severed.

         "Severed Site" means the Sites severed from this Agreement pursuant to
Section 41.

     "Shared Ground Lease Payment" has the meaning set forth in the Agreement to Lease and Sublease.

     "Shared Ground Rent Increase Payment" means, as to any Site, an amount equal to (i) fifty percent (50%) of the Renewal Ground Rent under any Lessee Negotiated Renewal or any Lessor Negotiated Renewal exceeding one-hundred thirty percent (130%) of the Expiring Ground Rent for such Site up to and including one hundred sixty percent (160%) of the Expiring Ground Rent for such Site, plus
(ii) one hundred percent (100%) of the portion of the Renewal Ground Rent under such Lessee Negotiated Renewal or Lessor Negotiated Renewal exceeding one hundred sixty percent (160%) of the Expiring Ground Rent for such Site. The foregoing assumes the term of the applicable Ground Lease for which Renewal Ground Rent and Expiring Ground Rent are calculated are of equivalent length, and, if not of equivalent length, the period over which the Ground Rent for the Expiring Ground Lease shall be calculated shall match the length of the term of the Lessee Negotiated Renewal or Lessor Negotiated Renewal, as applicable.

     "Site" means any Master Lease Site or Pre-Lease Site, as applicable, now or hereafter subject to this Agreement. As used in this Agreement, reference to a Site (including any reference to a Master Lease Site or a Pre-Lease Site) will include the Land, the Tower, the Improvements (excluding Severable Alterations) and Non-Severable Alterations but will not include Sprint's Improvements or Sprint's Communications Equipment or any Tower Subtenant's Improvements or Tower Subtenant's Communications Equipment and in each case shall include all of the Leased Property with respect to such Site.

     "Site Designation Supplement" means, as to any Master Lease Site, a supplement to this Agreement, in substantially the form of Exhibit B attached to this Agreement.

     "Site Expiration Date" means, as to any Site, (a) as to an Owned Site, the Site Expiration Outside Date and (b) as to a Leased Site or Other Interest Site, the sooner to occur of (i) one day prior to the expiration of the relevant Ground Lease (as the same may be extended or renewed pursuant to the terms of this Agreement), or (ii) the Site Expiration Outside Date.

     "Site Expiration Outside Date" means, as to any Site, _________________, 2037.

     "Sprint" has the meaning set forth in the preamble.

     "Sprint Buffer Zone" has the meaning set forth in Section 6(b).

     "Sprint Collocation Charge" has the meaning set forth in Section 11(b).

     "Sprint Collocation Space" means, as to each Site: (a) the portions of the Land and Improvements comprising the Site used or occupied exclusively by a Sprint Collocator or its Affiliates, or on which any portion of Sprint's Communications Facility is located, operated or maintained as of the Effective Date (including, without limitation, portions of the Land and Improvements on which switches and other of Sprint's Communications Equipment are located and the air space above such portion of the Land and Improvements (to the extent such air space is not occupied by a third party on the Effective Date)), (b) the portion of the Tower on the Site on or within which any portion of Sprint's Communications Facility is located, operated or maintained as of the Effective Date (including without limitation, portions of the Tower on which any antennas, transmission lines, amplifiers and filters are located), plus (in the event the Sprint Collocator maintains fewer than nine (9) 1' x 6' panel antennas on such Tower as of the Effective Date) an additional portion of the Tower on the Site that will enable the Sprint Collocator to locate, operate and maintain Communications Equipment on the Tower consisting of an aggregate (or the equivalent weight and wind loading) of no more than nine (9) 1' x 6' panel antennas and related equipment extending not more than eight (8) contiguous vertical feet on such Tower, with no more than nine (9) lines of co-axial cable not to exceed 1-5/8 inch in diameter (provided any space for such co-axial cable constitutes a non-exclusive easement, available for use by Lessee and other Tower Subtenants); and (c) any and all rights pursuant to Sections 6(b) and 25 and all appurtenant rights reasonably inferable to permit the Sprint Collocator's full use and enjoyment of the Sprint Collocation Space, including without limitation, the rights specifically described in Section 6, all in accordance with Section 6.

     "Sprint Collocator" means the applicable Sprint Group Member that subleases, leases back or otherwise uses and occupies the Sprint Collocation Space at each Site as designated on Exhibit A and such Sprint Collocator's permitted successors and assigns hereunder, to the extent same are permitted to succeed to such Sprint Collocator's rights hereunder.

     "Sprint Contributor" means each Sprint Group Member that is a Party and which, at any applicable time during the Term of this Agreement, has not yet contributed its right, title and interest in the Leased Property at a Pre-Lease Site to Lessor pursuant to the Agreement to Lease and Sublease.

     "Sprint Group" means, collectively, Sprint Parent and its Affiliates (including Lessor) whose names are set forth in the signature pages of this Agreement and any Affiliate of Sprint Parent which at any time becomes a "sublessor" under this Agreement in accordance with the provisions of this Agreement. Each member of the Sprint Group is herein a "Sprint Group Member". Solely for purposes of Section 39, the term "Sprint Group" will include each Sprint Group Member, the affiliated group of corporations and each member of such group within the meaning of Code Section 1504 of which any Sprint Group Member is or will become a member if such group will have filed a consolidated return; if applicable, each member in any entity classified as a partnership for federal income tax purposes and such entity itself if and to the extent such entity is treated as the tax owner of any of the Sites or portions of the Sites or such entity is a direct or indirect partner in another entity classified as a partnership which is so treated

(in either case, a "Sprint Partnership"); and, if applicable, any entity owned by a Sprint Group Member or an Sprint Partnership that for federal income tax purposes is disregarded as an entity separate from its owner.

     "Sprint Indemnitee" means Lessor, each Sprint Contributor, each Sprint Collocator and their respective Affiliates, directors, officers, employees, agents and representatives (except Lessee and its Affiliates and any agents of Lessee or its Affiliates).

     "Sprint Market Assignee" has the meaning set forth in Section 26(b).

     "Sprint Parent" means Sprint Corporation, a Kansas corporation.

     "Sprint Partnership" has the meaning set forth in the definition of "Sprint Group".

     "Sprint Tower Envelope" means, as to each Site, the portion of the Sprint Collocation Space on the Tower on the Site that will enable the applicable Sprint Collocator to locate, operate and maintain Sprint's Communications Equipment on the Tower consisting of an aggregate (or the equivalent weight and wind loading) of nine (9) 1' x 6' panel antennas and related equipment extending not more than eight (8) contiguous vertical feet on such Tower.

     "Sprint Transfer" has the meaning set forth in Section 26(b).

     "Sprint's Communications Equipment" means any Communications Equipment owned or leased (other than from Lessee) by a Sprint Collocator or its Affiliates.

     "Sprint's Improvements" means any Improvements of a Sprint Collocator or its Affiliates located at a Site, solely with respect to Sprint's Communications Equipment.

     "Standard Procedures" has the meaning set forth in Section 13(b)(ii).

     "Substantial Portion of any Site" means, as to a Site, so much of the such Site (including the Land, Tower and Improvements of such Site, or any portion of such Site) as, when subject to a Taking or damage as a result of a casualty, leaves the untaken or undamaged portion unsuitable for the continued feasible and economic operation of such Site for the Permitted Use.

     "Substitution" means the relocation by any Sprint Collocator on a Site, pursuant to its Right of Substitution.

     "Super Fund" has the meaning set forth in Section 23(a).

     "Super Lien" has the meaning set forth in Section 23(a).

     "Taking" means, as to any Site, any condemnation or exercise of the power of eminent domain by any Governmental Authority, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority.

     "Taxes" means all forms of taxation, whenever created or imposed, whether imposed by a local, municipal, state, foreign, Federal or other Governmental
Authority,   and  whether  imposed
directly by a Governmental Authority or indirectly through any other Person, and, without limiting the generality of the foregoing, will include any income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, personal property, real property or environmental tax, levy, charge, assessment, fee or premium, together with any interest, penalty, addition to tax or additional amount imposed by a Governmental Authority or indirectly through any other Person.

     "Tax Assumptions" has the meaning set forth in Section 39(a)(1).

     "Tax Claim" has the meaning set forth in Section 39(d).

     "Tax Indemnitee" has the meaning set forth in Section 39(a)(3)(i).

     "Tax Indemnity Notice" has the meaning set forth in Section 39(a)(3)(i).

     "Tax Loss" has the meaning set forth in Section 39(a)(3)(i).

     "Technical Closing" has the meaning set forth in the Agreement to Lease and Sublease.

     "Ten Year Withdrawal Date" has the meaning set forth in Section 10(a).

     "Term" means: (i) as to this Agreement, the term set forth in Section 9(a); and (ii) as to each Site, the term during which this Agreement is applicable to such Site.

     "Tower Related Assets" means, with respect to each Tower, (a) to the extent such rights are assignable to Lessee, all rights to any warranties held by Lessor with respect to such Tower (or the related Site) prior to the date hereof (and if such rights cannot be granted to Lessee, such rights shall be enforced by the applicable Sprint Collocator, at Lessee's cost, at the direction of and for the benefit of Lessee), (b) to the extent such rights are assignable to Lessee, all rights under any Governmental Approvals held exclusively with respect to the ownership or operation of such Tower (and of the related Site if such Site is an Owned Site) prior to the date hereof (and if such rights cannot be granted to Lessee, such rights shall be enforced by the applicable Sprint Contributor, at Lessee's cost, at the direction of and for the benefit of Lessee), (c) to the extent such rights may be granted to Lessee, a sublicense or other right to use any Governmental Approvals not held exclusively with respect to, but held in part for the benefit of, the ownership or operation of such Tower (and of the related Site if such Site is an Owned Site), and (d) copies of, or extracts from, all current files and records of Lessor or any other Sprint Group Member solely related to the ownership, occupancy or leasing of such Tower (and of the related Site if such Site is an Owned Site), or, to the extent not so solely related, appropriate extracts thereof. "Tower Related
Assets" does not include any intellectual property or intangible rights or Excluded Assets.

     "Tower Removal Bonds" means, collectively, any bonds, letters of credit, deposits or other security interests relating to the removal of a Tower from a Site.

     "Tower Subtenant" means, as to any Site, any Person (other than any Sprint Collocator), which: (a) is a "sublessee" under any Collocation Agreement affecting such Site; or (b) subleases, licenses or otherwise acquires from Lessee the right to use Available Space on such Site.

     "Tower Subtenant's Communications Equipment" means any Communications Equipment owned or leased (other than from Lessee) by a Tower Subtenant.

     "Tower Subtenant's Improvements" means the Improvements of any Tower Subtenant located at any Site.

     "Towers" means the communications towers on the Sites.

     "Transaction Documents" means this Agreement, the Agreement to Lease and Sublease, the Collateral Agreements and all other documents to be executed by the Parties in connection with the consummation of transactions contemplated by the Agreement to Lease and Sublease and this Agreement.

     "Transfer Taxes" has the meaning set forth in Section 16(d).

     "Transition Services Agreement" has the meaning set forth in Section 12(c).

     "Unamortized Rent" means, for any applicable Site, an amount equal to the product of (x) the Rent or Pre-Lease Rent, as applicable for such Site, and (y) a fraction, the numerator of which is the number of years (to three decimal places) remaining from and after the applicable measuring date to the Site Expiration Outside Date and the denominator of which is thirty-two (32).

     "Unpaid Amount" has the meaning set forth in Section 11(d).

     "Withdrawal Cause" means, as to any Site, the inability of the Sprint Collocator (after using commercially reasonable efforts) to obtain or maintain any Governmental Approval necessary for the operation of Sprint's Communications Facility at such Site; provided, however, that a Sprint Collocator may not assert Withdrawal Cause if such Sprint Collocator (i) cannot maintain or obtain or otherwise forfeits a Governmental Approval as a result of the violation of any Laws by such Sprint Collocator or its Affiliates or any enforcement action or proceeding brought by any Governmental Authority against Sprint or its Affiliates because of any alleged wrongdoing by Sprint or its Affiliates or (ii) does not have such Governmental Approval on the Effective Date and such Governmental Approval was required on the Effective Date.

     "Withdrawal Date" means the effective date of any Sprint Collocator's election to terminate its leaseback or other use and occupancy of the Sprint Collocation Space at any Site pursuant to a Withdrawal Notice.

     "Withdrawal Notice" has the meaning set forth in Section 10(a).

     "Withdrawal Rights" means the rights of a Sprint Collocator to elect to terminate its leaseback or other use and occupancy of the Sprint Collocation Space with respect to a Site as described in Section 10(a).

     "Zoning Laws" means any zoning, land use or similar Laws, including, without limitation, Laws relating to the use or occupancy of any communications towers or property, building codes, zoning ordinances and land use regulations.

     "90 Day Lessee Notice" has the meaning set forth in Section 16(c).

     Any other capitalized terms used in this Agreement will have the respective meanings given to them elsewhere in this Agreement.

     SECTION 2. Documents.

     (a) This Agreement will consist of the following documents, as amended from time to time as provided herein:

          (i) this Agreement;

          (ii) the following Exhibits, which are incorporated herein by this reference:

              Exhibit A                     List of Sites
              Exhibit B                     Form of Site Designation Supplement
              Exhibit C                     Form of Memorandum of Agreement
              Exhibit D                     Form of Officer's Certificate of
                                                Sprint Corporation
              Exhibit E                     Form of Officer's Certificate of
                                                Global Signal Inc.
              Exhibits F and G              Intentionally Omitted
              Exhibit H                     Individual Site Rent and Option
                                                Purchase Price Amount

          (iii) Schedules to the Exhibits, which are incorporated herein by reference and Schedule 1 hereto which is Incorporated by reference; and

          (iv) such additional documents as are incorporated by reference.

     (b) If any of the foregoing are inconsistent, this Agreement will prevail over the Exhibits, the Schedules and additional incorporated documents.

     SECTION 3. Master Lease Sites and Pre-Lease Sites.

     (a) Subject to the terms and conditions of this Agreement, Lessor hereby lets, leases and demises unto Lessee, and Lessee hereby leases, takes and accepts from Lessor the Leased Property of all of the Master Lease Sites. Each Master Lease Site in addition to the Initial Master Lease Sites will be made subject to this Agreement by means of a Conversion Closing (after which Lessor and Lessee will execute and deliver at a Technical Closing a Master Lease Site Designation Supplement between Lessor and Lessee and the amendment of Exhibit A hereto to reflect such Site as a Master Lease Site instead of a Pre-Lease Site). Lessor and Lessee acknowledge and agree that this single Agreement is indivisible (except pursuant to Section 41(d)), intended to cover all of the Sites and is not a separate lease and sublease or agreement with respect to individual Sites, and in the event of a bankruptcy of any Party, all Parties intend that this Agreement be treated as a single indivisible Agreement. All disclaimers of obligations by Sprint under this Agreement are qualified in all respects by such Parties' representations, warranties and covenants under the Agreement to Lease and Sublease. In addition, the Parties acknowledge and agree that this Agreement is intended to be treated for U.S. federal income tax purposes as (i) a lease between Lessee and Lessor, with respect to the Sites, and (ii) a lease between Lessee and the Sprint
Collocators, with respect to the Sprint Collocation Space; and the Parties further agree to not take any position on any tax return that is inconsistent with such treatment.

     (b) As to each Master Lease Site, this Agreement is a grant of a leasehold interest in each Owned Site; and as to Leased Sites and Other Interest Sites, this Agreement is a grant of a subleasehold or other interest in each Leased Site or Other Interest Site, as applicable.

     (c) As to each Pre-Lease Site, Lessor hereby appoints, and Lessee agrees to act and will act, as the exclusive operator of the Leased Property at each of the Pre-Lease Sites during the Term as to each Pre-Lease Site. In performing its duties as operator of the Pre-Lease Sites, Lessee will manage, administer and operate each of the Pre-Lease Sites, subject to the provisions of this Agreement, in a manner (i) which is comparable to and in accordance with prudent management and quality standards used in the telecommunications industry by nation-wide communications tower operators operating portfolios of comparable size and quality as that being leased and operated under this Agreement and (ii) consistent with the standards used to manage, administer and operate the Master Lease Sites. Except as specifically provided herein, neither Sprint nor Lessor shall exercise any rights or take any actions with respect to the operation, maintenance, leasing or licensing with respect to any Pre-Lease Sites, all such rights being exclusively reserved to Lessee hereunder.

     (d) Lessee hereby accepts the Leased Property at each Site in its "AS IS" condition, without any representation, warranty or covenant of or from Lessor, Sprint or their respective Affiliates whatsoever as to its condition or suitability for any particular use, except as may be expressly set forth in this Agreement or in the Agreement to Lease and Sublease. Except as set forth in this Agreement and the Agreement to Lease and Sublease, Lessee hereby acknowledges that neither Lessor, Sprint nor any agent or Affiliate of Lessor or Sprint has made any representation or warranty, express or implied, with respect to any of the Leased Property, or any portion of such Leased Property, or the suitability or fitness for the conduct of Lessee's business or for any other purpose, including the Permitted Use, and Lessee further acknowledges that it has had sufficient opportunity to inspect and approve the condition of the Leased Property at each of the Sites.

     (e) From and after the Effective Date, Lessee will receive and will be entitled to all of the revenue generated by the Sites and neither Lessor, Sprint nor any of their respective Affiliates will be entitled to any of such revenue, and if any such revenue is paid to any such Person, it will remit same to Lessee as soon as reasonably possible after any Sprint Group Member becomes aware of its receipt thereof (including, without limitation, by notice from Lessee of such receipt), but in no event more than ten (10) Business Days. Lessor or the applicable Sprint Contributor (as applicable) will direct, in writing, all payors of amounts due with respect to any Sites to pay such amounts to Lessee. From and after the Effective Date, and except as expressly provided in this Agreement, Lessee also will be responsible for the payment of, and will pay, all expenses related to or associated with the Sites, whether ordinary or extraordinary, and whether foreseen or unforeseen. The rights granted to Lessee under this Agreement include, with respect to each Tower, the right of Lessee to use and employ, to the extent such rights may be legally granted to or used by Lessee, the Tower Related Assets related to the Sites.

     (f)  Lessee  may from time to time make,  subject  to the  requirements  of
Section 13, such Alterations as Lessee may deem desirable in the proper conduct of its business, so long as (i) such Alteration will not disrupt or otherwise adversely affect the Sprint Collocator's use of the Site in any material respect and is made in accordance with the requirements set forth in Section 13 of this Agreement, (ii) such Alteration will not result in any material respect in (y) the value of the Site or portion of such Site being less than the value of such Site immediately prior to such Alteration, or (z) the economic life of the Site or portion of the Site being less than the economic life of the Site or portion of the Site immediately prior to such Alteration, and (iii) such Alteration will not cause the Site or portion of such Site to constitute "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-1 C.B. 1156.

     SECTION 4. Ground Leases.

     (a) Lessee hereby acknowledges that, as to the Leased Property of each Leased Site or Other Interest Site, as applicable, this Agreement is subject and subordinate to all of the terms and conditions of, the applicable Ground Lease of such Leased Site or Other Interest Site, as applicable. As to any Leased Site or Other Interest Site, as applicable, neither Lessor nor any other Sprint Group Member will be deemed to have assumed any duty or obligation of the Ground Lessor under the applicable Ground Lease and will not be liable or responsible in any manner whatsoever for any failure of such Ground Lessor to perform any such duty or obligation. Lessee agrees that it will promptly pay or cause to be paid the Ground Rent under each of the Ground Leases for the Leased Sites or Other Interest Sites, as applicable during the Term of this Agreement when such payments become due and payable and, if Lessee fails to pay Ground Rent under any  Ground  Lease  on a  timely  basis,  Lessee  will  be  responsible  for any applicable late charges, fees or interest payable to the Ground Lessor; provided, however, that should any Ground Lessor refuse the payment of Ground Rent for an applicable Site from any Person other than Lessor or its Affiliate, as applicable, then Lessor or its Affiliate, as applicable, after written notice from Lessee of the need for payment from such Person, will promptly pay such amount, and Lessee will reimburse Lessor therefor within five (5) days after the date of Lessor's payment. Except as provided in Section 4(c), Lessee will abide by, comply in all respects with, and fully and completely perform all terms, covenants, conditions, and provisions of each Ground Lease (including, without limitation, terms, covenants, conditions, and provisions relating to maintenance, insurance and alterations) as if Lessee were the "ground lessee" under the applicable Ground Lease and, to the extent evidence of such performance must be provided to the Ground Lessor of the applicable Ground Lease, Lessee will provide such evidence to Ground Lessor. Unless otherwise directed by Lessee or upon the suspension of the limited power of attorney granted to Lessee below, neither Lessor, Sprint, nor any of their respective Affiliates shall take any actions to interfere with Lessee acting as the "ground lessee" under any Ground Leases as long as Lessee is performing its obligations with respect to Ground Leases hereunder. To the extent that any Ground Lease imposes or requires the performance of the "ground lessee" thereunder of any duty or obligation that is more stringent than or in conflict with any term, covenant, condition, or provision of this Agreement, the applicable term, covenant, condition, or provision of the Ground Lease will control and will constitute the duties and obligations of Lessee under this Agreement as to the subject matter of such term, covenant, condition, or provision. Lessee will not (and with respect to its activities on the Sprint Collocation Space, each Sprint Collocator will not) engage in or permit any conduct that would: (i) constitute a breach of or default under any Ground Lease; or (ii) result in the Ground Lessor being entitled to terminate the applicable Ground Lease or to terminate Lessor's right as ground lessee under such Ground Lease, or to exercise any other rights or remedies to which the Ground Lessor may be entitled for a default or breach under the applicable
Ground Lease. In no event shall Lessee have any liability to any Sprint Group Member for any breach of a Ground Lease caused by an act or omission of Lessor or any Sprint Group Member, before, on, or after the Effective Date, and the Sprint Collocators hereby indemnify and hold the Lessee Indemnitees harmless from and against and in respect of any and all Claims (other than Claims, to the extent arising from actions taken by Lessee or its Affiliates) paid, suffered, incurred or sustained by any Lessee Indemnitee and in any manner arising out of, by reason of, or in connection therewith. During the Term as to any Leased Site or Other Interest Site, as applicable, and subject to Sections 4(c) and 4(f) below, Lessee agrees to exercise prior to the expiration of the applicable Ground Lease and in accordance with the provisions of the applicable Ground Lease, any and all renewal options existing as of the Effective Date and any further renewal or extension options that may be granted by any Ground Lessor after the Effective Date for any such Leased Site or Other Interest Site, as applicable, under the Ground Leases of such Leased Sites or Other Interest Sites, as applicable; provided, however, that Lessee shall not be required to exercise any Ground Lease renewal option if the Sprint Collocator at the Site covered by such Ground Lease is in default of its obligations under this Agreement as to the Site beyond applicable notice and cure periods provided herein.

     (b) Lessee will not be entitled to act as agent for, or otherwise on behalf of, Lessor or its Affiliates or to bind Lessor or its Affiliates in any way whatsoever in connection with any Ground Lease or otherwise except as provided in this Section 4. Lessor hereby delegates to Lessee the sole and exclusive right to perform the obligations of and assert the rights of the "ground lessee" under all Ground Leases and of the Sprint Contributors under all Collocation
Agreements with respect to Pre-Lease Sites, and to exercise all rights thereunder subject only to the other provisions of this Section 4. In accordance with the provisions of this Agreement, Lessee will have the right to review, negotiate and execute on behalf of Lessor amendments and other documentation relating to Ground Leases and to otherwise act on behalf of Lessor in dealing with the Ground Lessors under the Ground Leases, and Lessor hereby grants to Lessee a limited power of attorney and, subject to any limitation on such appointment herein, appoints Lessee as its agent and attorney to review, negotiate and execute on behalf of Lessor amendments and other documentation relating to Ground Leases and to otherwise act on behalf of Lessor in dealing with the Ground Lessors under the Ground Leases. The foregoing power of attorney and appointment are subject to the following requirements and limitations: (i) all amendments and other documentation executed by Lessee, and actions taken by Lessee on behalf of Lessor must comply in all respects with the requirements and provisions of this Agreement, (ii) upon request by Lessor, Lessee will provide Lessor with such summaries, documentation and other information relating to Lessee's negotiations and other activities pertaining to the Ground Lease and the Ground Lessors as Lessor may reasonably request, and (iii) the foregoing power of attorney and appointment granted herein to Lessee may be suspended by written notice from Lessor to Lessee at any time upon the occurrence of an event of default by Lessee under this Agreement or if Lessee violates or fails to comply with the foregoing requirements and limitations and until such violation or failure is cured. Lessee may use such power of attorney to

(i) negotiate and execute any Ground Lease renewal that is for a term of not more than five (5) years, which may contain successive five (5) year renewal options and otherwise shall be on commercially reasonable terms, (ii) execute other modifications, waivers and amendments to Ground Leases that are reasonably required in the normal business and operations of the Sites or (iii) amend, modify, enforce or waive any terms of any Collocation Agreements applicable to Pre-Lease Sites. Lessee will, and does hereby agree to, indemnify, defend and hold the Sprint Indemnitees harmless from, against and in respect of any and all Claims paid, suffered, incurred or sustained by any Sprint Indemnitee and in any manner arising out of, by reason of, or in connection with all deeds and activities performed by Lessee pursuant to and under the authority granted by the power of attorney granted in this Section 4(b) (including, without limitation, a violation failure to comply with the foregoing requirements and limitations), provided, however, that such indemnity shall not be for amounts payable under a Ground Lease after the Site Expiration Outside Date, unless Lessee exercises its rights under Section 36 with respect to a Site or the terms and provisions of such Ground Lease that extends beyond the Site Expiration Outside Date are not commercially reasonable. Except as expressly provided in this Agreement, no amendment, renewal, extension or other change to any Ground Lease desired by Lessee during the Term pursuant to this Section 4 will be
effected  without  the  prior  consent  of  Lessor,   such  consent  not  to  be
unreasonably withheld, conditioned or delayed. Lessor or the Sprint Contributors, as applicable, shall respond to any written request that they execute or consent to the execution of a Ground Lease amendment within ten (10) Business Days of written notice thereof, with a failure to respond being deemed a consent to the execution of such Ground Lease amendment by Lessee.

     (c) With respect to any negotiations with a Ground Lessor of the terms of a renewal or extension of a Ground Lease (other than a renewal or extension pursuant to an option contained in such Ground Lease which Lessor is obligated to exercise pursuant to Section 4(a)), Lessee will, at Lessee's sole cost and expense, use commercially reasonable efforts to negotiate and obtain an extension or renewal of all Ground Leases of the Leased Sites and Other Interest Sites on behalf of and for the benefit of Lessor, and Lessor, if requested by Lessee, will make commercially reasonable efforts to assist Lessee in obtaining such extension or renewal; provided, however, that such renewal or extension does not impose any liability or obligation on Lessor, any Sprint Collocator or any of their respective Affiliates during the Term as to the applicable Site for which Lessee is not responsible (or subsequently agrees to be responsible) under the terms of this Agreement. If, at the conclusion of any such negotiations by Lessee (a "Lessee Negotiated Renewal"), Lessee has obtained a proposal from the applicable Ground Lessor for the renewal or extension of such Ground Lease that provides for Renewal Ground Rent under such renewal or extension that does not exceed one hundred sixty percent (160%) of the Expiring Ground Rent, does not increase any revenue sharing thereunder and does not impose any other conditions or responsibilities on the Lessee thereunder materially more onerous than in such Ground Lease prior to the renewal thereof for such Site, Lessee agrees that Lessee will be required to accept such proposal and use commercially reasonable efforts to cause such renewal or extension to be entered into (subject to the Sprint Collocator not being in default hereunder at such Site beyond applicable notice and cure periods provided herein); provided, however, that in such event the Sprint Collocation Charge payable by the Sprint Collocator under this Agreement for the Sprint Collocation Space at the Site that is subject to such renewal or extension will increase during the entire period of such renewal or extension (and any subsequent renewals or extensions thereof exercised prior to the applicable Withdrawal Date) by the amount of the Shared Ground Rent Increase Payment. If the proposed Lessee Negotiated Renewal provides for Renewal Ground Rent that exceeds one hundred sixty percent (160%) of the Expiring Ground Rent or otherwise increases any revenue sharing thereunder or otherwise imposes any other conditions materially more onerous than those contained in such Ground Lease prior to the renewal thereof for such Site, and Lessee does not desire to accept Renewal Ground Rent, Lessee shall so notify Lessor in writing of the Renewal Ground Rent provided for in such Lessee Negotiated Renewal, and Lessor shall have right (exercisable by written notice from Lessor to Lessee within thirty (30) days after receipt of such notice from Lessee to Lessor) to either (i) require Lessee to accept such proposal and use commercially reasonable efforts to cause such Lessee Negotiated Renewal to be entered into (but only at a Renewal Ground Rent not exceeding the amount of the Renewal Ground Rent contained in the proposed Lessee Negotiated Renewal of which Lessor was so notified) or (ii) attempt to negotiate the Renewal Ground Rent for the period of such renewal or extension directly with the applicable Ground Lessor; provided, however, that in either of such events, if any renewal or extension is thereafter entered into, the Sprint Collocation Charge payable by the Sprint Collocator under this Agreement for the Sprint Collocation Space at the Site that is subject to such renewal or extension will increase during the entire period of such renewal or extension (and any subsequent renewals or extensions thereof exercised prior to the applicable Withdrawal Date) by the amount of the Shared Ground Rent Increase Payment. Lessee at any time may enter into any renewal or extension of a Ground Lease on any commercially reasonable terms as it may elect. To the extent that Lessee or any Affiliate of Lessee succeeds to the interest of any Ground Lessor in and to the Ground Lease located at any Site, upon the expiration of the term of such Ground Lease (and any renewal options contained therein), the term of such Ground Lease shall thereafter be automatically renewed for additional five (5) year terms on the same terms and conditions as the immediately preceding renewal or extension term of the Ground Lease, provided, however, that the Ground Rent thereunder shall be increased by an amount equal to the product of (x) the Ground Rent in the term then expiring and (y) a fraction (but not less than one), the numerator of which is the aggregate base Ground Rent payable during the final term of said Ground Lease (prior to renewal in accordance with this sentence) and the denominator of which is the aggregate base Ground Rent payable during the term immediately preceding the final term of said Ground Lease (prior to renewal in accordance with this sentence), assuming such terms are of equivalent length (or, if not of equivalent length, then the period over which the base Ground Rent for the expiring Ground Lease shall be calculated shall match the length of the renewal or extension, as applicable), or if such Ground Lease had only one term thereto, then the base Ground Rent shall increase during each year of the renewal or extension at the periodic escalations, if any, provided for in the immediately previous five (5) years of the term of such Ground Lease.

     (d)  Commencing  from and after January 1, 2007, if on the date that is six
(6) months prior to the expiration of any Ground Lease, such Ground Lease has not been renewed or extended, Lessee will so notify Lessor in writing, and Lessor, at its option, may attempt to negotiate such renewal or extension and if Lessee has not previously used commercially reasonable efforts pursuant to
Section 4(c) to obtain such renewal or extension, Lessee will reimburse Lessor for its reasonable out of pocket expenses relating to such negotiation; provided, however, that Lessor will not in connection with such renewal or extension, without the approval of Lessee, agree to any revenue sharing in excess of existing revenue sharing arrangements. If Lessor completes the foregoing negotiations for, and executes and delivers, such renewal or extension (a "Lessor Negotiated Renewal"), the Term as to such Site shall continue in full force and effect; provided, however, that the Sprint Collocation Charge payable by the Sprint Collocator under this Agreement for the Sprint Collocation Space at the Site that is subject to the Lessor Negotiated Renewal will increase during the entire period of such Lessor Negotiated Renewal (and any subsequent renewals or extensions thereof) by the amount of the Shared Ground Rent Increase Payment. Notwithstanding anything in this Agreement to the contrary, however, in the event of an increase in the Sprint Collocation Charge as a result of the payment by the Sprint Collocator of any Shared Ground Rent Increase Payment under this Agreement, no portion of the Sprint Collocation Charge attributable to any Shared Ground Rent Increase Payment shall be subject to the annual increase in the Sprint Collocation Charge provided for in Section 11(b) (except that the Sprint Collocator will be obligated to pay as a part of the Sprint Collocation Charge any periodic increases in the Shared Ground Rent Increase Payment based on increased rent, fees and other charges provided for in the applicable Ground Lease during the period of the applicable renewal or extension). The foregoing sentence shall not limit the annual increase in the portions of the Sprint Collocation Charge other than the Shared Ground Rent Increase Payment as provided in Section 11(b). If Lessor or Lessee is not able to renew or extend any Ground Lease in accordance with Section 4(c) and this
Section 4(d), then the Parties will permit such Ground Lease to expire on the applicable expiration date, in which event this Agreement will have no further force and effect as to the Leased Site or Other Interest Site, as applicable, to which such Ground Lease applies except for such obligations accruing prior to or as of such expiration date that are then unperformed.

     (e) Notwithstanding anything in this Agreement to the contrary, with respect to any Lessee Negotiated Renewal or Lessor Negotiated Renewal with respect to a Site pursuant to which the Sprint Collocator is obligated to pay any Shared Ground Rent Increase Payment in accordance with the provisions of
Section 4(c) or 4(d), such Sprint Collocator agrees that (i) if such Lessee Negotiated Renewal or Lessor Negotiated Renewal provides for Renewal Ground Rent that exceeds one hundred sixty percent (160%) of the Expiring Ground Rent and the Sprint Collocator exercises its Withdrawal Right with respect to such Site so that the Withdrawal Date for such Site would occur during the term of such Lessee Negotiated Renewal or Lessor Negotiated Renewal, the Withdrawal Date for such Site shall be automatically extended to, and shall be, the expiration date of the then current term of such Lessee Negotiated Renewal or Lessor Negotiated Renewal, (or if such Ground Lease has been extended prior to such exercise of the Withdrawal Right, the Withdrawal Date shall be automatically extended until the expiration of the next applicable Ground Lease term) and (ii) if such Lessee Negotiated Renewal or Lessor Negotiated Renewal provides for Renewal Ground Rent exceeding one hundred thirty percent (130%), but equal to or less than one hundred sixty percent (160%), of the Expiring Ground Rent for such Site, and the Sprint Collocator exercises its Withdrawal Right with respect to such Site so that the Withdrawal Date for such Site would occur during the term of such Lessee Negotiated Renewal or Lessor Negotiated Renewal the Sprint Collocator shall continue to pay to Lessee the portion of the Sprint Collocation Charge attributable to the Shared Ground Rent Increase Payment for such Site (but no other portion of the Sprint Collocation Charge) in accordance with the provisions of this Agreement until the earlier of (y) the expiration of the then current term of such Lessee Negotiated Renewal or Lessor Negotiated Renewal (or if such Ground Lease has been extended prior to such exercise of the Withdrawal Right, the Withdrawal Date shall be automatically extended until the expiration of the next applicable Ground Lease term) or (z) the fifth (5th) anniversary of the commencement of the then current term of such

Lessee Negotiated Renewal or Lessor Negotiated Renewal (or if such Ground Lease has been extended prior to such exercise of the Withdrawal Right, the Withdrawal Date shall be automatically extended until the expiration of the next applicable Ground Lease term). Notwithstanding the foregoing provisions of this Section 4(e), the obligations of the applicable Sprint Collocator in clause (ii) of the immediately preceding sentence of this Section 4(e) shall not apply with respect to any Lessor Negotiated Renewal (without in any manner otherwise affecting the obligations of the applicable Sprint Collocator under clause (i) of the immediately preceding sentence) if Lessee did not use commercially reasonable efforts pursuant to Section 4(c) to obtain a renewal or extension of the Ground Lease that was renewed or extended pursuant to such Lessor Negotiated Renewal. Lessee's commercially reasonable efforts shall mean providing the Sprint Collocators evidence, which may be a certification as to item (x), that it either (x) engaged in active negotiations with the applicable Ground Lessor or
(y) sent regular correspondence to the applicable Ground Lessor with respect to renewing such Ground Lease, in either case, at least six (6) months prior to the expiration of such Ground Lease. Any dispute under this Section 4 shall be subject to arbitration in accordance with the procedures set forth in Section 31(h). If a Withdrawal Right is exercised with respect to a Site that is the subject of Lessor Negotiated Renewal or a Lessee Negotiated Renewal, Lessee shall have no obligation to exercise any further extension options under the Ground Lease applicable to such Site.

     (f) Upon receipt by Lessor or any other Sprint Group Member of any notice of default or notice of an act or omission which could with the passing of time and/or the giving of notice constitute an event of default under a Ground Lease or non-compliance with a term of a Ground Lease (the "Default Notice"), Lessor will, within five (5) Business Days after receipt of the Default Notice or such shorter time as is reasonably necessary to avoid a termination of such Ground Lease, provide Lessee with a copy of the Default Notice. If such default or non-compliance with a term of a Ground Lease is caused by Lessee or any Tower Subtenant, Lessee will, and will cause the applicable Tower Subtenant to, cure or otherwise remedy such default or noncompliance. If such default or non-compliance is caused by any Sprint Collocator, or any other Sprint Group Member, Lessor or the applicable Sprint Collocator will cause such default or non-compliance to be cured or otherwise remedied at its sole cost and expense. Lessor and each Sprint Contributor hereby agree that if because of the failure of Lessor or any Sprint Contributor to perform of any of its duties, obligations, liabilities or responsibilities under any Ground Lease that results in a default under and termination of a Ground Lease (unless such duty, obligation, liability or responsibility is assumed by Lessee hereunder), the applicable Sprint Collocators shall pay to Lessee an amount equal to the Unamortized Rent as of the date of termination of the Ground Lease for the affected Site; provided, however, that such payment shall be and constitute liquidated damages (and not as a penalty) to Lessee hereunder on account of such failure, it being agreed between the Parties that the actual damages to Lessee in such event are impractical to ascertain and the amount of the Unamortized Rent is a reasonable estimate thereof, and Lessee hereby expressly waives and relinquishes any and all other remedies at law or in equity.

     SECTION 5. Collocation Agreements.

     (a) Without limiting the generality of Section 4, Lessee expressly acknowledges that, as to each Site, this Agreement is subject to all Collocation Agreements currently in effect with respect to such Site as are set forth in the Agreement to Lease and Sublease. In respect of each Master Lease Site, by execution of this Agreement as to the Initial Master Lease Sites and thereafter as of the Conversion Closing Date for each additional Master Lease Site, Lessor does transfer, assign and convey over unto Lessee, for the Term as to such Master Lease Site, all of its rights, title and interest in, to or under any Collocation Agreements affecting such Master Lease Site. In respect of each Pre-Lease Site, Lessor and each Sprint Contributor does hereby delegate all of its respective rights, duties, obligations and responsibilities under the Collocation Agreements to Lessee for the Term as to such Site for periods occurring from and after the Effective Date. Lessee does hereby assume and agree to pay and perform all of the duties, obligations, liabilities and responsibilities of Lessor and all Sprint Contributors under the Collocation Agreements affecting each Site arising from and after the Effective Date, and Lessee will receive all rents payable under such Collocation Agreement for periods occurring from and after the Effective Date. Lessor, each Sprint Contributor and Lessee acknowledge and agree that in connection with the transactions described in this Section 5(a), certain of the Collocation Agreements may be required to be bifurcated as provided in Section 6.11 of the Agreement to Lease and Sublease and shall be subject to further bifurcation as provided in Section 41(f).

     (b) Lessee will, and does hereby agree to, indemnify, defend and hold the Sprint Indemnitees harmless from, against and in respect of any and all Claims, paid, suffered, incurred or sustained by any Sprint Indemnitee and in any manner arising out of, by reason of, or in connection with any failure of the duties, obligations, liabilities and responsibilities of Lessor or the Sprint Contributors under any of the Collocation Agreements (solely in their role as "landlord" thereunder and not with respect to the use and operation of the Sprint Collocation Space or otherwise as the subtenant of a Site) affecting each Site and arising from and after the Effective Date, to be fully and completely performed pursuant to the Collocation Agreements; provided, however, that the foregoing indemnification shall not be deemed to abrogate or impair the operation or effect of any representations or warranties of the Sprint Contributor made with respect to the Collocation Agreements in the Agreement to Lease and Sublease or be applicable to a matter that constitutes an Excluded Liability under, and as defined in, the Agreement to Lease and Sublease.

     (c) The Sprint Collocators hereby agree to indemnify, defend and hold the Lessee Indemnitees harmless from, against and in respect of any and all Claims, paid, suffered, incurred or sustained by any Lessee Indemnitee and in any manner arising out of, by reason of, or in connection with any failure of the duties, obligations, liabilities and responsibilities of Lessor or any Sprint Contributor under any of the Collocation Agreements affecting each Site and arising (i) prior to the date hereof, to be fully and completely performed pursuant to the Collocation Agreements, (ii) during the Term of this Agreement and is related to an action or failure to act by the Sprint Contributors or any of their respective Affiliates required under this Agreement, or (iii) following the expiration of the Term as to any Site to which any such Collocation Agreement applies from and after the date that any such Collocation Agreement is reassigned or deemed reassigned to Lessor or its designee as provided in Section 5(d).

     (d) Unless Lessee exercises the purchase option with respect to a Site under Section 36 of this Agreement, the assignment by Lessor to Lessee of the Collocation Agreements in respect of each Site will automatically terminate and expire and such Collocation Agreements will automatically be (or be deemed) reassigned or assigned, as the case may be, to Lessor or its designee, and Lessor or its designee will accept such reassignment or assignment, as the case may be, upon the expiration of the Term of, or earlier termination of, this Agreement in respect of such Site.

     SECTION 6. Sprint Collocation Space.

     (a) Lessor, each Sprint Collocator and Lessee expressly acknowledge that, at all times during the Term as to each Master Lease Site, the Sprint Collocation Space of each Master Lease Site will be deemed to be leased, subleased or otherwise made available by Lessor to Lessee, and subleased back or otherwise made available to the applicable Sprint Collocator, pursuant to this Agreement, and the Sprint Collocation Space at each Pre-Lease Site will be deemed reserved for or otherwise be made available to the applicable Sprint Collocator pursuant to this Agreement, in each case for the exclusive possession and use by such Sprint Collocator and its Affiliates and permitted transferees, whether or not such Sprint Collocation Space is now or hereafter occupied. As a part of the Sprint Collocation Space of each Site, Lessee also grants to the Sprint Collocator as to each Master Lease Site, and the Sprint Collocator reserves and shall at times retain (for the benefit of the Sprint Collocator or any of its Affiliates and except to the extent limited by any restrictions contained in any applicable Ground Lease, the Permitted Encumbrances or by Law):
(i) a non-exclusive right and easement (over the surface of the Site), but subject to the terms of this Agreement, the Ground Leases, the rights of Tower Subtenants, any other agreements affecting the Site existing prior to the Effective Date (not entered into by Lessee or its Affiliates) and such commercially reasonable rules and regulations as Lessee may from time to time propagate (such rules and regulations to be applied uniformly by Lessee between the Sprint Collocators and Tower Subtenants) and applicable Laws, for ingress to and egress from the entire Site, and access to the entire Tower and all Improvements to such Site and Tower, at such times (on a 24-hour, seven (7) day per week basis unless otherwise limited by the Ground Lease), to such extent, and in such means and manners (on foot or by motor vehicle, including trucks and other heavy equipment), as the Sprint Collocator deems reasonably necessary in connection with its full use and enjoyment of the Sprint Collocation Space, including, without limitation, a right to construct, install, use, operate, maintain, repair and replace its Communications Equipment on the applicable Sprint Collocation Space; and (ii) the right, exercisable only during periods during which the applicable Sprint Collocator is actively performing work at a Site (and subject to the terms of the applicable Ground Lease and applicable
Laws), to use any unoccupied portion of the ground space at the applicable Site for purposes of temporary location and storage (but only during the period of the performance of such work at such Site) of any of its Communications Equipment and for performing any repairs or replacements (provided that such use and occupancy of any unoccupied portion of a Site will not materially adversely affect the use and occupancy by, or interfere with the operations of, a Tower Subtenant or Lessee of the Site, and, provided further that the Sprint Collocator will be required to remove any of its stored Communications Equipment on any unoccupied portion of the Site upon fifteen (15) days prior written notice from Lessee if such unoccupied portion of the Site is under sublease or other occupancy arrangement with a Tower Subtenant that is prepared to take occupancy of such portion of the Site or is otherwise required for use by Lessee for work or storage at such Site); and (iii) a non-exclusive right and easement for the use, operation, maintenance, repair and replacement of all utility lines, Equipment and appurtenances now existing and located on the Site and providing electrical and any other utility service to Sprint's Communications Facility on the Site, which right and easement includes the right of the Sprint

Collocator and its agents, employees and contractors to enter upon the Site to repair, maintain and replace such utility facilities.

     (b) Notwithstanding the foregoing provisions of this Section 6, except in the event of an Emergency, a Sprint Collocator shall give Lessee at least ten
(10) days prior written notice of its intention to undertake any activity that involves having any Sprint Collocator or its contractors, subcontractors, engineers, agents, advisors, consultants, representatives, or other Persons authorized by such Sprint Collocator to (i) climb the Tower at any Site (and in the event of an Emergency the Sprint Collocator will provide such notice of having climbed the Tower promptly after performed such act), (ii) perform construction or maintenance activities that might reasonably be expected to temporarily or permanently affect access or use of a Site or (iii) involves the use of heavy equipment. No representation is made by Lessee with respect to whether any Sites are accessible by trucks or other heavy equipment or are currently capable of being utilized by same, and Lessee shall have no obligation to any Sprint Collocator to build access roads that are accessible by trucks or other heavy equipment or to prepare the Site to be utilized by same; provided, however, that Lessor will be required to maintain in such order and repair as would be required under industry standards such access roads existing as of the Effective Date and agrees not to take any action (except as required by Law, a Governmental Authority, the applicable Ground Lease existing prior to the Effective Date, any Collocation Agreement existing prior to the Effective Date or other agreement affecting the Site existing prior to the Effective Date (and not entered into by Lessee or its Affiliates)) that would materially diminish or impair any means of access to any Site existing as of the Effective Date. The Sprint Collocation Space at each Site, on the Land constituting a portion of such Site, shall include an additional unobstructed buffer area three (3) feet in width along and around the perimeter of all portions of Sprint's Improvements located on such Land (collectively, the "Sprint Buffer Zone"); provided, however, that the Sprint Collocators acknowledge and agree that (i) with respect Sprint's Improvements located on the Land at any Site on the Effective Date, the Sprint Buffer Zone is hereby established only to the extent it exists on any
Site as of the Effective Date, (ii) with respect to the portions of Sprint's Improvements consisting of cable runs, the Sprint Buffer Zone need not necessarily include an area three (3) feet in width around the perimeter thereof so long as the applicable Sprint Collocator has reasonable access to such portions of Sprint's Improvements for the purposes of maintenance, repair and replacement thereof. If the Sprint Buffer Zone (coupled with applicable zoning, setback or other Laws or terms in the applicable Ground Lease or agreements with other Tower Subtenants) effectively limits Lessee's ability to lease, license or otherwise allow space at a Site to be used by a prospective Tower Subtenant in a commercially reasonable manner, then the Lessee may, by written notice to the applicable Sprint Collocator, request such Sprint Collocator to reduce the size of the Sprint Buffer Zone to accommodate the reasonable requirements of such prospective Tower Subtenant. Each such request shall be accompanied by reasonable information that will enable the Sprint Collocator to determine the nature and location of the requested reduction and the extent of the proposed encroachment into the Sprint Buffer Zone, and each Sprint Collocator agrees to not unreasonably withhold, condition or delay its consent to any such request. If any Sprint Collocator consents to such a reduction in the Sprint Buffer Zone, then such reduction shall be effective only during the period during which the permitted encroachment into the Sprint Buffer Zone exists, and at such time as the Improvements or Equipment at the applicable Site that encroach upon the Sprint Buffer Zone and are the subject of the permitted reduction are permanently removed, the Sprint Buffer Zone shall be reinstated to the extent it existed prior to the time of the permitted reduction. In addition, if at any time the applicable Sprint Collocator has ceased use of any portion of the Sprint Collocation Space on the Tower that contained Communications Equipment located outside the Sprint Tower Envelope on the Effective Date, then Lessee may, by written notice to the applicable Sprint Collocator, request such Sprint Collocator to permit Lessee to use such unused portion of the Sprint Collocation Space to accommodate the reasonable requirements of such prospective Tower Subtenant, and each Sprint Collocator agrees to not unreasonably withhold, condition or delay its consent to any such request.

     (c) Notwithstanding anything in this Agreement to the contrary, (i) Lessor, Lessee and Sprint acknowledge and agree that certain Sites identified on Exhibit A, are either being leased, subleased or otherwise made available by Lessor to Lessee or being operated by Lessee pursuant to this Agreement but are not subject to the sublease to or reservation by any Sprint Collocator of any Sprint Collocation Space (such Sites, along with any Site where the applicable Sprint Collocator exercises its Withdrawal Rights from and after the Withdrawal Date for such Site, the "Non-Collocation Sites"), and the duties and obligations of any Sprint Collocator in this Agreement regarding Sprint Collocation Space shall not be applicable to the Non-Collocation Sites and (ii) Lessee shall have no duties to Lessor or Sprint with respect to such Non-Collocation Sites pursuant to Sections 6 and 25. On the Effective Date, the number of Sites either subleased back or otherwise made available to the applicable Sprint Collocator shall not be less than the number of Sites determined in accordance with the methodology set forth in Section 2.6(h) of the Agreement to Lease and Sublease.

     (d) Each Sprint Collocator will, at all times during the Term as to any Site, at such Sprint Collocator's sole cost and expense, keep and maintain Sprint's Communications Equipment and Sprint's Improvements in a structurally safe and sound condition and in working order.

     (e) Without limiting any of Lessee's rights or obligations under this Agreement, Lessee acknowledges and agrees that Lessee will not engage, nor will it permit any Tower Subtenant to engage, in any conduct or activity that might reasonably be expected to interfere (excluding electrical interference which will be governed by Section 15) with the Sprint Collocator's peaceful and quiet enjoyment of the Sprint Collocation Space or the use and operation of the Sprint Collocator of Sprint's Communications Equipment at such Site. Notwithstanding anything to the contrary herein, in no event shall Lessee be required to enforce any rights against or resolve any disputes with a Tower Subtenant who at the time of such enforcement action or dispute is an Affiliate of Sprint.

     (f) Without limiting the rights or obligations of any Sprint Collocator under this Agreement, each Sprint Collocator acknowledges and agrees that it will not engage, nor permit its Affiliates to engage, in any conduct or activity that might reasonably be expected to interfere (excluding electrical interference which will be governed by Section 15) with Lessee's or any Tower Subtenant's peaceful and quiet enjoyment of its space on any Tower or the use and operation of Communications Equipment by any Tower Subtenant.

     (g) Each Sprint Collocator agrees to indemnify and hold the Lessee Indemnitees harmless from and against and in respect of any and all Claims, paid, suffered, incurred or sustained by any Lessee Indemnitee and in any manner arising out of, by reason of, or in connection with the activities of such Sprint Collocator or any of its Affiliates in connection with any work at any applicable Site performed at by or at the direction of such Sprint Collocator or its Affiliates (but not including any work at any Site that Lessee is required to perform pursuant to this Agreement). The applicable Sprint Collocator shall restore any property damage to any Site or appurtenant property or any access roads thereto in connection with any such work caused by motor vehicles, trucks or heavy equipment of such Sprint Collocator, any of its employees, agents, contractors or designees. If such restoration work is not performed by such Sprint Collocator within fifteen
(15) days after written notice from Lessee (or if not capable of being performed within such fifteen (15) day period, then within a reasonable period of time provided that the Sprint Collocator is actively and diligently pursuing completion of such restoration work), Lessee may, but shall not be obligated to perform such work on behalf of an for the account of such Sprint Collocator, and such Sprint Collocator shall reimburse Lessee for the costs of such restoration work within fifteen (15) days after demand thereof, together with reasonable evidence of the incurrence of such costs.

     (h) Lessee agrees to and does hereby waive and relinquish any lien of any kind and any and all rights, including levy, execution and sale for unpaid rents, that Lessee may have or obtain on or with respect to any of Sprint's Communications Equipment.

     SECTION 7. Permitted Use.

     (a) Lessee will use, and will permit the use of, the Leased Property at each Site only for the Permitted Use.

     (b) Lessee will not use, or permit to be used, any Site, or any portion of such Site, by Lessee, any Person (other than the applicable Sprint Collocator or its Affiliates) or the public in such manner as might reasonably be expected to impair Lessor's title to, or interest or rights in, such Site, or any portion of such Site, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than the applicable Sprint Collocator or any of its Affiliates), or of implied dedication of any of the Leased Property of such Site. Nothing contained in this Agreement and no action or inaction by Lessor, any Sprint Collocator or any of their respective Affiliates will be deemed or construed to mean that Lessor or any Sprint Collocator has granted to Lessee any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Lessor in any Site.

     (c) Each Sprint Collocator will use the Sprint Collocation Space at each Site only for installation, use, operation, repair and replacement of Sprint's Communications Facility. No Sprint Collocator will use the Sprint Collocation Space at any Site in such manner as might reasonably be expected to impair Lessee's rights or interest in such Site or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any other Person (other than the Sprint Collocator or any of its Affiliates), or of implied dedication of such Sprint Collocation Space. Except as specifically permitted hereunder, Sprint shall have no right to use or occupy any space at any Site other than the Sprint


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

Collocation Space that it occupies from time to time in accordance with the terms of this Agreement.

     SECTION 8. Access.

     Except to the extent limited by any restrictions contained in any applicable Ground Lease, the Permitted Encumbrances, this Agreement or by Law, the interest or rights of Lessee in or to each Site under this Agreement includes, as an appurtenance thereto, a non-exclusive right for access to the Leased Property of each Site on a 24-hour, seven (7) day per week basis, on foot or motor vehicle, including trucks and other heavy equipment, for the installation and maintenance of the Tower and Improvements of such Site and the Communications Facilities of Tower Subtenants. The Parties acknowledge and agree that the right to access to any portion of the Leased Property of each Site granted pursuant to this Section 8 will be granted to Lessee and its authorized contractors, subcontractors, engineers, agents, advisors, consultants, representatives, or other persons authorized by Lessee and, under Lessee's direct supervision, and to Tower Subtenants, subject to any restrictions contained in the applicable Ground Lease, the Permitted Encumbrances, this Agreement or by Law.

     SECTION 9. Term.

     (a) The term of this Agreement, as to each Master Lease Site, will commence on the Effective Date with respect to the Initial Master Lease Sites and Conversion Closing Date (as acknowledged and confirmed in the applicable Site Designation Supplement) with respect to all other Master Lease Sites and will expire on the Site Expiration Date for such Site. The term of this Agreement, as to each Pre-Lease Site, will commence on the Effective Date and will expire on the Site Expiration Date for such Site; provided; however, that the term of this Agreement as to any Pre-Lease Site shall automatically expire as a result of a Conversion Closing under the provisions of the Agreement to Lease and Sublease, in which event the Pre-Lease Site will automatically be converted to and become a Master Lease Site hereunder as of the Conversion Closing Date for such Site, and no further instrument will be required to evidence such conversion; provided, however, that upon the request of any Party, the Parties will promptly execute such instruments as may be reasonably required to further evidence such conversion. This Agreement will remain in full force and effect until the expiration or earlier termination of the term of this Agreement as to all Sites.

     (b) No surrender by Lessee to Lessor of the Leased Property of any Master Lease Site or any portion of such Site, prior to the expiration of the Term as to such Master Lease Site will be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor, other than such a written acceptance, will constitute an acceptance of any such surrender.

     (c) Upon expiration or earlier termination of the Term as to any Master Lease Site or as to any Pre-Lease Site prior to any Conversion Closing for such Pre-Lease Site, Lessee, if requested by Lessor, will, at its cost and expense and in accordance with instructions of Lessor, within a reasonable period of time, but in no event less than thirty (30) days or such shorter period of time as may be required under any applicable Ground Lease, (i) cause the Tower Subtenants on such Site to stop and cease the operation of their respective Communications Facilities on such Site (but only to the extent that any such Tower Subtenant, in Lessee's reasonable judgment, does not occupy such Site pursuant to a commercially reasonable Collocation Agreement) and (ii) to the extent permitted by the applicable Ground Lease, remove all of Lessee's Severable Alterations from such Site and restore each Site substantially to the condition it was in on the Effective Date, subject to the addition of any permitted Non-Severable Alterations; provided, however, that upon expiration or earlier termination of the Term as to any Site upon the expiration or termination of any Ground Lease, if required by the applicable Ground Lease, Lessee will remove the Tower and any Improvements (whether or not constituting Severable Alterations) from such Site and otherwise restore such Site to the condition required under the applicable Ground Lease. The Tower and any Improvements so removed (to the extent not constituting Severable Alterations of Lessee) will either be (i) delivered by Lessee to any Person designated by Lessor for disposition by Lessor or its designee, who shall pay to Lessee its cost of removal thereof, up to the net sales proceeds such Person receives from the dispositions thereof, or (ii) sold or otherwise disposed of by Lessee for not less than their salvage value, and the net proceeds of such sale or other disposition after deducting Lessee's cost of removal thereof will be paid to Lessor when and as received by Lessee. Any Severable Alterations not removed by Lessee within such 30-day period will, at Lessor's option, be deemed abandoned by Lessee and title to such Severable Alterations will automatically, without further action, vest in Lessor. Except as set forth in Section 41, in the event of the expiration of the Term as to any Site prior to the Site Expiration Outside Date, and without limiting any of Lessee's other rights or remedies hereunder, Lessee will have no right or claim to any refund or credit of any portion of the prepaid Rent for such Site. Each Site shall be delivered by Lessee to Lessor at the end of the Term as to such Site in the condition required by this Agreement and shall otherwise be delivered to Lessor in good condition, repair and order, reasonable wear and tear and casualty and condemnation which Lessee is not required to repair excepted, but without any implied warranties.

     (d) Upon expiration or earlier termination of the Term as to any Master Lease Site or any Pre-Lease Site (other than as a result of the conversion of such Pre-Lease Site to a Master Lease Site hereunder), Lessee, if requested by Lessor, will deliver or cause to be delivered to Lessor (i) copies of all written (and effective) Ground Leases, Collocation Agreements and material Governmental Approvals solely related to such Site or, to the extent not solely related, appropriate extracts thereof, and (ii) copies of, or extracts from, all current files and records of Lessee solely related to the ownership, occupancy or leasing of such Site or, to the extent not so solely related, appropriate extracts thereof; provided, that Lessee will not be required to deliver to Lessor any privileged document and Lessee, in its sole discretion, may deliver such documents in electronic form.

     (e) Unless and until Lessee has exercised its purchase option under Section 36, Lessor will maintain or replace all Tower Removal Bonds as are in existence as of the Effective Date with respect to the Sites (and provide Lessee copies of same), unless any such Tower Removal Bond is no longer required with respect to a Site. Lessee will, and does hereby agree to, indemnify, defend and hold the Sprint Indemnitees harmless from, against and in respect of any and all Claims paid, suffered, incurred or sustained by any Sprint Indemnitee and in any manner arising out of, by reason of or in connection with the failure of Lessee to comply with the conditions of the Tower Removal Bonds or any claim made by an obligee on, or any payment made to, such obligee under any Tower Bond.


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

     SECTION 10. Withdrawal.

     (a) The Sprint Collocator at each Site will have Withdrawal Rights, which will be exercisable in respect of any Site only if the applicable Withdrawal Date is (i) on the tenth (10th) anniversary of the Effective Date (the "Ten Year Withdrawal Date"), (ii) on the last day of each successive five (5) year period thereafter or (iii) at any time after the Ten Year Withdrawal Date if there is an occurrence of a Withdrawal Cause. To exercise any such Withdrawal Rights with respect to any Site, the applicable Sprint Collocator will give Lessee written notice of such exercise (the "Withdrawal Notice"), as applicable (A) not less than one (1) year prior to the Ten Year Withdrawal Date, (B) one hundred eighty
(180) days prior to any applicable Withdrawal Date pertaining to any five (5) year period following the Ten Year Withdrawal Date, and (C) ninety (90) days prior to any Withdrawal Date occurring as a result of the occurrence of Withdrawal Cause. If a Sprint Collocator exercises the Withdrawal Rights as to any Site, the Sprint Collocator will not be required to pay the Sprint Collocation Charge with respect to such Site for the period occurring after the Withdrawal Date specified in the applicable Withdrawal Notice. Not later than the Withdrawal Date of any Site, the Sprint Collocator will vacate the Sprint Collocation Space of such Site and remove, at such Sprint Collocator's cost and expense, all of Sprint's Communications Equipment at such Site (and otherwise leave the vacant Sprint Collocation Space in good condition, repair and order (reasonable wear and tear and loss by casualty and condemnation excepted) and shall remove all of Sprint's Communications Equipment therefrom and restore any damage thereto caused by, through or under any Sprint Group Member), if such Sprint Collocation Space is occupied, whereupon the Sprint Collocator's right to occupy and use the Sprint Collocation Space of such Site pursuant to this Agreement will be terminated. At the request of either the applicable Sprint Collocator or Lessee, the appropriate Parties will enter into documentation, in form and substance reasonably satisfactory to such Parties, evidencing any withdrawal effected pursuant to this Agreement.

     (b) In addition to, and not in limitation of any right of any Sprint Collocator under Section 10(a), and notwithstanding anything in this Agreement to the contrary, without limiting or diminishing Sprint's payment obligations hereunder in any manner, including its obligation to pay Sprint Collocation Charge, no Sprint Collocator will have any obligation to occupy, or to operate a Communications Facility on, the Sprint Collocation Space of any Site, and each Sprint Collocator will have the right, exercisable at any time during the Term as to any Site, to cease occupying or operating Sprint's Communications Facility on the Sprint Collocation Space of such Site, and retain its right to such Sprint Collocation Space and may permit any of its Affiliates to occupy such Sprint Collocation Space, so long as the Sprint Collocator remains the primary obligor for the Sprint Collocation Charge in respect of such Site and such Affiliates' use of the Sprint Collocation Space is in accordance with all the terms and conditions of this Agreement. In no event shall such use and occupancy by an Affiliate of Sprint diminish the applicable Sprint Collocator's rights and obligations hereunder.

     SECTION 11. Rent and Pre-Lease Rent; Sprint Collocation Charge.

     (a) Lessee will prepay Rent in respect of the Leased Property of each of the Initial Master Lease Sites for the entire Term as to such Master Lease Site on the Effective Date. Lessee will prepay the Pre-Lease Rent in respect of the Leased Property of each Pre-Lease Site for the entire Term as to such Pre-Lease Site on the Effective Date for each Pre-Lease Site. Such

Rent and Pre-Lease Rent will be specifically allocated to the periods as set forth in Exhibit H ("Allocated Rent"); provided, however, that if any Pre-Lease Site becomes a Master Lease Site as a result of a Conversion Closing, then the remaining portion of the Pre-Lease Rent attributable to the periods from and after the Conversion Closing Date will thereafter be credited to and constitute Rent for such Master Lease Site for the corresponding periods after such Conversion Closing Date; and provided, further, that such allocation of Rent and Pre-Lease Rent shall in no event fail to qualify for the uneven rent test provided for in Treasury Regulations ss.1.467-3(c)(4). For each calendar month during the Term as to each Site, the Sprint Collocator at each Site will pay the Sprint Collocation Charge with respect to the Sprint Collocation Space for such Site (or if there is more than one Tower at such Site on which Sprint maintains Sprint Collocation Space, with respect to the Sprint Collocation Space of each Tower at such Site), in advance on the first day of each such month, beginning on the Effective Date. Lessee agrees that, except pursuant to the terms of Sections 4(f) and 41 and any provision contained in the Agreement to Lease and Sublease that expressly provides for the same, the Rent and the Pre-Lease Rent are non-refundable and that Lessee will have no right of abatement, reduction, setoff, counterclaim, rescission, refund, defense or deduction with respect thereto. The Sprint Collocators each agree that they will have no right of abatement (except as set forth in Section 14), reduction, setoff, counterclaim, rescission, refund, defense or deduction with respect to any payment of the Sprint Collocation Charge (including any Shared Ground Rent Increase Payment) or any amount payable by a Sprint Collocator pursuant to Section 11(g).

     (b) The following terms will have the following definitions:

     "Pre-Lease Rent" means, as to any Pre-Lease Site, the amount prepaid by Lessee to Lessor with respect to such Pre-Lease Site pursuant to this Agreement and as specified in Exhibit H, and "Rent" means, as to any Master Lease Site, the amount prepaid by Lessee to Lessor with respect to such Master Lease Site pursuant to this Agreement and as specified in Exhibit H (and as credited in Section 11(a)). Pre-Lease Rent and Rent are intended to constitute "fixed rent" (as such term is defined in Treasury Regulations ss.1.467-1(h)(3)).

     "Sprint Collocation Charge" means, as to any Sprint Collocation Space at any Site, the monthly amount payable to Lessee by the applicable Sprint Collocator for the sublease, use and occupancy, as applicable, of the Sprint Collocation Space at such Site pursuant to this Agreement in an amount equal to $1,400 per month subject to an annual increase on each CPI Change Date equal to the lesser of (a) three percent (3%) or (b) the applicable CPI Change plus two percent (2%).

     (c) If the Effective Date is a day other than the first day of a calendar month, the applicable Sprint Collocation Charge for the period from the Effective Date through the end of the calendar month during which the Effective Date occurs will be prorated on a daily basis, and will be included in the calculation of and payable with the Sprint Collocation Charge for the first full calendar month of the Term. If the date of the expiration of the Term as to any Site is a day other than the last day of a calendar month, the applicable Sprint Collocation Charge for such calendar month will be prorated on a daily basis. On the Effective Date, the aggregate number of Sites for which the Sprint Collocation Charge is payable on the Effective Date shall not be less than the number of Sites determined in accordance with the methodology set forth in
Section 2.6(h) of the Agreement to Lease and Sublease.

     (d) If any Sprint Collocator does not pay all or any portion of the Sprint Collocation Charge (the "Unpaid Amount") or any Ongoing Revenue Sharing Payment when due and payable, the Sprint Collocator will pay Lessee a late charge equal to the product of (i) the lesser of (A) the Prime Rate plus one and one-half percent (1.5%) or (B) twelve percent (12%) per annum and (ii) the Unpaid Amount calculated for each day from the date on which the outstanding Unpaid Amount was due until the date of payment of such Unpaid Amount in full.

     (e) Notwithstanding that Rent and Pre-Lease Rent shall be prepaid in accordance with Section 11(a), the Parties agree that, for Tax purposes only, the Allocated Rent for each Site shall represent and be the amount of Rent or Pre-Lease Rent, as applicable, for which Lessee becomes liable on account of the use of each applicable Site for each calendar year, in whole or in part, of the Term.

     (f) It is the intention of the Parties that the allocation of Rent or Pre-Lease Rent to each Rent Payment Period as provided in Exhibit H constitutes a specific allocation of fixed rent within the meaning of Treasury regulations ss. 1.467-1(c)(2)(ii)(A), with the effect that pursuant to Treasury regulation ss.ss. 1.467-1(d) and 1.467-2, Lessor and Lessee, on any federal income tax returns filed by each of them (or on any Tax return on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each Rent Payment Period in Exhibit H under the caption "Proportional Rent." Because Lessee is prepaying the Rent or Pre-Lease Rent in respect of each Site for the entire Term pursuant to Section 11(a), there shall be considered to exist a loan from Lessee to Lessor for purposes of
Section 467 of the Code with respect to each Site equal to the amount set forth in Exhibit H under the caption "Section 467 Loan" (the "Section 467 Loan"). Lessor shall deduct interest expense and Lessee shall accrue interest income, in each case, in an amount equal to that set forth in Exhibit H under the caption "Section 467 Interest" for the applicable Rent Payment Period. In no event shall any principal or interest on any Section 467 Loan be separately payable as such (including upon any termination of this Agreement with respect to a Site), it being agreed and understood that these items represent characterizations for Tax purposes only, and in no event whatsoever shall Lessee be entitled to a reduction of, or offset against, the amounts of Rent and Pre-Lease Rent payable pursuant to Section 11(a).

     (g) Each Sprint Collocator shall pay, as additional collocation rent, to Lessee, (i) within fifteen (15) Business Days after demand by Lessee (accompanied by reasonable evidence that such amounts are due and payable to the applicable Ground Lessors), an amount equal to one half (1/2) of (A) the lump sum amount necessary to be paid to lessors under any applicable Ground Leases in order to relieve Lessee of any obligation to pay Revenue Sharing Payments under such Ground Leases during the entire Term as to the Site covered by any such Ground Lease, and (B) any Ongoing Revenue Sharing Payment during the Term of this Agreement; provided, however, that if at the time Lessee notifies any Sprint Collocator of the existence and amount of such any Ongoing Revenue Sharing Payment, Lessee also notified the Sprint Collocator of the duration of such Ongoing Revenue Sharing Payment and the amount of and the dates on which such Ongoing Revenue Sharing Payments are due and payable to the Ground Lessor, Lessor will pay to the Ground Lessor or to Lessee for payment to the Ground Lessor (as directed by Lessee) the amount of such Ongoing Revenue Sharing Payments so payable on and before the date when they become due and payable for the duration of such payment period as designated by Lessee. Upon request by any Sprint Collocator, Lessee will provide Lessor with



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

such supporting documentation as such Sprint Collocator may reasonably require to evidence that any Revenue Sharing Payments are due and payable to any Ground Lessor.

     SECTION 12. Condition of the Sites and Obligations of Lessee.

     (a) Lessee acknowledges that, as between Lessor, Lessee and the Sprint Collocator, in respect of each Site, Lessee has the obligation, right and responsibility to repair and maintain such Site except as otherwise provided in this Agreement, including without limitation, an obligation to monitor each Tower to maintain the structural integrity of the Tower and the ability of the Tower to hold and support all Communications Equipment then mounted on the Tower, in accordance with all applicable Laws and standard industry practices. Unless any Lessee Indemnitee has received payment for a claim for indemnification under Article 9 of the Agreement to Lease and Sublease related to such condition, Lessee shall have no obligation to perform any repair of a Site with respect to a condition existing prior to the date hereof. Subject to the other provisions contained in this Agreement, Lessee, at its sole cost and expense, will monitor, maintain and repair each Site such that the Sprint Collocator and Tower Subtenants may utilize such Site to the extent permitted in this Agreement, including, without limitation, the markings on each Tower and the structural integrity of each Tower. Installation, maintenance and repair of each Site will comply in all material respects with all Laws and will be performed in a manner consistent with standard industry practices and so as to minimize any material disruption in the Sprint Collocator's business conducted, and use and operation of Sprint's Communications Equipment located, at such Site. Lessee assumes all responsibilities, as to each Site, for any fines, levies, and/or other penalties imposed as a result of non-compliance with such requirements of the applicable Governmental Authorities commencing from and after the Effective Date with such requirements of the applicable Governmental Authorities except for non-compliance caused by Sprint or its Affiliates that is not caused as a result of Lessee's failure to perform its obligations under this Agreement. Sprint assumes all responsibilities, as to each Site, for any fines, levies, and/or other penalties imposed as a result of Sprint's or its Affiliates past, current or future non-compliance with such requirements of the applicable Governmental Authorities. Subject to the terms of any applicable Collocation Agreement in existence as of the Effective Date, Lessee will use reasonable efforts to cause and (if a default would result under any applicable Ground Lease for a failure to cause) shall cause Tower Subtenants to maintain and repair all of its Communications Equipment on each Site in accordance with the requirements of this Agreement; provided, however that nothing herein will require Lessee to maintain any of Sprint's Communications Equipment or any Communications Equipment of Tower Subtenants to the extent that such Tower Subtenants are required to perform such maintenance. Without limiting the foregoing, Lessee at its own cost and expense, will make (or cause to be made) all Alterations to the Sites as may be required from time to time to meet in all material respects the requirements of applicable Laws except for the maintenance and repair work to be performed by the Sprint Collocator in accordance with clause (c) of this Section 12.

     (b) For each Site, Lessee, at its sole cost and expense, will provide Lessor, as applicable, all necessary and appropriate information reasonably requested by Lessor for Lessor to obtain (and Lessor will obtain within a reasonable amount of time) all of the certificates, permits, and other approvals which may be required in connection with FCC or FAA regulations. Lessee will also provide Lessor all appropriate information reasonably requested by Lessor pertaining to any easements or consents which are required from any third parties with respect to the operation of such Site (to the extent different from the easements and consents needed prior to the Effective Date), including with respect to the lighting system serving such Site, and Lessor will cooperate with Lessee in connection with such actions, as contemplated by Section 18 (without requirement that Lessee expend any sums to obtain any such easement or consent). Notwithstanding anything herein to the contrary, Lessee will have no obligation to provide any information necessary for Lessor or any Sprint Collocator to obtain any certificate, permit or other approval relating to Sprint's Communications Equipment. If, as to any Site, any material certificate, permit, license, easement, or approval relating to the operation of such Site is canceled, expires, lapses, or is otherwise withdrawn or terminated (unless the same is the result of the acts or omissions of Lessor, any Sprint Collocator or their respective Affiliates, agents or employees) or, if Lessee has breached its obligation under this Section 12(b), then the applicable Sprint Collocator will have the right, in addition to its other remedies pursuant to this Agreement, at law, or in equity, to take appropriate action to remedy any such noncompliance and demand reimbursement for any expenses incurred in connection with such actions from Lessee. Notwithstanding anything to the contrary contained herein, Lessee will have no obligation to obtain or restate (or otherwise provide information for Lessor or any Sprint Collocator to obtain or restate) any certificates, permits or approvals that (i) relate exclusively to Sprint's Communications Equipment or (ii) were rescinded due to a violation by any of the same by Lessor or any Sprint Collocator. Each applicable Sprint Collocator will, at all times, keep, operate and maintain Sprint's Communications Equipment at each Site in a safe condition, in good repair and in accordance with applicable Laws.

     (c) The following provisions will apply with respect to the lighting systems serving the Sites:

     For each Site, Lessee agrees to monitor the lighting system serving such Site and will notify the appropriate FAA service office of any lighting failure not existing on the Effective Date or at the time responsibility for such notification is assumed by Lessee under the Transition Services Agreement of even date herewith (the "Transition Services Agreement") in accordance with the requirements of applicable Law. In addition, Lessee agrees, as soon as practicable, to begin a diligent effort to repair any failed lighting in accordance with the requirements of applicable Law, and to notify Lessor and the applicable Sprint Collocator upon successful completion of the repair. Notwithstanding anything to the contrary contained in this Agreement, Lessee agrees to indemnify, defend and hold each Sprint Indemnitee harmless from and against any Claims arising out of or by reason of any failed lighting (unless such Claim is the result of the action or failure to act of Lessor, the Sprint Collocator or their respective Affiliates, agents or employees). In addition to and not in limitation of Sections 31(e) and (f), if Lessee defaults under this
Section 12(c), Lessor or the Sprint Collocator, in addition to their other remedies pursuant to this Agreement, at law, or in equity, may elect to take appropriate action to repair or replace lights and invoice Lessee. In addition, Lessor may subject to arbitration of any dispute pursuant to the provisions of
Section 31(h), terminate this Agreement as to such Site (i) if Lessor or Lessee is at any time fined by the FAA (pursuant to a final and non-appealable order) as a result of the occurrence of such default or (ii) if Lessor has given Lessee notice of such default under Section 31(e)(ii) and Lessee does not cure such default within the applicable cure period set forth in Section 31(e)(ii), within sixty (60) days of the occurrence of such event. The foregoing right may not be exercised by Lessor if (a) such fine occurs during a period where Lessor or a Sprint Collocator is still providing light monitoring service to Lessee with respect to a Site and such fine results in whole or in part from the failure of Lessee to receive timely information with respect to the failure of a lighting system; (b) such fine occurs during a period where light monitoring service is being transitioned to Lessee and Lessee takes prompt action to address any non-compliance of which it is aware; (c) such fine or non-compliance or underlying failure of the lighting system results from actions or omissions of Sprint, its Affiliates or agents or (d) such fine or non-compliance results from the occurrence a force majeure event. Notwithstanding Lessor's agreement to provide such light monitoring service, Lessee will perform, at Lessee's sole cost and expense, all repair and maintenance associated with the lighting system at each Site. Without in any way affecting Lessee's obligations relating to lighting; (i) during the Term, the applicable Sprint Collocator will have the right, at its expense, to install and maintain equipment for the purpose of monitoring (x) the lighting system serving the Tower or the Improvements of each Site, and/or (y) any device of Lessee's used to monitor the lighting system serving each Tower (provided that none of the foregoing interferes with Lessee's monitoring of the lighting system at such Site or any of Tower Subtenant's use of the Site or does not otherwise result in any material increased costs to Lessee or any Tower Subtenant); and (ii) Lessee will have the right, at its expense, to install and maintain equipment for the purpose of monitoring any device of the Sprint Collocator used to monitor the lighting system servicing any Tower.

     (d) Without  limiting  Lessee's  obligations  under this Section 12 and the other provisions of this Agreement, the Parties acknowledge that each Sprint Collocator (or its Affiliate) is licensed by the FCC to provide telecommunications services and that the Sites are used to provide those services. Nothing in this Agreement will be construed to transfer control of any FCC authorization held by any Sprint Collocator (or its Affiliate) to Lessee with respect to telecommunications services provided by Sprint or to limit the right of any Sprint Collocator (or its Affiliate) to take all necessary actions to comply with its obligations as an FCC licensee or with any other legal obligations to which it is or may become subject (subject to the other terms of this Agreement with respect to actions Sprint may take with respect to a Site).

     SECTION 13. Requirements for Alterations; Title to Alterations; Addition of Equipment; Work on the Site.

     (a) All Alterations that are made to a Site (whether required or optional), including, without limitation, Alterations made to the Sprint Collocation Space of a Site to the extent required to be performed by Lessee, will comply with the requirements of Section 3(f) of this Agreement. Title to each Alteration will without further act or instrument be deemed to constitute a part of the Site and be subject to this Agreement unless such Alteration is a Severable Alteration.

     (b) Whenever Lessee makes Alterations to any Site; constructs, replaces, maintains or repairs the Tower and Improvements of any Site; installs, maintains, replaces or repairs, or causes Tower Subtenants to install, maintain, replace or repair, any Equipment; or reconstruct or restore the Leased Property (the "Lessee Work"), the following provisions will apply:

          (i) No Lessee Work will be commenced until all certificates, licenses, permits, authorizations, consents and approvals necessary for the Lessee Work, from all Governmental Authorities having jurisdiction with respect to any Site or the Lessee Work as set out in Section 3(f) of this Agreement, have been obtained. Lessor will reasonably cooperate with Lessee, at Lessee's sole cost and expense, as is reasonably necessary in connection with Lessee's obtaining all such certificates, licenses, permits, etc. required to be issued by any Governmental Authorities in connection with Lessee's Work.

          (ii) Lessee will commence and perform the Lessee Work in accordance with then-current industry-standard practices and procedures ("Standard Procedures").

          (iii) Lessee will cause the Lessee Work to be done and completed in a good, substantial and workmanlike manner and in compliance in all material respects with all Laws. Lessee will be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the Lessee Work, and neither Lessor nor any Sprint Collocator will have any duty or obligation to inspect the Lessee Work, but will have the right to do so, at reasonable times, upon reasonable prior notice and in a reasonable manner.

          (iv) Lessee will promptly commence the Lessee Work and, once commenced, diligently and continually pursue the Lessee Work and complete the Lessee Work within a reasonable time. Lessee will assign such qualified personnel to the Lessee Work as may be necessary to cause the Lessee Work to be completed in an expeditious fashion.

          (v) All Lessee Work will be performed at Lessee's sole cost and expense. Lessee will provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the Lessee Work. Lessee will promptly pay when due all costs and expenses incurred in connection with the Lessee Work. Lessee will pay, or cause to be paid, all fees and Taxes required by Law in connection with the Lessee Work.

          (vi) Lessee will be responsible for initiating and maintaining all necessary safety precautions and programs in connection with the Lessee Work, and will take necessary protections in accordance with Standard Procedures to prevent damage, injury or loss to, the Lessee Work, all persons performing Lessee Work on the Site, all other persons who may be involved in or affected by the Lessee Work, and all materials and equipment to be incorporated in the Lessee Work, Tower and Improvements of such Site.

          (vii) Lessee will procure and maintain in full force and effect, and will cause its contractors and subcontractors to procure and maintain in full force and effect, with respect to the Lessee Work: (x) in the case of Lessee only but subject to Section 24, full replacement cost "all-risk", "builder's risk" insurance, insuring the Lessee Work; and (y) the other types of insurance required to be maintained pursuant to Section 24 of this Agreement. Such additional insurance policies will meet the requirements set forth elsewhere in this Agreement with respect to the insurance policies otherwise required to be obtained and maintained by Lessee under this Agreement.

     SECTION 14. Damage to the Site, Tower or the Improvements.

     (a) If there occurs a casualty which damages or destroys all or a Substantial Portion of any Site, then within thirty (30) days after the date of the casualty, Lessee shall notify Lessor in writing as to whether the Site is a Non-Restorable Site (it being understood Lessee may waive any condition in the definition of Non-Restorable Site, if it believes in good faith that Restoration may be commenced (and a building permit issued) within one year), which notice will specify in detail the reasons for such determination by Lessee, and if such Site is not a Non-Restorable Site the estimated time, in Lessee's reasonable judgment, for Restoration of the Site (a "Casualty Notice"). If Lessee fails to give Casualty Notice to Lessor within such thirty (30) day period, the affected Site shall be deemed not to be a Non-Restorable Site. If Lessor or the applicable Sprint Contributor disagrees with any determination of Lessee in the Casualty Notice that the Site is a Non-Restorable Site, Lessor or the applicable Sprint Contributor (as applicable) may institute arbitration proceedings to determine any such matter in the manner described in Section 31(h). If such Site is a Non-Restorable Site, then (i) either Lessee or the applicable Sprint Collocator shall have the right to terminate the applicable Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space at such Site, upon written notice to the applicable Sprint Collocator and such leaseback or other use and occupancy at such Site shall terminate as of the date of such Notice and (ii) Lessor or the applicable Sprint Contributor, as applicable, will have the right to terminate this Agreement as to such Site by written notice to Lessee within thirty (30) days after receipt of such written notice from Lessee, whereupon the Term as to such Site will automatically expire as of the date of such notice of termination and, if such right is exercised, the applicable Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space shall be terminated by written notice to Lessee within thirty
(30) days after receipt of such written notice from Lessee, whereupon the Sprint Collocator's rights and obligations as to the leaseback or other use and occupancy of Sprint Collocation Space at such Site will automatically expire as of the date of such notice of termination. In all instances Lessee shall have the sole right to retain all insurance Proceeds related to a Non-Restorable Site and any other Site.

     (b) If there occurs,  as to any Site, a casualty  which damages or destroys
(i) all or a Substantial Portion of such Site and the Site is not a Non-Restorable Site, or (ii) less than a Substantial Portion of any Site, Lessee, at its sole cost and expense, will promptly and diligently commence with the adjustment of Lessee's insurance Claims with respect to such event within a period of thirty (30) days after the date of the damage and, thereafter, promptly commence, and diligently prosecute to completion, the Restoration of the same. The Restoration will be carried on and completed in accordance with the provisions and conditions of this Section 14.

     (c) If Lessee is required to restore any Site in accordance with Section 14(b), all Proceeds of Lessee's insurance will be held by Lessee or the Lessee Lender and applied to the payment of the costs of the Restoration and will be paid out from time to time as the Restoration progresses. Any portion of the Proceeds of Lessee's insurance applicable to a particular Site remaining after final payment has been made for work performed on such Site will be retained by and be the property of Lessee. If the cost of Restoration exceeds the Proceeds of Lessee's insurance, Lessee will pay the excess cost.

     (d) Without limiting Lessee's obligations under this Agreement in respect of a Site subject to a casualty, if Lessee is required to cause the Restoration of a Site that has suffered a casualty, Lessee will make available to the Sprint Collocator a portion of the Leased Property of such Site for the purpose of the Sprint Collocator's locating, at its sole cost and expense, a temporary communications facility, and will give the Sprint Collocator priority over Tower Subtenants at such Site as to the use of such portion; provided, however, that (i) the placement of such temporary communications facility will not interfere in any material respect with Lessee's Restoration or the continued operations of any Tower Subtenant; (ii) the Sprint Collocator will obtain any permits and approvals, at the Sprint Collocator's cost, required for the location of such temporary communications facility on such Site; and (iii) there must be Available Space on the Site for locating such temporary communications facility.

     (e) If Lessee fails at any time to diligently pursue the substantial completion of the Restoration of the Site required under this Agreement (subject to delay for force majeure events other than inability to obtain Governmental Approvals), the Sprint Collocator may, in addition to any other available remedy, terminate this Agreement as to the Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space at the applicable Site upon giving Lessee written notice of its election to terminate at any time prior to completion of the Restoration.

     (f) From and after any casualty as to any Site described in this Section 14 and during the period of Restoration at a Site, the Sprint Collocation Charge with respect to such Site will abate until completion of the Restoration.

     (g) The Parties acknowledge and agree that this Section 14 is in lieu of and supersedes any statutory requirements under the laws of any State applicable to the matters set forth in this Section 14.

     SECTION 15. Tower Subtenants; Interference.

     (a) Lessee acknowledges and agrees that Lessee will not permit the addition of any Tower Subtenants at any Site if such addition would materially and adversely affect the operation of Sprint's Communications Equipment installed prior to such Tower Subtenant's addition and the Sprint Collocator's operation, use or enjoyment of any Sprint Collocation Space on such Site, taking into account customary and commercially reasonable practices for multi-tenant wireless communication sites and towers.

     (b) Lessee will not and will not permit any Tower  Subtenant at any Site to
(i) install or change, alter or improve the frequency, power, or type of the Communications Equipment that materially and adversely interferes with the operation of Sprint's Communications Equipment in existence on such Site as of the date of such installation, change, alteration or improvement or is not authorized by, or violates, any applicable Laws or is not made or installed in accordance with good engineering practices (and Lessee will require any Tower Subtenant who subleases, licenses, or uses any portion of a Site to covenant to comply with the foregoing); or (ii) implement a configuration which materially and adversely interferes with the operation of Sprint's Communications Equipment on such Site in existence as of the date of such implementation.

     (c) If any Tower Subtenant installs or operates any Communications Equipment which is in violation of, any Laws, Lessee will cause such Tower Subtenant to shut down such

Communications Equipment as promptly as practicable (but in any event within fifteen (15) days after having actual knowledge thereof), failing which Lessee will shut down such Communications Equipment.

     (d) If any interference at any Site (at levels above commercially acceptable levels of interference at multi-tenant wireless communication sites) occurs as a result of actions of Lessee or Tower Subtenants described in Section 15(b) above as to any Site, Lessee will be responsible for coordinating and resolving any such interference problems caused by Lessee or Tower Subtenants at such Site, including, without limitation, using its commercially reasonable efforts to correct and eliminate the interference within two (2) Business Days of receipt of notification from the Sprint Collocator and perform an interference study in accordance with then-current industry-standard procedures. If the interference cannot be corrected or eliminated within such two (2) Business Days period, Lessee will cause, at Lessee's option, any of Lessee's or Tower Subtenants' Communications Equipment or Communications Facility that interferes with the operation of Sprint's Communications Facility's authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering Communications Equipment or facility back up or on only during off-peak hours in order to determine whether such interference continues or has been eliminated; provided, that if any interference continues at the time the power output of the interfering Communications Equipment is powered down, the Communications Equipment that interferes with the operation of Sprint's Communication Facility or the Sprint Collocation Space will be turned off. If Lessee or any Tower Subtenant cannot reasonably correct or eliminate such interference within thirty (30) days of receipt of written notice from the Sprint Collocator, Lessee will or will cause such Tower Subtenant to cease the operations of the applicable Communications
Equipment and to stop providing services from the applicable Communications Facility or the Leased Property at the applicable Site in its entirety until the interference problems are resolved.

     (e) Notwithstanding the foregoing provisions of this Section 15, (i) the obligations of Lessee hereunder as to any Site are subject to the rights of any Tower Subtenant under any Collocation Agreement in existence as of the Effective Date at such Site, and to the extent that the provisions of any such Collocation Agreement prohibits Lessee from performing the obligations of Lessee hereunder, Lessee will be required to perform such obligations only to the extent permitted under such Collocation Agreement and shall have no liability with respect thereto to any Sprint Collocator and (ii) Lessee shall have no obligation to enforce any rights under a Collocation Agreement against an Affiliate of Sprint.

     (f) The applicable Sprint Collocator will not, as to any Site, (i) install or change, alter or improve the frequency, power, or type of Sprint's
Communications Equipment that materially and adversely interferes with the operation of any Tower Subtenant's Communications Equipment in existence on such Site as of the date of such installation, change, alteration or improvement or is not authorized by, or violates, any applicable Laws or is not made or installed in accordance with good engineering practices or otherwise violates the terms of any Collocation Agreement existing on the Effective Date; or (ii) implement a configuration which materially and adversely interferes with the operation of any Tower Subtenant's Communications Equipment on such Site in existence as of the date of such implementation.

     (g) If the  Sprint  Collocator  installs  or  operates  any  Communications
Equipment which is not authorized by, or is in violation of, any Laws, the Sprint Collocator will remove such Communications Equipment as promptly as practicable (but in any event within fifteen (15) days after having actual knowledge thereof).

     (h) If any interference (at levels above commercially acceptable levels of interference at multi-tenant wireless communication sites) occurs as a result of actions of the Sprint Collocator described in Section 15(f) above as to Sprint's Communications Equipment at any Site, the Sprint Collocator will be responsible for coordinating and resolving any such interference problems caused by the Sprint Collocator, including, without limitation, using its commercially reasonable efforts to correct and eliminate the interference within two (2) Business Days of receipt of notification from Lessee and perform an interference study in accordance with then-current industry-standard procedures. If the interference cannot be corrected or eliminated within such two (2) Business Day period, the Sprint Collocator will cause any of Sprint's Communications
Equipment that interferes with the operation of any Tower Subtenant's Communications Facility's authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering Communications Equipment or facility back up or on only during
off-peak  hours  specified  by  Lessee  in  order  to  determine   whether  such
interference continues or has been eliminated; provided, that if any interference continues at the time the power output of the interfering Communications Equipment is powered down, the Communications Equipment that interferes with the operation of the applicable Tower Subtenant's Communication Facility will be turned off. If the Sprint Collocator cannot correct or eliminate such interference within thirty (30) days of receipt of written notice from Lessee, the Sprint Collocator will cease the operations of the applicable Communications Equipment and to stop providing services from the Sprint's
Communications Facility or the Sprint Collocation Space of the applicable Site in its entirety until the interference problems are resolved.

     SECTION 16. Taxes.

     (a) Subject to Sections 16(b) and (c) and 39(b), and except as provided below, Lessee will be responsible for all Taxes upon or with respect to (A) any of the Leased Property, any portion of such Leased Property, or any interest therein, (B) the acquisition, purchase, sale, financing, leasing, subleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, delivery, possession, repossession, location, storage, refinancing, refund, transfer of title, registration, reregistration, transfer of registration, return, or other disposition of any of the Leased Property or any portion of such Leased Property, or interest in such Leased Property, (C) the rental payments, receipts, or earnings arising from the Leased Property, any portion of such Leased Property, or any interest in such Leased Property, or payable pursuant to this Agreement, or any other payment or right to receive payment pursuant to any related document, or (D) any Alteration, removal, substitution, maintenance, or repair of any of the Leased Property. Subject to Sections 16(b) and (c) and 39(b), and except as provided below, Lessee will be responsible for all Taxes upon or with respect to each Site applicable to all periods occurring after the Effective Date and during the Term as to such Site. Lessee will receive any refunds for Taxes paid by Lessee pursuant to this Agreement. Notwithstanding the foregoing, Lessee will not be required to pay any Taxes payable with respect to a Leased Site or Other Interest Site, if the applicable Ground Lease provides that the Ground Lessor is responsible for such Taxes without pass-through to the applicable ground lessee and the Ground

Lessor actually pays any such Taxes. If the Ground Lessor does not pay any such Taxes and either Party becomes aware of it, the Parties will, at Lessee's expense, cooperate and use commercially reasonable efforts to cause the Ground Lessor to pay such Taxes.

     (b) In the taxable periods occurring during the Term as to any Site, any Taxes (determined without regard to the Term) for which Lessee is responsible under this Section 16 and that are calculated or assessed on the basis of a time period any portion of which is not included within the Term as to such Site (e.g., Property Taxes assessed annually) will be prorated proportionately between Sprint and Lessee based on the number of days in each such period during the time period of assessment that is included within the Term as to such Site. Lessee's obligations for Taxes under this Section 16 will be limited to that proportionate amount of such Taxes attributable to the period during which this Agreement is in effect with respect to such Site; provided, that any Taxes resulting from special assessments or appraisals of any Site occurring during the period during which this Agreement is in effect will be the sole responsibility of Lessee. Any other Taxes that are not calculated or assessed on the basis of a time period, but for which Lessee is responsible under Sections 16 or 39(b), will be prorated using a fair and equitable proration method that considers, among other things, the basis upon which such Taxes are assessed.

     (c)  Notwithstanding  anything  to the  contrary  in this  Section 16 or in
Section 39, the Parties agree as follows with respect to Property Taxes: (i) Lessor or Sprint will prepare all returns with respect to Property Taxes in the ordinary course and with the same degree of diligence that it exercises with respect to similar tax compliance matters; (ii) Lessor or Sprint will pay all Property Taxes on a timely basis to the appropriate Governmental Authority and Lessee shall have no responsibility for Property Taxes other than with respect to the Lessee Property Tax Charge and Landlord Reimbursement Taxes, (iii) for each calendar year, or portion thereof, that is included in the Term as to each Site, Lessee will pay to Lessor the Lessee Property Tax Charge on or before July 1 of the respective calendar year; provided that if the Effective Date is after July 1, the payment for the first calendar year (or portion thereof) shall be made on the Effective Date; provided further that if the Term ends prior to July 1, the payment for the final year shall be made on the last day of the Term; and
(iv) by June 15 of each calendar year, Lessor will provide Lessee with an officer's certificate in the form of Exhibit D. Lessor, Lessee and Sprint will cooperate with each other, and make available to each other such information as will reasonably be necessary, in connection with the preparation of tax returns for Property Taxes and any audit or judicial or administrative proceeding relating to the same. Lessee will be responsible for all Landlord Reimbursement Taxes for which the applicable Ground Lessor seeks reimbursement under the provisions of the Ground Lease after the Effective Date and during the Term with respect to each Site; provided, however, the Parties will prorate such amounts relating to tax periods that include the Effective Date or the Site Expiration Date in a manner consistent with the provisions of Section 16(b) and the paying Party will be entitled to reimbursement from the non-paying Party for the non-paying Party's portion of the Landlord Reimbursement Taxes paid, and provided further that, with respect to the twelve month period beginning on the Effective Date, Lessor will reimburse Lessee for the amount of the aggregate Landlord Reimbursement Taxes paid by Lessee (prorated for such twelve month period with the actual amount of Landlord Reimbursement Taxes during 2005 and 2006 straightlined) that exceed the product of $200 multiplied by the number of Sites. To the extent either Party is entitled to reimbursement from the other
Party  for  the  payment  of  prorated   Landlord

Reimbursement Taxes, such reimbursement shall be due within fifteen (15) days of the presentation of a statement reflecting amounts due and appropriate other documentation supporting the calculation and payment of such amounts to the applicable Ground Lessor. In the event of (1) the non-payment of Taxes when due (unless such Taxes are being contested in good faith and there is no material risk of forfeiture of any Site as a result of such non-payment of Taxes) by Lessor or any of its Affiliates, which could result in a material risk of forfeiture of a Site (in which case, Lessor will promptly notify Lessee when Lessor becomes aware of such event) or (2) the failure by Lessor to deliver the certificate required to be delivered under clause (iv) of the first sentence of
Section 16(c) with respect to any Site by July 15 of the calendar year, Lessee may notify Lessor in writing of the non-payment of Taxes and request that Lessor or its Affiliates take action within 90 days to pay such Taxes and remove any Liens ("90 Day Lessee Notice"). Within 90 days after receipt of the 90 Day Lessee Notice, Lessor will provide evidence to Lessee to support that Lessor or its Affiliates have paid such Taxes and started the process of removing any Lien or have contested such Taxes in good faith with the appropriate Governmental Authority and are diligently prosecuting such contest, and there is no material risk of forfeiture of the Site. In the case of a contest, Lessor will provide periodic updates to Lessee at least every 30 days thereafter until Lessor provides evidence that such Lien has been removed. In the event that Lessor or its Affiliates have elected to contest a Tax on a Site in accordance with the provisions of this Section, Lessor agrees that it or its Affiliates will pay all Taxes and take all actions necessary to remove any Lien within the time provided by the appropriate Governmental Authority after a final determination. If, on the ninety-first day after receipt of the 90 Day Lessee Notice, the Lessor or its Affiliates have not (x) paid such Taxes and otherwise started the process of removing any Lien or (y) taken action to contest such Taxes and continuously prosecuted such contest, and there is no material risk of the forfeiture of the Site, the Lessee may (but shall be under no obligation to) pay the Tax and cure any Lien by taking any reasonable action necessary. Lessor will reimburse Lessee for all costs incurred in paying such Taxes within 15 days of the presentation to Lessor by Lessee of written documentation evidencing the payment of such Taxes and the removal of any Lien for which Lessee is requesting reimbursement. If, at any time after delivery of the 90 Day Lessee Notice, a material risk of forfeiture of the Site arises, Lessor shall give prompt notice to Lessee and (whether or not Lessor has provided such notice) Lessee shall have the right to purchase the individual Site that is the subject of the proceeding for a purchase price of $100 by giving Lessor written notice of its exercise of such purchase option (provided that in the case of a 90 Day Lessee Notice described in clause (1) above, such purchase option shall not be exercisable (j) until 10 days after the earlier of the Lessee delivery of the 90 Day Lessee Notice and Lessor having actual knowledge of the event giving rise to such 90 Day Lessee Notice, and (k) unless the material risk of forfeiture is continuing), and such option shall be exercised pursuant to the provisions of Section 36, mutatis mutandis, except that the Option Purchase Price shall be $100 and shall apply only with respect to the individual Site.

     (d) Any excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, transfer, gains and similar Taxes ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement or the Collateral Agreements will be borne by Lessee. Lessee will provide Lessor with a certificate substantially in the form of Exhibit E. The Parties will cooperate in providing each other with any additional exemption certifications and other similar documentation as appropriate. The Party that is required by applicable Law to file the tax returns with respect to any applicable Transfer Taxes will do so at its own expense, and the other Parties will cooperate with respect thereto as necessary.

     SECTION 17. Utilities.

     Except as set forth to the contrary below in this Section 17, Lessor will have no obligation to make arrangements for or to pay any charges for connection or use of utilities and similar services to any Site, including but not limited to, electricity, telephone, power, and other utilities. As among the Sprint Collocator and all new Tower Subtenants, Lessee will cause utility charges to be separately metered. The Sprint Collocator will pay to the applicable utility service provider the charges for all separately metered utility services used by the Sprint Collocator at each Site in the operation of Sprint's Communications Facility at such Site. Notwithstanding the foregoing provisions of this Section 17, if the applicable utility service provider will not render a separate bill for the Sprint Collocator's usage, the Sprint Collocator will reimburse Lessee monthly for the Sprint Collocator's actual metered usage at the rate charged to Lessee by the applicable utility service provider, or if Lessee is prohibited from installing a separate meter to measure the Sprint Collocator's usage, the Sprint Collocator may use Lessee's utility sources to provide utility service to the Communications Facility, and the Sprint Collocator will reimburse Lessee monthly for the Sprint Collocator's actual usage at the rate charged to Lessee by the applicable service provider (and Lessee and the Sprint Collocator agree to cooperate in determining a method by which to measure or estimate the Sprint Collocator's usage if the usage is not capable of actual measurement). Notwithstanding anything to the contrary contained herein, Lessee shall have no obligation to provide, maintain or pay for utility services related to Sprint's Communication Equipment. Sprint shall pay for all utility services utilized by Sprint and its Affiliates in its operations at each Site prior to delinquency. For all Sites where a Sprint Collocator leases Sprint Collocation Space, Sprint and Lessee have agreed to a arrangement in a separate agreement for the segregation and transfer of responsibility for electrical service serving the lighting system serving each Site from the Sprint Collocators to Lessee. In connection with such arrangement, each Sprint Collocator agrees to pay the utility costs for such electrical power as follows. If not prohibited by applicable Laws, the Sprint Collocators shall allow Lessee to access the Sprint Collocator's (or other Person occupying the Sprint Collocation Space's) power sources at all Sites with lighting systems in order to install lighting monitoring equipment and maintain Tower lighting as required under this Agreement and the Transition Services Agreement. Accessing such power sources shall be at Lessee's sole cost and expense. The cost of all power provided to Lessee shall be at no cost or expense to Lessee. During each of the first four
(4) years of the Term of this Agreement, Lessee shall obtain its own power source for its lighting and lighting monitoring equipment and transition from using power of the Sprint Collocators (or other Persons occupying the Sprint Collocation Space) for the Sites requiring lighting monitoring equipment (approximately [1,100] Sites) as of the Effective Date at a rate of twenty-five percent (25%) of such Sites by the end of each of the first four (4) years of the Term of this Agreement, all as to be more fully described in the Transition Services Agreement.

     SECTION 18. Governmental Permits.

     (a) In addition to and not in limitation of the provisions of Section 12(a) of this Agreement, Lessee will, at its own cost and expense, provide to Lessor and any Sprint Collocator or its Affiliates all necessary and appropriate information reasonably requested by Lessor or such

Sprint Collocator or its Affiliates to obtain and maintain in effect all certificates, permits, licenses and other approvals relating to FAA or FCC regulations and Lessee will, at its own cost and expense, obtain and maintain in effect all certificates, permits, licenses and other approvals (other than those relating to FCC and FAA regulations) and comply with all Laws, required or imposed by Governmental Authorities (other than those relating to FCC or FAA regulations), in connection with the operation and maintenance of the Leased Property at each Site (including the Tower on such Site). As part of Lessee's obligation to provide information, Lessee will provide Lessor and any Sprint Collocator or its Affiliates access to data reasonably necessary to monitor the lighting systems at each Site to the extent in Lessee's possession (to the extent the Sprint Collocator is not already independently monitoring the same).

     (b) Lessee will reasonably cooperate with any Sprint Collocator or its Affiliates in their efforts to obtain and maintain in effect any certificates, permits, licenses and other approvals and to comply with any Laws required or imposed on such Sprint Collocator by Governmental Authorities applicable to the Sprint Collocation Space of each Site.

     (c) Each applicable Sprint Collocator will, at its own cost and expense, obtain and maintain or cause to be maintained in effect all material certificates, permits, licenses and other approvals and comply with all Laws required or imposed by Governmental Authorities in connection with the operation and maintenance of the Sprint Collocation Space of each Site, including, without limitation, FCC regulations. The cost of obtaining and maintaining such FCC or FAA permits or approvals will be reimbursed to Lessor in accordance with Section 18(f).

     (d) Lessor and each applicable Sprint Collocator will reasonably cooperate with Lessee in Lessee's efforts to provide required information and to comply with all Laws required or imposed by Governmental Authorities applicable to each Site.

     (e) Lessor and any Sprint Collocator will be afforded access, at reasonable times and upon reasonable prior notice, to all of Lessee's records, books, correspondence, instructions, blueprints, permit files, memorandum and similar data relating to the compliance of the Towers with all applicable Laws or if Lessor or any Sprint Collocator otherwise provides reasonable justification therefore, except privileged documents or where disclosure is prohibited by Law. Lessee will also provide Lessor or any Sprint Collocator with an electronic interface or other real time access to Lessee's Tower administration database which will enable access to detailed information concerning collocations. Any information described in this Section 18(e) will be open for inspection upon reasonable notice by Lessor or such Sprint Collocator, at its cost, and its authorized representatives at reasonable hours at Lessee's principal office and will be retained by Lessee for period of three (3) years after the expiration of this Agreement.

     (f) The cost of Lessor's or any Sprint Collocator's or its Affiliates obtaining and maintaining all FCC and FAA permits and approvals relating to the operation and maintenance of the Leased Property of each Site (excluding the Sprint Collocation Space) and Lessee Work, in each case, after the Effective Date, will be borne by Lessee in accordance with Sections 13(b)(i) and 18(c) (the "Reimbursable Costs"). Lessor will provide Lessee with an invoice for Reimbursable Costs on a monthly basis, which amount will be paid by Lessee to Lessor or the applicable Sprint Collocator, as applicable, within twenty (20) Business Days of Lessee's receipt of such invoice.

     SECTION 19. No Liens.

     (a) Lessee will not create or permit any Lien (other than Lessee Permitted Liens) against any Site, or any part of any Site. If any such Lien created or permitted by Lessee (other than Lessee Permitted Liens) is filed against all or any part of any Site, Lessee will be required to cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days only (i) after Lessee has obtained knowledge of such Lien and (ii) Lessee has elected not to contest such Lien in accordance with Section 19(b) hereof. If Lessee fails, after notice and opportunity to cure, to cause any Lien not being contested as provided in Section 19(b) (other than Lessee Permitted Liens) to be discharged within the permitted time, Lessor may cause it to be discharged and may pay the amount of such Lien in order to do so. If Lessor makes any such payment, all amounts paid by Lessor will be payable by Lessee to Lessor within ten (10) days of demand.

     (b) To the extent not prohibited under any applicable Ground Lease, Lessee may, at Lessee's sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of Lessor, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal from such contest; provided, that, if any portion of any Site is subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien will be complied with as promptly as practicable, but in any event prior to any loss or forfeiture. Lessor, at the sole cost and expense of Lessee, will use commercially reasonable efforts to cooperate fully with Lessee in any such contest.

     (c) Any Secured Lessee Loan (including any Mortgage execute in connection therewith) will be subject to each and every term, covenant, condition, agreement, requirement, restriction and provision set forth in this Agreement and subject to all rights of Lessor hereunder.

(d) Lessor will execute any necessary easement or right of way for utilities for any Owned Site promptly following any request by Lessee, provided such easement or right of way does not have an adverse effect on any Sprint Collocator's use or enjoyment of the Sprint Collocation Space of such Site or on the ownership by Lessor of the Tower on such Site, including without limitation, the operation of Sprint's Communications Equipment on such Site.

     (e) No Sprint Collocator will create or permit (or allow any of its Affiliates to create or permit) any Lien arising by, through or under the Sprint Collocator or its Affiliates (other than Permitted Encumbrances) against Site, or any part of any Site. If any such Lien (other than Permitted Encumbrances) is filed against all or any part of any Site as a result of the acts or omissions of any Sprint Collocator or any of its Affiliates, such Sprint Collocator will cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after obtaining actual knowledge such Lien. If any such Sprint Collocator fails to cause any such Lien (other than Permitted Encumbrances) to be discharged within such thirty (30) day period, Lessee may, after ten (10) days prior written notice to such Sprint Collocator, cause such Lien to be discharged and may pay the amount of such Lien in order to do so. If Lessee makes any such payment, all amounts paid by Lessee will be payable by such Sprint Collocator to Lessee upon demand.

     SECTION 20. Condemnation.

     (a) If there occurs a Taking of all or a Substantial Portion of any Site, other than a Taking for temporary use, then (i) Lessee will have the right to terminate this Agreement as to such Site by written notice to Lessor and the applicable Sprint Collocator within thirty (30) days of the occurrence of such Taking whereupon the Term will automatically expire as to such Site, on the Date of Taking, as if such date were the Site Expiration Date as to such Site and each Party shall be entitled to prosecute, claim and retain the entire Award attributable to its respective interest in such Site under this Agreement and
(ii) the Sprint Collocator will have the right to terminate this Agreement as to the Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space by written notice to Lessee within thirty (30) days of the occurrence of such Taking, whereupon ) the Sprint Collocator's rights and obligations as to the leaseback or other use and occupancy of the Sprint
Collocation Space at such Site will automatically expire as of the Date of Taking.

     (b) If there occurs a Taking of less than a Substantial Portion of any Site, then this Agreement and all duties and obligations of Lessee under this Agreement in respect of such Site will remain unmodified, unaffected and in full force and effect. Lessee will promptly proceed with the Restoration of the remaining portion of such Site (to the extent commercially feasible) to a condition substantially equivalent to its condition prior to the Taking. Lessee will be entitled to apply the Award received by Lessee to the Restoration of any Site from time to time as such work progresses; provided, that Sprint will be entitled to prosecute and claim an amount of any Award reflecting its interest under this Agreement. If the cost of the Restoration exceeds the Award recovered by Lessee, Lessee will pay the excess cost. If the Award exceeds the cost of the Restoration, the excess will be paid to Lessee.

     (c) If there occurs a Taking of any portion of any Site for temporary use, then this Agreement will remain in full force and effect as to such Site for the remainder of the Term as to such Site; provided that, notwithstanding anything to the contrary contained in this Agreement, during such time as Lessee will be out of possession of such Site, if a Master Lease Site, or unable to operate such Site, if a Pre-Lease Site, by reason of such Taking, the failure to keep, observe, perform, satisfy and comply with those terms and conditions of this Agreement compliance with which are effectively impractical or impossible as a result of Lessee's being out of possession or unable to operate (as applicable) such Site will not be an event of default under this Agreement. The Award for any such temporary Taking payable for any period prior to the Site Expiration Date will be paid to Lessee and, for any period thereafter, to Lessor.

     (d) If there occurs a Taking of any Sprint Collocation Space of any Site or any portion of such Sprint Collocation Space, for temporary use, then this Agreement will remain in full force and effect as to such Site for the remainder of the then-current Term; provided that, notwithstanding anything to the contrary contained in this Agreement, during such time as the Sprint Collocator will be out of possession of such Sprint Collocation Space by reason of such Taking, the failure by the Sprint Collocator to keep, observe, perform, satisfy, and comply with these terms and conditions of this Agreement compliance with which are effectively impractical or impossible as a result of the Sprint Collocator's being out of possession of such Sprint Collocation Space will not be an event of default under this Agreement, and, in addition, the

Sprint Collocator will not be liable for payment of the Sprint Collocation Charge during the period of the temporary Taking.

     SECTION 21. Waiver of Subrogation; Indemnity.

     (a) Except as provided in this Agreement, to the extent permitted by applicable Law, Lessor, Lessee and the Sprint Collocators hereby waive any and all rights of recovery, claim, action or cause of action against each other, their respective agents, officers and employees, for any loss or damage that may occur to any Site or their respective property at any Site, by reason of fire, the elements, or any other cause insured against, or required to be insured against, under the terms of policies of property insurance maintained, or required to be maintained, for such Site, by Lessor, Lessee or the applicable Sprint Collocator (as the case may be) under the terms of this Agreement, regardless of cause or origin. In addition, Lessor, Lessee and each Sprint
Collocator will cause each such property insurance policy carried by them insuring the their respective property at each Site to provide that the insurer waives all rights of recovery by way of subrogation against any other Party hereto in connection with any loss or damage covered by the policy.

     (b) Subject to the provisions of Section 21(a) above, Lessee agrees to indemnify and to hold each Sprint Indemnitee harmless from any and all Claims suffered or incurred by such Sprint Indemnitee by reason of, or arising out of
(i) any default, breach, performance or nonperformance by Lessee of its respective obligations and covenants under this Agreement, including, without limitation, Sections 13, 15 and 18; (ii) any Claims against any Sprint Indemnitee arising out of or resulting from (x) Lessee's use, operation, maintenance or occupancy of any part of the Site in violation of the terms of this Agreement or (y) any Tower Subtenant's use, operation, maintenance or occupancy of its Communications Facility in violation of the terms of this Agreement; (iii) any failure of Lessee to comply with any applicable Laws or with the directives of the FCC and FAA that Lessee is required to comply with pursuant to this Agreement or under applicable Laws; (iv) any Claims arising out of or resulting from Lessee's acts or omissions, or the acts or omissions of any of their respective agents, employees, engineers, contractors, subcontractors, licensees, or invitees; and (v) any other provision of this Agreement which provides that Lessee will indemnify and hold harmless any Sprint Indemnitee in respect of the matters contained in such provision. If any action or proceeding is brought against any Sprint Indemnitee by reason of any such Claim, Lessee upon notice from such Sprint Indemnitee, covenants and agrees to defend such action or proceeding at its expense.

     (c) Subject to the provisions of Section 21(a) above, the Sprint Collocators, on a joint and several basis, agree to indemnify and to hold each Lessee Indemnitee harmless from any and all Claims with respect to bodily injury, personal injury or property damage suffered or incurred by such Lessee Indemnitee by reason of, or arising out of (i) any default, breach, performance or nonperformance of the Sprint Collocator's obligations and covenants under this Agreement; (ii) any Claims against any Lessee Indemnitee arising out of or resulting from the Sprint Collocator's use, operation, maintenance or occupancy of Sprint's Communications Equipment or any portion of the Site (including the Sprint Collocation Space) in violation of the terms of this Agreement, (iii) the Sprint Collocator's failure to comply with any applicable Laws or with the directives of the FCC and FAA as to Sprint's Communications Equipment; (iv) any Claims against any Lessee

Indemnitee arising out of or resulting from the acts or omissions of Lessor, the Sprint Collocator, their respective Affiliates or any of the Sprint Collocator's agents, employees, engineers, contractors, subcontractors, licensees or invitees; and (v) any other provision of this Agreement which provides that the Sprint Collocator will indemnify and hold harmless any Lessee Indemnitee in respect of the matters contained in such provision. If any action or proceeding is brought against any Lessee Indemnitee by reason of any such Claim, the Sprint Collocator, upon notice from such Lessee Indemnitee, covenants and agrees to defend such action or proceeding at its expense.

     SECTION 22. Subordination of Mortgages.

     All Mortgages which at any time during the Term of this Agreement may be placed upon such Site or any portion of such Site and all documents and instruments evidencing and securing any Secured Lessee Loan, shall be subject and subordinate to the terms and conditions hereof.

     SECTION 23. Environmental Covenants.

     (a) For purposes of this Agreement, the following terms will have the following meanings: (i) "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a hazardous substance or any similar term, by, in or for the purposes of the Environmental Laws, including, without limitation Section 101(14) of CERCLA (hereinafter defined); provided, that the term "Hazardous Materials" will exclude quantities of materials or substances maintained by Lessor, the applicable Sprint Collocator, its Affiliates, Lessee and Tower Subtenants on or about any Site (including Tower and Improvements on such Site) in the ordinary course of business, so long as such materials are maintained in accordance with the applicable Environmental Laws: (ii) "Release" will have the meaning given such term, or any similar term, in the Environmental Laws, including, without limitation Section 101(22) of CERCLA; and (iii) "Environmental Law" or "Environmental Laws" will mean any "Super Fund" or "Super Lien" Law, or any other federal, state or local statute, Law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect, including, without limitation, the following, as same may be amended or replaced from time to time, and all regulations promulgated under or in connection with: the Superfund Amendments and Reauthorization Act of 1986; The Comprehensive Environmental Response, Compensation and Liability Act of 1980; The Clean Air Act; The Clean Water Act; The Toxic Substances Control Act; The Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act; The Hazardous Materials Transportation Act; and The Occupational Safety and Health Act of 1970.

     (b) Lessee covenants and agrees that: (i) Lessee will not conduct or allow to be conducted upon any Site any business operations or activities, or employ or use a Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided, that Lessee will have the right to bring, use and keep and allow any Tower Subtenant to bring and keep on any Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Site; (ii) Lessee will carry on its business and operations at each Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws and will ensure that all Tower Subtenants do the same: (iii) Lessee will not create or permit to be created any Lien against any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials;
(iv) Lessee will promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting each Site in accordance with all applicable Environmental Laws; and (v) Lessee will promptly notify Lessor and the applicable Sprint Collocator in writing if Lessee receives any notice, letter, citation, order, warning, complaint, claim or demand that:
(w) Lessee or any Tower Subtenant has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the applicable Site, (y) Lessee or any Tower Subtenant may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or
(z) a Site are subject to a Lien favor of any Governmental Authority for any liability, cost or damages under any Environmental Law.

     (c) Lessor covenants and agrees that: (i) Lessor will not conduct, or allow any Person under the direction or control of Lessor, upon any Site any business operations or activities, or employ or use a Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; (ii) Lessor will carry on its business and operations at each Site, if any, in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws; and (iii) Lessor will not create, or permit any Person under the direction or control of Lessor to create, any Lien against any Site, including for the costs of any response, removal or remedial action or clean-up of Hazardous Materials; Lessor will promptly notify Lessee if Lessor receives any notice, letter, citation, order, warning, complaint, claim or demand that: (w) Lessor or any Tower Subtenant has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the applicable Site, (y) Lessee, Lessor or any Tower Subtenant may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) a Site is subject to a Lien favor of any Governmental Authority for any liability, cost or damages under any Environmental Law.

     (d) Lessor agrees to indemnify and hold the Lessee Indemnitees harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against the Lessee Indemnitees or the Sprint Collocation Space of any Site for, with respect to, or as a result of the violation or breach of, or the failure of Lessor or the applicable Sprint Collocator to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of Section 23(c);

     (e) Each Sprint Collocator covenants and agrees that as to each Site upon which it leases or otherwise uses or occupies any Sprint Collocation Space: (i) Sprint will not conduct or allow to be conducted upon any such Sprint Collocation Space of any Site any business operations or activities, or employ or use a Sprint Collocation Space of any Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided, that such Sprint Collocator will have the right to bring, use and


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

keep on the Sprint Collocation Space of any Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Sprint Collocation Space of any Site; (ii) such Sprint Collocator will carry on its business and operations on the Sprint Collocation Space of any Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws unless non-compliance results from the acts or omissions of Lessee or any Tower Subtenant; (iii) such Sprint Collocator will not create or permit to be created any Lien against any Sprint Collocation Space of any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials unless non-compliance results from the acts or omissions of Lessee or any Tower Subtenant; (iv) to the extent such Hazardous Materials were deposited by such Sprint Collocator, such Sprint Collocator will promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Sprint Collocation Space of each Site in accordance with all applicable Environmental Laws; and (v) such Sprint Collocator will promptly notify Lessee in writing if such Sprint Collocator receives any notice, letter, citation, order, warning, complaint, claim or demand that: (w) such Sprint Collocator has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the Sprint Collocation Space of any Site, (y) such Sprint Collocator may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) the Sprint Collocation Space of any Site is subject to a Lien in favor of any Governmental Authority for any liability, cost or damages under any Environmental Law.

     (f) Except to the extent arising or resulting from the acts or omissions of Lessor or any Sprint Collocator, Lessee agrees to indemnify and hold the Sprint Indemnitees harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against the Sprint Indemnitees or any Site for, with respect to, or as a result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from any Site of any Hazardous Materials that occurs after the Effective Date and prior to the applicable Site Expiration Date or earlier date of termination of this Agreement; (ii) the violation of any Environmental Laws relating to or affecting any Site that occurs after the Effective Date (relating to a condition first existing after the Effective Date) and prior to the applicable Site Expiration Date or earlier date of termination of this Agreement; (iii) a Release of any Hazardous Materials or the violation of any of the Environmental Laws that occurs after the Effective Date and prior to the applicable Site Expiration Date or earlier date of termination of this Agreement in connection with any other property owned, operated or used by or on behalf of Lessee, which violation or Release gives or may give rise to any rights whatsoever in any Party with respect to any Site by virtue of any of the Environmental Laws; (iv) any warranty or representation made by Lessee in this Section 23 is or becomes false or untrue in any material respect; or (v) the violation or breach of, or the failure of Lessee to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 23.

     (g) Except to the extent arising or resulting from the acts or omissions of Lessee or a Tower Subtenant, each applicable Sprint Collocator agrees to indemnify and hold the Lessee Indemnitees harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against the Lessee Indemnitees or the Sprint Collocation Space of any Site for, with respect to, or as a result of the violation or breach of, or the failure of the applicable Sprint Collocator to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of Section 23(e).

     (h) Notwithstanding anything to the contrary in this Agreement, in the event any Claim of a type giving rise to indemnification obligations under this
Section 23 is asserted against a Lessee Indemnitee and it cannot be readily determined that it was the act or omission of Lessor or any Sprint Collocator or its Affiliate that gave rise to such Claim, it will be assumed for all purposes of this Section 23 that it was Lessee's or a Tower Subtenant's act or omission, Lessee will indemnify the Sprint Indemnitees in respect of such Claim pursuant to Section 23(e), and neither Lessor nor any Sprint Collocator will have any obligation or liability to any Lessee Indemnitee in respect of such Claim unless and until it is finally determined that Lessor's or a Sprint Collocator's act or omission gave rise to such Claim. The provisions of this Section 23 will survive the applicable Site Expiration Date or earlier termination of this Agreement. The foregoing provisions of this Section 23 are not intended to limit the generality of any of the other provisions of this Agreement.

     (i) During the Term, for any dispute or litigation that arises during the Term in connection with any Ground Lessor, Ground Lease, Collocation Agreement, Tower Subtenant or any other issue relating to the operation of the Sites (collectively, "Disputes"), Lessee shall have the right to control, prosecute, settle and/or compromise such Disputes; provided that Lessee shall not settle or compromise such Disputes (i) for which Lessee is seeking a claim for indemnification under the Agreement to Lease, (ii) which would increase the amounts owed under any Ground Lease or Collocation Agreement during the Term, which amounts Lessee is not obligated to pay hereunder during the Term, or (iii) result in the termination of any Ground Lease, without Sprint's consent (not to be unreasonably withheld, conditioned or delayed); provided further that if Sprint does reasonably withhold such consent, Lessee shall nevertheless have the right to settle and/or compromise such Dispute at Lessee's own expense. Upon request, Lessee shall keep Lessor reasonably informed of the status and of the activities relating to the Disputes. Lessee shall not be required to seek the consent of Sprint to settle any matter with a Ground Lessor that relates to the amount of a Revenue Sharing Payment, and such settlement shall not diminish Contributor's obligations under Section 11(h) with respect thereto.

     SECTION 24. Insurance.

     (a) For each Site, Lessee will procure, and will maintain in full force and effect at all times during the Term as to the applicable Site, the following types of insurance with respect to each Site, including the Tower and Improvements on such Site (but excluding Sprint's Communications Equipment), paying as the same become due all premiums for such insurance:

          (i) commercial general public liability insurance insuring against all liability of Lessee and Lessee's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or maintenance of each Site (including Tower and the
     Improvements),  in an amount of not less than  $1,000,000 for


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

     bodily injury or property damage or as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate;

          (ii) umbrella or excess liability insurance with limits not less than $5,000,000 per occurrence and in the aggregate;

          (iii) property insurance in an amount not less than full replacement cost of the Tower and Improvements of each Site, against direct and indirect loss or damage by fire and all other casualties and risks covered under "all risk" insurance respecting the Tower and Improvements (but excluding any of Sprint's Communications Equipment and Sprint's Improvements); and

          (iv) workers' compensation insurance covering all employees of Lessee and any employees of its Affiliates performing activities on the Site.

     (b) Lessee will pay all premiums for the insurance coverage which Lessee is required to procure and maintain under this Agreement. Each insurance policy (i) will name Lessor and the applicable Sprint Collocator as an additional insured; provided, that such requirement will only apply to liability policies and will have no application to workers' compensation policies; and (ii) will provide that the policy cannot be canceled as to Lessor or the Sprint Collocator except after the insurer gives Lessor or the Sprint Collocator, as applicable, thirty
(30) days' written notice of cancellation. For each Site, Lessee will deliver to Lessor and the Sprint Collocator certificates of insurance evidencing the existence of all insurance which Lessee is required to maintain hereunder, such delivery to be made promptly after such insurance is obtained (but not later than the Effective Date) and not later than the date which is thirty (30) days prior to the expiration date of any such insurance.

     (c) Each Sprint Collocator will procure, and will maintain in full force and effect at all times during the Term, the following types of insurance with respect to its Sprint Collocation Space at the Sites, paying as the same become due all premiums for such insurance:

          (1) commercial general public liability insurance insuring against all liability of the Sprint Collocator and its officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or maintenance of the Sprint Collocation Space of each Site, in an amount of not less than $1,000,000 for bodily injury or property damage or as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate;

          (2) umbrella or excess liability insurance with limits not less than $5,000,000 per occurrence and in the aggregate; and

          (3) workers' compensation insurance covering all employees of the Sprint Collocator or its Affiliates.

     (d) The applicable Sprint Collocator Sprint will pay all premiums for the insurance coverage which the Sprint Collocator is required to procure and maintain under this Agreement. Each insurance policy (i) will name Lessee as an additional insured; provided, however, that


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

such requirement will only apply to liability policies and will have no application to workers' compensation policies; and (ii) will provide that the policy cannot be canceled as to Lessee except after the insurer gives Lessee thirty (30) days' written notice of cancellation. Each Sprint Collocator will deliver to Lessee certificates of insurance evidencing the existence of all insurance which such Sprint Collocator is required to maintain hereunder, such delivery to be made promptly after such insurance is obtained (but not later than the Effective Date) and not later than the date which is thirty (30) days prior to the expiration date of any such insurance.

     (e) All policy amounts set forth in this Section 24 will be evaluated and increased (if necessary) every five (5) years during the Term of this Agreement to such amounts as are customarily carried by prudent landlords and tenants in the telecommunications industry to insure risks associated with their respective interests in facilities comparable to the Sites. All policies of insurance required under this Section 24 will be written on companies rated "A:VII" by AM Best or a comparable rating and licensed in the State where the applicable Site to which such insurance applies is located.

     (f) Neither Lessee nor any Sprint Collocator will, on its own initiative or pursuant to the request or requirement of any Tower Tenant or other Person, take out separate insurance concurrent in form or contributing in the event of loss with that required to be carried by such Party in this Section 24, unless the other Party is named in the policy as an additional insured. Each Party will immediately notify the other Party whenever any such separate insurance is taken out and will deliver to the other Party original certificates evidencing the same.

     SECTION 25. Sprint Right of Alteration and Substitution.

     (a) Except as otherwise provided in this Agreement, any Sprint Collocator will have the right (for the benefit of itself or its Affiliates) to modify and/or replace, at such Sprint Collocator's expense, Sprint's Communications Equipment at any Site so long as any such modification or replacement does not entail the installation of Communications Equipment on any portion of the Tower located outside the Sprint Tower Envelope that (i) materially differs in type or use from Sprint's Communications Equipment then located on the Tower at such Site, (ii) exceeds any limitations contained in Section 6(a), (iii) impairs the structural integrity of the Tower or (iii) violates the provisions of Section
15. If at any Site the Sprint Collocator desires to modify or replace any Communications Equipment on the Tower with Communications Equipment that materially differs in type or use from Sprint's Communications Equipment then located at such Site, such modification or replacement Communications Equipment may be installed only with the consent of Lessee, which consent shall not be unreasonably withheld (and in connection with such consent Lessee may require the that such Sprint Collocator comply with a reasonable application process and perform such testing and analysis at the cost of the Sprint Collocator as would be customary in accordance with industry standard requirements). The Sprint Collocator at any Site also will have the right, at its cost and expense, to make any Alterations to the Site that it reasonably deems necessary to increase the capacity of or otherwise augment, strengthen or enhance a Tower, subject, however in the case of any structural Alterations to the submission of plans and specifications to Lessee at least thirty (30) days prior to undertaking any such Alteration, and the written approval of Lessee, not to be unreasonably withheld. Any Alterations to a Site shall not adversely impact any existing Tower Subtenant or materially diminish the marketability of space at a Site to future tower subtenants, have the


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

practical effect of limiting the number of potential Tower Subtenants or the amount of Available Space on the Tower for potential use by prospective Tower Subtenants, or otherwise diminish in any material respect the value of such Site.

     (b) Notwithstanding anything to the contrary contained in this Agreement, if during the Term, within fifteen (15) Business Days after request by any Sprint Collocator, Lessee will notify the applicable Sprint Collocator whether there is any Available Space in respect of any Site. If any such Available Space then exists, the Sprint Collocator will have the Right of Substitution (for the benefit of itself or any of its Affiliates) as to such Available Space if, in the reasonable judgment of Lessee, such relocation will not (i) impair the structural integrity of the Tower (and in connection with any exercise of the Substitution Right Lessee may require the that the applicable Sprint Collocator perform such testing and analysis at the cost of the Sprint Collocator as would be customary in accordance with industry standard requirements in connection with such exercise) or cause interference in violation of Section 15 with the Communications Equipment of any Tower Subtenant or diminish the structural ability of the Tower to hold additional Tower Subtenants (it being acknowledged and agreed, however (but subject to clause (ii) immediately below), that the Sprint Collocator shall be entitled to use at all times the weight and wind loading equivalent of the Sprint Tower Envelope), or (ii) have the practical effect of limiting the number of potential Tower Subtenants at such Site (as compared prior to such Substitution or the rent payable by such Tower Subtenants), provided, that Lessee may prevent a Sprint Collocator from exercising its Right of Substitution if such exercise would cause a configuration of space that may reasonably be expected to limit Lessee's revenue at any particular Site, including avoiding having any so-called "orphan" space on a Tower (but with the assumption that no space on the Tower is more expensive to rent because of its location of the Tower). If the Sprint Collocator elects to exercise its Right of Substitution, then, upon completion of the relocation, at the Sprint Collocator's expense, of the Communications Equipment and Improvements of the Sprint Collocator or its Affiliate on the Site, the previously existing Sprint Collocation Space of the applicable Site will automatically be released by the Sprint Collocator or its Affiliate and become a part of the Available Space of such Site (and Sprint shall deliver such space in good condition, repair and order, reasonable wear and tear excepted, and shall remove all of Sprint's Communications Equipment therefrom and restore any damage thereto caused by, through or under any member of the Sprint Group), subject to the terms of this Agreement, and concurrently therewith, the Available Space on such Site to which the Communications Equipment and Improvements of Sprint or its Affiliate has been relocated (but in no event shall such space be larger than the Sprint Tower Envelope) will automatically become and constitute the Sprint Collocation Space (provided, however, that if the Sprint Collocator will maintain Communications Equipment of less than the equivalent weight and wind loading of nine (9) 1'x 6' panel antennas on the Tower at such Site as of the effective date of such relocation, the Sprint Collocation Space will contain an additional portion of such Tower so that the Sprint Collocation Space will contain the entire amount of the Sprint Tower Envelope to the extent there is adequate contiguous space available on the Tower as of the effective date of such relocation) subject to Section 6; provided, however, that the weight and wind loading criteria for such Sprint Collocation Space shall continue to be the same as existed prior to the exercise of the Right of Substitution. The Parties will at the Sprint Collocator's sole cost and expense promptly execute such instruments as may be reasonably required to further evidence such Substitution, including without limitation an amendment to Exhibit A or the applicable Site


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

Designation Supplement. The Sprint Collocator will, at its cost and expense, complete the relocation of its Communications Equipment.

     SECTION 26. Assignment and Subletting.

     (a) Without the prior written consent of Sprint, Lessee may not assign this Agreement or any of Lessee's rights under this Agreement in whole or in part, or sublease or grant concessions or licenses or other rights for the occupancy or use of all or any portion of any Site; provided, that, subject to any required consent of any Ground Lessor but without the consent of Sprint, (i) Lessee may lease, sublease, license or otherwise make available Available Space to Tower Tenants for the purpose of the installation, operation and maintenance of Communications Equipment as contemplated by, and subject to the applicable terms and provisions of, this Agreement (and in such event Lessee will not be released from, and will remain fully and completely liable for, payment and performance of all of its duties, obligations and liabilities under this Agreement); (ii) Lessee may (A) assign this Agreement in whole or in part to any Qualifying Lessee Transferee or (B) assign all or any portion of its rights with respect to a Site to an Affiliate of Lessee or (C) enter into the Severed Leases as contemplated by Section 41; provided that in the case of the transactions described in clauses (A) and (B) immediately above the assignee of Lessee must assume and agree to perform all of Lessee's obligations hereunder to the extent of such assignment. In the case of an assignment of this Agreement in connection with any transaction described in clause (B) above (other than an assignment to a GSI Financing Subsidiary in which case pursuant to Section 41(d), from and after execution of a Severance Lease, Lessee shall be released from all obligations with respect to the Sites that are leased or pre-leased under such Severance Lease), Lessee will not be released from, and will remain fully and completely liable for payment and performance of, all its duties, obligations and liabilities under this Agreement. Upon any assignment permitted above to a Qualifying Lessee Transferee, the obligations of Lessee under this Agreement with respect to the Sites that are the subject of the assignment will cease and terminate to the extent of such assignment, and Lessor and Sprint will look only and solely to the Person that is the Qualifying Lessee Transferee of Lessee's interest under this Agreement as to such Sites for performance of all of Lessee's duties and obligations under this Agreement with respect to such Sites from and after the date of the assignment. Notwithstanding the foregoing, Lessee may enter into Mortgages in favor of any Lessee Lender, in which case the Lessee Lender with respect thereto will have the right to exercise remedies under any such Mortgage in a manner consistent with the provisions of this Agreement and any other agreement between Lessee and Sprint made in connection with this transaction.

     (b) Except as expressly permitted under this Section 26(b), no Sprint Collocator may assign sell, convey, transfer, sublease or otherwise dispose of this Agreement or any of its rights under this Agreement in whole or in part, or sublease or grant concessions or licenses or other rights for the occupancy or use of all or any portion of any Site without the consent of Lessee. All of the Sprint Collocators, only in the aggregate, may sell, convey, transfer, assign, sublease, or otherwise dispose of their interests in the Sprint Collocation Space as a whole, not in part, without the consent of Lessee, to a successor Person by way of merger, consolidation, or other reorganization or to any Person acquiring substantially all of the assets of all of the Sprint Collocators and which Person is a wireless communications end user who intends to use substantially all of the Sprint Collocation Space for its own wireless communications business.


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

In addition, each Sprint Collocator will have the unrestricted right during the Term to sell, convey, transfer, assign, sublease or otherwise dispose of such Sprint Collocator's interest in and to the Sprint Collocation Space at any Site, in whole or in part, without the consent of Lessee to (i) any Affiliate, or (ii) such Person who is (A) not, and none of whose Affiliates are, a Lessee Competitor, and (B) is a wireless communication end user in any geographic market in which such Sprint Collocator has ceased to operate or will cease to operate after the consummation of transaction that is the subject of the assignment and subletting (collectively, a "Sprint Market Assignee"), who intends to use such Site solely for its own wireless communications business, provided that such Sprint Market Assignee enters into a master collocation agreement with Lessee, in the form of the then most recent master collocations agreement between Lessee (or its Affiliates) and the Sprint Market Assignee (or its Affiliates), or if none exists, in the form of the most recent master collocation agreement between Global Parent (or its Affiliates) and Sprint, or if none exists, a then market standard collocation agreement, except that the term and Withdrawal Rights of the Sprint Market Assignee shall reflect the term and Withdrawal Rights then applicable to the Sites that are the subject of such assignment (and the rent shall be described in the next following sentence), and the Sprint Market Assignee shall have no further rights hereunder and, upon such assignment, the applicable Sprint Collocator shall vacate such Site, and upon vacating such Site and removing the Sprint Communications Equipment from same and restoring the Sprint Collocation Space to the condition required by this Agreement, such Sprint Collocator shall be relieved of its obligations to pay the Sprint Collocation Charge with respect to such Site (each such transaction described in the foregoing provisions of this Section 26(b) being a "Sprint Transfer"). If, pursuant to any assignment, sublease, conveyance, transfer or other disposition permitted by this Agreement to a Sprint Market Assignee, a Sprint Collocator is no longer the tenant of Sprint Collocation Space, the applicable Sprint Collocation Charge payable shall be an amount equal to the product of (x) the then current Sprint Collocation Charge and (y) 1.25 and the foregoing shall thereafter be subject to annual adjustment as provided for in
Section 11(b). If any Sprint Collocator effects a Sprint Transfer, then, in the case of a Sprint Transfer to a Qualifying Sprint Transferee, the obligations of the Sprint Collocator or any other Party hereunder constituting Sprint under this Agreement with respect to the portion of the Sprint Collocation Space that is the subject of the Sprint Transfer will cease and terminate, and Lessee will look only and solely to the Person that is the Qualifying Transferee of Sprint Collocator's interest in and to such portion of the Sprint Collocation Space for performance of all of the duties and obligations of the Sprint Collocator or any other Party hereunder constituting Sprint under this Agreement with respect to such Sprint Collocation Space from and after the date of the Sprint Transfer. Otherwise, in the event of any Sprint Transfer, the applicable Sprint Collocator shall remain liable under this Agreement for the performance of such Sprint Collocator's duties and obligations hereunder as to such applicable Sprint Collocation Space that is the subject of the Sprint Transfer.

     (c) Subject to Section 26 and Section 36, neither Lessor nor any Sprint Contributor shall, or shall permit any Affiliate thereof to sell, convey, transfer, assign, sublease, encumber, mortgage or otherwise hypothecate or dispose of its interest in and to any Site, or grant concessions or licenses or other rights for the occupancy or use of all or any portion of any Site, during the Term.


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


     (d) Each Party hereby agrees that any attempt of any Party to assign its interest in this Agreement or any of its rights under this Agreement, in whole or in part, in violation of this Section 26 will constitute a default under this Agreement and will be null and void ab initio.

     SECTION 27. Estoppel Certificate.

     Each Party, from time to time upon thirty (30) days' prior request by any other Party, will execute, acknowledge and deliver to the requesting Party, or to a Person designated by such requesting Party, a certificate stating that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modifications) and the dates to which Rent, Pre-Lease Rent, Sprint Collocation Charges and other sums payable under this Agreement have been paid, and either stating that to the knowledge of the signer of such certificate no default exists under this Agreement or specifying each such default of which the signer has knowledge. The requesting Party, at such Party's cost and expense, will cause such certificate to be prepared for execution by the requested Party. Any such certificate may be relied upon by any prospective Mortgagee or purchaser of any portion of a Site.

     SECTION 28. Holding Over.

     (a) If Lessee remains in possession of the Leased Property of any Master Lease Site after expiration or termination of the Term as to such Master Lease Site without any express written agreement by Lessor, then Lessee will be and become a tenant at sufferance, and there will be no renewal or extension of the Term as to such Master Lease Site by operation of Law.

     (b) If during the Term of this Agreement any Sprint Collocator remains in possession of the Sprint Collocation Space of any Site after expiration or termination of the Sprint Collocator's leaseback of or other right to use and occupy the Sprint Collocation Space at such Site without any express written agreement by Lessee, then such Sprint Collocator will be a month-to-month tenant with the monthly Sprint Collocation Charge equal to one hundred fifty percent (150%) of the monthly Sprint Collocation Charge last applicable to the Sprint Collocation Space and subject to all of the other terms set forth in this Agreement, and there will be no renewal or extension of this Agreement as to the lease of the Sprint Collocation Space by operation of Law.

     SECTION 29. Rights of Entry and Inspection.

     (a) Lessor and the applicable Sprint Collocator and their respective representatives, agents and employees, at such Person's sole cost and expense, will be entitled to enter any portion of any Site at all reasonable times and with advance notice in accordance with and to the extent required under Section 6(a) for the purposes of inspecting such Site, making any repairs or replacements or performing any maintenance, and performing any work on the Site, to the extent required or permitted by this Agreement. Nothing in this Section 29 will imply or impose any duty or obligation upon Lessor or any Sprint Collocator to enter upon any Site at any time for any purpose, or to inspect any Site at any time, or to perform, or pay the cost of, any work which Lessee is required to perform under any provision of this Agreement, and neither Lessor nor any Sprint Collocator has any such duty or obligation.


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


     (b) Each Sprint Collocator will permit Lessee and Lessee's representatives to inspect Sprint's Communications Equipment located on the Tower in accordance with industry standard practices to ascertain compliance with the provisions of this Agreement. Except in the event of an Emergency only, and only for the purposed of making repairs or replacements to address such Emergency, Lessee shall not be entitled to have access to or inspect any other of Sprint's Communications Equipment. Nothing in this Section 29 will imply or impose any duty or obligation upon Lessee to enter upon any Site at any time for any purpose, or to inspect the Leased Property at any time, or to perform, or pay the cost of, any work which Sprint is required to perform under any provision of this Agreement, and Lessee has no such duty or obligation. The Sprint Collocators agree to indemnify and hold the Lessee Indemnitees harmless from and against and in respect of any and all Claims, paid, suffered, incurred or sustained by any Lessee Indemnitee and in any manner arising out of, by reason of, or in connection with any entry onto any Site by Sprint or any of its Affiliates, employees, agents, contractors, subcontractors, engineers, agents, advisors, consultants or representatives.

     SECTION 30. Right to Act for Lessee.

     (a) In addition to and not in limitation of any other remedy Lessor or any Sprint Collocator may have under this Agreement, if Lessee fails to make any payment or to take any other action (or to cause any Tower Subtenant to take any action) when and as required under this Agreement, subject to the following sentence, Lessor or the applicable Sprint Collocator may, without demand upon Lessee and without waiving or releasing Lessee from any duty, obligation or liability under this Agreement, make any such payment or take any such other action required of Lessee. Unless Lessee's failure results in or relates to an Emergency, Lessor or the Sprint Collocator, as applicable, will give Lessee at least ten (10) days prior written notice of Lessor's or the Sprint Collocator's intended action and Lessee will have the right to cure such failure within such ten (10) day period unless the same is not able to be remedied in such ten (10) day period, in which event such ten (10) day period will be extended, provided Lessee has commenced such cure within such ten (10) day period and continuously prosecutes the performance of the same to completion with due diligence. No notice will be required in the event of an Emergency. The actions which Lessor or the Sprint Collocator may take will include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Towers and Improvements on each Site (and Lessor or the Sprint Collocator, as applicable, will have full access to the Sites for such purpose), the payment of insurance premiums which Lessee is required to pay under this Agreement, the payment of Ground Rent which Lessee is required to pay under the Ground Leases and the payment of Taxes which Lessee is required to pay under this Agreement. Lessor or the Sprint Collocator may pay all incidental costs and expenses incurred in exercising its rights under this Agreement, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges, and interest. An amount equal to one hundred twenty percent (120%) of the total amount of the costs and expenses (including salaries and benefits of employees) incurred by Lessor or the Sprint Collocator in accordance with this Section 30 is referred to as the "Reimbursable Maintenance Expenses", and will be due and payable by Lessee upon demand and bear interest at the rate of twelve percent (12%) per annum from the date five (5) days after demand until paid by Lessee.

     (b) For purposes of this Section 30, the term "Emergency" means any event that causes, has caused or is likely to cause: (i) any bodily injury, personal injury or property damage;


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

(ii) the immediate suspension, revocation, termination or any other adverse effect as to any licenses and/or permits; or (iii) any material adverse effect on the ability of any Sprint Collocator or its Affiliates, or any Tower Subtenants, to operate Communications Equipment; or (iv) any failure of any Site to comply in any material respect with applicable FCC or FAA regulations or other licensing requirements.

     SECTION 31. Defaults and Remedies.

     (a) The following events constitute events of default by Lessor or any Sprint Contributor:

          (i) if Lessor or any Sprint Contributor fails to perform any obligation under any Ground Lease (other than any obligation assumed by Lessee hereunder) that results in a default or breach under such Ground Lease and such failure continues (x) for more ten (10) days, or (y) if the cure period under such Ground Lease for such default or breach (A) is less than ten (10) days, such lesser period of time or, (B) is greater than ten
     (10) days, such greater period of time, in each case after written notice from Lessee;

          (ii) if Lessor or any Sprint Contributor violates or breaches, or fails to observe, keep, satisfy, perform and comply with, any material agreement, term, covenant, condition, requirement, restriction or provision of this Agreement in respect of any Site, and (x) Lessor or such Sprint Contributor (as applicable) does not cure such violation, breach or failure within thirty (30) days after Lessee gives Lessor written notice of such violation, breach or failure (or such lesser period provided herein), or
     (y) such violation, breach or failure (which is not a failure to pay money) is incapable of being cured within thirty (30) days, and Lessor or such Sprint Contributor (as applicable) does not commence to cure such violation, breach or failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence, provided, if any such default causes Lessee to be in default under any Collocation Agreement existing prior to the Effective Date, the thirty (30) day periods referenced above in this Section 31(a)(ii) shall be reduced to such lesser time period as Lessee notifies Lessor or the appropriate Sprint Contributor in writing that Lessee has to comply under such Collocation Agreement;

          (iii) if Lessor or any Sprint Contributor becomes insolvent or makes an assignment for the benefit of creditors; or if any action is brought by Lessor seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Lessor or any Sprint Contributor commences a voluntary proceeding under the Federal Bankruptcy Code; or if any action or petition is otherwise brought by Lessor seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Lessor seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Lessor or any Sprint Contributor or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against Lessor or any Sprint Contributor and (A) an order for relief is entered in such proceeding,


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

     or (B) such proceeding is consented to or acquiesced in by Lessor or any Sprint Contributor or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against Lessor seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Lessor or any Sprint Contributor or is not dismissed within ninety (90) days after the date upon which it was brought; or

          (iv) if the lease or pre-lease of any Site to Lessee is rejected under
     Section 365 of the Federal Bankruptcy Code.

     (b) Upon the occurrence of any event of default by any Sprint Contributor under Section 31(a)(iii) or 31(a)(iv), Lessee may terminate any Sprint Collocator's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at any or all Sites of such Sprint Contributor, by giving Sprint written notice of termination, and the applicable Sprint Collocator's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at the affected Site(s) will be terminated thirty
(30) days after Sprint's receipt of such termination notice, provided, however, this Agreement shall otherwise remain in full force and effect. Upon the occurrence of any event of default by Lessor and any Sprint Contributor under
Section 31(a)(i) or 31(a)(ii) in respect of any Site, Lessee may terminate, at its election, Sprint's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at the affected Site, by giving Sprint written notice of termination of Sprint's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at the affected Site, and this Agreement will be terminated as to Sprint's rights with respect to Collocation Space at the affected Site thirty (30) days after Sprint's receipt of such termination notice, provided, however, this Agreement shall otherwise remain in full force and effect. Additionally, upon the occurrence of events of default not cured during the applicable time period for curing same (whether of the same or different types) by any of Lessor or any Sprint Contributor under
Section 31(a), in respect of more than twenty percent (20%) of the Sites, in the aggregate, during any consecutive five (5) year period, which (i) results in material harm to the business and operations of Lessee, and subject to arbitration under Section 31(h) as to any dispute as to whether any event of default has occurred and is continuing, and (ii) such default is not the result of any default of Lessee hereunder or the occurrence of one or more force majeure events, Lessee shall have the right to (x) purchase all of the Sites for an aggregate purchase price of $100 by giving Lessor written notice of its exercise of such purchase option (which notice shall contain a reasonably specific description of each of such events of default), and such option shall be exercised pursuant to the provisions of Section 36, mutatis mutandis, except that the Option Purchase Price shall be $100 and/or (y) terminate any Sprint Collocator's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at any or all Sites. Notwithstanding anything to the contrary contained herein, if Lessor disputes that it is in default hereunder, and Lessor is determined to be in default pursuant to Section 31(h), if Lessor, within twenty (20) days following a determination that it is in default under Section 31(h), commences cure of such default and diligently completes same, an event of default with respect to Lessor shall not be deemed to have occurred. Any termination by Lessee of a Sprint Collocator's rights with respect to any or all Sites pursuant to this Section 31(b) shall not diminish or limit any obligation of the Sprint Collocator to pay the Sprint Collocation Charge provided for herein or any other amounts with respect to such Site(s).


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

     (c)  The  following  events  constitute  events  of  default  by  a  Sprint
Collocator:

          (i) if the Sprint Collocators fail to timely pay any portion of the Sprint Collocation Charge, and any such failure continues for ten (10) days after written notice from Lessee (it being understood the aggregate Sprint Collocation Charge is a single non-severable payment with respect to all of the Sites);

          (ii) if any Sprint Collocator fails to timely pay any other amount payable under hereunder not constituting a portion of the Sprint Collocation Charge, and such failure continues for ten (10) days after written notice from Lessee;

          (iii) if any Sprint Collocator violates or breaches, or fails to observe, keep, satisfy, perform and comply with, any material agreement, term, covenant, condition, requirement, restriction or provision of this Agreement in respect of any Site, and (x) such Sprint Collocator does not cure such violation, breach or failure within thirty (30) days after Lessee gives such Sprint Collocator written notice of such violation, breach or failure, or (y) such violation, breach or failure (which is not a failure to pay money) is incapable of being cured within thirty (30) days, and such Sprint Collocator does not commence to cure such violation, breach or failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence;

          (iv) if any Sprint Collocator becomes insolvent or makes an assignment for the benefit of creditors; or if any action is brought by such Sprint Collocator seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if such Sprint Collocator commences a voluntary proceeding under the Federal Bankruptcy Code; or if any action or petition is otherwise brought by such Sprint Collocator seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against such Sprint Collocator seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by such Sprint Collocator or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against such Sprint Collocator and (A) an order for relief is entered in such proceeding, or (B) such proceeding is consented to or acquiesced in by such Sprint Collocator or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against such Sprint Collocator seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by such Sprint Collocator or is not dismissed within ninety (90) days after the date upon which it was brought; or

          (v) If the Sprint Collocator rejects its rights to sublease or right to use any Site under Section 365 of the Bankruptcy Code.

     (d) Upon the occurrence of any event of default by any Sprint Collocator under Section 31(c)(i), 31(c)(iv) or 31(c)(v), Lessee may terminate this Agreement as to the leaseback


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

or other use and occupancy of the Sprint Collocation Space at any or all Sites leased, used or occupied by such Sprint Collocator by giving such Sprint Collocator written notice of termination, and this Agreement will be terminated as to such Sites thirty (30) days after such Sprint Collocator's receipt of such termination notice; provided, however that no such notice of termination given as a result of a failure set forth in Section 31(c)(i) shall be effective unless and until such failure continues for an additional ten (10) Business Day period after Lessee has given the Sprint Collocators an additional written notice of such failure which contains the following statement in capital letters and bold face type: "THIS NOTICE CONSTITUTES THE FINAL NOTICE OF NON-PAYMENT AND IF YOU FAIL TO PAY ALL OUTSTANDING AMOUNTS WITHIN TEN (10) BUSINESS DAYS AFTER THIS NOTICE, YOUR RIGHTS UNDER THE MASTER LEASE AND SUBLEASE AGREEMENT MAY BE TERMINATED." Upon the occurrence of any event of default by any Sprint Collocator under Section 31(c)(ii) as to the Sprint Collocation Space of a Site, Lessee may terminate, at its election, this Agreement as to the applicable Site or such Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space at such Site at any time prior to the ninetieth (90) day after the occurrence of such event of default by giving such Sprint Collocator written notice of termination, and this Agreement will be terminated as to the applicable Site or as to the applicable Sprint Collocation Space, as applicable, thirty (30) days after such Sprint Collocator's receipt of such termination notice. Additionally, upon the occurrence of events of default not cured during the applicable time period for curing same (whether of the same or different types) by the Sprint Collocators (or any of them) under Section 31(c), in respect of more than twenty percent (20%) of the Sites, in the aggregate, during any consecutive five (5) year period, which (i) results in material harm to the business and operations of Lessee, and subject to arbitration under Section 31(h) as to any dispute as to whether any event of default has occurred and is continuing, and (ii) such default is not the result of any default of Lessee hereunder or the occurrence of one or more force majeure events, Lessee shall have the right to (x) purchase all of the Sites for an aggregate purchase price of $100 by giving Lessor written notice of its exercise of such purchase option (which notice shall contain a reasonably specific description of each of such events of default), and such option shall be exercised pursuant to the provisions of Section 36, mutatis mutandis, except that the Option Purchase Price shall be $100 and/or (y) terminate any Sprint Collocator's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at any or all Sites. Notwithstanding anything to the contrary contained herein, if the Sprint Collocators disputes that they are in default hereunder, and a Sprint Collocator is determined to be in default pursuant to Section 31(h), if the Sprint Collocators, within twenty (20) days following a determination that they are in default under Section 31(h), commences cure of such default and diligently completes same, an event of default with respect to the Sprint Collocators shall not be deemed to have occurred.

     (e) The following events constitute events of default by Lessee:

          (i) (A) if Lessee  fails to timely  pay  Ground  Rent as  provided  in
     Section 4(a) or otherwise fails to perform any obligation assumed by Lessee hereunder under any Ground Lease as provided in Section 4(a) and such failure continues for more than (x) ten (10) days, or (y) if the cure period under the Ground Lease is (I) less than ten (10) days, such lesser period of time or (II) is greater than ten (10) days, such greater period of time, in each case after written notice from Lessor or the applicable Sprint Contributor, or (B) if Lessee otherwise fails to make payment of any amount due under this Agreement and


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

     such failure continues for more than ten (10) days after written notice from Lessor (provided, the foregoing shall not be a default if Lessee is in a good faith dispute under a Ground Lease, and the Ground Lessor thereunder may not exercise any right to terminate the Ground Lease during the pendancy of such dispute);

          (ii) if Lessee violates or breaches, or fails to fully and completely observe, keep, satisfy, perform and comply with, any material term, covenant, condition, requirement, restriction or provision of this Agreement with respect to any Site, and does not cure such violation, breach or failure within thirty (30) days after Lessor or any Sprint Collocator gives Lessee written notice of such failure, or, if such failure (which is not a failure to pay money) can be cured, but not within thirty
     (30) days, and Lessee does not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence;

          (iii) if Lessee becomes insolvent or makes an assignment for the benefit of creditors; or if any action is brought by Lessee seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Lessee commences a voluntary proceeding under the Federal Bankruptcy Code; or if any action or petition is otherwise brought by Lessee seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Lessee seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Lessee or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against Lessee and (A) an order for relief is entered in such proceeding, or (B) such proceeding is consented to or acquiesced in by Lessee or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against Lessee seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Lessee or is not dismissed within thirty (30) days after the date upon which it was brought; or

          (iv) If the leaseback to any Sprint Collocator or other right by any Sprint Collocator to use and occupy the Sprint Collocation Space is rejected by Lessee under Section 365 of the Federal Bankruptcy Code.

     (f) Upon the occurrence of any event of default by Lessee under Section 31(e) in respect of any Site (or if Lessor or any applicable Sprint Contributor elects to terminate this Agreement in respect of any Site pursuant to Section 12(c)), Lessor or any applicable Sprint Contributor may terminate this Agreement as to the applicable Site by giving Lessee written notice of termination, and this Agreement will be terminated as to such Site, at the time designated by Lessor or such Sprint Collocator, as applicable, in its notice of termination to Lessee, unless otherwise provided herein. Upon (i) the occurrence of events of default not cured during the applicable time period for curing same (whether of the same or different types), by Lessee under Section 31(e) in respect of more than twenty percent (20%) of the Sites, in the aggregate, during any consecutive five (5) year period, which (A) results in material harm to the


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business  and  operations  of Lessor or the Sprint  Collocators,  and subject to arbitration under Section 31(h) as to any dispute as to whether any event of default has occurred and is continuing, and, (B) such default is not the result of any default of Lessor or any Sprint Collocator hereunder or the occurrence of one or more force majeure events, and (ii) failure of Guarantor after reasonable advance notice from Lessor to perform its payment obligations under Section 42 with respect to such event of default, Lessor or any Sprint Collocator may terminate this Agreement as to all Sites by giving Lessee written notice of termination (which notice shall contain a reasonably specific description of each of such events of default), and this Agreement will be terminated as to all Sites at the time designated by Lessor or such Sprint Collocator in its notice of termination to Lessee. Notwithstanding anything to the contrary contained herein, if Lessee disputes that it is in default hereunder, and Lessee is determined to be in default pursuant to Section 31(h), if Lessee (or Guarantor), within twenty (20) days following a determination that it is in default under
Section 31(h), commences cure of such default and diligently completes same, an event of default with respect to Lessee shall not be deemed to have occurred.

     (g) Lessor, any Sprint Collocator or Lessee, as applicable, may pursue any remedy or remedies provided in this Agreement or any remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination, including, without limitation, (i) specific performance or other equitable remedies; or (ii) money damages arising out of such default; or (iii) in the case of Lessee's default, Lessor or any Sprint Collocator may perform, on behalf of Lessee, Lessee's obligations under the terms of this Agreement pursuant to Section 31.

     (h) Notwithstanding anything in this Agreement to the contrary, if (i) any Party receives any notice of a default under this Agreement or (ii) Lessor, or any Sprint Contributor or Sprint Collocator gives Lessee a notice of termination pursuant to Section 31(f), or (iii) Lessee gives Lessor or any Sprint Contributor a notice of termination under Section 31(b) or Section 31(d) (as applicable) the Party receiving any such notice shall have the right, within ten
(10) days after receipt of such notice (the "Decision Period"), to initiate arbitration proceedings to determine the existence of any such default or termination right. Such arbitration proceedings will be initiated with three Qualified Arbitrators, with one selected by each of Lessor and Lessee and the third mutually selected by the Parties, each Party acting reasonably, and if the Parties cannot agree the third arbitrator shall, selected by the two other arbitrators. The arbitration will be held in Chicago, Illinois or such other location as is mutually agreeable to the Parties. All arbitrations will be governed by the applicable commercial rules of the American Arbitration Association ("AAA") for accelerated arbitration proceedings. The arbitrators will prepare in writing, and provide to the Parties, such arbitrators'
determination, including factual findings and the reasons on which the determination was based. The decision of a majority of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. During the Decision Period and thereafter, if a Party elects to initiate arbitration proceeding under this Section 31(h), until the conclusion of the arbitration proceedings and the rendering of the decision of the arbitrators, any right or remedy provided under this Agreement to the Party alleging the default or termination right may not be exercised. "Qualified Arbitrator" shall mean a person with at least ten years experience in the commercial real estate business, including experience with cellular tower assets.

     (i) A Party's pursuit of any one or more of the remedies provided in this Agreement will not constitute an election of remedies excluding the election of another remedy or other


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remedies,  or a forfeiture or waiver of any amounts payable under this Agreement as to the applicable Site by such Party or waiver of any relief or damages or other sums accruing to such Party by reason of the other Party's failure to fully and completely keep, observe, perform, satisfy and comply with all of the
agreements,   terms,  covenants,   conditions,   requirements,   provisions  and
restrictions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, neither Party will be liable to the other Party for indirect, incidental, special or consequential damages, including but not limited to lost profits, however arising, even if a Party has been advised of the possibility of such damages.

     (j) Either Party's forbearance in pursuing or exercising one or more of its remedies will not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by either Party of any right or remedy on one occasion will be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of either Party to pursue or exercise any of its powers, rights or remedies or to insist upon strict and exact compliance by the other Party with any agreement, term, covenant, condition, requirement, provision or restriction of this Agreement, and no custom or practice at variance with the terms of this Agreement, will constitute a waiver by either Party of the right to demand strict and exact compliance with the terms and conditions of this Agreement. Except as otherwise provide herein, any termination of this Agreement pursuant to Sections 31(b), 31(d) or 31(f), or partial termination of a Parties' rights hereunder, shall not terminate or diminish any Parties' rights with respect to the obligations that were to be performed on or before the date of such termination.

     SECTION 32. Quiet Enjoyment.

     Lessee will, subject to the terms and conditions of this Agreement, peaceably and quietly hold and enjoy the Leased Property of each Master Lease Site and shall have the right provided herein to operate each Pre-Lease Site during the Term thereof without hindrance or interruption from Lessor, any Party comprising Sprint or any other Sprint Group Member.

     SECTION 33. No Merger.

     There will be no merger of this Agreement or any subleasehold interest or estate created by this Agreement in any Site with any superior estate held by a Party by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, both the subleasehold interest or estate created by this Agreement in any Site and such superior estate; and this Agreement will not be terminated, in whole or as to any Site, except as expressly provided in this Agreement. Without limiting generality of the foregoing provisions of this
Section 33, there will be no merger of the subleasehold interest or estate created by this Agreement in Lessee in any Site with any with any underlying fee interest that Lessee may acquire in any Site that is superior or prior to such subleasehold interest or estate created by this Agreement in Lessee.

     SECTION 34. Broker and Commission.

     (a) All negotiations in connection with this Agreement have been conducted by and between Lessor, Lessee and Sprint without the intervention of any Person or other party as agent or broker other than Banc of America Securities LLC and Citigroup Global Markets Inc. (the


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

"Financial Advisors"), which are advising Sprint Parent in connection with this Agreement and related transactions.

     (b) Each of Lessor, Lessee and Sprint warrants and represents to the other that there are no broker's commissions or fees payable by it in connection with this Agreement by reason of its respective dealings, negotiations or communications other than the advisor's fee payable to the Financial Advisors which will be payable by Sprint Parent. Lessor, Lessee and Sprint will, and do hereby indemnify, defend and hold harmless each other from and against the Claims of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement.

     SECTION 35. Recording of Memorandum of Agreement or Site Designation Supplement.

     (a) Subject to the applicable provisions of the Agreement to Lease and Sublease, for each Master Lease Site, upon the execution of this Agreement or after any Conversion Closing, Lessee may, at its cost and expense, cause a memorandum of agreement in the form attached hereto as Exhibit C to be filed in the appropriate County property records (unless the Ground Lease for any applicable Master Lease Site prohibits such recording) to provide constructive notice to third parties of existence of this Agreement. In addition, Lessee may, at its cost and expense, promptly following the execution of each Site Designation Supplement, cause such Site Designation Supplement with respect to the applicable Master Lease Site to be filed in the appropriate County property records unless the Ground Lease for the applicable Site prohibits such recording. The costs of recording the Site Designation Supplements shall be paid as set forth in Section 3.8 of the Agreement to Lease and Sublease.

     (b) In addition to and not in limitation of any other provision of this Agreement, the Parties will have the right to review and make corrections, if necessary, to any and all exhibits to this Agreement or to the Site Designation Supplements. After making such corrections, Lessee will re-record such Site Designation Supplement to reflect such corrections, if requested by any Party, at the expense of the requesting Party. The Parties will cooperate with each other to cause changes to be made in the Site Designation Supplement for such Site, if such changes are requested by either Party to evidence any permitted changes in the description of the Sprint Collocation Space respecting such Site, including, without limitation changes in the Sprint Collocator's antennas or other parts of its Communications Facility at such Site. In addition to, and not in limitation of the foregoing, either Party will have the right, at its sole expense, to cause any amendment to such Site Designation Supplement to be recorded, including without limitation, in connection with such changes.

     SECTION 36. Purchase Option.

     (a) Right to Purchase. If this Agreement will not have been earlier terminated, or an event of default by Lessee will not have occurred and be continuing at the date of option exercise or the date fixed for purchase (as such date is specified below), Lessee will have an option, exercisable no earlier than one (1) year and no later than one hundred twenty (120) days prior to the Purchase Option Closing Date (the "Option Trigger Window") to elect to purchase the right,


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

title and interest of Lessor and any applicable Party comprising Sprint or any other Person holding an interest therein by, through or under Sprint or by acquisition thereof from Sprint from, on and after the Effective Date (collectively, the "Option Sellers") in all (but not less than all) of the Purchase Sites (excluding, in all cases, Excluded Purchase Sites, Sprint's Improvements and any Tower Subtenant's Improvements on such Site(s)) then subject to this Agreement for the net aggregate Option Purchase Price attributable to the Purchase Sites (and on the other terms and subject to the conditions specified in this Agreement). Lessee may exercise such purchase option by submitting to the Option Sellers in writing an offer for all of the Purchase Sites within the Option Trigger Window. The Option Sellers will be obligated to sell, and Lessee will be obligated to buy, all such Master Lease Sites at a closing to be effective as of the Purchase Option Closing Date. Except as provided in this Section 36, Lessee will have no right or option to purchase any Sites subject to this Agreement. The Sprint Collocators acknowledge on their own behalf and on behalf of all Persons acquiring an interest in any Site (except for a Sprint Market Assignee who signs a separate collocation agreement with Lessee) that their rights in and to the Sites are subject to the provisions of this Section 36.

     (b) Payment of the Option Purchase Price. Lessee will pay to the Option Sellers the net aggregate Option Purchase Price for the Purchase Sites in cash or immediately available funds on or prior to the closing of such sale. At the closing of such sale, each of the Option Sellers will transfer or cause to be transferred its applicable Purchase Sites, at Lessee's expense, to Lessee and the Term as to the Purchase Sites will end. Risk of loss for the Purchase Sites purchased pursuant to this Section 36 will pass from the Option Sellers to Lessee upon payment of the applicable purchase price by Lessee to the Option Sellers.

     (c) Transfer by Lessor. Any transfer of Purchase Sites by the Option Sellers to Lessee pursuant to this Section 36 will include:

          (i) an assignment of each Option Seller's interest in any Ground Lease for such Purchase Site (which shall contain an assumption by Lessee of all of the obligations of such Option Seller under such Ground Lease and an agreement by Lessee to indemnify such Option Seller and each other Sprint Indemnitee from claims, losses or damages related to such obligations), a transfer of fee simple title to the Land for any Purchase Site which is an Owned Purchase Site, a transfer of each such Option Seller' interest in the applicable Tower and related assets (other than Sprint's Improvements or Sprint's Communications Equipment) and all appurtenances thereto; provided, that for so long as the Ground Lease, as amended, modified, or extended, is still in effect for any Purchase Site, each applicable Sprint Collocator will be entitled to lease the Sprint Collocation Space on each such Purchase Site from Lessee for successive five (5) year terms at rental rate equal to the then-current market rental rates for comparable locations; provided, that the Sprint Collocation Charge will thereafter be subject to increase on an annual basis at the beginning of each five (5) year term in an amount equal to the CPI Change; provided, if Lessee and any such Sprint Collocator fail to agree on a rental rate for one or more of the Purchase Sites, such rental rate will be determined for each applicable Purchase Site by a nationally recognized independent accounting firm mutually acceptable to such Sprint Collocator and Lessee. The cost of the determination of the rental rate will be shared equally by such Sprint Collocator and Lessee. The applicable Sprint Collocator will have the right to elect to terminate any such lease with respect to a Purchase Site as



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     of the  expiration  of each five (5) year term by giving no less than sixty
     (60) days prior written notice of such termination to Lessee;

          (ii) to the extent legally transferable, all rights of each such Option Seller under or pursuant to warranties, representations and guarantees made by suppliers or manufacturers in connection with such Purchase Site, but excluding any rights to receive amounts under such warranties, representations and guarantees representing reimbursements for items paid by such Option Seller; and

          (iii) to the extent legally transferable, all known and unknown rights, claims, credits, causes of action, or rights to commence any causes of action or rights of setoff of each such Option Seller against third parties relating to such Purchase Site arising on or after the date of transfer, including unliquidated rights under manufacturers' and vendors' warranties, but excluding all amounts representing reimbursements for items paid by such Option Seller.

     (d) Evidence of Transfer. Each of the Option Sellers and Lessee will enter into assignments, deeds (with warranties of title as to such Option Sellers' actions only), bills of sale and such other documents and instruments as the other may reasonably request to evidence any transfer of such Purchase Sites.

     (e) Transfer Taxes. As provided in Section 16(d), any Transfer Taxes incurred in connection with the transfer of Purchase Sites by the Option Sellers to Lessee pursuant to this Section 36 will be divided equally between Lessor and Lessee.

     (f) No Warranties. Any transfer of a Purchase Site by any Option Seller to Lessee pursuant to this Agreement will be "AS IS" and without any warranty whatsoever by such Option Seller, except that in any transfer of a Purchase Site by any such Option Seller to Lessee pursuant to this Agreement, such Option Seller will warrant that the Option Seller has not previously transferred title to such Purchase Site that is so transferred and will convey the interest of such Option Seller with limited warranty stating that the Purchase Site is free of Liens or other matters created or arising by, through or under the Option Seller or any other Sprint Group Member from and after the Effective Date.

     SECTION 37. Net Lease.

     This Agreement, insofar as it relates to the lease or the use and operation by Lessee of any Site or the Leased Property on any Site is a net lease and, except as otherwise expressly provided in Sections 14, 20, 31 and 41 of this Agreement, will not terminate. Neither Lessee nor any Sprint Collocator will be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent, Pre-Lease Rent, Sprint Collocation Charge, amount payable under Section 11(h) or other sum payable under this Agreement. Except as otherwise expressly provided in Sections 14, 20, 31 and 41 of this Agreement, the obligation of Lessee and each Sprint Collocator under this Agreement will not be affected by reason of: (a) any damage to or destruction of any Site or any part of such Site by any cause whatsoever; (b) any condemnation of any Site;
(c) any prohibition, limitation, restriction or prevention of Lessee's use or enjoyment of a Site by any Person; (d) any matter affecting title to any Site or any part of


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such Site;  (e) any loss of use or possession by Lessee of a Site or any portion of such Site, by reason of title paramount or otherwise; (f) the invalidity or unenforceability of any provision of this Agreement or the impossibility or illegality of performance by Lessor or Lessee or both; (g) any action of any Governmental Authority; or (h) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing.

     SECTION 38. Compliance with Specific FCC Regulations.

     (a) Lessee understands and acknowledges that Tower Subtenants are engaged in the business of operating Communications Equipment at each Site. The Communications Equipment is subject to the regulations of the FCC, including without limitation regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by Sprint's Communications Equipment. Lessee acknowledges that such regulations prescribe the permissible exposure levels to emissions from the Communications Equipment which can generally be met by maintaining safe distances from such Communications Equipment. To the extent Lessee is required to do so under applicable FCC regulations, Lessee will install, or cause the Tower Subtenants to install, at its or their expense, such marking, signage or barriers to restrict access to any Site as Lessee deems necessary in order to comply with the applicable FCC regulations, with respect to Communications Equipment other than Sprint's Communications Equipment, and with respect to Sprint's Communications Equipment, the applicable Sprint Collocator will install same. To the extent Lessee is required to do so under applicable FCC regulations, Lessee further agrees to post, or to cause the Tower Subtenants to post, prominent signage at all points of entry to each Site containing instructions as to any potential risk of exposure and methods for minimizing such risk, with respect to Communications Equipment other than Sprint's Communications Equipment, and with respect to Sprint's Communications Equipment the applicable Sprint Collocator will install same. Lessee will cooperate in good faith with each Sprint Collocator to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of Sprint's Communications Equipment at or near any Site in respect of any Sprint Collocation Space on such Site.

     (b) Lessee further agrees to alert all personnel working at or near each Site, including Lessee's maintenance and inspection personnel, to heed all of Lessee's or Tower Subtenant's signage or restrictions with respect to such Site, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions. Lessee further agrees to give each Tower Subtenant at least ten (10) days' advance written notice of any repair or maintenance work to be performed on any Site which would require work in closer proximity to the Communications Equipment than prescribed by the signage or restrictions, to abide by any provisions in the Collocation Agreement related to such work and allow such work to be monitored by such Tower Subtenant, if required by such Tower Subtenant.

     (c)  Lessor  and  Sprint   cooperate   with  each  Tower   Subtenant  on  a
going-forward basis with respect to each Site in order to help insure that such Tower Subtenant complies with the applicable FCC regulations.

     (d)  Each  Sprint   Collocator   acknowledges   and  agrees  that  Sprint's
Communications Equipment at each Site is subject to the regulations of the FCC, including, without limitation,


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regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by Sprint's Communications Equipment and Sprint agrees to comply with all FCC Regulations and all other Applicable Laws. Each Sprint Collocator acknowledges that such regulations prescribe the permissible exposure levels to emissions from its Communications Equipment which can generally be met by maintaining safe distances from such Communications
Equipment. Each Sprint Collocator will install at its expense such marking, signage, or barriers to restrict access to any of Sprint's Communications Equipment on a Site in respect of any Sprint Collocation Space on such Site as such Sprint Collocator deems necessary in order to comply with the applicable FCC regulations. Each Sprint Collocator will cooperate in good faith with Lessee to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of Sprint's Communications Equipment at or near any Site in respect of any Sprint Collocation Space on such Site. Each Sprint Collocator, at its option, may also install signage at any Site identifying Sprint's Communication Facility at such Site and providing for contact information in the case of emergency.

     (e) Each Sprint Collocator further agrees to alert all personnel working at or near each Site, including such Sprint Collocator's maintenance and inspection personnel, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions of Lessee.

     SECTION 39. Tax Indemnities.

     (a) Income Tax Indemnity.

     (1) Tax Assumptions. In entering into this Agreement and related documents, the Sprint Group has made the following assumptions regarding the characterization of the transactions contemplated under this Agreement for federal income tax purposes (the "Tax Assumptions"):

          (i) for federal income tax purposes, this Agreement will be treated as a "true lease" with respect to all of the Leased Property, the members of the Sprint Group will be treated, directly or indirectly through one or more entities that are classified as partnerships or disregarded entities for federal income tax purposes, as the owners and sublessors of the Leased Property, and Lessee will be treated (or, if Lessee is a disregarded entity for federal income tax purposes, the entity treated as the owner of Lessee for federal income tax purposes) as the lessee of the Leased Property;

          (ii) following the execution of this Agreement, the Sprint Group will be entitled to deduct, pursuant to Section 168(b) of the Code, depreciation deductions with respect to the Sprint Group's adjusted tax basis in the Leased Property using the same depreciation method(s) as in effect immediately before the execution of this Agreement ("Federal Depreciation Deductions");

          (iii) prepaid Rent and Pre-Lease Rent with respect to each Site will be paid under a single lease subject to Section 467 of the Code and will be characterized in part as a loan under section 467 of the Code and Treasury Regulations issued under such


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     section  and  the  Sprint  Group  will  be  entitled  to  deduct   interest
     attributable thereto with respect to each Site as set forth in Exhibit H;

          (iv) the only amounts that any Sprint Group Member will be required to include in gross income with respect to the transactions contemplated by this Agreement and related documents will be (A) Rent and Pre-Lease Rent as it accrues as rent in accordance with the terms of this Agreement and the application of Section 467 of the Code and Treasury Regulations issued under such section and as set forth in Exhibit H with respect to each Site;
     (B) any indemnity (including any gross up) pursuant to this Agreement; (C) any amounts paid or otherwise recognized pursuant to a voluntary sale or other disposition by any Sprint Group Member (other than a sale or disposition attributable to a default by Lessee and/or the exercise of remedies by Lessor or Sprint or its Affiliates under this Agreement) of any Leased Property, it being understood for these purposes that a sale or disposition that may be deemed to have occurred on the Effective Date is not a sale; (D) proceeds upon Lessee's exercise of the purchase option pursuant to Section 36 of this Agreement; (E) any costs and expenses of Lessor or Sprint (and any interest thereon) paid or reimbursed by Lessee pursuant to this Agreement; (F) income attributable to the reversion of Alterations made by Lessee to Lessor at the end of the Term; (G) amounts expressly identified as interest in the Agreement and payable to Lessor or any Sprint Group Member; (H) any other amount to the extent such item of income results in an equal and offsetting deduction; and (I) any income or gain from an acceleration of Rent or Pre-Lease Rent as a result of the expiration or termination of a ground lease with respect to a Site listed in paragraphs 9 through 15 of Section 4.5 of the Contributors Disclosure Letter (as defined in the Agreement to Lease and Sublease); and

          (v) the combined effective federal and net state income Tax rate applicable to each Sprint Group Member will be thirty-nine percent (39%) (the "Assumed Rate"), comprised of thirty-five percent (35%) for the assumed federal rate and four percent (4%) (which is net of federal income Tax benefits) for the assumed state rate.

     (2) Lessee's Representations and Covenants. Lessee hereby represents and covenants to each Sprint Group Member as follows:

          (i) Lessee, any Affiliate of Lessee, any assignee or sublessee of Lessee, and any user (other than Lessor or Sprint or its Affiliates) of any portion of the Leased Property will not claim depreciation deductions as the owner of any of the Leased Property for federal income Tax purposes during the Term (and thereafter unless Lessee purchases such property pursuant to Section 36 of this Agreement), with respect to such Leased Property or portion of such Leased Property, except with respect to Alterations financed by Lessee or such assignee, sublessee, or other user, nor will they take any other action in connection with filing a Tax return or otherwise which would be inconsistent with (i) the treatment of the Sprint Group Members as the direct or indirect owners and lessors of the Leased Property for federal income tax purposes, (ii) the Tax Assumptions, or (iii) Section 11 and Exhibit H of this Agreement.

          (ii) none of the Leased Property will constitute "tax-exempt use property" as defined in Section 168(h) of the Code other than solely as a result of use by Lessor,


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

     Sprint or its Affiliates and any other Person that is a Tower Subtenant as of the date of the Agreement to Lease and Sublease;

          (iii) on the Effective Date, no Alterations to any of the Leased Property will be required in order to render any of the Leased Property complete for its intended use by Lessee except for ancillary Severable Alterations that are customarily selected and furnished by lessees of property similar in nature to the Leased Property;

          (iv) Lessee has no current plan or intention of making any Alteration or repair with respect to any of the Leased Property that would not be treated as severable improvements or permitted nonseverable improvements within the meaning of Revenue Procedure 2001-28, 2001-1 C.B. 1156;

          (v) Lessee has no current plan or intention of making any Alteration or repair with respect to any of the Leased Property the value of which as of the end of the Term with respect to such Leased Property would compel Lessee to exercise any of the purchase options under Section 36 of this Agreement; and

          (vi) Lessee is not obligated to exercise any of the purchase options provided in Section 36 of this Agreement, it has not decided whether it will exercise any of the purchase options provided in Section 36 of this Agreement, and it has no plans to enter into or incur such obligation or to make such decision in the immediate future.

          (3) Indemnity for Tax Losses.

          (i) If, as a result of

               (A) the inaccuracy of any representation of Lessee, or the breach of any covenant of Lessee, set forth in Section 39(a)(2) of this Agreement;

               (B) any act of Lessee, or any assignee or sublessee of Lessee or any user of the Leased Property (other than Lessor or Sprint or its Affiliates) during the Term, other than (i) the execution or delivery of the Transaction Documents and (ii) any act required under the Transaction Documents or any Permitted Act;

               (C) the failure by Lessee to perform any act required of it under any of the Transaction Documents;

               (D) any disposition of Leased Property attributable to a default by Lessee and/or the exercise of remedies under this Agreement; or

               (E) the bankruptcy of Lessee.


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

any Sprint Group Member (each a "Tax Indemnitee") will not claim on the relevant income tax return based upon a written opinion from independent tax counsel reasonably acceptable to Lessee (setting forth in reasonable detail the facts and analysis upon which such opinion is based) that there is no reasonable basis as defined in Treas. Reg. ss.1.6662-3(b)(3) as in effect on the Effective Date for claiming all or any portion of the Federal Income Tax Benefits, will lose the right to claim all or any portion of the Federal Income Tax Benefits, will suffer a loss of, disallowance of, or delay in obtaining all or any portion of the Federal Income Tax Benefits, or will be required to recapture all or any portion of the Federal Income Tax Benefits, or any Tax Indemnitee will suffer an Inclusion (any such event being referred to as a "Tax Loss"), then, within thirty (30) days after receipt of a written demand from or on behalf of the Tax Indemnitee describing in reasonable detail the Tax Loss and the computation of the amount payable (a "Tax Indemnity Notice"), Lessee will pay to such Tax Indemnitee as an indemnity the amount specified in the Tax Indemnity Notice. Subject to other adjustments required by this Section 39(a)(3)(i), such indemnity payment will be calculated in the Tax Indemnity Notice to equal, on an After-Tax Basis, the sum of (y) the amounts of any additional federal and state income taxes payable by such Tax Indemnitee for the taxable year (calculated at the Assumed Rate in the case of a Tax Loss respecting Federal Income Tax Benefits and calculated at the highest marginal applicable federal and state rates then in effect in the case of a Tax Loss respecting an Inclusion) and any interest thereon (calculated to the date such payment is made using the actual interest rates for underpayments of tax applicable to the relevant periods), plus (z) the amount of any penalties and additions to tax actually payable as a result of such Tax Loss and attributable thereto. The indemnity payment will be a net lump-sum amount, taking into account all past and anticipated future Tax Losses and Tax savings at the Assumed Rate, and using a discount rate equal to the Applicable Federal Rate (as defined in Code Section 1274(d)(1) then in effect) to present value future Tax Losses and Tax savings. Any indemnity payment made pursuant to this Section 39(a)(3)(i) will be made on an "After-Tax Basis" which means that any such payment will also include a "gross-up" for any federal or state income Taxes (determined at the highest marginal applicable federal and state rates then in effect) payable by such Tax Indemnitee with respect to the receipt or accrual of such indemnity payment, including such gross-up. Notwithstanding any other provision of this Section 39(a)(3)(i) to the contrary, Lessee will not be required to make any payment under this Section 39(a)(3)(i) earlier than, (a) in the case of a Tax Loss that is not being contested pursuant to Section 39(d) of this Agreement, the date such Tax Indemnitee (or the common parent of the consolidated group in which it is a member, as the case may be) files the applicable federal income Tax return, estimated or final as the case may be, which would first properly reflect the additional federal income Tax that would be due as a result of the Tax Loss and
(b) in the case of a Tax Loss that is being contested pursuant to Section 39(d) of this Agreement, thirty (30) days after the date on which a Final Determination is made (or as otherwise provided in Section 39(d)) and (c) twenty
(20) days after the receipt by Lessee of the Tax Indemnity Notice.

          (ii) Verification of Calculations. Lessee may timely request that any Tax Indemnity Notice be verified by a nationally recognized independent accounting firm or a lease advisory firm selected by Lessee and reasonably acceptable to such Tax Indemnitee. Such verification will be at Lessee's expense unless such accounting firm determines that the amount payable by Lessee is more than ten percent less than the amount shown on the Tax Indemnity Notice, in which event the Tax Indemnitee will pay such costs. In order to enable such independent accountants to verify such amounts, the Tax Indemnitee will



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

     provide to such independent accountants (for their confidential use and not to be disclosed to Lessee or any other person) all information reasonably necessary for such verification.

     (4) Exceptions. Notwithstanding any provision of this Section 39(a) to the contrary, Lessee will not be required to make any payment to any Tax Indemnitee in respect of any Tax Loss to the extent that any such Tax Loss occurs as a result of one or more of the following:

          (i) other than as a result of an Alteration by Lessee, the entry into a New Lease under Section 40 of this Agreement or any severance of this Agreement under Section 41, the determination that this Agreement is not a "true lease" for federal income tax purposes or that the members of the Sprint Group, directly or indirectly through one or more entities that are classified as partnerships or disregarded entities for federal income tax purposes, are not the owners or sublessors of the Leased Property, or that
     Section 467 of the Code does not apply to this Agreement in accordance with its terms;

          (ii) the voluntary sale, assignment, transfer, or other disposition or the involuntary sale, assignment, transfer, or other disposition attributable to the bankruptcy, insolvency or the breach of any covenant or obligation of the Tax Indemnitee set forth in the Transaction Documents of or by any such Tax Indemnitee or any of its Affiliates, in either case, of any of the Leased Property or portion of such Leased Property by any such Tax Indemnitee or any of its Affiliates other than a sale, assignment, transfer, or disposition (A) contemplated by the Transaction Documents; (B) otherwise resulting from the exercise by any Sprint Group Member of its rights or performance of its obligations under the Transaction Documents; or (C) attributable to a default by Lessee and/or exercise of remedies under this Agreement;

          (iii)  the  gross  negligence  or  willful   misconduct  of  such  Tax
     Indemnitee;

          (iv) penalties, interest, or additions to Tax to the extent based upon issues unrelated to the transactions contemplated by this Agreement and related documents;

          (v) Lessee's exercise of the purchase option provided in Section 36 of this Agreement;

          (vi) the failure by the Sprint Group or any Sprint Group Member timely or properly to claim any Federal Income Tax Benefits or to exclude income on the appropriate Tax return other than in accordance with Section 39(a)(3) of this Agreement;

          (vii) any failure of the Tax Indemnitee to have taken all the actions, if any, required of it by Section 39(d) of this Agreement to contest the Loss and such failure materially prejudices the ability to contest, and Lessee has a reasonable basis for such contest (other than a failure attributable in whole or part to the failure of Lessee to follow the procedures set forth in Section 39(d) of this Agreement);

          (viii) any change in Law enacted, adopted or promulgated on or after the date of the Agreement to Lease and Sublease, provided that this exclusion shall not apply to any (1) change in tax rates applicable to the making of any indemnity payment for a Tax Loss (a) respecting Federal Income Tax Benefits on an After-Tax basis or (b) respecting an Inclusion or (2) substitution or replacement of any Leased Property after a change in Law;

          (ix) the failure of the Sprint Group, or any single Sprint Group Member, to have sufficient income or Tax liability to benefit from the Federal Income Tax Benefits;

          (x) the inclusion of income by a Sprint Group Member as a result of the reversion of Alterations made by Lessee to Lessor at the end of the Term;

          (xi) a determination that Sprint is not holding the Leased Property in the ordinary course of a trade or business or that Sprint did not enter into the transactions contemplated by the Transaction Documents for profit;

          (xii) the existence of, or any consequence of, the prepayment of the Rent, or the application of Section 467 of the Code or the Treasury regulations promulgated thereunder, provided that the Lessee makes all payments when due and accrues all rental expense in accordance with the Allocated Rent as set forth in Exhibit H and provided further that this exclusion will not apply to the entry into a New Lease under Section 40 of this Agreement or any severance of this Agreement under Section 41;

          (xiii) any tax election by a Sprint Group Member that is inconsistent with the Tax Assumptions to the extent of a resulting increase in the Lessee's indemnity obligations hereunder;

          (xiv) a Tax Loss with respect to any period occurring after (and not simultaneously with) (1) the expiration or earlier termination of the Term with respect to a Site or (2) the return to Sprint of the Leased Property related to a Site, in either case other than interest, fines, penalties and additions to tax resulting from a Tax Loss that would not be excluded under this clause (xvi);

          (xv) the breach or inaccuracy of any representation, warranty or covenant by any Sprint Group Member in any of the Transaction Documents (except to the extent such breach or inaccuracy is attributed to a breach or inaccuracy of any representation, warranty or covenant of Lessee or an Affiliate under the Transaction Documents).

          (b) General Tax Indemnity.

     (1) Lessee agrees to pay and to indemnify, protect, defend, save, and keep harmless each Sprint Group Member on an After-Tax Basis, from and against any and all Taxes upon or with respect to (A) any of the Leased Property, any portion of such Leased Property, or any interest therein (B) the acquisition, purchase, sale, financing, leasing, subleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, delivery, possession, repossession, location, storage, refinancing, refund, transfer of title, registration, reregistration, transfer of registration, return, or other disposition of any of the Leased Property or any portion of such Leased Property, or interest in such Leased Property, (C) the rental payments, receipts, or earnings arising from the Leased Property, any portion of such Leased Property, or any interest in such Leased Property, or payable pursuant to this Agreement, or any other payment or right to receive payment pursuant to any related document, or (D) any Alteration, removal, substitution, maintenance, or repair of any of the Leased Property

     (2) Exclusions from General Tax Indemnity. The provisions of Section 16 and
Section 39(b)(1) will not apply to, and Lessee will have no responsibility under
Section 16 and no liability under Section 39(b)(1) with respect to:

          (i) Taxes on any Sprint Group Member (other than such Taxes that are sales, use, rental, property, stamp, document filing, license, or ad valorem Taxes, or value added Taxes that are in the nature of or in lieu of such Taxes) imposed on any such member that are franchise Taxes, privilege Taxes, doing business Taxes, or Taxes imposed on, based on or measured by, gross or net income, receipts, capital, or net worth of any such member which are imposed by any state, local, or other taxing authority within the United States or by any foreign or international taxing authority;

          (ii) Taxes imposed by any jurisdiction on any Sprint Group Member solely as a result of its activities in such jurisdiction unrelated to the transactions contemplated by this Agreement and related documents;

          (iii) Taxes on any Sprint Group Member that would not have been imposed but for the willful misconduct or gross negligence of any such member or an Affiliate of any Sprint Group Member or the inaccuracy or breach of any representation, warranty, or covenant of such Tax Indemnitee or any of its Affiliates under the Transaction Documents (except to the extent such inaccuracy or breach is attributed to an inaccuracy or breach of any representation, warranty or covenant of Lessee or an Affiliate under the Transaction Documents);

          (iv) Taxes which are attributable to any period or circumstance occurring after the expiration or earlier termination of the Term with respect to a Site, except to the extent attributable to (I) a failure of Lessee or any of its transferees or sublessees or users of the Leased Property (other than Lessor or Sprint or its Affiliates) to fully discharge its obligations under this Agreement and related documents, (II) Taxes imposed on or with respect to any payments that are due after the expiration or earlier termination of the Term with respect to a Site and which are attributable to a period or circumstance occurring prior to or simultaneously with such expiration or earlier termination, (III) the entry into a New Lease under Section 40 of this Agreement; or (IV) any severance of this Agreement under Section 41;

          (v) any Tax that is being contested in accordance with the provisions of Section 39(d) during the pendency of such contest, but only for so long as such contest is continuing in accordance with Section 39(d) and payment is not otherwise required pursuant to Section 39(d);

          (vi) Taxes imposed on a Tax Indemnitee that would not have been imposed but for any act of such Tax Indemnitee (or any Affiliate thereof) that is expressly


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

     prohibited, or omission of an act that is expressly required, as the case may be, by any Transaction Document;

          (vii) Taxes that would not have been imposed but for any voluntary sale, assignment, transfer, pledge, or other disposition or hypothecation or the involuntary sale, assignment, transfer, or other disposition attributable to the bankruptcy, insolvency or the breach of any covenant or obligation of the Tax Indemnitee set forth in the Transaction Documents of or by any such Tax Indemnitee, in either case, of any of the Leased Property or portion of such Leased Property by any such Tax Indemnitee other than a sale, assignment, transfer, or disposition (A) contemplated by the Transaction Documents, (B) otherwise resulting from the exercise by any Sprint Group Member of its rights or performance of its obligations under the Transaction Documents or (C) attributable to a default by Lessee and/or exercise of remedies under this Agreement;

          (viii) Taxes imposed on a Tax Indemnitee that would not have been imposed but for such Tax Indemnitee's (or Affiliate's) breach of its contest obligations under Section 39(d) (but only to the extent such breach materially prejudices the Lessee's ability to contest such Taxes or results in an increase in the amount of Lessee's indemnification obligation hereunder);

          (ix) Taxes imposed on a Tax Indemnitee in the nature of interest, penalties, fines and additions to Tax to the extent based upon issues unrelated to the transactions contemplated by the Transaction Documents;

          (x) Taxes imposed on any Sprint Group Member that are United States federal, state or local net income Taxes of any such member;

          (xi) Taxes imposed in connection with or as a result of the leasing or use of the Sprint Collocation Space by Sprint or its Affiliates or the payment or accrual of the Sprint Collocation Charge; or

          (xii) Taxes to the extent that they are not the responsibility of Lessee as described in Section 16(a) without regard to this subsection.

The provisions of this Section 39(b)(2) will not apply to any Taxes imposed in respect of the receipt or accrual of any payment made by Lessee on an After-Tax Basis.

     (3) Reports. If any report, return, certification, or statement is required to be filed with respect to any Tax that is the responsibility of Lessee under
Section 16 or is subject to indemnification under this Section 39(b), Lessee will timely prepare and file the same to the extent permitted by law (except for (i) any report, return, or statement relating to any net income Taxes or, (ii) any report, return, or statement relating to any other Taxes not subject to indemnity under Section 39(b)(2)(i) or any Taxes in lieu of or enacted in substitution for any of the foregoing, except that, in such cases, Lessee will timely provide information necessary to file such report, return, or statement,
(iii) any report, return, or statement relating to Property taxes or (iv) any other report, return, certification, or statement which any Sprint Group Member has notified Lessee that such member intends to prepare and file); provided, that any Sprint Group Member will have furnished Lessee, at Lessee's expense, with such information reasonably


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


necessary to prepare and file such returns as is within such member's control. Lessee will either file such report, return, certification, or statement and send a copy of such report, return, certification, or statement to the member, or, where not so permitted to file, will notify the member of such requirement within a reasonable period of time prior to the due date for filing (without regard to any applicable extensions) and prepare and deliver such report, return, certification, or statement to the member. In addition, within a reasonable time prior to the time such report, return, certification, or statement is to be filed, Lessee will, to the extent permitted by law, cause all billings of such Taxes to be made to each Sprint Group Member in care of Lessee, make such payment, and furnish written evidence of such payment. Lessee will furnish promptly upon written request such data, records and documents as any Sprint Group Member may reasonably require of Lessee to enable such member to comply with requirements of any taxing jurisdiction arising out of such member's participation in the transactions contemplated by this Agreement and related documents.

     (4) Payments. With the exception of Property Taxes, any Tax for which Lessee is responsible under Section 16 or any tax indemnified under this Section 39(b) will be paid by Lessee directly when due to the applicable taxing authority if direct payment is permitted, or will be reimbursed to the appropriate Sprint Group Member on demand if paid by such member in accordance herewith. Property Taxes will be paid in accordance with Sections 16(b) and (c). Except as explicitly provided in Section 16 or as otherwise provided in this
Section 39(b), all amounts payable to a Sprint Group Member under Section 16 or this Section 39 will be paid promptly in immediately available funds, but in no event later than the later of (i) ten (10) business days after the date of such demand or (ii) two (2) Business Days before the date the Tax to which such amount payable relates is due or is to be paid and will be accompanied by a written statement describing in reasonable detail the Tax and the computation of the amount payable. Such written statement will, at Lessee's request, as long as payment is not delayed, be verified by a nationally recognized independent accounting firm selected by such member. Such verification will be at Lessee's expense unless the accounting firm determines that the amount payable by Lessee is more than ten percent less than the amount shown on such written statement, in which event, the applicable Sprint Group Member will pay such costs. In the case of a Tax subject to indemnification under this Section 39(b) which is properly subject to a contest in accordance with Section 39(d), Lessee (i) will be obligated to make any advances with respect to such Tax whenever required under Section 39(d) and (ii) will pay such Tax (in the amount finally determined to be owing in such contest) on an After-Tax Basis prior to the latest time permitted by the relevant taxing authority for timely payment after a final determination.

     (c) Tax Savings. If, by reason of any payment made, or events giving rise to such payment, to or for the account of any Tax Indemnitee by Lessee pursuant to Section 39(a) or 39(b), such Tax Indemnitee at any time realizes a reduction in any Taxes or receives a refund which was not taken into account previously in computing such payment by Lessee to or for the account of the Tax Indemnitee, then the Tax Indemnitee will pay to Lessee an amount equal to such actual reduction in Taxes or such refund (including interest received), plus the amount of any additional reduction in Taxes of the Tax Indemnitee attributable to the payment made by the Tax Indemnitee to Lessee pursuant to this sentence;
provided, however, that (A) the Tax Indemnitee will not be obligated to make such payment with respect to any net Tax savings or refund to the extent that the amount of such payment would exceed the excess of (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by

Lessee over (y) the amount of all prior payments by the Tax Indemnitee to Lessee; provided, that any such excess tax savings realized (or deemed realized) by such Tax Indemnitee which are not paid to Lessee as a result of this subclause (A) will be carried forward and reduce Lessee's obligations to make subsequent payments to such Tax Indemnitee pursuant to Section 39 of this Agreement; and (B) if any such Tax savings or refund realized by such the Tax Indemnitee, or any tax savings taken into account for purposes of determining "After-Tax Basis" will be lost or otherwise determined to be unavailable, such lost or otherwise unavailable Tax savings or refund will be treated as a Tax for which Lessee must indemnify the Tax Indemnitee pursuant to Section 39(a) or 39(b), as the case may be (without regard to the exceptions in Section 39(a)(4) and Section 39(b)(2) other than Section 39(a)(4)(iii), 39(a)(4)(iv), 39(b)(2)(iii) and 39(b)(2)(ix)). For purposes of this Section 39(c), each Tax Indemnity is assumed to be taxable at the Assumed Rate and an Inclusion is assumed to be taxable at the actual rate.

     (d) Contest Rights. In the event that any Tax Indemnitee receives any written notice of any potential claim or proposed adjustment against such Tax Indemnitee that would result in a Tax Loss or a Tax against which Lessee may be required to indemnify pursuant to Section 39(a) or 39(b) (a "Tax Claim"), such Tax Indemnitee will promptly notify Lessee of the claim and provide Lessee with information relevant to such claim; provided, that the failure by the Tax Indemnitee to provide any such information will not be treated as a failure to comply with this Section 39(d) unless the failure materially prejudices the conduct of such contest. With respect to Taxes indemnified under Section 39(b), Lessee will control the contest at Lessee's expense. With respect to Taxes indemnified under Section 39(a), the Tax Indemnitee will control the contest at Lessee's expense but will consult with Lessee in good faith, but Lessee may require the Tax Indemnitee to contest such Tax Claim at Lessee's expense and, in that event, the Tax Indemnitee will consult with Lessee in good faith, but the Tax Indemnitee will retain ultimate control over such contest. The Tax Indemnitee will not be obligated to contest any Tax Claim unless (i) in the case of a contest with respect to federal income Taxes, prior to taking the first such required action, Lessee will have furnished to the Tax Indemnitee an opinion of a nationally recognized, independent tax counsel chosen by Lessee and reasonably acceptable to the Tax Indemnitee to the effect that there is a reasonable basis as defined in Treas. Reg. ss.1.6662-3(b)(3) as in effect (on the Effective Date) for the position to be asserted in contesting the matter in question, (ii) no event of default by Lessee under this Agreement will have occurred and be continuing, (iii) such contest does not involve a material risk to the Tax Indemnitee of sale, forfeiture, or loss of, or the creation of any lien on, any of the Leased Property or the imposition of criminal penalties and
(iv) if Lessee reasonably requests, and the Tax Indemnitee elects to pursue, a contest that requires payment of the Tax as a condition to pursuing the contest, Lessee will loan, on an interest-free basis, sufficient funds to the Tax Indemnitee to pay the Tax and any interest or penalties due on the date of payment, and will fully indemnify the Tax Indemnitee for any adverse Tax consequences resulting from such advance. The Tax Indemnitee will not make, accept, or enter into a settlement or other compromise with respect to any Taxes indemnified pursuant to Section 39(a) or forego or terminate any such proceeding with respect to Taxes indemnified pursuant to this Section 39(b), without the prior written consent of Lessee, which consent will not be unreasonably withheld. The Tax Indemnitee will not be required to appeal any adverse decision of the United States Tax Court, a Federal District Court, or any comparable trial court unless Lessee will have furnished to the Tax Indemnitee an opinion of a nationally recognized, independent tax counsel chosen by Lessee and reasonably acceptable to the Tax


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

Indemnitee, to the effect that there is substantial authority for the position to be asserted in appealing the matter in question.

     (e) Tax Records. Lessor, Sprint and Lessee agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Sites (including, without limitation, access to books and records) as is reasonably necessary for tax purposes. Lessor, Sprint and Lessee will retain all books and records with respect to Taxes indemnifiable under Section 39(b) or payable under Section 16 pertaining to the Sites for a period of at least seven (7) years following the close of the tax year to which the information relates, or sixty (60) days after the expiration of any applicable statute of limitations, whichever is later. At the end of such period, each Party will provide the other with at least sixty (60) days' prior written notice before destroying any such books and records, during which period the Party receiving such notice can elect to take possession, at its own expense, of any books and records reasonably required by such Party for tax purposes. Lessor, Sprint and Lessee will cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Sites.

     (f) Survival. The agreements and indemnitees contained in this Section 39 shall survive the termination of this Agreement with respect to any Site.

     SECTION 40. Lessee Lender Protections.

     For any Lessee Lender, if Lessor is given written notice specifying the name and address of the Lessee Lender, or its servicing agent, and the applicable title of an officer or other responsible individual charged with processing notices of the type required under this Section 40, then the following provisions shall apply with respect to such Lessee Lender for so long as any Mortgage granted by Lessee to such Lessee Lender shall remain unsatisfied of record:

     (a) Modification, Termination or Surrender of Agreement.

          (i) The Lessee Lender shall not be bound by any modification or amendment of this Agreement in any respect so as to materially increase the liability of Lessee hereunder or materially increase the obligations or materially decrease the rights of Lessee without the prior written consent of the Lessee Lender, which consent shall no be unreasonably withheld. Further, this Agreement may not be surrendered or terminated other than in compliance with the provisions of this Section 40). Any such modification, amendment, surrender or termination not in accordance with the provisions of this Section 40 shall not be binding on any such Lessee Lender or any other Person who acquires title to its foreclosed interest.

          (ii) In addition, from time to time upon the request of a Lessee Lender (but not more than three (3) times in any one (1) year period (excluding the first year following the Effective Date), Lessor shall execute and deliver to such Lessee Lender an estoppel certificate in a form reasonably acceptable to Lessor and the Lessee Lender.

     (b) Notice and Cure Rights.

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


          (i) Lessor, upon serving Lessee with any notice of default under the provisions of, or with respect to, this Agreement, shall also serve a copy of such notice upon the Lessee Lender (in the same manner as required by for notices to Lessee) at the address specified herein, or at such other address as a Lessee Lender shall designate in writing to Lessor.

          (ii) In the event of a default or breach by Lessee under this Agreement, the Lessee Lender shall have the right, but not the obligation, to remedy such event, or cause the same to be remedied, within ten days
     (10) days after the expiration of all applicable grace or cure periods provided to Lessee in this Agreement, in the event of a monetary default or breach, or within sixty (60) days after the expiration of all applicable grace or cure periods provided to Lessee in this Agreement in the event of any other breach or default, and Lessor shall accept such performance by or at the instance of the Lessee Lender as if the same had been made by Lessee, provided, that if any such non-monetary default or breach that is capable of cure requires Lessee Lender to acquire possession of the Lessee's interest in the Sites that are the subject of such breach or default, such period will be extended for such reasonable period as may be required to obtain such possession and cure such default of breach; provided, however, during such extended period, Lessee Lender must continue to cure other defaults and breaches in accordance with the provisions of this Section 40(b)(ii).

          (iii) In the event of the termination of this Agreement prior to the expiration of the Term of this Agreement as provided herein for any reason (other than Lessee's failure to cure under (ii) above), including pursuant to Section 365 of the federal bankruptcy code, as amended from time to time, including any successor legislation thereto, or otherwise, Lessor shall serve upon Lessee Lender written notice that this Agreement has been terminated, together with a statement of any and all sums due under this Agreement and of all breaches and events of default under this Agreement, if any, then known to Lessor. Lessee Lender thereupon shall have the option, which option must be exercised by Lessee Lender's delivering notice to Lessor within then (10) Business Days after the Lessee Lender's receipt of notice from Lessor that the Lease has been terminated to cure any such Lessee breaches or Lessee events of default (and any Lessee breaches or
     Lessee events of default not susceptible of being cured by the Lessee Lender shall be deemed to have been waived) and the right to enter into a new lease (the "New Lease") (i) effective as of the date of termination of this Agreement, (ii) for the remainder of what otherwise would have been the Term of this Agreement but for such termination, (iii) at and upon all the agreements, terms, covenants, and conditions of this Agreement (with no Rent or Pre-Lease Rent payable thereunder), and (iv) including any applicable right to exercise the purchase option under Section 36 (collectively, the "New Lease Terms"). Upon the execution and delivery of a new lease under this Section 40, all Collocation Agreements and other agreements which theretofore may have been assigned to the Lessor (or reverted back to Lessor as a matter of law) thereupon shall be assigned and transferred, without recourse, representation or warranty, by Lessor to the lessee named in such new lease.

          (iv) Any notice or other communication which a Lessee Lender shall desire or is required to give to or serve upon Lessor shall be deemed to have been duly given or


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

     served if sent to Lessor in accordance with the provisions of this Agreement at the address set forth herein.

     (c) Participation in Certain Proceedings and Decisions. Any Lessee Lender shall have the right to intervene and become a party, but only with respect to Lessee's involvement, in any Arbitration, litigation, condemnation or other proceeding affecting this Agreement to the extent of its security interest herein. Lessee's right to make any election or decision under this Agreement that is required or permitted to be made by Lessee with respect to the negotiation or acceptance of any Award or insurance settlement shall be subject to the prior written approval of such Lessee Lender.

     (d) No Merger. Without the written consent of each Lessee Lender, the leasehold interest created by this Agreement shall not merge with the fee interest in all or any portion of the Sites, notwithstanding that the fee interests and the leasehold interests are held at any time by the same Person.

     (e) Encumbrances on Personal Property and Subleases. Lessor hereby consents to Lessee's grant, if any, to any Lessee Lender of a security interest in the personal property owned by Lessee and located at the Sites and a collateral assignment of subleases of the interest of Lessee in all or any portion of the Sites and the rents, issues and profits therefrom, if any and a pledge of any equity interests in Lessee. Lessor agrees that any interest that Lessor may have in such personal property, whether granted pursuant to this Agreement or by statute, shall be subordinate to the interest of any Lessee Lender.

     (f) Notice of Default Under any Secured Lessee Loan. Lessee shall promptly deliver to Lessor a true and correct copy of any such notice of default, notice of acceleration or other notice regarding a default by Lessee under a Secured Lessee Loan after Lessee's receipt of the same.

     (g) Casualty and Condemnation Proceeds. Notwithstanding anything in this Agreement to the contrary, in the event of any casualty to or condemnation of any Site or any portion thereof during such time as any Secured Lessee Loan shall remain unsatisfied, the Lessee Lender shall be entitled to receive all insurance Proceeds and/or condemnation awards (up to the amount of the indebtedness secured by the Lessee Loan) otherwise payable to Lessee and apply same to restoration of the Leased Property in accordance with the provisions of this Agreement (to the extent required by the terms of this Agreement); provided that if the Leased Property is not required to be restored pursuant to the terms of this Agreement, such Proceeds may be applied to the Secured Lessee Loan. Upon the Lessee Lender's request, the name of such Lessee Lender may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Lessee hereunder.

     (h) Other. Notwithstanding any other provision of this Agreement to the contrary, (i) Lessor shall not be obligated to provide the benefits and protections afforded to Lessee Lenders in this Section 40 to more than two (2) Lessee Lenders at any given time or (ii) in no event whatsoever will there be any subordination of the rights and interests of Lessor or of Sprint in and to the Sprint Collocation Space by virtue of any Mortgage granted by Lessee to any Lessee Lender and each Lessee Lender will, upon request, confirm such fact in writing. If there is more


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

than one Lessee Lender subject to the provisions of this Section 40, Lessor shall recognize the Lessee Lender exercising rights afforded by this Section 40 whose Secured Lessee Loan is most senior in lien (unless a Lessee Lender junior in lien requires that the holder thereof have a superior entitlement to such rights, and the other Lessee Lender senior in lien shall agree in writing to such request, in which event such recognition shall be of the holder of that Secured Lessee Loan), provided that such Lessee Lender shall have complied with the provisions of this Section 40; provided, however, that Lessor shall have no obligation to determine which Lessee Lender is indeed senior in lien and shall have no liability to either Lessee Lender for an erroneous determination, if Lessor attempts to make such a determination, so long as such determination is made in good faith based upon the evidence and information of lien priority provided to Lessor by the Lessee Lenders. Each Lessee Lender shall have the right to appear in any arbitration or other material proceedings arising under this Agreement and to participate in any and all hearings, trials and appeals in connection therewith, but only to the extent related to the rights or obligations of Lessee in the matter that is the subject of the arbitration or proceedings or to protect the security interest of Lessee in the Leased Property.

     (i) Recourse of Lessor. Lessor's recourse against any Lessee Lender shall be expressly limited to the Lessee Lender's interest in this Agreement and in the Sites and any and all real, personal and intangible property associated with the Sites (including without limitation, any revenues from any Collocation Agreements or any Proceeds or Awards).

     SECTION 41. Financeable Sites and Severed Leases.

     (a) Non-Financeable Sites. With respect to each Site that is not a Financeable Site on the Effective Date, Lessee will use commercially reasonable efforts to make each such Site a Financeable Site prior to the one-year anniversary of the Effective Date. In connection therewith, Lessee will take such actions and incur such costs, expenses and fees as are commercially reasonable in light of Lessee's financing structure.

     (b) Mutual  Cooperation.  In connection  with  Lessee's  efforts under this
Section 41(b), Lessor and the Sprint Contributors shall be actively involved with Lessee in all material aspects of the efforts to make all Sites Financeable Sites and shall use commercially reasonable efforts to cooperate with Lessee in such respect (but without obligation to pay any out-of-pocket costs, expenses or fees in respect thereof or related thereto). Lessee shall provide to Lessor and the Sprint Contributors information in reasonable detail from time to time with respect to the actions taken by Lessee pursuant to this Section 41, and Lessor and the Sprint Contributors shall have the right to request, which request shall be reasonably approved by Lessee, to directly contact the applicable Parties in an effort to cause any Site to become a Financeable Site; provided that the foregoing shall not obligate Lessor or the Sprint Contributors to expend any amounts in connection therewith and may not obligate Lessee to expend any amounts in connection therewith.

     (c) Failure of Sites to Be Financeable.

          (i) Within thirty (30) days following the one-year anniversary of the Effective Date, Lessee will deliver to Lessor a written statement listing all the Sites that are not Financeable Sites (the "Preliminary Non-Financeable Sites Statement") together


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

     with any Non-Financiable Site supporting documentation that Lessee deems relevant to be delivered therewith. Within fifteen (15) Business Days after receipt by Lessor of the Preliminary Non-Financeable Sites Statement, Lessor shall have the right to request Non-Financeable Site Supporting Documentation reasonably required by Lessor. Lessor will have thirty (30) days following its receipt of the Preliminary Non-Financeable Sites Statement and all Non-Financeable Site Supporting Documentation requested by Lessor in a timely manner as provided herein to notify Lessee of any objection with respect to the inclusion on such statement of a Site as not being a Financeable Site (and must state any such objection on a Site-by-Site basis, together with a reasonably detailed explanation of such objection). If Lessor does not so notify Lessee of any such objection to a specific Site not being a Financeable Site within such thirty (30) day period in accordance with this Section 41(c), the Preliminary Non-Financeable Sites Statement with respect to such Site will be deemed to be the final non-financeable sites statement (the "Final Non-Financeable Sites Statement"). All Sites on the Final Non-Financeable Site Statement shall be deemed to be "Non-Financeable Sites."

          (ii) Lessor and Lessee will cooperate in good faith for ten (10) Business Days to resolve any dispute relating to the Preliminary Non-Financeable Sites Statement. If the Parties are unable to resolve any dispute relating to the Preliminary Non-Financeable Sites Statement within such ten (10) Business Day period, the Parties will initiate arbitration proceedings in accordance with the provisions of Section 31(h) to seek final determination of which Sites are included on the Final Non-Financeable Site Statement.

          (iii) If the aggregate amount of the Non-Financeable Sites Financing Costs for all Non-Financeable Sites included on the Final Non-Financeable Sites Statement exceeds $10,000,000, the Sprint Contributors will pay to Lessee an amount equal to fifty percent (50%) of the positive excess of (A) the aggregate amount of the Non-Financeable Sites Financing Costs over (B) $10,000,000 by wire transfer of immediately available funds to an account designated in writing by Lessee; provided, however, that the Sprint Contributors shall have no obligation to pay any such amount attributable to any matter for which any Lessee Indemnitee has received payment pursuant to a claim for indemnification under Article 9 of the Agreement to Lease and Sublease.

     (d) Severance of Agreement. In order for Lessee's Affiliates from time to time to cause the financing of Sites, Lessee shall have the right to cause the severance of this Agreement (or future Severance Leases) into multiple Severance Leases and have the "lessee's/operator's" right under such Severance Lease for the Severed Sites (as well as the "lessor's" right under the Sprint Collocation Agreement with respect to the Severed Sites) assumed by a GSI Financing Subsidiary, provided this Lease shall not be severed into more than three (3) Severance Leases in the aggregate. Each Severance Lease shall be substantially in the form of this Lease, with appropriate modifications to reflect the fact that this Agreement has been severed. The Exhibits for such Severance Leases shall include the applicable information set forth in the Exhibits for this Agreement, solely with respect to the Severed Sites. Upon entering into each Severance Lease, the Parties shall also amend the exhibits to this Agreement to exclude each of the Severed Sites. Lessee shall also have the right to sever each of the Master Collocation Agreements with respect to the Severed Sites (and, if requested by Lessee, Sprint and its Affiliates shall assist


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

Lessee in effectuating same). The obligations of the "lessee" under each Severance Lease to Lessor and Sprint under each Severed Lease shall be separate and distinct from the obligations of the "lessee" under this Agreement and under each other Severed Lease, and this lease and the Severed Leases shall not be cross-defaulted with one another, and the obligations of Lessee and the lessees under each severance lease (and Global Parent under each Severed Lease) shall be separate and distinct from one another. If Lessee desires the other Parties to enter into a Severance Lease, Lessee shall send notice to Sprint informing such Parties of its desire to enter into a Severed Lease, specifying the applicable Sites and including with such notice an executable Severed Lease and amendment hereto, along with amended memoranda of leases or Site Designation Supplements with respect to the applicable Sites. Sprint shall upon receipt of same, review and reasonably cooperate with Lessee to effect the execution and delivery of any Severed Lease. Under each Severance Lease and this Lease, following execution of a Severance Lease the Global Parent Maximum Obligation hereunder and thereunder shall be reduced to an amount equal to the Ratable Global Parent Maximum Obligation hereunder and thereunder, and, if requested by Lessor, Global Parent will confirm such Ratable Global Parent Maximum Obligation in writing. "Ratable Global Parent Maximum Obligation" shall mean an amount equal to the product of
(x) the Global Parent Maximum Obligation and (y) a fraction the numerator of which is the aggregate sum of the Rent and the Pre-Lease Rent for the Sites remaining under this Lease or a Severance Lease, as applicable and the denominator of which is the aggregate sum of the Rent and the Pre-Lease Rent hereunder on the date hereof. Notwithstanding the foregoing, the Parties acknowledge and agree that for all tax purposes, including Section 467 of the Code, a Severance Lease shall be treated as a continuation of this Agreement with respect to the Severed Sites, no Severance Lease will contain any substantial modifications to this Agreement, and with respect to each Site, any Severance Lease and this Agreement will be treated as one lease agreement.

     (e) Severance of Indemnification Obligations. With respect to all indemnification obligations of Lessee hereunder (or of a GSI Financing Subsidiary under a Severed Lease), Lessee, at its election, may elect to have Global Parent provide such indemnities in lieu of Lessee (or the applicable GSI Financing Subsidiary), and in connection therewith execute an indemnity reasonably acceptable to Lessor and Sprint, and upon execution of same, Lessor will acknowledge that Lessee is relieved of all indemnification obligations hereunder.

     (f) Cooperation with Financing. Sprint and Lessor acknowledge that in connection with the financings of its interests in the Sites, from time to time, Lessee may require legal opinions (or updates thereof or reliance letters or similar items with respect thereto) from its counsel, at Lessee's expense, with respect to certain bankruptcy-related matters and in connection therewith Sprint and Lessor will cooperate in taking such actions as may be reasonably required to give such opinions as Lessee may reasonably request and to provide customary undertakings, representations and certificates (including without limitation, as corporate structure charts, certifications that the requirements of the LLC Agreement will be, and have at all times been, complied with), such cooperation and provision at Lessee's expense.

     SECTION 42. Global Parent Guaranty.

     (a) Global Parent unconditionally guarantees to the Sprint Indemnitees the full and timely payment and performance and observance of all of the terms, provisions, covenants and


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

obligations of Lessee under this Agreement (the "Lessee Obligations"). Global Parent agrees that if Lessee defaults at any time during the Term of this Agreement in the performance of any of the Lessee Obligations, Global Parent shall faithfully perform and fulfill all Lessee Obligations that involve payment of a fixed sum and shall pay to the applicable beneficiary all attorneys' fees, court costs, and other expenses, costs and disbursements incurred by the applicable beneficiary on account of any default by Lessee and on account of the enforcement of this guaranty. Notwithstanding anything to the contrary contained herein (but subject to the provisions of Section 41(d)), the maximum aggregate amount payable hereunder by Global Parent shall be Two Hundred Million Dollars ($200,000,000) (the "Global Parent Maximum Obligation") and following aggregate payment by Global Parent to the Sprint Indemnitees of such amount, Global Parent shall have no further obligations hereunder.

     (b) The foregoing guaranty obligation of Global Parent shall be enforceable by any Sprint Indemnitee in an action against Global Parent without the necessity of any suit, action, or proceedings by the applicable beneficiary of any kind or nature whatsoever against Lessee, without the necessity of any notice to Global Parent of Lessee's default or breach under this Agreement, and without the necessity of any other notice or demand to Global Parent to which Global Parent might otherwise be entitled, all of which notices Global Parent hereby expressly waives. Global Parent hereby agrees that the validity of this guaranty and the obligations of Global Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by any Sprint Indemnitee against Lessee any of the rights or remedies reserved to such Sprint Indemnitee pursuant to the provisions of this Agreement or any other remedy or right which such Sprint Indemnitee may have at law or in equity or otherwise.

     (c) Global Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of Global Parent hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Agreement or any modification or waiver of or change in any of the covenants and terms of this Agreement by agreement of a Sprint Indemnitee and Lessee, or by any unilateral action of either a Sprint Indemnitee or Lessee, or by an extension of time that may be granted by a Sprint Indemnitee to Lessee or any indulgence of any kind granted to Lessee, or any dealings or transactions occurring between a Sprint Indemnitee and Lessee, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangements, assignment for the benefit of creditors, receivership, or trusteeship affecting Lessee. Global Parent does hereby expressly waive any suretyship defense it may have by virtue of any statute, Law, or ordinance of any state or other Governmental Authority.

     (d) All of the Sprint Indemnitees' rights and remedies under this guaranty are intended to be distinct, separate and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other. Global Parent hereby waives presentment demand for performance, notice of nonperformance, protest notice of protest, notice of dishonor, and notice of acceptance. Global Parent further waives any right to require that an action be brought against Global or any other Person or to require that resort be had by a beneficiary to any security held by such beneficiary.

     SECTION 43. General Provisions.


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


     (a) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

     (b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

     (c) Entire Agreement; Successors and Assigns. This Agreement (including the Exhibits), constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements, both written and oral, between the Parties with respect to the subject matter of this Agreement. This Agreement will be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

     (d) Fees and Expenses. Except as otherwise specifically set forth in this Agreement, whether the transactions contemplated by this Agreement are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such costs and expenses.

     (e) Notices. All notices, requests, demands, waivers and other communications required or permitted under this Agreement will be in writing and will be deemed to have been delivered (i) five (5) Business Days after being mailed by first-class mail, postage prepaid, (ii) the next Business Day when sent overnight by a recognized courier service, (iii) upon confirmation when sent by telecopy, confirmed by mailing written confirmation at substantially the same time as such telecopy, or (iv) upon delivery when personally delivered to the receiving Party (which if other than an individual will be an officer or other responsible party of the receiving Party). All such notices and communications will be mailed, sent or delivered as set forth below or to such other person(s), telex or facsimile number(s) or address(es) as the Party to receive any such communication or notice may have designated by written notice to the other Party. A notice delivered to any of Lessor or any Person comprising Sprint shall be deemed to have been delivered to all such Persons.

                  If to Lessor or any Party comprising Sprint, to:

                  Sprint Contracts and Performance
                  Mailstop KSOPHT0101 - Z2650
                  6391 Sprint Parkway
                  Overland Park, Kansas 66251-2650
                  Hotline: (800) 357-7641
                  Fax No. (913) 794-0824
                  Attention: Marion S. Crable, Manager

                  with a copy to:

                  Sprint Law Department
                  Mailstop KS0PHT0101-Z2020
                  6391 Sprint Parkway
                  Overland Park, Kansas 66251


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

                  Fax No. (913) 523-9823
                  Attention: Real Estate Attorney

                  and a copy of any notice given pursuant to Section 31 to:

                  King & Spalding LLP
                  191 Peachtree Street
                  Atlanta, Georgia  30303-1763
                  Fax No. (404) 572-5146
                  Attention:  Raymond E. Baltz, Jr.

                  If to Lessee or Global Parent, to:

                  c/o Global Signal Inc.
                  301 North Cattlemen Road
                  Suite 300
                  Sarasota, Florida  34232
                  Attention: General Counsel

                  and a copy of any notice given pursuant to Section 31 to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, New York  10036
                  Fax No. (212) 735-3000
                  Attention: Joseph A. Coco

     (f) Headings. The Section and Article headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and will not in any way affect the meaning or interpretation of this Agreement.

     (g) Amendment; Modifications. This Agreement may be amended, modified or supplemented only by written agreement of the Parties.

     (h) Time of the Essence. Time is of the essence in this Agreement, and whenever a date or time is set forth in this Agreement, the same has entered into and formed a part of the consideration for this Agreement.

     (i) Specific Performance. Each Party recognizes and agrees that if any other Party should refuse to perform any of its obligations under this Agreement, the remedy at Law would be inadequate and agrees that for breach of such provisions, each Party will, in addition to such other remedies as may be available to it at Law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Subject to
Section 43(l) of this Agreement, nothing contained in this Agreement will be construed as prohibiting any Party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or applicable Law for such breach or threatened


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

breach, including without limitation the recovery of damages. The arbitrator referred to in Section 43(l) will be empowered to enforce this Section 43(i).

     (j) Mutual Drafting. This Agreement is the result of the joint efforts of Lessor, Lessee and Sprint, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of the Parties and there will be no construction against any Party based on any presumption of that Party's involvement in the drafting of this Agreement.

     (k) Jurisdiction and Consent to Service. Without limiting the jurisdiction or venue of any other court, each of the Parties (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement will be brought solely in the state or federal courts of the State of New York, (ii) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement, (iii) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court, and (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process.

     (l) WAIVER OF JURY TRIAL.

          (i) EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG ANY OF THE PARTIES, WHETHER UNDER OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD PARTY CLAIM OR OTHERWISE. If for any reason the jury waiver is held to be unenforceable, the Parties agree to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local statutes, Laws or regulations, under the applicable commercial rules of the AAA. Any arbitration will be held in the New York, New York metropolitan area and be subject to the Governing Law provision of this Agreement. Discovery in the arbitration will be governed by the Local Rules applicable in the United States District Court for the Southern District of New York.

          (ii) The agreement of each Party to waive its right to a jury trial will be binding on its successors and assigns and will survive the termination of this Agreement.

          SECTION 44. No Petition; Limited Recourse Against Lessee

     Prior to the date that is one year and one day after the date on which this Agreement has terminated in accordance with its terms, and all obligations of the Lessee under or in respect to any Secured Lessee Loans have been paid in full, neither Lessor nor any Sprint Contributors will institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation, receivership or similar proceeding under the laws of the United States of America or any state thereof against the Lessee. The provisions of this Section 44 will survive any termination of this Agreement.

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



     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and sealed by their duly authorized representatives, all effective as of the day and year first written above.



                                     LESSEE:



                                     By_________________________________
                                     Name:
                                     Title:


                                     LESSOR:



                                     By_________________________________
                                     Name:
                                     Title:


                                     SPRINT:



                                     By_________________________________
                                     Name:
                                     Title:


                                     GLOBAL PARENT:

                                     GLOBAL SIGNAL INC.


                                     By_________________________________
                                     Name:
                                     Title:



                      SIGNATURE PAGE TO LEASE AND SUBLEASE











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